AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 1, 2011
                                                                                     REGISTRATION NO. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

_______________

Form S-4
Registration Statement
Under The Securities Act of 1933

_______________

Public Storage
(Exact Name of Registrant as Specified in its Charter)

Maryland	95-3551121
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

701 Western Avenue
Glendale, California 91201-2397
(818) 244-8080
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Ronald L. Havner, Jr.
President & Chief Executive Officer
Public Storage
701 Western Avenue
Glendale, California 91201-2397
(818) 244-8080
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:

Adam O. Emmerich, Esq.	Steven M. Glick, Esq.	James E. Showen, Esq.
Wachtell, Lipton, Rosen & Katz	Stephanie Heim, Esq.	Kevin L. Vold, Esq.
51 West 52nd Street	Public Storage	Hogan Lovells US LLP
New York, New York 10019	701 Western Avenue	Washington, D.C. 20004
(212) 403-1234	Glendale, California	(202) 637-5600
(818) 244-8080

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:As soon as practicable after the effective date of this Registration Statement.

If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.    ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.  (Check one):

Large accelerated filer ☒	Accelerated filer ☐

Non-accelerated filer ☐	Smaller reporting company ☐

          If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:
Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer)     ☐

Exchange Act Rule 14d-1(d) (Cross Border Third-Party Tender Offer)    ☐

CALCULATION OF REGISTRATION FEE

Title Of Each Class Of Securities To Be Registered	Proposed maximum aggregate offering price	Amount of registration fee

Common Shares of Beneficial Interest, $.10 par value per share	$99,657,480.06 (1)(2)	$11,570.23 (1)(2)

(1)
This Registration Statement relates to the proposed acquisition by the Registrant of all of the units of limited partnership interest (“Units”) in Public Storage Partners, Ltd. (2,560 Units), Public Storage Partners II, Ltd. (4,501 Units), Public Storage Properties, Ltd. (7,530 Units), Public Storage Properties IV, Ltd. (15,138 Units) and Public Storage Properties V, Ltd. (16,993 Units), each a California limited partnership (collectively, the “Partnerships”) that are not currently owned by the Registrant or affiliates. The Registrant’s acquisitions of the Units will be accomplished through mergers of newly formed, wholly owned subsidiaries of the Registrant into each of the Partnerships. As a result of the mergers, holders of Units (other than the Registrant) will be entitled to exchange their Units for either common shares of the Registrant or cash. The exact number of common shares of beneficial interest of the Registrant to be issued cannot be determined at this time.

(2)
Calculated in accordance with Rule 457(f) under the Securities Act, based on the appraised values of the Partnerships’ properties  at April 5, 2011, and the book value of the Partnerships’ other net assets as of March 31, 2011, which were, in the aggregate, $2,740.85 per Unit for Units of Public Storage Partners, Ltd., $ 4,187.08 per Unit for Units of Public Storage Partners II, Ltd., $2,373.31 per Unit for Units of Public Storage Properties, Ltd., $2,097.95 per Unit for Units of Public Storage Properties IV, Ltd. and $1,422.06 per Unit for Units of Public Storage Properties V, Ltd.

PUBLIC STORAGE PARTNERS, LTD.
PUBLIC STORAGE PARTNERS II, LTD.
PUBLIC STORAGE PROPERTIES, LTD.
PUBLIC STORAGE PROPERTIES IV, LTD.
PUBLIC STORAGE PROPERTIES V, LTD.

701 Western Avenue
Glendale, California 91201-2349

                         , 2011

Dear Limited Partner:

We enclose information on Public Storage’s purchase, by way of mergers, of all of the outstanding limited partnership units in each of the following limited partnerships: Public Storage Partners, Ltd., Public Storage Partners II, Ltd., Public Storage Properties, Ltd., Public Storage Properties IV, Ltd. and Public Storage Properties V, Ltd. (the “Partnerships’).  Public Storage, a general partner of each of the Partnerships, B. Wayne Hughes, chairman of the board of trustees of Public Storage and a general partner of Public Storage Properties, Ltd., Public Storage Properties IV, Ltd. and Public Storage Properties V, Ltd., and their related parties collectively own more than 50% of the units of each of the Partnerships, and have approved the mergers of the Partnerships with Public Storage.  Therefore, there is no need for you to vote on the mergers.

In the mergers, you will be paid the following value in Public Storage common shares unless you elect to be paid the following value in cash:

Public Storage Partners, Ltd.  $2,740.85 per unit
Public Storage Partners II, Ltd.  $4,187.08 per unit
Public Storage Properties, Ltd.  $2,373.31 per unit
Public Storage Properties IV, Ltd.  $2,097.95 per unit
Public Storage Properties V, Ltd.  $1,422.06 per unit

To receive payment for your limited partnership units, please sign and return the enclosed election form to indicate if you elect to receive cash rather than common shares of Public Storage and to confirm certain tax and other matters we are required by law to confirm.  For your convenience, we have enclosed a postage-prepaid, addressed envelope.

If you have any questions, please contact Public Storage’s exchange agent, Computershare Trust Company, at  (800) 546-5141.

Very truly yours, PUBLIC STORAGE General Partner

By: Ronald L. Havner, Jr.
President & Chief Executive Officer

i

PUBLIC STORAGE
PUBLIC STORAGE PARTNERS, LTD.
PUBLIC STORAGE PARTNERS II, LTD.
PUBLIC STORAGE PROPERTIES, LTD.
PUBLIC STORAGE PROPERTIES IV, LTD.
PUBLIC STORAGE PROPERTIES V, LTD.

INFORMATION STATEMENT, NOTICE OF ACTION WITHOUT A MEETING AND PROSPECTUS

We are furnishing this information statement, notice of action without a meeting and prospectus to limited partners of each of Public Storage Partners, Ltd. (“PSP1”), Public Storage Partners II, Ltd. (“PSP2”), Public Storage Properties, Ltd. (“PSP3”), Public Storage Properties IV, Ltd. (“PSP4”) and Public Storage Properties V, Ltd. (“PSP5”), each a California limited partnership (individually, a “Partnership” and collectively, the “Partnerships”) in connection with the acquisition by Public Storage of all of the units of limited partnership interest and general partnership interests it does not currently own. Public Storage, a general partner of each of the Partnerships, directly owns between 26.2% and 33.5% of the limited partnership units in each Partnership as described in more detail below. Public Storage is acquiring the units and general partnership interests through mergers with each of the Partnerships in which the outstanding units not currently owned by Public Storage will be converted into the right to receive the following value in Public Storage common shares or, at your election, cash:

PSP1  $2,740.85 per unit
PSP2  $4,187.08 per unit
PSP3  $2,373.31 per unit
PSP4  $2,097.95 per unit
PSP5  $1,422.06 per unit

In addition, to provide you with the benefit of the Partnerships’ earnings through the date of the mergers, you will also receive a final cash distribution in an amount, if any, by which the estimated net asset value of your Partnership units on the date of the mergers (valuing the properties based upon the Cushman appraisals) exceeds the values set forth above.

See “Risk Factors” beginning on page 24 for certain factors that you should consider, including the following:

•
Public Storage, together with B. Wayne Hughes, who is the chairman of Public Storage and also serves as a general partner of PSP3, PSP4 and PSP5, and his family, and their respective affiliates, own sufficient units of each of the Partnerships to approve the mergers without your consent, and have approved the mergers.

•
Neither Public Storage nor any of the Partnerships has (1) negotiated the mergers at arm’s length, (2) hired independent persons to negotiate the terms of the mergers for you or (3) asked any person to make an offer to buy the Partnerships’ assets.

•
Public Storage, the Hughes family, and their affiliates control each of the Partnerships and have significant conflicts of interest in connection with, and will benefit from, the mergers. In the absence of these conflicts, the terms of the mergers may have been more favorable to you.

•
The mergers will be a taxable event for public limited partners and, therefore, will generally result in taxable gain or loss to most of you regardless of whether you receive shares or cash. Public limited partners who acquired their units when the units were originally issued by the Partnerships will recognize substantial taxable gain. Limited partners that acquired their units after the original offerings may have a different tax basis than a limited partner that acquired their Partnership units in the original offerings.  As a result, the tax impact to partners that acquired their Partnership units after the original offerings may be different than those who acquired their Partnership units in the original offerings. If you receive Public Storage common shares and recognize gain in connection with the mergers, you will, as a general matter, incur a tax liability without the receipt of any cash. As a result, you may need to sell shares, or raise cash from other sources, to pay any tax obligations resulting from the mergers, and many will recognize a substantial taxable gain.

ii

•
After the mergers, if you do not elect cash you will own common shares in an ongoing fully-integrated real estate investment trust, Public Storage, instead of an interest in a specified portfolio of properties for a fixed period.

•	If you receive Public Storage common shares, your level of distributions is expected to be lower after the mergers than the amount you received as a limited partner of the Partnerships.

•	The assets of the Partnership in which you hold units might be worth more later. Public Storage will realize the benefit of any future increase in value.

•	Under California law, you will not be entitled to dissenters’ rights of appraisal in the mergers.

The Public Storage common shares are traded on the New York Stock Exchange under the symbol “PSA.” On                 , 2011, the closing price of the Public Storage common shares on the NYSE was $             per share. There is no active market for the Partnership units.

You are not being asked to vote on the mergers. The general partners and their affiliates own a majority of the limited partnership units in each of the Partnerships and have executed written consents approving the mergers and related transactions.

We are not asking you for a proxy and you are requested not to send us a proxy. If you want to receive cash in this transaction, you must make a cash election by                 , 2011, by following the instructions in the accompanying election form.

Neither the Securities and Exchange Commission nor any state’s securities regulator has approved the common shares of Public Storage to be issued under this Information Statement, Notice of Action Without a Meeting and Prospectus or determined if this Information Statement, Notice of Action Without a Meeting and Prospectus is accurate or adequate. Any representation to the contrary is a criminal offense.

                    , 2011

You should rely only on the information contained in or incorporated by reference in this information statement. We have not authorized anyone to provide you with different information. Public Storage is not making an offer to sell these securities in any state where the offer is not permitted. The information contained in or incorporated by reference in this prospectus is accurate only as of the date on the front of this information statement. Our business, financial condition, results of operations and prospects may have changed since that date.

iii

Appendix A	–	Agreement and Plan of Reorganization among Public Storage, PSOP, the Partnerships and the Merger subs
Appendix B	–	Real Estate Appraisal Reports by Cushman &Wakefield Western Inc., for the Partnerships dated May 5, 2011
Appendix C	–	Opinion of Robert A. Stanger & Co., Inc., dated June 30, 2011

QUESTIONS AND ANSWERS ABOUT THE MERGERS

The following questions and answers briefly address some commonly asked questions about the mergers. They may not include all the information that is important to you. Public Storage and the Partnerships urge you to read carefully this information statement, including the appendices and the other documents to which we have referred you. We have included cross- references in certain parts of this question and answer section to direct you to a more detailed description of each topic presented elsewhere in this information statement.

The Mergers:

Q:           Why am I receiving this information statement?

A:
We are furnishing this information statement, notice of action without a meeting and prospectus to limited partners of each of the Partnerships in connection with the acquisition by Public Storage of all of the units of limited partnership interest and general partnership interests it does not currently own.

Public Storage is acquiring the units and general partnership interests through mergers with each of the Partnerships in which the outstanding units not currently owned by Public Storage will be converted into the right to receive the following value in Public Storage common shares or, at your election, cash:

PSP1  $2,740.85 per unit
PSP2  $4,187.08 per unit
PSP3  $2,373.31 per unit
PSP4  $2,097.95 per unit
PSP5  $1,422.06 per unit

To provide partners with the benefit of the Partnerships’ earnings through the date of the mergers, you will also receive a final cash distribution in an amount, if any, by which the estimated net asset value of Partnership units on the date of the merger (valuing the properties based on the Cushman appraisals) exceeds the values set forth above. See “The Mergers – General” and “– Determination of Amounts to be Received by Limited Partners and General Partners in the Mergers.”

You should read this information statement carefully because it contains important information about the mergers for each of the Partnerships.

Q:	What was the original issue price of the Partnership units?

A:	$500 per unit. See “Summary – The Partnerships.”

Q:	Who owns Partnership units?

A:
Partnership units are owned by Public Storage, the Hughes family, PS Orangeco Partnerships, Inc. (“PSOP”) and the public limited partners (defined to exclude Public Storage, PSOP and the Hughes family). (PSOP) is an affiliate of Public Storage and the Hughes family, and certain of Public Storage’s current and former executives and their families are minority shareholders in PSOP. See “Approval of the Mergers and Amendment to Partnership Agreements – Security Ownership of Certain Beneficial Owners and Management – Partnerships and PSOP.

Q:	How was the purchase price for the Partnership units determined?

A:
The price you receive for your Partnership units is based on the appraised value of the Partnership properties as determined by a third party appraiser, Cushman & Wakefield, Western, Inc., as of April 5, 2011 and the book value of the Partnerships’ other net assets as of March 31, 2011. You may also receive a final distribution, as discussed above.

Robert A. Stanger & Co., Inc., an investment banking firm, has concluded that, subject to the assumptions, limitations and qualifications contained in the fairness opinion, as of the date of the fairness opinion, the consideration  to be received in the mergers is fair to you, from a financial point of view. See “The Mergers – Determination of Amounts to be Received by Limited Partners and General Partners in the Mergers,” -“Real Estate Portfolio Appraisals by Cushman” and “– Fairness Opinion from Stanger.”

Q:	What will happen in the mergers?

A:
In the mergers, newly formed subsidiaries of Public Storage will merge with and into the Partnerships. Following the mergers, Hughes will resign as general partner of PSP3, PSP4 and PSP5, and all the Partnerships will be dissolved. See “The Mergers – General.”

Q:	When do you expect to complete the mergers?

A:
The mergers will become effective upon the filing of certificates of merger with the California Secretary of State, which under the rules of the Securities and Exchange Commission will not take place until at least 20 business days following the date on which this information statement is mailed to limited partners. The effective date of the mergers is expected to be on or about _________, 2011.

Q:	Are the mergers of the Partnerships with Public Storage subsidiaries conditioned on each other?

A:	No. The mergers of the newly formed subsidiaries of Public Storage with PSP1, PSP2, PSP3, PSP4 and PSP5 are not conditioned on each other.

Q:	Who is Public Storage and what interest does it hold in the Partnerships?

A:
Public Storage is the largest owner and operator of self-storage facilities in the United States. At March 31, 2011, it holds direct and indirect equity interests in 2,052 self-storage facilities located in 38 states operating under the “Public Storage” name and 189 storage facilities located in seven Western European nations operating under the "Shurgard" brand. Public Storage also owns a 41% common equity interest in PS Business Parks, Inc., which owned and operated approximately 21.8 million rentable square feet of commercial space, primarily flex, multi-tenant office and industrial space, at March 31, 2011.

Public Storage is a general partner of each of the Partnerships, and as general partner owns between 20% and 25% of the economic interests in each Partnership.  Public Storage directly and indirectly (with PSOP) owns between 31.6 % and 50.4% of the limited partnership units in each Partnership. Public Storage has a 99.4% economic interest in PSOP. Public Storage also manages the Partnership properties and is paid management fees. See “The Mergers – Summary – Ownership and Relationships,” “Approval of the Mergers and Amendment to the Partnership Agreements – Security Ownership of Certain Beneficial Owners and Management – Partnerships” and “Certain Related Transactions.”

Q:	Who is the Hughes family and what interests do they hold in the Partnerships?

A:	B. Wayne Hughes is the chairman of Public Storage and, together with members of his family, owns 16.7% of the Public Storage common shares.

Hughes is a general partner of PSP3, PSP4 and PSP5 and a Hughes family affiliate owns 5% of the economic interest in these three Partnerships attributable to Hughes’ general partner interests. The Hughes family and its affiliates also own limited partnership units in all of the Partnerships ranging from 11% to 30% of the outstanding limited partnership units. In the mergers, the Hughes family will be selling all of its general and limited partnership interests in the Partnerships on the same terms as the public limited partners. The Hughes family has informed us that it expects to make cash elections in respect of all of its units. The Hughes family also holds a 0.5% economic interest in PSOP which owns limited partnership units in the Partnerships. The Hughes family will also sell its interest in PSOP to Public Storage prior to the mergers with the limited partnership units held by PSOP also valued in the same manner as for the public limited partners. See “Summary – Hughes Family” and “– Ownership and Relationships.”

Q:	What are the reasons for the mergers?

A:
The Partnerships’ reasons for the mergers are that each of the Partnerships was formed as a finite-life entity and each has been existence for more than 30 years. The mergers provide limited partners with the opportunity to elect either (1) to convert their relatively illiquid investment in the Partnerships into a liquid investment in Public Storage or (2) to receive a cash payment based on the appraised value of the Partnership properties. There has been no consideration of the Partnerships’ reasons for the mergers by any independent persons. As a result of the mergers, Public Storage will acquire a 100% interest in all of the Partnership properties, without taxable gain to Public Storage, and the Hughes family will generate liquidity from the disposition of their interests in the Partnerships based on the appraised value of their properties. See “Risk Factors – Public Storage has conflicts of interest in the mergers,” “Benefits to Insiders” and “The Mergers – Background and Reasons for the Mergers.”

Q:	Do the general partners of the Partnerships believe that the mergers are fair to the public limited partners?

A:
Yes. Public Storage, the general partner of all the Partnerships and Hughes, a general partner of PSP3, PSP4 and PSP5, believe that the mergers are fair to the public limited partners, based in significant part on (1) third party appraisals of the Partnership properties, (2) the opinions of a financial advisor in which they concur and (3) the decision of the Hughes family to sell its interests to Public Storage on the same terms as the public limited partners. See “The Mergers – Fairness Analysis.”

Q:	In considering the fairness of the mergers to the public limited partners, did the general partners consider alternatives to the mergers?

A:
Yes. The general partners considered liquidation as well as continued operation of the Partnerships as alternatives to the mergers. The general partners believe that the payment you receive in the mergers generally compares favorably with those two alternatives. The general partners did not ask any person to buy the Partnership properties. See “The Mergers – Alternatives to the Mergers.”

Q:	Do the general partners have conflicts of interest in connection with the mergers?

A:
Yes. Public Storage and Hughes have significant conflicts of interest with respect to the mergers. See “Risk Factors – Public Storage has conflicts of interest in the mergers” and “Benefits to Insiders.”

Q:	What are the potential benefits to the public limited partners of the mergers?

A:
The potential benefits of the mergers to you depend on whether you receive cash or Public Storage common shares. If you elect to receive cash, the primary potential benefit is that you will be liquidating your investment based on the appraised value of the Partnership properties. If you receive Public Storage common shares, the primary potential benefit is that you will own an interest in a much larger entity that is actively traded on The New York Stock Exchange under the symbol “PSA.” See “The Mergers – Potential Benefits of the Mergers.”

Q:	Do the mergers present risks and detriments for the public limited partners?

A:	Yes. For a discussion of certain risks and detriments of the mergers, see “Risk Factors” beginning on page 24.

Q:	How will the Public Storage common shares to be issued in the mergers be valued?

A:
For purposes of determining the share consideration to be issued in the mergers, the market value of the Public Storage common shares will be the average of the per share closing prices on the NYSE during the 20 consecutive trading days ending on the fifth trading day prior to the effective date of the mergers. Since the market price of Public Storage common shares fluctuates, the market value of Public Storage common shares that you may receive in the mergers may be less when the shares are actually issued than the average price used in the mergers, and that value could decrease. See “Risk Factors – The number of Public Storage common shares to be issued in the mergers has not been determined.”

Q:	Do the limited partners have dissenter’s rights?

A:	No. Limited partners have no dissenter’s rights under the partnership agreements or California law.

Q:	Will the rights of the public limited partners change as a result of the mergers?

A:	Yes. If you elect cash, you will have no further interest in either the Partnerships or Public Storage.

If you receive Public Storage common shares, your rights as a Public Storage shareholder will be governed by Maryland law and Public Storage’s declaration of trust and bylaws. See “The Mergers – Potential Benefits of the Mergers” and “– Comparison of Partnership Units with Public Storage Common Shares.”

Q:	What are the material U.S. federal income tax consequences of the mergers to the public limited partners?

A:
The mergers will be a taxable event for public limited partners and, therefore, will generally result in taxable gain or loss to most of you regardless of whether you receive shares or cash. Public limited partners will, as a general matter, recognize gain or loss in an amount equal to the difference between the value of what they receive in the mergers (shares or cash) and their adjusted basis in their Partnership units. The particular tax consequences of a merger for a public limited partner will depend upon a number of factors related to the partner’s tax situation, including the tax basis of the partner’s Partnership units. Because the consideration to be paid will significantly exceed the tax basis of public limited partners who acquired their units when the units were originally issued by the Partnerships between 1976 and 1979, those limited partners generally can be expected to recognize substantial taxable gain. Limited partners that acquired their units after the original offerings may have a different tax basis than limited partners that acquired their Partnership units in the original offerings.  As a result, the tax impact to partners who acquired their Partnership units after the original offerings may be different than those who acquired their Partnership units in the original offerings.

If you do not elect to receive cash and therefore receive Public Storage common shares in the mergers and recognize gain in connection with the mergers, you may incur a tax liability without the receipt of any cash. As a result, you may need to sell shares, or raise cash from other sources, to pay any tax obligations resulting from the mergers. See “Material U.S. Federal Income Tax Considerations – The Mergers.”

Procedures

Q:	Are you asking the public limited partners for proxies?

A:
No. We are not asking you for a proxy and you are requested not to send us a proxy. While the affirmative vote of a majority of the Partnership units in each of the Partnerships is required to approve the mergers and the related amendment to the partnership agreement of each Partnership, Public Storage, the Hughes family and PSOP own a majority of the units in each of the Partnerships. On June 30, 2011, they executed written consents approving the proposed mergers and the related amendments to the partnerships agreement.

Q:	Do I need to take action in connection with the mergers?

A:	You will need to return the enclosed election form to indicate whether you want to receive cash or stock in the mergers.

If you want to receive cash in the mergers, you must make a cash election. TO BE EFFECTIVE A CASH ELECTION MUST BE MADE BY ___________, 2011, IN ACCORDANCE WITH THE ACCOMPANYING ELECTION FORM. FOR INFORMATION ON OBTAINING A DUPLICATE ELECTION FORM AND CONTACT INFORMATION, SEE “THE MERGER – CASH ELECTION FORM.”

If you want to receive Public Storage common shares in the mergers, you should so indicate on the election form.  If you do not make a cash election, you will receive Public Storage common shares. As soon as practicable after the mergers, the exchange agent, Computershare Trust Company, N.A., will send to each holder of Partnership units whose units have been converted into Public Storage common shares as shown on the books of Computershare Trust Company, N.A., a statement confirming the number of Public Storage common shares registered to you.  Once you receive your statement evidencing the direct registration in book entry form of your Public Storage common shares, you may contact Computershare Trust Company, N.A. to receive your shares in certificate form if you prefer. IF YOU DO NOT RECEIVE YOUR STATEMENT OF HOLDINGS OF PUBLIC STORAGE COMMON SHARES RECEIVED IN THE MERGER BY _____________, 2011, CALL COMPUTERSHARE TRUST COMPANY, N.A. AT ___________________ FOR A COPY. YOU WILL NOT RECEIVE A CERTIFICATE FOR YOUR SHARES UNLESS AND UNTIL YOU REQUEST A CERTIFICATE FROM COMPUTERSHARE TRUST COMPANY, N.A. SEE “THE MERGER – MERGER AGREEMENT – DIRECT REGISTRATION OF PUBLIC STORAGE COMMON SHARES.”

Whether you receive common shares or you elect to receive cash in the mergers, you will need to complete and return the certificate of non-foreign status, to ensure that 10% U.S. federal income tax withholding is not required. The certificate of non-foreign status will be included in the  election form. See “Material U.S. Federal Income Tax Considerations – The Mergers – Certification of Non-Foreign Status to Avoid FIRPTA Withholding.”

Q:	Can I make a cash election as to less than all of the Partnership units I own in a particular Partnership.

A:	No.

Q:	Where can I find more information about Public Storage and the Partnerships?

A:	You can find more information about Public Storage from various sources described under “Where You Can Find More Information.”

Q:	Where can I get help to answer my questions?

A:	If you have any questions about the mergers or need additional copies of this information statement, you should contact Computershare Trust Company at (800) 546-5141.

SUMMARY

            The following is a brief summary that highlights selected information from this document. It does not contain all of the information that is important to you. We urge you to carefully read the entire document, including appendices and the other documents to which we refer in order to fully understand the mergers and related transactions. See “Where You Can Find More Information” beginning on page 159. We have included references parenthetically in this summary to direct you to a more detailed description of each topic presented in this summary.

Overview of Mergers

The mergers of wholly-owned subsidiaries of Public Storage with PSP1, PSP2, PSP3, PSP4 and PSP5 are not conditioned on each other.

Public Storage is acquiring the Partnership units Public Storage does not currently own in the mergers under the Agreement and Plan of Reorganization attached as Appendix A to this statement as follows:

•
PSOP will first be merged into Public Storage. PSOP shareholders (other than Public Storage) will receive a cash payment based on the value of the Partnerships units and Public Storage common shares owned by PSOP.

•	Wholly-owned subsidiaries of Public Storage will then be merged into the Partnerships. The date each merger occurs is referred to as the “Effective Date” for that merger.

•
Each Partnership unit (other than units owned by Public Storage) will be converted into Public Storage common shares or, at the election of a limited partner, into cash at the following values:

•           PSP1 - $2,740.85

•           PSP2 - $4,187.08

•           PSP3 - $2,373.31

•           PSP4 - $2,097.95

•           PSP5 - $1,422.06

To be effective a cash election must be made by _________, 2011, in accordance with the accompanying election form. For information on obtaining an election form and contact information, see “—Cash Election Procedure.”  The Hughes family, who at June 30, 2011 own approximately 16.7% of our common shares, has informed Public Storage that it intends to make cash elections as to all Partnership units it owns.

•
Cash distributions will be made to limited partners and general partners to cause the estimated net asset value per Partnership unit or equivalent Partnership unit (in the case of the general partners) as of the Effective Date (valuing the properties based upon the Cushman appraisals) to be substantially equivalent to the values set forth above.

•
For purposes of determining the share consideration to be issued in the mergers, the market value of the Public Storage common shares will be the average of the per share closing prices on the NYSE of the Public Storage common shares during the 20 consecutive trading days ending on the fifth trading day prior to the Effective Date. If, prior to the Effective Date, Public Storage should split or combine the Public Storage common shares, or pay a share dividend, the Public Storage common shares issued in the mergers will be appropriately adjusted to reflect such action.

•	In the mergers, Public Storage will acquire all Partnership units and general partnership interests not currently owned by it, and subsequently all of the Partnerships will be dissolved.

See “The Mergers—Determination of Amounts to be Received by Limited Partners and General Partners in the Mergers.” For a description of the terms of the mergers, see “The Mergers—The Merger Agreement.”

The Public Storage common shares are listed on the NYSE. On                 , 2011, the last full trading day prior to the date of this information statement, the reported closing price per common share of Public Storage was $            . There is no active trading market for any of the Partnership units. See “Distributions and Price Range of Public Storage Common Shares” and “Distributions and Market Prices of Partnership Units.”

Summary Risk Factors

The mergers involve certain risks and detriments that you should consider, including the following:

•
Vote by General Partners. Public Storage, the Hughes family and PSOP own sufficient units in each of the Partnerships to approve the mergers without your vote and approved the mergers on June 30, 2011.

•
No Arm’s Length Negotiation or Independent Representatives.    Public Storage and the Partnerships have not (1) negotiated the mergers at arm’s length or (2) hired independent persons to negotiate the terms of the mergers for you. If independent persons had been hired, the terms of the mergers may have been more favorable to you.

•
Potential Conflicts of Interest.    Public Storage, general partner of the Partnerships, has conflicts of interest in, and will benefit from, the mergers. Public Storage has an interest in acquiring Partnership units at the lowest possible price, while you have an interest in selling your units at the highest possible price. In the absence of these conflicts, the terms of the mergers may have been more favorable to you. The mergers will eliminate the potential conflicts of interest resulting from the public limited partners’ ownership of a minority interest in the Partnerships. The principal potential conflicts involve the competition of the Partnership properties with other self-storage facilities owned by Public Storage.

•
No Solicitation of Other Offers.    Public Storage and the Partnerships have not asked any person to make an offer to buy any of the Partnerships’ assets. The merger agreement prohibits the Partnerships from soliciting other offers. Other offers might have generated higher prices for particular assets.

•
The Mergers Are Taxable.    The mergers will be a taxable event for public limited partners and, therefore, will generally result in taxable gain or loss to most of you regardless of whether you receive shares or cash. Public limited partners will, as a general matter, recognize gain or loss in an amount equal to the difference between the value of what they receive in the mergers (shares or cash) and their adjusted basis in their Partnership units. The particular tax consequences of a merger for a public limited partner will depend upon a number of factors related to the partner’s tax situation, including the tax basis of the partner’s Partnership units. Because the consideration to be paid will significantly exceed the tax basis of public limited partners who acquired their units when the units were originally issued by the Partnerships between 1976 and 1979, those limited partners generally can be expected to recognize substantial taxable gain. Limited partners that acquired their units after the original offerings may have a different tax basis than limited partners that acquired their Partnership units in the original offerings.  As a result, the tax impact to partners that acquired their Partnership units after the original offerings may be different than those who acquired their Partnership units in the original offerings.

If you do not elect to receive cash and therefore receive Public Storage common shares, and recognize gain in connection with the mergers, you will, as a general matter, incur a tax liability without the receipt of any cash. As a result, you may need to sell shares, or raise cash from other sources, to pay any tax obligations resulting from the mergers.

Your decision whether to elect cash or to receive Public Storage common shares may be affected by the amount of tax liability you will incur as a result of these transactions. See “Material U.S. Federal Income Tax Considerations – The Mergers.”

•
Change from Finite Life to Infinite Life.    After the mergers, if you do not elect cash, you will own an investment in an ongoing integrated real estate investment trust instead of an interest in a specified portfolio of properties for a fixed period. In the absence of the mergers, the Partnerships would terminate when all of their properties were sold, but not later than dates ranging from 2035 to 2038.

Public Storage:

•	changes its portfolio of properties from time to time without approval of shareholders;

•	does not plan to sell its assets, if any, within a fixed period of time; and

•	is engaged in all aspects of the self-storage industry in the United States and Europe, including property development and management, and also has interests in commercial properties.

If you receive Public Storage common shares in the mergers, you will be able to liquidate your investment only by selling your shares. The market value of your shares may or may not reflect the full fair market value of Public Storage’s assets and will fluctuate.

•
Lower Level of Distributions After the Mergers.    If you receive Public Storage common shares, your level of distributions is expected to be lower after the mergers than the amount you received as a limited partner of the Partnerships.

•
One Appraiser.     Cushman  performed appraisals of the Partnership properties. Another appraiser may have concluded that the properties have higher valuations, which would result in a higher payment per limited partnership unit.

•
Uncertainty Regarding Market Price of Public Storage Common Shares.    The market price of Public Storage common shares may fluctuate after the date that the number of shares to be issued to you is determined, but before those shares actually are issued. In addition, the market price could decrease because of sales of shares issued in these mergers and for other reasons.

•
Merger Payments Based on Appraisal Instead of Arm’s Length Negotiation.    The amount you receive in the mergers is based on third party appraisals of the Partnership properties. However, appraisals are opinions as of the date specified and are subject to certain assumptions. The true worth or realizable value of these properties may be higher than the appraised value.

•	Potential Loss of Future Appreciation. The Partnerships’ assets may be worth more later. Public Storage will realize the benefit of any future increase in value.

•	No Dissenters’ Rights of Appraisal. Under California law, you will not be entitled to dissenters’ rights of appraisal in the mergers.

Benefits to Insiders

The mergers involve certain benefits to the general partners, including the following:

•
Sale by Hughes Family.    In the mergers, the Hughes family, like the public limited partners, will be selling its illiquid interests in the Partnerships for consideration based on the appraised values of the Partnership properties.

•
Own All Partnership Interests and all Partnership Properties.    As a result of the mergers, Public Storage will acquire all of the interests in the Partnerships and therefore will hold a 100% interest in all of the Partnership properties and other assets, without taxable gain to Public Storage. Public Storage will have a tax basis in the assets acquired from the public limited partners equal to the value of the shares and amount of cash paid to acquire the Partnership units.

•
Cost Efficiencies.  The mergers will eliminate substantially all of the Partnerships’ administrative expenses, much of which have been borne by Public Storage as owner of between 45% and 58% of the economic interests in the Partnerships.

•
Issue Capital Shares.   To the extent that public limited partners do not make cash elections, the mergers will enable Public Storage to acquire the Partnership properties in part by issuing common shares that, assuming market prices do not materially decline from current prices, will be valued at historically high trading prices.

•
Eliminate Potential Conflicts of Interest.    The mergers will eliminate the potential conflicts of interest resulting from the economic ownership interests in each of the Partnerships of (1) the Hughes family and their affiliates (ranging from 8.3% to 27.4%), (2) PSOP (ranging from 0.7% to 13.6%), and (3) the public limited partners (ranging from 28.0% to 35.3%). These percentage ownerships of economic interests for the Partnerships represent the partners’ economic rights in the Partnerships, taking into account both Partnership units held by the Hughes family, PSOP and the public limited partners and equivalent units held by the Hughes family in PSP3, PSP4 and PSP5, as well as the Hughes family’s rights to incentive distributions in PSP3, PSP4 and PSP5.

The principal potential conflicts involve the competition of the Partnership properties with other self-storage facilities owned by Public Storage.
The merger of PSOP into Public Storage will also eliminate the potential conflicts of interest due to the Public Storage executives’ and their families’ ownership of voting shares of PSOP. The aggregate value of the current and former executives (and family) economic interests in PSOP is less than 1% of the total economic interest in PSOP and collectively these individuals hold approximately 6% of the total outstanding voting shares of PSOP. See “- Ownership and Relationships.”

Potential Benefits of the Mergers to Public Limited Partners

The following are the principal potential benefits of the mergers to you:

(1)	If you elect to receive cash, you will liquidate your investment based on the appraised value of the Partnership properties.
(2)	If you receive Public Storage common shares, the principal potential benefits to you are:

•
Ownership Interest in a Large REIT.    Because the Partnerships are not authorized to issue new securities or to reinvest sale or financing proceeds, the Partnerships are less able to take advantage of new real estate investment opportunities. In contrast, Public Storage has a substantially larger, more diversified investment portfolio that reduces the risks associated with any particular assets or group of assets and increases Public Storage’s ability to access capital markets to fund new capital investments.

•
Increased Liquidity.    There is no active market for the Partnership units. By comparison, Public Storage has approximately 170 million common shares listed on the NYSE with an average daily trading volume during the first quarter of 2011 of approximately 750,144 shares. Given Public Storage’s market capitalization and trading volume, you are likely to enjoy a more active trading market and increased liquidity for the Public Storage common shares you receive.

(3)	Simplified tax reporting. The mergers will, as a general matter, simplify your tax reporting for years after 2011.

The Partnerships

PSP1.  PSP1 is a California limited partnership formed in 1976 that owns three self-storage facilities in California.  The sole general partner of PSP1 is Public Storage, which manages and operates PSP1’s properties under the “Public Storage” name.  There is no active market for the Partnership units.  See “Certain Related Transactions,” “Description of Partnership Properties—PSP1” and “Distributions and Market Prices of Partnership Units—PSP1.”

PSP2.  PSP2 is a California limited partnership formed in 1976 that owns four self-storage facilities in California.  The sole general partner of PSP2 is Public Storage, which manages and operates PSP2’s properties under the “Public Storage” name.  There is no active market for the Partnership units.  See “Certain Related Transactions,” “Description of Partnership Properties—PSP2” and “Distributions and Market Prices of Partnership Units—PSP2.”

PSP3.  PSP3 is a California limited partnership formed in 1976 that owns nine self-storage facilities in California.  The general partners of PSP3 are Public Storage and Hughes.  Public Storage manages and operates PSP3’s properties under the “Public Storage” name.  There is no active market for the Partnership units.  See “Certain Related Transactions,” “Description of Partnership Properties—PSP3” and “Distributions and Market Prices of Partnership Units—PSP3.”

PSP4.  PSP4 is a California limited partnership formed in 1977 that owns 12 self-storage facilities in California and five in Florida.  The general partners of PSP4 are Public Storage and Hughes.  Public Storage manages and operates PSP4’s properties under the “Public Storage” name.  There is no active market for the Partnership units.  See “Certain Related Transactions,” “Description of Partnership Properties—PSP4” and “Distributions and Market Prices of Partnership Units—PSP4.”

PSP5.  PSP5 is a California limited partnership formed in 1978 that owns nine self-storage facilities in California (one that includes a business park property), three in Georgia and two in Florida.  The general partners of PSP5 are Public Storage and Hughes.  Public Storage manages and operates PSP5’s properties under the “Public Storage” name.  There is no active market for the Partnership units.  See “Certain Related Transactions,” “Description of Partnership Properties—PSP5” and “Distributions and Market Prices of Partnership Units—PSP5.”

Public Storage

Public Storage is a fully integrated, self-administered and self-managed real estate investment trust, or REIT, that primarily acquires, develops, owns and operates self-storage facilities.  Its storage properties are located in 38 states and seven Western European nations.  At March 31, 2011, Public Storage had interests in 2,052 storage facilities with approximately 130 million net rentable square feet in the United States and in 189 storage facilities with approximately 10 million net rentable square feet in Europe.  Public Storage also owns a 41% common equity interest in PS Business Parks, Inc. (NYSE:PSB), which owned and operated approximately 21.8 million rentable square feet of commercial space, primarily flex, multitenant office and industrial space, at March 31, 2011.

Public Storage was incorporated in California in 1980 and reorganized as a Maryland REIT in June 2007.

Public Storage elected to be taxed as a REIT under the Internal Revenue Code of 1986, as amended (the “IRC”) beginning with its 1981 taxable year.  So long as it continues to qualify as a REIT, it will not be taxed, with certain limited exceptions, on the net income that it distributes currently to its shareholders.

The Hughes Family

B. Wayne Hughes is the chairman of Public Storage and the Hughes family collectively owns approximately 16.7% of the Public Storage common shares.  In accordance with the current retirement policy contained in the Public Storage Corporate Governance Guidelines, Hughes is expected to retire from the Board by the 2012 Annual Meeting. As used in this information statement, the term “Hughes family” includes members of Hughes’ family (B. Wayne Hughes, B. Wayne Hughes, Jr. (and his children), Tamara Hughes Gustavson (and her children and spouse)) and entities that are wholly owned or controlled by them (BWH Marina Corporation II and H-G Family Corp.).  The Hughes family owns shares of PSOP, limited partnership interests in all of the Partnerships and general partnership interests in PSP3, PSP4 and PSP5.  The Hughes family’s economic ownership interests in the Partnerships range from an 8% interest to a 27% interest. In the mergers, Public Storage will be acquiring all of the Hughes family’s interests in the Partnerships and Hughes will resign as general partner of PSP3, PSP4 and PSP5.  See “—PSOP,” “—Relationships” and “Approval of the Mergers and Amendment to Partnership Agreements—Security Ownership of Certain Beneficial Owners and Management –The Partnerships.”

PSOP

PSOP is a private REIT.  Substantially all of the economic interests (99.4%) in PSOP are owned by Public Storage, although the voting interests are held by Public Storage (46%), the Hughes family (48%) and approximately 100 current and former Public Storage executives and their family members (6%).  PSOP owns Partnership units in each of the Partnerships.  PSOP’s economic ownership interests in the Partnerships range from a less than 1% interest to a 14% interest.  PSOP’s only other significant asset is 132,775 Public Storage common shares.  Immediately preceding the mergers of the Partnerships with subsidiaries of Public Storage, PSOP will merge into Public Storage.  See “The Mergers—General” and “—Determinations of Amounts to be Received by Limited Partners and General Partners in the Mergers.”

Addresses and Phone Numbers

The principal executive offices of the Partnerships, Public Storage and PSOP are located at 701 Western Avenue, Glendale, California 91201-2349. The telephone number is (818) 244-8080.

The principal executive offices of the Hughes family are located at 22917 Pacific Coast Highway, #300A, Malibu, California  90265.  The telephone number is (310) 317-1443.

Reasons for the Mergers

Public Storage, which was organized in 1980, has from time to time taken actions to increase its asset and capital base and increase diversification, such as by increasing its interest in affiliated entities, like the Partnerships.  In 1995, Public Storage acquired its predecessor’s interests in the Partnerships.  Public Storage’s reasons for the mergers include its desire to expand its holdings to 100% of all of the Partnerships’ assets and to eliminate substantially all of the Partnerships’ administrative expenses, which have largely been borne by Public Storage due to the size of its interests in each.

The Hughes family desires to complete the mergers to enable the family to sell its illiquid interests in the Partnerships based on the appraised value of the Partnership properties.

The Partnerships’ reasons for the mergers are that each of the Partnerships was formed as a finite-life entity and each has been in existence for more than 30 years.  The mergers provide limited partners with the opportunity to elect either (1) to convert their relatively illiquid investment in the Partnerships into a liquid investment in Public Storage, which like the Partnerships primarily owns self-storage facilities, or (2) to receive a cash payment based on the appraised value of the Partnership properties. There has been no consideration of the Partnerships’ reasons for the mergers by Stanger, Cushman, or any other independent persons.

Detriments of the Mergers

For a summary of certain risks and detriments of the mergers, refer to “—Summary Risk Factors” beginning on page 7.

Determination of Amounts to Be Received by Limited Partners and General Partners in the Mergers

In connection with the mergers, as reflected in the tables under “The Mergers—Determination of Amounts to Be Received by Limited Partners and General Partners in the Mergers,” each Partnership unit (other than units owned by Public Storage) will be converted into Public Storage common shares or, at the election of a limited partner, into cash at the following amounts (based on the estimated net asset value per Partnership unit):

PSP1  $2,740.85 per unit
PSP2  $4,187.08 per unit
PSP3  $2,373.31 per unit
PSP4  $2,097.95 per unit
PSP5  $1,422.06 per unit

For ease of reading only, these amounts are sometimes rounded (up or down to the nearest dollar) in this information statement.

As noted in note (7) to the tables under “The Mergers—Determination of Amounts to Be Received by Limited Partners and General Partners in the Mergers,” limited and general partners will also receive a final cash distribution in an amount, if any, by which the estimated net asset value of Partnership units or equivalent Partnership units (in the case of the general partners) on the Effective Date (valuing the properties based on the Cushman appraisals) exceeds the values set forth above.

U.S. Federal Income Tax Matters

The mergers will be a taxable event and, therefore, result in taxable gain or loss to most of you regardless of whether you receive shares or cash.  Public limited partners will, as a general matter, recognize gain or loss in an amount equal to the difference between the value of what they receive in the mergers (shares or cash) and their adjusted basis in their Partnership units.  The particular tax consequences of a merger for a public limited partner will depend upon a number of factors related to the partner’s tax situation, including the tax basis of the partner’s Partnership units.  Because the consideration to be paid will significantly exceed the tax basis of public limited partners who acquired their units when the units were originally issued by the Partnerships between 1976 and 1979, those limited partners generally can be expected to recognize substantial taxable gain.  Limited partners that acquired their units after the original offerings may have a different tax basis than limited partners that acquired their Partnership units in the original offerings.  As a result, the tax impact to partners that acquired their Partnership units after the original offerings may be different than those who acquired their Partnership units in the original offerings.

 If you do not elect to receive cash and therefore receive Public Storage common shares, and recognize gain in connection with the mergers, you will, as a general matter, incur a tax liability without the receipt of any cash.  As a result, you may need to sell shares, or raise cash from other sources, to pay any tax obligations resulting from the mergers.

Your decision whether to elect cash or to receive Public Storage common shares may be affected by the amount of tax liability you will incur as a result of these transactions.  See “Material U.S. Federal Income Tax Considerations—The Mergers.”

Fairness Analysis; Opinion of Financial Advisor

The Partnerships engaged Stanger to deliver a written summary of its determination as to the fairness to you of the consideration to be received in the mergers, from a financial point of view. The full text of the consolidated opinion relating to the fairness of each merger is set forth in Appendix C to this information statement and should be read in its entirety. Subject to the assumptions, qualifications and limitations contained in the fairness opinion, the fairness opinion concludes that, as of the date of the fairness opinion, the consideration to be received in each of the mergers is fair to you, from a financial point of view.  Stanger’s opinion is based on business, economic, real estate and securities markets and other conditions as of the date of its analysis. See “The Mergers—Fairness Opinion from Stanger.”

The general partners believe that hiring Cushman to appraise the Partnership properties and Stanger to deliver the fairness opinion helped the general partners fulfill their duties to you. However, the Partnerships are paying Cushman and Stanger for their services and Public Storage may pay them for other assignments in the future. See “The Mergers—Real Estate Portfolio Appraisals by Cushman” and “—Fairness Opinion from Stanger.”

Conditions to Completion of the Mergers

Completion of the mergers is subject to satisfaction of the following conditions:

•	the Commission has declared effective the Registration Statement;

•	Public Storage has received all other authorizations necessary to issue Public Storage common shares in exchange for Partnership units and to complete the mergers;

•
holders of a majority of the Partnership units have approved each of the mergers (this condition has been satisfied by the vote of Public Storage, the Hughes family and PSOP of their units in favor of the mergers);

•	the NYSE has approved the shares of Public Storage common shares issued to the public limited partners;

•	Stanger has issued the fairness opinion to each of the Partnerships which was delivered on June 30, 2011 (this opinion has been received);

•	no legal action prohibiting or challenging the mergers is pending;

•
the average of the per share closing prices on the NYSE of Public Storage common shares during the 20 consecutive trading days ending on the fifth trading day prior to the Effective Date is not less than $95.00.  (Public Storage does not intend to postpone the mergers if this condition is not satisfied, and if this condition is not satisfied or is waived by Public Storage, Public Storage intends to promptly notify the limited partners in writing);

•	the partnership agreements are amended as described under “Amendment to Partnership Agreements”;

•	Public Storage in its sole discretion, is satisfied as to title to, and the results of any environmental audit of, the Partnership properties; and

•	Prior to the mergers, PSOP has been merged into Public Storage.

Amendment or Termination of the Merger Agreement

The merger agreement may be amended by a written agreement authorized by the board of trustees of Public Storage, the general partners and the board of directors of PSOP. Each merger may be abandoned at any time before or after limited partner approval by mutual written consent and may be abandoned by either party if, among other things, the closing of the merger has not occurred on or before March 31, 2012.

Cash Election Procedure

Each holder of record of Partnership units may make a cash election to have his or her Partnership units converted into the right to receive cash in the mergers. The Hughes family has informed Public Storage that it intends to make a cash election as to all Partnership units it owns.  All cash elections are to be made on the election form. An election form is being sent to all holders of record of Partnership units on the date of this statement. A duplicate election form may be obtained by calling the exchange agent, Computershare Trust Company, N.A., at the telephone number listed below. To be effective, an election form must be properly completed and signed in accordance with the instructions which accompany the election form and must be received by the exchange agent, no later than 5:00 p.m. New York City time on                 , 2011 (the “Election Deadline”) at one of the following addresses:

By Mail	By Overnight Courier	For Assistance
Computershare Trust Company, N.A. Attn: Corporate Actions Voluntary Offer P.O. Box 43011 Providence, RI 02940-3011	Computershare Trust Company, N.A. 250 Royall Street, Suite V Canton, MA 02021	Computershare Trust Company, N.A. Shareholder Services (781) 575-3120

Holders of record of units who hold units as nominees, trustees or in other representative capacities may submit multiple election forms, provided that such representative certifies that each such election form covers all the units held by such representative for a particular beneficial owner. An election may be revoked by the person or persons making such election by a written notice signed and dated by such person or persons and received by the exchange agent at one of the addresses listed above prior to the Election Deadline, identifying the name of the registered holder of the units subject to such election and the total number of units owned by the beneficial owner. In addition, all election forms relating to a Partnership will automatically be revoked if the exchange agent is notified in writing that the merger relating to that Partnership has been abandoned. The exchange agent may determine whether or not elections to receive cash have been properly made or revoked, and any such determination shall be conclusive and binding.

A holder of Partnership units may not make a cash election as to less than all of the units owned by such holder in a particular Partnership.

Whether you elect to receive common shares or you elect to receive cash in the mergers, you will need to complete and return a certificate of non-foreign status, to ensure that 10% U.S. federal income tax withholding is not required. The certificate of non-foreign status will be included in the election form. See “Material U.S. Federal Income Tax Considerations –The Mergers–Certification of Non-Foreign Status to Avoid FIRPTA Withholding.”

Comparison of Partnership Units with Public Storage Common Shares

The information below summarizes certain principal differences between the Partnership units and the Public Storage common shares.  The effect of the mergers if you receive Public Storage common shares is set forth in italics below each comparison. For an expanded discussion of these and other comparisons and effects, see “The Mergers—Comparison of Partnership Units with Public Storage Common Shares.”

Partnerships	Public Storage
Investment Objectives and Policies

To provide (1) quarterly cash distributions from operations and (2) long-term capital gains through appreciation in the value of the Partnership properties.	The investment objectives of Public Storage are to create long-term shareholder value.

If you receive Public Storage common shares in the mergers, you will change your investment from “finite life” to “infinite life” and realize the value of your investment only by selling your Public Storage common shares.  If Public Storage issues additional securities, including securities that would have priority over Public Storage common shares as to cash flow, distributions and liquidation proceeds, it will dilute the interest of Public Storage shareholders. Public Storage intends to issue additional securities under a currently effective registration statement.

Borrowing Policies

No outstanding borrowings.	Permitted to borrow in furtherance of its investment objectives, subject to certain limitations.

Public Storage has outstanding debt and could increase its borrowings.  Incurring debt increases the risk of loss of investment. Public Storage does not plan to finance the Partnership properties separately.

Transactions with Affiliates

Under the partnership agreements, limited partner approval is required for a variety of business transactions with affiliates, including purchases, sales, leases and loans. See “Amendment to Partnership Agreements.”
Public Storage’s bylaws have no comparable provision.

Public Storage’s bylaws contain no restrictions on transactions with affiliates, although it is expected that such transactions would only be entered into if approved by a majority of Public Storage’s disinterested trustees.  Given Public Storage’s control of all voting decisions with respect to the Partnerships, the Partnerships can enter into transactions with affiliates without the need for approval of the public limited partners.

Properties (As of March 31, 2011)

PSP1 owns three properties in California.
PSP2 owns four properties in California.
PSP3 owns nine properties in California.
PSP4 owns 17 properties in California and Florida.
PSP5 owns 14 properties in California, Florida and Georgia.

Public Storage owns equity interests (through direct ownership) as well as joint ventures and general and limited partnership interests in 2,052 properties in 38 states in the United States, and 189 properties in seven European countries operated under the “Shurgard” brand.  Public Storage also owns an interest in PSB.  See “Description of Public Storage’s Properties.”

Because Public Storage owns substantially more property interests in more states than the Partnerships, Public Storage’s results of operations are less affected by the profitability or lack of profitability of a single property than are those of the Partnerships and it would be much more difficult to liquidate Public Storage than any of the Partnerships within a reasonable period of time.

Liquidity, Marketability and Distributions

No active trading market for Partnership units. The Partnerships may not issue securities having priority over Partnership units.
Public Storage common shares are traded on the NYSE. During the three months ended March 31, 2011, the average daily trading volume of Public Storage common shares was approximately 750,144 shares. Public Storage has issued, and may in the future issue, securities that have priority over Public Storage common shares as to cash flow, distributions and liquidation proceeds.

The Partnerships are required, under the terms of their respective partnership agreements, to distribute all of their available cash on a quarterly basis.   Public Storage generally pays distributions with respect to its common shares  (so as to eliminate any federal tax liability).  (Public Storage is required to distribute at least 90% of its ordinary REIT taxable income in order to maintain its qualification as a REIT) after taking into consideration distributions to its preferred shareholders.  As a result, Public Storage has in the past distributed and may in the future distribute less than the cash otherwise available for distribution,  permitting it to retain funds for additional investment and debt reduction, but reducing the dividends the common shareholders might otherwise receive.

If you receive Public Storage common shares in the mergers, the market for your investment will be broader and more active than the market for Partnership units. Distributions on Public Storage common shares are expected to be lower than the distributions on the Partnership units. Distributions on Public Storage common shares also are subject to the priority of distributions on preferred shares.

Additional Issuances of Securities and Anti-Takeover Provisions

The partnership agreements do not provide for the issuance of additional Partnership units.	Subject to the rules of the NYSE and applicable provisions of Maryland law, Public Storage can issue authorized shares without shareholder approval.

Given the ownership level of Public Storage common shares by the Hughes family and Public Storage’s flexibility to issue shares, including senior securities with special voting rights and priority over Public Storage common shares, and control of all Partnership voting decisions by Public Storage and the Hughes family, both Public Storage and the Partnerships are able to deter attempts to obtain control in transactions not approved by management.

Ownership and Relationships

The following diagrams show the ownership of PSOP and of each of the Partnerships as of March 31, 2011 and the general relationships between the owners. The Hughes family’s ownership interests are held directly and indirectly through various entities controlled by the family. Hughes is Public Storage’s chairman of the board and he serves as general partner of three of the partnerships (PSP3, PSP4 and PSP5). Hughes will resign as general partner as part of the mergers. PSOP will first be merged into Public Storage, so that at the time of the mergers, Public Storage will own the partnership units now held by PSOP. See “The Mergers – Determination of Amounts to be Received by Limited Partners and General Partners in the Mergers.” The percentage ownership interests reflected for the Partnerships in the diagrams represent the partners’ economic rights in the Partnerships, taking into account both Partnership units held by the limited partners and equivalent units held by the general partners, as well the general partners’ rights to incentive distributions. As owners of more than 50% of the limited partnership units in each Partnership, Public Storage, the Hughes family and PSOP control all voting decisions with respect to the Partnerships.

Summary Financial Information

The financial data in this section should be read in conjunction with the financial statements included or incorporated by reference in this registration statement and in the documents to which limited partners have been referred.

Public Storage
(in thousands, except per share data)

	For the Three Months Ended March 31,		For the Year Ended December 31,
	2011	2010	2010	2009	2008 (1)	2007 (1)	2006
	(unaudited)

Revenues	$419,818	$397,447	$1,645,444	$1,623,448	$1,719,256	$1,782,998	$1,345,548
Depreciation and amortization	88,542	84,717	353,848	339,576	407,970	618,900	434,769
Interest expense	6,984	7,339	30,225	29,916	43,944	63,671	33,062
Equity earnings	13,716	9,961	38,352	53,244	20,391	12,738	11,895
Foreign currency exchange gain (loss)	31,252	(34,843)	(42,264)	9,662	(25,362)	58,444	4,262
Gain (loss) on disposition of real estate investments	198	333	(1,505)	37,540	336,020	5,212	2,177
Income from continuing operations	210,923	129,384	688,082	797,560	981,901	487,761	341,429

Balance Sheet Data:

Cash and cash equivalents	$145,105	$719,982	$456,252	$763,789	$680,701	$245,444	$535,684
Total assets	$9,435,521	$9,744,471	$9,495,333	$9,805,645	$9,936,045	$10,643,102	$11,198,473
Total debt	$461,882	$516,132	$568,417	$518,889	$643,811	$1,069,928	$1,848,542
Public Storage Shareholders’ Equity	$8,717,565	$8,676,023	$8,676,598	$8,928,407	$8,708,995	$8,763,129	$8,208,045

Per common share:
Net income – diluted from continuing operations	$0.87	$0.21	$2.30	$3.51	$4.23	$1.17	$0.30
Net income – basic from continuing operations	$0.87	$0.21	$2.31	$3.52	$4.24	$1.18	$0.30
Cash distributions	$0.80	$0.65	$3.05	$2.20	$2.80	$2.00	$2.00
Book value (at end of period)	$31.40	$31.28	$31.20	$32.83	$31.44	$30.90	$31.65

(1)
 The significant increase in Public Storage’s revenues, cost of operations, depreciation and amortization, and interest expense in 2007 is due to Public Storage’s acquisition of Shurgard Storage Centers in August 2006, with the operations of the facilities acquired being included in Public Storage’s operations for a full year in 2007 as compared to the period following the acquisition in 2006.  The decreases in Public Storage’s revenues, cost of operations, and depreciation and amortization in 2008 is due primarily to Public Storage’s disposition of an interest in Shurgard Europe on March 31, 2008.  See Note 3 to Public Storage’s December 31, 2010 consolidated financial statements for further information.

PSP 1
(in thousands, except per unit data)

	For the Three Months Ended March 31,		For the Year Ended December 31,
	2011	2010	2010	2009	2008	2007 (1)	2006
	(unaudited)

Revenues	$587	$583	$2,366	$2,392	$2,506	$2,454	$2,283
Depreciation	14	6	36	26	24	17	29
Net income	405	401	1,669	1,727	1,835	1,793	1,614

Allocation of net income:
Limited partners' share	259	242	1,080	1,033	1,216	1,039	1,052
General partners' share	146	159	589	694	619	754	562

Limited Partners' Per Unit Data (2):
Net income	$55.96	$52.29	$233.36	$223.21	$262.75	$224.50	$227.31
Cash distributions	$55.10	$63.96	$219.97	$281.98	$222.99	$315.04	$208.08

Balance Sheet Data:

Cash and cash equivalents	$127	$133	$99	$84	$344	$564	$732
Total assets	$1,114	$961	$1,019	$919	$1,206	$1,393	$1,536

Public Storage – Pro Forma per Partnership Unit

Per Equivalent Partnership Unit (3)
Net income –diluted from continuing operations	$20.73		$55.05
Net income –basic from continuing operations	$20.73		$55.29
Dividends	$19.07		$72.68
Book Value	$748.26

(1)	Cash distributions were increased in the year ended December 31, 2007 to reduce the excess cash reserves.
(2)	Limited partners’ per unit data is based on the weighted average number of Partnership units outstanding during the period (4,628 units for all periods).
(3)
Presents pro forma amounts of Public Storage per equivalent Partnership unit.  Net income, cash distributions and book value are calculated by multiplying Public Storage’s historical results (before impact of the merger, which is not expected to have a material impact on Public Storage’s per share amounts) by an assumed exchange ratio of approximately 23.83 (PSP1’s merger value of $2,741 divided by an assumed issue price of Public Storage common shares of $115).

Due to the immateriality of the transaction to Public Storage (depending upon the level of cash elections, the aggregate number of shares of Public Storage common shares being issued in the transactions for the Partnerships range from 0.0% to 0.5% of Public Storage’s outstanding shares), the pro forma results are not materially different in either scenario (i.e., assuming either maximum cash elections or issuance of 100% of the consideration in Public Storage common shares).  Accordingly, only one set of pro forma results has been presented.

PSP 2
(in thousands, except per unit data)

	For the Three Months Ended March 31,		For the Year Ended December 31,
	2011	2010	2010	2009	2008	2007	2006
	(unaudited)

Revenues	$1,114	$1,117	$4,744	$4,744	$4,746	$4,476	$4,318
Depreciation	25	21	91	73	67	63	61
Net income	952	960	4,164	4,185	4,163	3,898	3,965

Allocation of net income:
Limited partners' share	803	682	3,047	3,074	3,066	2,858	2,866
General partners' share	149	278	1,117	1,111	1,097	1,040	1,099

Limited Partners' Per Unit Data (1):
Net income	$81.19	$68.96	$308.09	$310.82	$310.01	$288.98	$289.79
Cash distributions	$41.96	$80.99	$324.97	$323.05	$319.01	$302.33	$320.02

Balance Sheet Data:

Cash and cash equivalents	$433	$397	$143	$249	$465	$552	$704
Total assets	$1,977	$1,928	$1,662	$1,775	$1,913	$2,000	$2,118

Public Storage – Pro Forma per Partnership Unit

Per Equivalent Partnership Unit (2)
Net income –diluted from continuing operations	$31.68		$84.11
Net income –basic from continuing operations	$31.68		$84.47
Dividends	$29.13		$111.05
Book Value	$1,143.27

(1)	Limited partners’ per unit data is based on the weighted average number of Partnership units outstanding during the period (9,890 units for all periods).
(2)
Presents pro forma amounts of Public Storage per equivalent Partnership unit.  Net income, cash distributions and book value are calculated by multiplying Public Storage’s historical results (before impact of the merger, which is not expected to have a material impact on Public Storage’s per share amounts) by an assumed exchange ratio of approximately 36.41 (PSP2’s merger value of $4,187 divided by an assumed issue price of Public Storage common shares of $115).

Due to the immateriality of the transaction to Public Storage (depending upon the level of cash elections, the aggregate number of shares of Public Storage common shares being issued in the transactions for the Partnerships range from 0.0% to 0.5% of Public Storage’s outstanding shares), the pro forma results are not materially different in either scenario (i.e., assuming either maximum cash elections or issuance of 100% of the consideration in Public Storage common shares).  Accordingly, only one set of pro forma results has been presented.

PSP 3
(in thousands, except per unit data)

	For the Three Months Ended March 31,		For the Year Ended December 31,
	2011	2010	2010	2009	2008	2007	2006
	(unaudited)

Revenues	$1,836	$1,829	$7,385	$7,505	$7,872	$7,524	$7,371
Depreciation	35	36	150	147	142	130	165
Net income	1,281	1,261	5,259	5,386	5,649	5,314	5,042

Allocation of net income:
Limited partners' share	981	768	3,707	4,059	4,266	3,701	3,751
General partners' share	300	493	1,552	1,327	1,383	1,613	1,291

Limited Partners' Per Unit Data (1):
Net income	$49.05	$38.40	$185.35	$202.95	$213.30	$185.05	$187.55
Cash distributions	$43.00	$72.00	$225.00	$191.00	$199.00	$234.00	$186.00

Balance Sheet Data:

Cash and cash equivalents	$298	$405	$273	$422	$802	$559	$1,483
Total assets	$3,683	$3,688	$3,504	$4,280	$4,089	$3,745	$4,720

Public Storage – Pro Forma per Partnership Unit

Per Equivalent Partnership Unit (2)
Net income –diluted from continuing operations	$17.95		$47.66
Net income –basic from continuing operations	$17.95		$47.86
Dividends	$16.50		$62.92
Book Value	$647.78

(1)	Limited partners’ per unit data is based on the weighted average number of Partnership units outstanding during the period (20,000 units for all periods).
(2)
Presents pro forma amounts of Public Storage per equivalent Partnership unit.  Net income, cash distributions and book value are calculated by multiplying Public Storage’s historical results (before impact of the merger, which is not expected to have a material impact on Public Storage’s per share amounts) by an assumed exchange ratio of approximately 20.63 (PSP3’s merger value of $2,373 divided by an assumed issue price of Public Storage common shares of $115).

Due to the immateriality of the transaction to Public Storage (depending upon the level of cash elections, the aggregate number of shares of Public Storage common shares being issued in the transactions for the Partnerships range from 0.0% to 0.5% of Public Storage’s outstanding shares), the pro forma results are not materially different in either scenario (i.e., assuming either maximum cash elections or issuance of 100% of the consideration in Public Storage common shares).  Accordingly, only one set of pro forma results has been presented.

PSP 4
(in thousands, except per unit data)

	For the Three Months Ended March 31,		For the Year Ended December 31,
	2011	2010	2010	2009	2008	2007 (1)	2006
	(unaudited)

Revenues	$3,171	$3,134	$12,755	$12,944	$13,306	$12,885	$12,819
Depreciation	104	108	464	433	422	421	383
Net income	2,136	2,093	8,860	9,033	9,250	8,809	8,862

Allocation of net income:
Limited partners' share	1,634	1,565	6,598	6,516	6,931	6,054	6,613
General partners' share	502	528	2,262	2,517	2,319	2,755	2,249

Limited Partners' Per Unit Data (2):
Net income	$40.85	$39.13	$164.95	$162.90	$173.28	$151.35	$165.33
Cash distributions	$36.00	$38.00	$163.00	$182.00	$167.00	$200.00	$162.00

Balance Sheet Data:

Cash and cash equivalents	$889	$735	$371	$654	$1,139	$787	$2,525
Total assets	$7,719	$7,559	$7,214	$7,569	$8,074	$7,752	$9,725

Public Storage – Pro Forma per Partnership Unit

Per Equivalent Partnership Unit (3)
Net income –diluted from continuing operations	$15.87		$42.13
Net income –basic from continuing operations	$15.87		$42.32
Dividends	$14.59		$55.63
Book Value	$572.73

(1)	Cash distributions were increased in the year ended December 31, 2007 to reduce the excess cash reserves.
(2)	Limited partners’ per unit data is based on the weighted average number of Partnership units outstanding during the period (40,000 units for all periods).
(3)
Presents pro forma amounts of Public Storage per equivalent Partnership unit.  Net income, cash distributions and book value are calculated by multiplying Public Storage’s historical results (before impact of the merger, which is not expected to have a material impact on Public Storage’s per share amounts) by an assumed exchange ratio of approximately 18.24 (PSP4’s merger value of $2,098 divided by an assumed issue price of Public Storage common shares of  $115).

Due to the immateriality of the transaction to Public Storage (depending upon the level of cash elections, the aggregate number of shares of Public Storage common shares being issued in the transactions for the Partnerships range from 0.0% to 0.5% of Public Storage’s outstanding shares), the pro forma results are not materially different in either scenario (i.e., assuming either maximum cash elections or issuance of 100% of the consideration in Public Storage common shares).  Accordingly, only one set of pro forma results has been presented.

PSP 5
(in thousands, except per unit data)

	For the Three Months Ended March 31,		For the Year Ended December 31,
	2011	2010	2010	2009	2008	2007 (1)	2006
	(unaudited)

Revenues	$2,510	$2,472	$10,017	$10,154	$10,763	$10,449	$10,309
Depreciation	121	115	485	439	366	346	324
Net income	1,526	1,504	6,299	6,486	7,120	6,813	6,849

Allocation of net income:
Limited partners' share	1,188	1,123	4,652	4,734	5,347	4,627	5,094
General partners' share	338	381	1,647	1,752	1,773	2,186	1,755

Limited Partners' Per Unit Data (2):
Net income	$27.00	$25.52	$105.73	$107.59	$121.52	$105.16	$115.77
Cash distributions	$22.00	$25.00	$108.00	$115.00	$116.00	$144.41	$115.00

Balance Sheet Data:

Cash and cash equivalents	$727	$604	$332	$592	$1,002	$718	$2,495
Total assets	$7,188	$7,007	$6,764	$7,094	$7,195	$7,002	$8,791

Public Storage – Pro Forma per Partnership Unit

Per Equivalent Partnership Unit (3)
Net income –diluted from continuing operations	$10.76		$28.57
Net income –basic from continuing operations	$10.76		$28.70
Dividends	$9.90		$37.73
Book Value	$388.42

(1)	Cash distributions were increased in the year ended December 31, 2007 to reduce the excess cash reserves.
(2)	Limited partners’ per unit data is based on the weighted average number of Partnership units outstanding during the period (44,000 units for all periods).
(3)
Presents pro forma amounts of Public Storage per equivalent Partnership unit.  Net income, cash distributions and book value are calculated by multiplying Public Storage’s historical results (before impact of the merger, which is not expected to have a material impact on Public Storage’s per share amounts) by an assumed exchange ratio of approximately 12.37(PSP5’s merger value of $1,422 divided by an assumed issue price of Public Storage common shares of $115).

Due to the immateriality of the transaction to Public Storage (depending upon the level of cash elections, the aggregate number of shares of Public Storage common shares being issued in the transactions for the Partnerships range from 0.0% to 0.5% of Public Storage’s outstanding shares), the pro forma results are not materially different in either scenario (i.e., assuming either maximum cash elections or issuance of 100% of the consideration in Public Storage common shares).  Accordingly, only one set of pro forma results has been presented.

RISK FACTORS

Material risks of the mergers are identified in the risk factors included in this information statement and those incorporated by reference.  In addition to the other information contained in or incorporated by reference into this information statement, including the matters addressed under the caption “Special Note Regarding Forward-Looking Statements,” you should consider the following risk factors.  The material risks relating to Public Storage’s ongoing business are incorporated by reference from the annual report of Public Storage on Form 10-K for the fiscal year ended December 31, 2010 and the quarterly report of Public Storage on Form 10-Q for the quarter ended March 31, 2011.

The mergers have been approved without your vote.

Public Storage, the Hughes family and PSOP collectively own between 52% and 62% of the units in each of the Partnerships.  Accordingly, they own sufficient units to approve the mergers without your vote and have voted their units in favor of the mergers on June 30, 2011.  If the conditions to the mergers are satisfied or waived, the mergers will be completed even if opposed by all of the public limited partners.

Public Storage and the Partnerships have not hired anyone to represent you.

Public Storage and the Partnerships have not (1) negotiated the mergers at arm’s length or (2) hired independent persons to negotiate the terms of the mergers for you. If independent persons had been hired, the terms of the mergers may have been more favorable to the public limited partners.

The merger agreements prohibit the Partnerships from soliciting alternative offers.

Public Storage and the Partnerships have not asked any person to buy the Partnerships’ assets. The merger agreement prohibits the Partnerships from soliciting other offers. Other offers might have resulted in higher payments to the public limited partners.

The mergers are taxable.

The mergers will be a taxable event and, therefore, will generally result in taxable gain or loss to most of you regardless of whether you receive shares or cash.  Public limited partners will, as a general matter, recognize gain or loss in an amount equal to the difference between the value of what they receive in the mergers (shares or cash) and their adjusted basis in their Partnership units.  The particular tax consequences of a merger for a public limited partner will depend upon a number of factors related to the partner’s tax situation, including the tax basis of the partner’s Partnership units.  Because the consideration to be paid will significantly exceed the tax basis of public limited partners who acquired their units when the units were originally issued by the Partnerships between 1976 and 1979, those limited partners generally can be expected to recognize substantial taxable gain.  Limited partners that acquired their units after the original offerings may have a different tax basis than limited partners that acquired their Partnership units in the original offerings.  As a result, the tax impact to partners that acquired their Partnership units after the original offerings may be different than those who acquired their Partnership units in the original offerings. If you do not elect to receive cash and therefore receive Public Storage common shares, and recognize gain in connection with the mergers, you will, as a general matter, incur a tax liability without the receipt of any cash.  As a result, you may need to sell shares, or raise cash from other sources, to pay any tax obligations resulting from the mergers.  See “Material U.S. Federal Income Tax Considerations – The Mergers.”

If you receive shares, the mergers will change your investment from finite life to infinite life.  You will only be able to liquidate your investment by selling your shares.

The Partnerships are limited partnerships organized to hold interests in properties for a fixed period. In the absence of the mergers, each of the Partnerships would terminate when all of its properties were sold, but not later than dates ranging between 2035 and 2038, depending on the Partnership.  In contrast, Public Storage, which is engaged in all aspects of the self-storage industry in the United States and Europe, including property development and management, and also has interests in commercial properties, intends to operate for an indefinite period. Therefore, if you receive Public Storage common shares in the mergers, you will be able to liquidate your investment only by selling your shares on the NYSE or in private transactions. The market value of Public Storage common shares may or may not reflect the full fair market value of Public Storage’s net assets and will fluctuate.

Public Storage has conflicts of interest in the mergers.

Relationships among the parties create conflicts of interest.    Because of the relationships among Public Storage, the Partnerships and Hughes, there are significant conflicts of interest in connection with the mergers.  Public Storage is a general partner of all of the Partnerships (and Hughes is a general partner of PSP3, PSP4 and PSP5), and Public Storage, the Hughes family and PSOP, collectively own between 52% and 62% of the units in each of the Partnerships.  In the absence of these conflicts, the terms of the mergers may have been more favorable to you. See “Summary—Relationships.”

Insiders have structured the mergers.    Hughes and Public Storage initiated, and Public Storage has structured, the mergers. Although the Hughes family is transferring its interests in the Partnerships to Public Storage on the same terms as the public limited partners, Public Storage and the Partnerships did not negotiate the mergers at arm’s length. Public Storage has an interest in acquiring the Partnership units at the lowest possible price, while you have an interest in selling your units at the highest possible price. Public Storage and the Partnerships did not hire independent persons to negotiate the terms of the mergers for you. If independent persons had been hired, the terms of the mergers might have been more favorable to you.

The mergers include benefits to insiders.    The mergers involve certain benefits to the general partners, including the benefits described under “Benefits to Insiders.”

The merger payments are based on appraisals, instead of arm’s length negotiation.

The payment you receive in the mergers is based on a third party appraised value of the Partnership properties. However, appraisals are opinions as of the date specified and are subject to certain assumptions and may not represent the true worth or realizable value of these properties. There can be no assurance that if these properties were sold, they would be sold at the appraised values; the sales prices might be higher.

The Partnerships did not engage Stanger or any other third party other than Cushman to perform independent appraisals of the Partnerships’ properties or units.  Another appraiser may have concluded higher valuations.

In rendering the fairness opinion, Stanger was not engaged to and did not conduct independent appraisals of the Partnerships’ portfolio of properties or the value of the Partnership units. In conducting the reviews in connection with the fairness opinion, Stanger has relied on the accuracy and completeness of the portfolio appraisals performed by Cushman and the analyses provided by Public Storage. By not engaging Stanger or any other third party to perform independent appraisals of the Partnerships’ properties or the value of the Partnership units, limited partners do not have the potential benefit of any independent appraisals in addition to the Cushman appraisals. Had additional appraisals been obtained, such appraisals may have concluded a higher appraisal valuation than Cushman.

The number of Public Storage common shares to be issued in the mergers has not been determined.

If you receive Public Storage common shares in the mergers, the number of shares will be based on the average market price of Public Storage common shares for the 20 consecutive trading days ending on the fifth trading day prior to the Effective Date. Since the market price of Public Storage common shares fluctuates, the market value of Public Storage common shares that you may receive in the mergers may decrease after the date that the number of shares is determined, but before those shares actually are issued. In addition, because of possible increased selling activity following issuance of shares in the mergers and other factors, such as changes in interest rates and market conditions, the market value of Public Storage common shares that you may receive in the mergers may decrease following the mergers.

 Your level of distributions is expected to be lower after the mergers if you receive shares.

If you receive shares in the mergers, your level of distributions is expected to be lower after the mergers than the amount you received as a limited partner of the Partnerships.  Based on an assumed closing price of $115 per Public Storage common share and the current regular quarterly distribution rate for Public Storage ($.95 per share) and the distributions received in the last four quarters ended March 31, 2011 PSP1 ($211 per share), PSP2 ($286 per share), PSP3 ($196 per share), PSP4 ($161 per share), PSP5 ($105 per share), (a) limited partners in PSP1 will receive approximately $120 (57%) less in regular quarterly distributions per unit in PSP1 after the mergers from Public Storage than before the mergers from PSP1, (b) limited partners in PSP2 will receive approximately $148 (52%) less in regular quarterly distributions per unit in PSP2 after the mergers from Public Storage than before the mergers from PSP2, (c) limited partners in PSP3 will receive approximately $118 (60%) less in quarterly distributions per unit in PSP3 after the mergers from Public Storage than before the mergers from PSP3, (d) limited partners in PSP4 will receive approximately $92 (57%) less in regular quarterly distributions per unit in PSP4 after the mergers from Public Storage than before the mergers from PSP4 and (e) limited partners in PSP5 will receive approximately $58 (55%) less in quarterly distributions per unit in PSP5 after the mergers from Public Storage than before the mergers from PSP5.

In evaluating this estimate, limited partners should bear in mind that this comparison does not reflect the tax that a limited partner will have to pay in connection with the mergers. The mergers will be a taxable event for the public limited partners resulting in the recognition of gain to most taxable limited partners who receive either cash or Public Storage common shares.    In evaluating this estimate, limited partners should also bear in mind that a number of factors affect the level of distributions. These factors include the distributable income generated by operations, the principal and interest payments on debt, if any, capital expenditure levels (in excess of normal expenditures for ongoing maintenance and repairs) and the corporate policy with respect to cash distributions. A comparison of the current distribution levels of Public Storage with those of the Partnerships does not show how the mergers might affect a limited partner’s distribution level over a number of years.

You will not directly benefit from any future increase in value of the Partnership properties.

The Partnership properties may increase in value and might be able to be sold for higher prices at a later date.  Public Storage will realize the benefit of any future increases in value.

You have no dissenters’ rights of appraisal.

Under California law you will not be entitled to dissenters’ rights of appraisal in connection with the mergers.  Accordingly, if the mergers are completed, you will not be entitled to ask for an alternative valuation of your Partnership units.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This information statement includes or incorporates by reference forward-looking statements within the meaning of the federal securities laws. All statements in this document, other than statements of historical fact, are forward-looking statements which may be identified by the use of the words "expects," "believes," "anticipates," "plans," "would," "should," "may," "estimates" and similar expressions.  These forward-looking statements involve known and unknown risks and uncertainties, which may cause Public Storage's actual results and performance to be materially different from those expressed or implied in the forward-looking statements.  As a result, you should not rely on any forward-looking statements in this information statement, or which management may make orally or in writing from time to time, as predictions of future events nor guarantees of future performance. We caution you not to place undue reliance on forward-looking statements, which speak only as of the date of this report or as of the dates indicated in the statements.  All of our forward-looking statements, including those in this report, are qualified in their entirety by this statement.

Factors and risks that may impact Public Storage’s future results and performance include, but are not limited to, those described in Item 1A, "Risk Factors" in Public Storage’s Annual Report on Form 10-K for the year ended December 31, 2010 and Quarterly Report on Form 10-Q for the quarter ended March 31, 2011 and in future filings with the Securities and Exchange Commission (“SEC”) and include the following:

•
general risks associated with the ownership and operation of real estate including changes in demand, potential liability for environmental contamination, adverse changes in tax, including property tax, real estate and zoning laws and regulations, and the impact of natural disasters;

•
risks associated with downturns in the national and local economies in the markets in which Public Storage operates, including risks related to current economic conditions and the economic health of its tenants;

•	the impact of competition from new and existing self-storage and commercial facilities and other storage alternatives;

•	difficulties in Public Storage’s ability to successfully evaluate, finance, integrate into its existing operations and manage acquired and developed properties;

•	risks associated with international operations including, but not limited to, unfavorable foreign currency rate fluctuations, that could adversely affect its earnings and cash flows;

•	risks related to its participation in joint ventures;

•
the impact of the regulatory environment as well as national, state, and local laws and regulations including, without limitation, those governing environmental, tax and tenant insurance matters and REITs, and risks related to the impact of new laws and regulations;

•	risks associated with a possible failure by Public Storage to qualify as a REIT under the IRC;

•	disruptions or shutdowns of our automated processes and systems or breaches of Public Storage’s data security;

•	difficulties in raising capital at a reasonable cost; and

•	economic uncertainty due to the impact of war or terrorism.

Public Storage expressly disclaims any obligation to update publicly or otherwise revise any forward-looking statements, whether as a result of new information, new estimates, or other factors, events or circumstances after the date of this document, except where required by law. In light of these risks, uncertainties and assumptions, the forward-looking events discussed in this information statement or the incorporated documents might not occur and actual results could be substantially different than expected. Accordingly, you should use caution in relying on past forward-looking statements to anticipate future results.

BENEFITS TO INSIDERS

The mergers involve certain benefits to the general partners, including the following:

•
Sale by Hughes Family.    In the mergers, the Hughes family, like the public limited partners, will be selling its illiquid interests in the Partnerships for consideration based on the appraised values of the Partnership properties.

•
Own All Partnership Units.    As a result of the mergers, Public Storage will acquire all of the interests in the Partnerships and therefore will hold a 100% interest in all of the Partnership properties and other assets, without taxable gain to Public Storage.  Public Storage will have a tax basis in the assets acquired from the limited partners equal to the value of the shares and amount of cash paid to acquire the Partnership units.

•
Cost Efficiencies.    The mergers will substantially eliminate the Partnerships’ administrative expenses, much of which have been borne by Public Storage as owner of between 44% and 58% of the economic interests in the Partnerships.

•
Issue Capital Shares. To the extent that limited partners do not make cash elections, the mergers will enable Public Storage to acquire the Partnership properties in part by issuing common shares that, assuming market prices do not materially decline from current prices, will be valued at historically high trading prices.

•
Eliminate Potential Conflicts of Interest.    The mergers will eliminate the potential conflicts of interest resulting from the economic ownership interests in each of the Partnerships of (1) the Hughes family (ranging from 8.3% to 27.4%), (2) PSOP (ranging from 0.7% to 13.6%), and (3) the public limited partners (ranging from 28.0% to 35.3%).  These percentage ownerships of economic interests for the Partnerships represent the partner’ economic rights in the partnerships, taking into account both Partnership units held by the Hughes family, PSOP and the public limited partners and equivalent units held by the Hughes family in PSP3, PSP4 and PSP5, as well as the Hughes family’s rights to incentive distributions in PSP3, PSP4 and PSP5. The principal potential conflicts involve the competition of the Partnership properties with other self-storage facilities owned by Public Storage and also include the potential conflicts arising from the relationships described under “Certain Related Transactions”.

       The merger of PSOP into Public Storage will also eliminate the potential conflicts of interest due to the  Public Storage executives’ and families’ ownership of voting shares of PSOP.  The aggregate value of the current and former executives (and family) economic interests in PSOP is less than 0.1% of  the total economic interest and collectively these individuals hold 940 voting shares of PSOP or about  6% of the total number of voting shares. See “- Ownership and Relationships.”

THE MERGERS

General
The mergers of Public Storage with PSP1, PSP2, PSP3, PSP4 and PSP5 are not conditioned on each other.

The acquisition of the Partnership units and the general partnership interests in the Partnerships not currently owned by Public Storage will be accomplished in the mergers as follows:

•
PSOP will first be merged into Public Storage. PSOP shareholders (other than Public Storage) will receive a cash payment based on the value of the Partnership units (determined in the same fashion as for the public limited partners) and Public Storage common shares owned by PSOP.

•	Wholly-owned subsidiaries of Public Storage will then be merged into the Partnerships.

•
Each Partnership unit (other than units owned by Public Storage) will be converted into Public Storage common shares or, at the election of a limited partner, into cash at the following values:

•           PSP1 - $2,740.85

•           PSP2 - $4,187.08

•           PSP3 - $2,373.31

•           PSP4 - $2,097.95

•           PSP5 - $1,422.06

To be effective a cash election must be made by _________, 2011, in accordance with the accompanying election form.  For information on obtaining an election form and contact information, see “—Cash Election Procedure.”  The Hughes family, which owns approximately 16.7% of Public Storage’s common shares, has informed Public Storage that it intends to make cash elections as to all Partnership units it owns.

•
The general partnership interests in the Partnerships owned by the Hughes family will be converted into cash on an equivalent value basis as the Partnership units.  See “—Determination of Amounts to be Received by Limited Partners and General Partners in the Mergers.”

•
To provide partners with the benefit of the Partnerships’ earnings through the date of the mergers, cash distributions will be made to limited partners and general partners to cause the estimated net asset value per Partnership unit or equivalent Partnership unit (in the case of the general partners) as of the Effective Date (valuing the properties based upon the Cushman appraisals) to be substantially equivalent to the values set forth above.

•
For purposes of the mergers, the market value of the Public Storage common shares will be the average of the per share closing prices on the NYSE of the Public Storage common shares during the 20 consecutive trading days ending on the fifth trading day prior to the Effective Date. If, prior to the Effective Date, Public Storage should split or combine the Public Storage common shares, or pay a share dividend, the Public Storage common shares issued in the mergers will be appropriately adjusted to reflect such action.

•	In the mergers, Public Storage will acquire all Partnership units and general partnership interests not currently owned by it, and subsequently all of the Partnerships will be dissolved.

It is estimated that the aggregate merger consideration (cash and Public Storage common shares) to be paid by Public Storage to acquire the Partnership units owned by the public limited partners and the limited and general partner interests owned by the Hughes family (including costs) will be approximately $157 million. See “—Determination of Amounts to be Received by Limited Partners and the General Partners in the Merger” and “—Costs of the Merger.”

Background and Reasons for the Mergers

A predecessor of Public Storage sponsored the Partnerships, which were organized between 1976 and 1979. The Partnerships raised between $2,675,000 and $22,000,000 in gross proceeds, which were used to acquire and develop properties. In the absence of the mergers, each Partnership would terminate by its terms when all of its properties were sold, but not later than 2035 for PSP1, 2036 for PSP2, 2035 for PSP3 and 2038 for PSP4 and PSP5.

As indicated in the original offering documents, PSP3, PSP4 and PSP5 anticipated selling or financing their properties from seven to 10 years after development, i.e., between 1986 and 1989 in the case of PSP3 and PSP4 and between 1987 and 1990 in the case of PSP5. The time frames for PSP1 and PSP2 were less precise. Each of the Partnerships financed its properties during the periods contemplated by the original offering documents and distributed the net financing proceeds to the partners.

Public Storage, which was organized in 1980, has from time to time taken actions to increase its asset and capital base and increase diversification, such as by increasing its interest in affiliated entities, like the Partnerships. In 1994, Public Storage embarked on a program to consolidate its ownership of all widely -held affiliated entities and, since then, has merged with 25 affiliated publicly held REITs and partnerships. In 1995, Public Storage acquired its predecessor’s interests in the Partnerships. From time to time, beginning in 1986, Public Storage (and its predecessor), the Hughes family and PSOP have acquired Partnership units in tender offers and private transactions. Since January 1, 2008,  Public Storage, the Hughes family and PSOP have not acquired any Partnership units, except that, in November 2008, Public Storage and PSOP exercised options to purchase from the Hughes family a total of 638 units at prices ranging from $200 to $459 per unit (depending on the Partnership) for an aggregate purchase price of $238,685. The option prices were the Hughes family’s original cost in these units. Public Storage’s interests in the Partnerships include:  (1) Public Storage is a general partner of each of the Partnerships, (2) Public Storage owns a significant number of units in each of the Partnerships and (3) the Partnership properties are managed by Public Storage. As a result of the mergers, Public Storage will own all Partnership interests and  Partnership administrative expenses, which have been significantly borne by Public Storage in light of its large ownership interests, will be substantially eliminated.

Although the Hughes family is selling its interests in the Partnerships to Public Storage on the same terms as the public limited partners, Public Storage, Hughes and the Partnerships did not negotiate the mergers at arm’s length and the Hughes family will benefit from the transaction as shareholders of Public Storage. The mergers have been- structured by Public Storage, which, together with the Hughes family, controls the Partnerships (and PSOP), and will benefit from the mergers. Based on independent third-party appraisals of the Partnership properties, the opinion of a financial advisor in which they concur and the decision of the Hughes family to sell its interests to Public Storage on the same terms as the public limited partners, Public Storage, the general partner of all of the Partnerships, and Hughes, the general partner of PSP3, PSP4 and PSP5, believe that the mergers are fair to the public limited partners.

In January 2011, Hughes proposed to sell (based on appraised values) to Public Storage all of his family’s limited and general partnership interests in the Partnerships either directly or as part of mergers with Public Storage that would result in the acquisition of the units held by the public limited partners. Hughes also proposed to sell (based on appraised values) to Public Storage all of his family’s interests in other Public Storage affiliated partnerships.  In early February 2011, Hughes met with Ronald L. Havner, Jr., President and Chief Executive Officer of Public Storage, to discuss, among other matters, Hughes’ proposal. Havner indicated that Public Storage might be interested in such transactions for many reasons including that it was seeking opportunities to acquire properties at fair value and to continue to consolidate its ownership interests in properties, and had available capital to use. Havner indicated that he would present Hughes’ proposal at the next regularly scheduled meeting of the Public Storage Board of Trustees.

On February 25, 2011, at its regularly scheduled meeting, among other matters, the Public Storage Board of Trustees considered whether the company should seek to acquire the remaining outside partnership interests, including the Hughes family interests, in various partnerships affiliated with Public Storage. The Board considered the benefits to the company, including the financial benefits, as well as the simplification of its corporate structure and elimination of various administrative costs and reporting requirements, and the elimination of potential conflicts. The Board also took into account that this effort would significantly advance the company’s ongoing program to acquire and consolidate outside partnership interests and conform with most of Public Storage’s property holdings, which are 100% owned by the company, and therefore facilitate any future redevelopment, capital improvements, sales or financing of these properties, although Public Storage has no present intention to sell or finance any of the Partnerships’ properties. The Board also considered the detriments to Public Storage, primarily property tax increases for many of the properties involved in the transaction, and the costs of the transactions that would be borne by Public Storage. At the conclusion of the Board’s discussion of the matter, the Board concluded that it was desirable to seek to acquire all outside ownership interests in partnerships affiliated with Public Storage and authorized management to seek to do so. The Board appointed a special committee to review the merits of Hughes’ proposal and the proposed mergers with the Partnerships, to consider for approval any acquisition of partnership units from the Hughes family and to make a recommendation to the Board of Trustees regarding the proposed mergers and the planned purchase from the Hughes family of its interests in other Public Storage affiliated partnerships.

On March 16, 2011, the special committee held a meeting by telephone, which included officers of Public Storage and in-house counsel. The special committee elected Gary E. Pruitt as Chairman of the committee and authorized management, on behalf of Public Storage and the Partnerships, to engage advisors, including Cushman to appraise the Partnerships’ properties and other properties owned by affiliates of Public Storage, Stanger to render an opinion as to the fairness of the mergers, from a financial point of view, to the public limited partners, and Wachtell Lipton Rosen & Katz, as counsel, in addition to the Company’s regular outside securities counsel, Hogan Lovells, who were separately engaged. During March, April and May of 2011, Pruitt had various conversations with inside counsel, Wachtell Lipton and management to discuss certain aspects of the transactions.

Following the March 16, 2011 meeting of the special committee, Cushman commenced its appraisals of the properties. The appraisals were completed on or about May 5, 2011. Stanger also commenced its analysis and the preparation of its fairness opinion with respect to the merger of each of the Partnerships, completing the preparation of the consolidated fairness opinion before the special committee meeting on June 3, 2011.

On June 3, 2011, the special committee held a meeting at the Public Storage headquarters in Glendale, California, which included officers of Public Storage, inside counsel and Wachtell Lipton, as well as representatives of Cushman and Stranger. The Cushman representative explained the methodologies and results of the appraisals and discussed the appraisals with the special committee. The Stanger representative then delivered the firm’s opinion to the special committee that the proposed merger of each of the Partnerships was fair, from a financial point of view, to the public limited partners of each Partnership.

The special committee then discussed the consideration based on the appraised values compared to the possible alternatives, including liquidating the partnerships and a range of going-concern values prepared by management and considered by Stanger in evaluating the fairness of the transaction. The special committee considered that the proposed merger consideration for each Partnership was above the liquidation value and in the range of the going-concern values. The special committee also considered that in the very limited secondary market for limited partnership units some sales were reported at prices above the merger consideration. However, due to the incomplete and very limited sales, the special committee agreed with the Stanger view that secondary sales were not reliable indicators of the fairness of the proposed merger consideration. At the conclusion of its review and discussion, and considering that (i) the general partners had agreed to the mergers based on appraised values; (ii) independent appraisals for all the Partnership properties had been received from Cushman; and (iii) the mergers were considered by Stanger to be fair, from a financial point of view, to the public limited partners, the special committee voted unanimously to approve the mergers and to recommend to the Public Storage Board of Trustees that the mergers be approved by the Board. The Special Committee also voted unanimously to approve the purchase from the Hughes family of its interests in other Public Storage affiliated partnerships, and to recommend to the Public Storage Board of Trustees that such purchase also be approved.

Following the June 3 meeting of the special committee, the general partners and their representatives held numerous discussion and agreed adjustments to the consideration that increased the per Partnership unit consideration to $2,741 from $2,730 for  PSP1, to $4,187 from $4,178 for PSP2, to $2,373 from $2,366 for PSP3, to $2,098 from $2,091 for PSP4 and to $1,422 from $1,417 for PSP5, but decreased by a total of $201,000 (to approximately $13.3 million) the consideration proposed to be paid to the Hughes family in connection with the purchases of its interests in other Public Storage affiliated entities. In addition, at Hughes’ request, Public Storage management requested Cushman to consider whether the Cushman appraisals for the properties would be affected by: (i) rental rate increases (implemented or planned) for certain Partnership property customers in 2011 and (ii) the fact that Public Storage was under contract to acquire two properties, one at a price reflecting a lower capitalization rate than the average capitalization rate reflected in the Cushman appraisals for the Partnership properties. At Hughes request, Public Storage management also asked Stanger to consider whether the same information affected the fairness opinion delivered by Stanger. After considering the additional information provided by Public Storage, Cushman confirmed that the information provided did not alter its appraisals of the properties. Stanger similarly confirmed that the information did not alter its view of the fairness of the transaction to the public limited partners. Public Storage then provided Stanger with the slightly increased valuations based on the new adjustments and Stanger updated its analysis.

The special committee met by telephone on June 30, 2011 to consider the updated valuations and updated fairness opinion from Stanger. Noting the changes, the special committee unanimously approved the final amounts  for the units of each of the Partnerships and the purchase from the Hughes family of its interests in other Public Storage affiliated entities.

Following the June 30 meeting of the special committee, the Public Storage Board of Trustees also met by telephone on June 30, 2011. During the Board meeting, Mr. Pruitt reported to the Board the process followed by the special committee and its consideration of the appraisals by Cushman and the fairness opinion of Stanger and the special committee’s subsequent approval of the proposed mergers and recommendation that the Board also approve the transactions. Based solely on the recommendation of the special committee, all disinterested members of the Board approved the mergers on the terms set forth in the merger agreement and authorized officers of Public Storage to, among other things, execute the merger agreement and also approved the purchase from the Hughes family of its interests in other Public Storage affiliated partnerships and authorized officers of Public Storage to, among other things, execute a purchase agreement for such interests. Hughes, B. Wayne Hughes Jr. and Tamara Hughes Gustavson abstained from voting.

On June 30, 2011, Public Storage, the Hughes family and PSOP, which, in the aggregate, held a majority of the shares of PSOP and a majority of the units in each of the Partnerships, consented to the mergers and the proposed amendment to the partnership agreements. On June 30, 2011, Public Storage, PSOP and the Partnerships, among others, signed the merger agreement and Public Storage also signed and closed the purchase agreement for the purchase from the Hughes family of its interests in other Public Storage affiliated partnerships.

The Partnerships’ reasons for the mergers, in addition to those discussed above, are that each of the Partnerships was formed as a finite-life entity and each has been in existence for more than 30 years. The mergers provide limited partners with the opportunity to elect either (1) to convert their relatively illiquid investment in the Partnerships into a liquid investment in Public Storage, which like the Partnerships, primarily owns self-storage facilities, or (2) to receive a cash payment based on the appraised value of the Partnership properties. Please refer to “Benefits to Insiders” for a discussion of the benefits of the mergers to Public Storage and to the Hughes family.

Fairness Analysis Summary

Although the Hughes family is selling its interests in the Partnerships to Public Storage on the same terms as the public limited partners, Public Storage, Hughes and the Partnerships did not negotiate the mergers at arm’s length.  The mergers have been initiated by the general partners and structured by Public Storage, which, together with the Hughes family, controls the Partnerships, and has significant conflicts of interest with, and will benefit from, the mergers. Based on independent third party appraisals of the Partnership properties, the opinion of a financial advisor to the effect that the mergers are fair to the public limited partners,  in which they concur and the decision of the Hughes family to sell its interests to Public Storage on the same terms as the public limited partners, Public Storage, the general partner of all of the Partnerships, and Hughes, the general partner of PSP3, PSP4 and PSP5, believe that the mergers are fair to the public limited partners.

The general partners based their conclusions on the following factors: (1) the decision of the Hughes family to sell their interests in the Partnerships to Public Storage on the same terms as the public limited partners; (2) the consideration to be received by the limited partners in the mergers is based on the appraised value of the Partnership properties as determined by an independent appraisal firm; (3) the Partnerships have received a fairness opinion from Stanger relating to the consideration to be received by the public limited partners; (4) the mergers provide public limited partners with a choice of converting their investment into an investment in Public Storage or receiving cash for their investment; and (5) based on certain significant assumptions, qualifications and limitations, the consideration to be received by the public limited partners generally compares favorably with other alternatives.

The general partners believe that the engagement of Cushman and Stanger to provide the portfolio appraisals and the fairness opinion, respectively, assisted the general partners in the fulfillment of their duties to the public limited partners, notwithstanding that Cushman and Stanger received fees in connection with their engagements by the Partnerships and have received fees from Public Storage and other affiliates in connection with other engagements and may receive similar fees from them in the future. See “—Real Estate Portfolio Appraisals by Cushman” and “—Fairness Opinion from Stanger.”

Alternatives to the Mergers

The general partners considered liquidation as well as continued ownership by the limited and general partners as alternatives to the mergers. In order to determine whether the mergers or one of their alternatives would be more advantageous to the public limited partners, the general partners compared the potential benefits and detriments of the merger with the potential benefits and detriments of the alternatives.

Liquidation

Benefits of Liquidation.    An alternative to the mergers would be to liquidate the Partnerships’ assets, distribute the net liquidation proceeds to the partners and thereafter dissolve the Partnerships. Through such liquidation, the Partnerships would provide for a final disposition of their partners’ interests in the Partnerships. Limited partners would receive cash liquidation proceeds (as they will if they make cash elections) and could use the proceeds to purchase shares of Public Storage common shares in the public market. If the Partnerships liquidated their assets through asset sales to unaffiliated third parties, limited partners would not need to rely upon real estate portfolio appraisals of the fair market value of the Partnership properties. The Partnerships would be valued through arm’s length negotiations between the Partnerships and prospective purchasers.

Limited partners should recognize that appraisals are opinions as of the date specified and are subject to certain assumptions and may not represent the true worth or realizable value of the Partnership properties. There can be no assurance that if the properties were sold, they would be sold at the appraised value; the sales price might be higher or lower than the appraised value.

Disadvantages of Liquidation.    In contrast to the mergers, the Partnerships would incur certain costs in a liquidation, including transfer taxes, real estate commissions and other closing costs estimated at $623,000 for PSP1, $1,856,000 for PSP2, $1,984,000 for PSP3, $3,658,000 for PSP4 and $2,728,000 for PSP5.  If the mergers are completed, all costs incurred in connection with the mergers will be paid by Public Storage.

Continued Ownership of the Partnerships

Benefits of Continued Ownership.    Another alternative to the mergers would be to continue the Partnerships, with the Partnerships continuing to be owned by the limited and general partners. The Partnerships are operating profitably.

A number of advantages could be expected to arise from the continued ownership of the Partnerships by the limited and general partners. Limited partners would continue to receive regular quarterly distributions of net cash flow arising from operations and the sale or refinancing of the Partnerships’ assets. Continued ownership of the Partnerships by the general and limited partners affords limited partners with the opportunity to participate in any future appreciation in the Partnership properties.  Reflecting overall economic conditions, the Partnerships’ net operating income (rental income less cost of operations) generally decreased from 2008 to 2010, but their net operating income for the first quarter of 2011 has generally remained  the same or increased slightly compared with the first quarter of 2010.  See “Description of the Partnerships’ Properties”, “Management’s Discussion and Analysis of Financial Condition and Results of Operations of the Partnerships” and “Partnership Financial Statements”.

Furthermore, the Partnership properties were built as early as 1976.  While some of them have since been expanded to add additional space, others may also have income-enhancing expansion, renovation or redevelopment potential.

In addition, this decision, if made, would mean that there would be no change in the nature of the investment of the public limited partners. This option avoids whatever disadvantages might be deemed inherent in the mergers. See “Risk Factors” for discussion of various risks associated with the mergers.

Disadvantages of Continued Ownership.    The Partnerships were formed as finite-life entities and each has been in existence for more than 30 years. Continued ownership of the Partnerships by the limited and general partners would fail to provide the public limited partners with liquidity either through the receipt of Public Storage common shares or, at a limited partner’s election, a cash payment for the Partnership units and would fail to provide the benefits to the general partners that are highlighted under “Benefits to Insiders.” In addition, because the Partnerships are not authorized to issue new securities or to reinvest sale or financing proceeds, the Partnerships are not able to take advantage of new real estate investment opportunities. In contrast, Public Storage has a substantially larger, more diversified, investment portfolio that reduces the risks associated with any particular assets or group of assets and increases Public Storage’s ability to access capital markets for new capital investments.

Determination of Amounts to Be Received by Limited Partners and General Partners in the Mergers.

In connection with the mergers, as reflected in the tables below, each Partnership unit (other than units owned by Public Storage), will be converted into Public Storage common shares or, at the election of a limited partner, into cash at the following amounts:

PSP1  $2,740.85 per unit
PSP2  $4,187.08 per unit
PSP3  $2,373.31 per unit
PSP4  $2,097.95 per unit
PSP5  $1,422.06 per unit

As noted in note (7) below, limited and general partners will also receive a final cash distribution in an amount, if any, necessary to cause the estimated net asset value of Partnership units or equivalent Partnership units (in the case of the general partners) on the Effective Date (valuing the properties based upon the Cushman appraisal) to be substantially equivalent to the values set forth above.

PSP1.  The general partner of PSP1 has computed PSP1’s estimated net asset value per Partnership unit as follows:

Estimated value of PSP1’s properties (1)	$19,950,000
Plus (less);
PSP1’s other tangible net assets and liabilities (2)	(66,000)

Net proceeds available for distribution	19,884,000

Distributions to general partner (3)	4,971,000

Distributions to limited partners (4)	$14,913,000

Amount per Partnership unit (5)(6)(7)(8)	$2,741

(1)
Reflects appraised value of PSP1’s properties determined by Cushman as of April 5, 2011. See “Description of Partnerships’ Properties — PSP1” and “The Mergers — Real Estate Portfolio Appraisals by Cushman.”

(2)	Includes PSP1’s cash and other non-real estate assets offset by PSP1’s prepaid rents, security deposits, accounts payable and accrued expenses as of March 31, 2011.

(3)	Represents distributions (determined in accordance with PSP1’s partnership agreement) attributable to general partner’s promotional interest of 25% of cash available for distribution.

(4)	Includes distributions attributable to general partner’s 1.7% capital interest in PSP1 (90 equivalent units).

(5)
Based on 5,351 Partnership units and 90 equivalent units.  Public Storage owns 1,402 Partnership units and 90 equivalent units.  The Hughes family and PSOP own 1,100 and 289 Partnership units, respectively.

(6)
Upon completion of the mergers, each Partnership unit would be converted into Public Storage common shares with a value of $2,741 or, at the election of a limited partner, $2,741 in cash. The number of shares of Public Storage common shares to be issued in the mergers will be determined by dividing $2,741 by the average of the closing prices of Public Storage common shares during the 20 consecutive trading days ending on the fifth trading day prior to the Effective Date. If, prior to the Effective Date, Public Storage should split or combine the Public Storage common shares, or pay a share dividend, the Public Storage common shares issued in the mergers will be appropriately adjusted to reflect such action. The market price of Public Storage common shares may fluctuate after the date that the number of shares to be issued to limited partners in the mergers is determined and before those shares actually are issued.

(7)
As of the Effective Date, the value of the Partnership units will be recomputed. A cash distribution will be made to the limited partners and to the general partner, as of the Effective Date, in an amount, if any, by which the recomputed value exceeds $2,741 to cause the estimated net asset value per Partnership unit or equivalent unit as of the Effective Date to be substantially equivalent to $2,741 per unit. In computing the estimated net asset value per unit as of the Effective Date, the estimated value of PSP1’s properties will be based on the Cushman property appraisal and PSP1’s tangible net assets and liabilities will be measured as of the Effective Date.  The general partner will participate in this distribution in respect of its promotional interest.  See Note (3) above.

(8)	Original purchase price of a Partnership unit or equivalent unit was $500.

PSP2.  The general partner of PSP2 has computed PSP2’s estimated net asset value per Partnership unit as follows:

Estimated value of PSP2’s properties (1)	$55,500,000
Plus:
PSP2’s other tangible net assets and liabilities (2)	328,000

Net proceeds available for distribution	55,828,000

Distributions to general partner (3)	13,957,000

Distributions to limited partners (4)	$41,871,000

Amount per Partnership unit (5)(6)(7)(8)	$4,187

(1)
Reflects appraised value of PSP2’s properties determined by Cushman as of April 5, 2011. See “Description of Partnerships’ Properties — PSP2” and “The Mergers — Real Estate Portfolio Appraisals by Cushman.”

(2)	Includes PSP2’s cash and other non-real estate assets offset by PSP2’s prepaid rents, security deposits, accounts payable and accrued expenses as of March 31, 2011.

(3)	Represents distributions (determined in accordance with PSP2’s partnership agreement) attributable to general partners’ promotional interest of 25% of cash available for distribution.

(4)	Includes distributions attributable to general partner’s 1% capital interest in PSP2 (110 equivalent units).

(5)
Based on 9,890 Partnership units and 110 equivalent units.  Public Storage owns 3,174 Partnership units and 110 equivalent units.  The Hughes family and PSOP own 1,106 and 1,109 Partnership units, respectively.

(6)
Upon completion of the mergers, each Partnership unit would be converted into Public Storage common shares with a value of $4,187 or, at the election of a limited partner, $4,187 in cash. The number of shares of Public Storage common shares to be issued in the mergers will be determined by dividing $4,187 by the average of the closing prices of Public Storage common shares during the 20 consecutive trading days ending on the fifth trading day prior to the Effective Date. If, prior to the Effective Date, Public Storage should split or combine the Public Storage common shares, or pay a share dividend, the Public Storage common shares issued in the mergers will be appropriately adjusted to reflect such action. The market price of Public Storage common shares may fluctuate after the date that the number of shares to be issued to limited partners in the mergers is determined and before those shares actually are issued.

(7)
As of the Effective Date, the value of the Partnership units will be recomputed. A cash distribution will be made to the limited partners and to the general partners, as of the Effective Date, in an amount, if any, by which the recomputed value exceeds $4,187 to cause the estimated net asset value per Partnership unit or equivalent unit as of the Effective Date to be substantially equivalent to $4,187 per unit. In computing the estimated net asset value per unit as of the Effective Date, the estimated value of PSP2’s properties will be based on the Cushman property appraisal and PSP2’s tangible net assets and liabilities will be measured as of the Effective Date.  The general partner will participate in this distribution in respect of its promotional interest.  See Note (3) above.

(8)	Original purchase price of a Partnership unit or equivalent unit was $500.

PSP3.  Public Storage has computed PSP3’s estimated net asset value per Partnership unit as follows:

Estimated value of PSP3’s properties (1)	$63,500,000
Plus:
PSP3’s other tangible net assets and liabilities (2)	427,000

Net proceeds available for distribution	63,927,000

Distributions to general partners (3)	15,982,000

Distributions to limited partners (4)	$47,945,000

Amount per Partnership unit (5)(6)(7)(8)	$2,373

(1)
Reflects appraised value of PSP3’s properties determined by Cushman as of April 5, 2011. See “Description of Partnerships’ Properties — PSP3” and “The Mergers — Real Estate Portfolio Appraisals by Cushman.”

(2)	Includes PSP3’s cash and other non-real estate assets offset by PSP3’s prepaid rents, security deposits, accounts payable and accrued expenses as of March 31, 2011.

(3)
Represents distributions (determined in accordance with PSP3’s partnership agreement) attributable to general partners’ promotional interest of 25% of cash available for distribution (20% for Public Storage and 5% for the Hughes family).

(4)	Includes distributions attributable to general partners’ 1% capital interest in PSP3 (202.02 equivalent units).

(5)
Based on 20,000 Partnership units and 202.02 equivalent units.  Public Storage owns 6,274 Partnership units and 161.616 equivalent units.  The Hughes family owns 6,000 Partnership units and 40.404 equivalent units.  PSOP owns 196 Partnership units.

(6)
Upon completion of the mergers, each Partnership unit would be converted into Public Storage common shares with a value of $2,373 or, at the election of a limited partner, $2,373  in cash. The number of shares of Public Storage common shares to be issued in the mergers will be determined by dividing $2,373 by the average of the closing prices of Public Storage common shares during the 20 consecutive trading days ending on the fifth trading day prior to the Effective Date. If, prior to the Effective Date, Public Storage should split or combine the Public Storage common shares, or pay a share dividend, the Public Storage common shares issued in the mergers will be appropriately adjusted to reflect such action. The market price of Public Storage common shares may fluctuate after the date that the number of shares to be issued to limited partners in the mergers is determined and before those shares actually are issued.

(7)
As of the Effective Date, the value of the Partnership units will be recomputed. A cash distribution will be made to the limited partners and to the general partners, as of the Effective Date, in an amount, if any, by which the recomputed value exceeds $2,373 to cause the estimated net asset value per Partnership unit or equivalent unit as of the Effective Date to be substantially equivalent to $2,373 per unit. In computing the estimated net asset value per unit as of the Effective Date, the estimated value of PSP3’s properties will be based on the Cushman  property appraisal and PSP3’s tangible net assets and liabilities will be measured as of the Effective Date.  The general partners will participate in this distribution in respect of their promotional interest.  See Note (3) above.

(8)	Original purchase price of a Partnership unit or equivalent unit was $500.

PSP4.  Public Storage has computed PSP4’s estimated net asset value per Partnership unit as follows:

Estimated value of PSP4’s properties (1)	$112,250,000
Plus:
PSP4’s other tangible net assets and liabilities (2)	771,000

Net proceeds available for distribution	113,021,000

Distributions to general partners (3)	28,255,000

Distributions to limited partners (4)	$84,766,000

Amount per Partnership unit (5)(6)(7)(8)	$2,098

(1)
Reflects appraised value of PSP4’s properties determined by Cushman as of April 5, 2011. See “Description of Partnerships’ Properties — PSP4” and “The Mergers — Real Estate Portfolio Appraisals by Cushman.”

(2)	Includes PSP4’s cash and other non-real estate assets offset by PSP4’s prepaid rents, security deposits, accounts payable and accrued expenses as of March 31, 2011.

(3)
Represents distributions (determined in accordance with PSP4’s partnership agreement) attributable to general partner’s promotional interest of 25% of cash available for distribution (20% for Public Storage and 5% for the Hughes family).

(4)	Includes distributions attributable to general partners’ 1% capital interest in PSP4 (404.04 equivalent units).

(5)
Based on 40,000 Partnership units and 404.04 equivalent units.  Public Storage owns 11,671 Partnership units and 323.232 equivalent units.  The Hughes family owns 5,892 Partnership units and 80.808 equivalent units.  PSOP owns 7,299 Partnership units.

(6)
Upon completion of the mergers, each Partnership unit would be converted into Public Storage common shares with a value of $2,098 or, at the election of a limited partner, $2,098  in cash. The number of shares of Public Storage common shares to be issued in the mergers will be determined by dividing $2,098  by the average of the closing prices of Public Storage common shares during the 20 consecutive trading days ending on the fifth trading day prior to the Effective Date. If, prior to the Effective Date, Public Storage should split or combine the Public Storage common shares, or pay a share dividend, the Public Storage common shares issued in the mergers will be appropriately adjusted to reflect such action. The market price of Public Storage common shares may fluctuate after the date that the number of shares to be issued to limited partners in the mergers is determined and before those shares actually are issued.

(7)
As of the Effective Date, the value of the Partnership units will be recomputed. A cash distribution will be made to the limited partners and to the general partners, as of the Effective Date, in an amount, if any, by which the recomputed value exceeds $2,098  to cause the estimated net asset value per Partnership unit or equivalent unit as of the Effective Date to be substantially equivalent to $2,098  per unit. In computing the estimated net asset value per unit as of the Effective Date, the estimated value of PSP4’s properties will be based on the Cushman property appraisal and PSP4’s tangible net assets and liabilities will be measured as of the Effective Date.  The general partners will participate in this distribution in respect of their promotional interest.  See Note (3) above.

(8)	Original purchase price of a Partnership unit or equivalent unit was $500.

PSP5.  Public Storage has computed PSP5’s estimated net asset value per Partnership unit as follows:

Estimated value of PSP5’s properties (1)	$83,700,000
Plus:
PSP5’s other tangible net assets and liabilities (2)	570,000

Net proceeds available for distribution	84,270,000

Distributions to general partners (3)	21,068,000

Distributions to limited partners (4)	$63,202,000

Amount per Partnership unit (5)(6)(7)(8)	$1,422

(1)
Reflects appraised value of PSP5’s properties determined by Cushman as of April 5, 2011. See “Description of Partnerships’ Properties — PSP5” and “The Mergers — Real Estate Portfolio Appraisals by Cushman.”

(2)	Includes PSP5’s cash and other non-real estate assets offset by PSP5’s prepaid rents, security deposits, accounts payable and accrued expenses as of March 31, 2011.

(3)
Represents distributions (determined in accordance with PSP5’s partnership agreement) attributable to general partners’ promotional interest of 25% of cash available for distribution (20% for Public Storage and 5% for the Hughes family).

(4)	Includes distributions attributable to general partners’ 1% capital interest in PSP5 (444.44 equivalent units).

(5)
Based on 44,000 Partnership units and 444.44 equivalent units.  Public Storage owns 14,740 Partnership units and 355.56 equivalent units.  The Hughes family owns 4,852 Partnership units and 88.89 equivalent units.  PSOP owns 7,415 Partnership units.

(6)
Upon completion of the mergers, each Partnership unit would be converted into Public Storage common shares with a value of $1,422 or, at the election of a limited partner, $1,422 in cash. The number of shares of Public Storage common shares to be issued in the mergers will be determined by dividing $1,422  by the average of the closing prices of Public Storage common shares during the 20 consecutive trading days ending on the fifth trading day prior to the Effective Date. If, prior to the Effective Date, Public Storage should split or combine the Public Storage common shares, or pay a share dividend, the Public Storage common shares issued in the mergers will be appropriately adjusted to reflect such action. The market price of Public Storage common shares may fluctuate after the date that the number of shares to be issued to limited partners in the mergers is determined and before those shares actually are issued.

(7)
As of the Effective Date, the value of the Partnership units will be recomputed. A cash distribution will be made to the limited partners and to the general partners, as of the Effective Date, in an amount, if any, by which the recomputed value exceeds $1,422 to cause the estimated net asset value per Partnership unit or equivalent unit as of the Effective Date to be substantially equivalent to $1,422 per unit. In computing the estimated net asset value per unit as of the Effective Date, the estimated value of PSP5’s properties will be based on the Cushman property appraisal and PSP5’s tangible net assets and liabilities will be measured as of the Effective Date.  The general partners will participate in this distribution in respect of their promotional interest.  See Note (3) above.

(8)	Original purchase price of a Partnership unit or equivalent unit was $500.

Potential Benefits of the Mergers to Public Limited Partners

The general partners believe that the following are the principal potential benefits of the mergers to the public limited partners:

(1)    Public limited partners who elect to receive cash will have fully liquidated their investment based on the appraised value of the Partnership properties.

(2)    For pubic limited partners who receive Public Storage common shares, the principal potential benefits are:

•
Ownership Interest in a Large REIT.    Because the Partnerships are not authorized to issue new securities or to reinvest sale or financing proceeds, the Partnerships are less able to take advantage of new real estate investment opportunities. In contrast, Public Storage has a substantially larger, more diversified, investment portfolio that reduces the risks associated with any particular assets or group of assets and increases Public Storage’s ability to access capital markets to fund new capital investments.

•
Increased Liquidity.    There is no active market for the Partnership units. In comparison, Public Storage has approximately 170 million common shares listed on the NYSE with an average daily trading volume during the first quarter of 2011 of approximately 750,144 shares. Given Public Storage’s market capitalization and trading volume, limited partners who receive Public Storage common shares are likely to enjoy a more active trading market and increased liquidity for the securities they receive in the mergers.

•
Simplified Tax Reporting.    The mergers also will simplify tax reporting for years after 2011 for limited partners who receive Public Storage common shares. For taxable periods following the closing of the mergers, public limited partners that do not elect to receive cash and therefore receive Public Storage common shares will, as a general matter and as Public Storage shareholders, receive Form 1099-DIV to report their dividends from Public Storage (instead of receiving Schedules K-1). A Form 1099-DIV is, generally speaking, simpler than the Schedule K-1 prepared for the reporting of the financial results of the Partnerships.

Detriments of the Mergers

For a discussion of certain risks and detriments of the mergers, see “Risk Factors” beginning on page 24.

Fairness Analysis

Conclusions.    Based upon an analysis of the mergers, the general partners have concluded that (1) the terms of the mergers are fair to the public limited partners and (2) after comparing the potential benefits and detriments of the mergers with alternatives, the mergers are more advantageous to the public limited partners than such alternatives.

Although the general partners reasonably believe the terms of the mergers are fair to the public limited partners, the general partners have significant conflicts of interest with respect to the mergers. The mergers have been initiated by the general partners and structured by Public Storage, one of the general partners. See “Summary—Relationships” and “Risk Factors—Public Storage has conflicts of interest in the mergers.”

Material Factors Underlying Conclusions of General Partners.    The following is a discussion of the material factors underlying the conclusions of the general partners. The general partners have not quantified the relative importance of these factors.

1.     Purchase of Hughes Family Interests.  The general partners believe that the acquisition of the Hughes family’s interests in the Partnerships at the same time and on the same terms as the acquisition of the interests of the public limited partners supports the general partners’ conclusion that the mergers are fair to the public limited partners.

2.    Consideration Offered.  The general partners believe that (A) basing the consideration to be paid to the public limited partners in the mergers on the value of the Partnerships’ assets is reasonable and consistent with the partnership agreements, (B) the Partnerships’ net asset value represents a fair estimate of the value of their assets, net of liabilities, and constitutes a reasonable basis for determining the consideration to be received by the public limited partners, and (C) the allocation of the Partnerships’ net asset value between the limited and general partners is fair because it reflects the amount they would receive upon the Partnerships’ liquidation under the partnership agreements. In agreeing to participate in the mergers, the Hughes family concurred with Public Storage’s basis for determining the consideration to be paid to the public limited partners in the mergers. See “—Background and Reasons for the Mergers.”

3.    Choice as to Form of Consideration.  The mergers provide public limited partners with the choice of either (A) converting their investment into an investment in Public Storage, which generally owns the same type of properties as the Partnerships and which has acquired, and is expected to continue to acquire, additional properties or (B) receiving in cash the amounts they would receive if the Partnership properties were sold at their appraised values.

4.    Independent Portfolio Appraisals and Fairness Opinion.  The conclusions of the general partners are based in significant part upon the portfolio appraisals prepared by Cushman and Stanger’s fairness opinion. The general partners attributed significant weight to these items, which they believe support their position, and do not know of any factors that are reasonably likely to detract from the conclusions in Cushman’s portfolio appraisals and Stanger’s fairness opinion. The general partners believe that the engagement of Cushman and Stanger to provide the portfolio appraisals and the fairness opinion, respectively, assisted the general partners in the fulfillment of their duties to the public limited partners, notwithstanding that Cushman and Stanger received fees in connection with their engagements by the Partnership and have received fees from Public Storage and other affiliates in connection with other engagements by Public Storage and its affiliates and may receive similar fees from them in the future. See “—Real Estate Portfolio Appraisals by Cushman” and “—Fairness Opinion from Stanger.”

5.    Comparison of Payments to be Received in the Mergers to Other Alternatives.  The payment per Partnership unit to be received in the mergers ($2,741 for PSP1, $4,187 for PSP2, $2,373  for PSP3, $2,098 for PSP4 and $1,422 for PSP5) generally compares favorably with (A) an estimated liquidation value per Partnership unit as of March 31, 2011 ($2,655 for PSP1, $4,048 for PSP2, $2,300 for PSP3, $2,030 for PSP4 and $1,376 for PSP5) and (B) the book value per Partnership unit as of March 31, 2011 ($110 for PSP1, $125 for PSP2, $123 for PSP3, $130 for PSP4 and $110 for PSP5).  The payment per Partnership unit was within a range of estimated going-concern value per Partnership unit for PSP1, PSP 2, PSP3, PSP4, and PSP 5 ($2,664  to $2,872 for PSP1, $4,030 to $4,347 for PSP2, $2,279 to $2,457 for PSP3, $2,013 to $2,169 for PSP4 and $1,375 to $1,481 for PSP5).   The prices at which limited secondary sales of units have been effectuated during 2009, 2010 and 2011 (through March 31, 2011) was $2,140 for PSP 1, $3,250 to $3,450 for PSP 2, $1,900 to $2,401 for PSP 3, $1,980 to $2,300 for PSP 4 and $1,350 to $1,561 for PSP 5. (The general partners recognize that this comparison is subject to significant assumptions, qualifications and limitations. See “—Comparison of Consideration to be Received in the Mergers to Other Alternatives.”)

6.   Lower Level of Distributions to Limited Partners After the Mergers.  The level of distributions to limited partners who receive Public Storage common shares in the mergers is expected to be lower after the mergers than before. See “—Distribution Comparison.”

7.    Conflicts of Interest.  The mergers have been initiated by the general partners and structured by Public Storage, one of the general partners. Independent representatives were not engaged to negotiate these arrangements on behalf of the public limited partners, and the terms of the mergers are not the result of arm’s length negotiations between the general partners and the public limited partners.  See “Risk Factors—Public Storage has conflicts of interest in the mergers.”

The general partners do not believe that the absence of independent representatives to negotiate the mergers undermines the fairness of the merger. Based upon (A) the acquisition of the Hughes family’s interests in the Partnerships in a negotiated transaction at the same time as the acquisition of the public limited partners, (B) the use of an independent appraisal firm and (C) the Stanger fairness opinion, the general partners considered that the engagement of such independent representatives was not necessary or cost-effective.

Comparison of Consideration to be Received in the Mergers to Other Alternatives

General.    The general partners compared the consideration to be received in the mergers (a value per Partnership unit of $2,741 for PSP1, $4,187 for PSP2, $2,373 for PSP3, $2,098 for PSP4 and $1,422 for PSP5) to: (1) the prices at which limited secondary sales have been effectuated; (2) estimates of the value of the Partnerships on a liquidation basis assuming that their assets were sold at their appraised fair market value and the net proceeds distributed between the limited and general partners in accordance with the partnership agreements; and (3) estimates of the value of the Partnerships on a going-concern basis assuming that they were to continue as a stand-alone entities and their assets sold at the end of a five-year holding period. Due to the uncertainty in establishing these values, the Partnerships established a range of estimated values for certain of the alternatives, representing a high and low estimated value for the potential consideration. Since the value of the consideration for alternatives to the mergers is dependent upon varying market conditions, no assurance can be given that the range of estimated values indicated establishes the highest or lowest possible values. However, the general partners believe that analyzing the alternatives in terms of ranges of estimated value, based on currently available market data and, where appropriate, reasonable assumptions made in good faith, establishes a reasonable framework for comparing alternatives.

The results of these comparative analyses are summarized in the following tables. Limited partners should bear in mind that the estimated values assigned to the alternate forms of consideration are based on a variety of assumptions that have been made by the Partnerships. These assumptions relate, among other things, to: projections as to the future income, expenses, cash flow and other significant financial matters of the Partnerships; the capitalization rates that will be used by prospective buyers when the Partnerships’ assets are liquidated; and, appropriate discount rates to apply to expected cash flows in computing the present value of the cash flows that may be received with respect to Partnership units. In addition, these estimates are based upon certain information available to the Partnerships at the time the estimates were computed, and no assurance can be given that the same conditions analyzed by them in arriving at the estimates of value would exist at the time of the mergers. The assumptions used have been determined by the Partnerships in good faith, and, where appropriate, are based upon current and historical information regarding the Partnerships and current real estate markets, and have been highlighted below to the extent critical to the conclusions of the general partners.

No assurance can be given that such consideration would be realized through any of the designated alternatives, and public limited partners should carefully consider the following discussions to understand the assumptions, qualifications and limitations inherent in the presented valuations. The estimated values presented in the following table are “forward-looking statements”. These estimated values are based upon certain assumptions that relate, among other things, to (1) the price of Public Storage common shares as of the date of the mergers being the same as during the 20 trading days ending on the fifth trading day prior to the Effective Date, (2) projections as to the future revenues, expenses, cash flow and other significant financial matters of the Partnerships, (3) the capitalization rates that will be used by prospective buyers when the Partnerships’ assets are liquidated, (4) selling costs, (5) appropriate discount rates to apply to expected cash flows in computing the present value of the cash flows and (6) the manner of sale of the Partnership properties. The specific assumptions used are outlined below in the detailed description of each assumption. Actual results may vary from those set forth below based on numerous factors, including interest rate fluctuations, tax law changes, supply and demand for self-storage facilities, the manner in which the properties are sold and changes in availability of capital to finance acquisitions of self-storage facilities.

PSP1 Comparison of Alternatives

Payments in Merger per Partnership Unit(1)	Limited Secondary Market Prices of Partnership Units(2)		Estimated Going-Concern Value per Partnership Unit(3)		Estimated Liquidation Value per Partnership Unit at Appraised Value (4)
$2,741	$2,140	$2,140	$2,664	$2,872	$2,655

PSP2 Comparison of Alternatives

Payments in Merger per Partnership Unit(1)	Limited Secondary Market Prices of Partnership Units(2)		Estimated Going-Concern Value per Partnership Unit(3)		Estimated Liquidation Value per Partnership Unit at Appraised Value (4)
$4,187	$3,250	$3,450	$4,030	$4,347	$4,048

PSP3 Comparison of Alternatives

Payments in Merger per Partnership Unit(1)	Limited Secondary Market Prices of Partnership Units(2)		Estimated Going-Concern Value per Partnership Unit(3)		Estimated Liquidation Value per Partnership Unit at Appraised Value (4)
$2,373	$1,900	$2,401	$2,279	$2,457	$2,300

PSP4 Comparison of Alternatives

Payments in Merger per Partnership Unit(1)	Limited Secondary Market Prices of Partnership Units(2)		Estimated Going-Concern Value per Partnership Unit(3)		Estimated Liquidation Value per Partnership Unit at Appraised Value (4)
$2,098	$1,980	$2,300	$2,013	$2,169	$2,030

PSP5 Comparison of Alternatives

Payments in Merger per Partnership Unit(1)	Limited Secondary Market Prices of Partnership Units(2)		Estimated Going-Concern Value per Partnership Unit(3)		Estimated Liquidation Value per Partnership Unit at Appraised Value (4)
$1,422	$1,350	$1,561	$1,375	$1,481	$1,376

(1)
Based on each Partnership’s net asset value consisting of the independently appraised market value of the Partnership properties as of April 5, 2011, and the estimated book value of its other net assets as of March 31, 2011. The market price of Public Storage common shares may fluctuate following establishment of the number of shares to be issued to limited partners in the mergers and prior to issuance and could decrease as a result of increased selling activity following issuance of the shares in the mergers and other factors. See “—Determination of Amounts to be Received by Limited Partners and General Partners in the Mergers.”

(2)
There is no active market for the Partnership units. Based on the information available to the Partnerships, the prices at which limited secondary sales have been effectuated from January 1, 2009 through March 31, 2011. See “Distributions and Market Prices of Partnership Units.”

(3)
Reflects a range of values based upon a number of assumptions regarding the future net operating income and distributions of each Partnership and the date of its liquidation. See “—Going-Concern Value.”

(4)	Based upon Cushman’s real estate appraisals for the properties, less estimated expenses of liquidation. See “—Liquidation Values.”

Limited Secondary Market Prices of Units.    There is no active market for the Partnership units. Based on the information available to the Partnerships, the range of prices at which limited secondary sales have been effectuated from January 1, 2009 through March 31, 2011 is set forth under “Distributions and Market Prices of Partnership Units – Information Regarding Sales Transactions”.  Due to the very limited trading in the secondary market, the general partners believe that sales of units on the secondary market do not accurately reflect the value of a Partnership’s net assets. Included in this price range are sales to Public Storage. See “Distributions and Market Prices of Partnership Units.”

Going-Concern Value.    Each Partnership has estimated its going-concern value by analyzing projected cash flows and distributions assuming that the Partnership was operated as an independent stand-alone entity and its assets sold in a liquidation of the Partnership after a five-year holding period.  Each Partnership assumed that Public Storage acquired the interests of PSOP and the Hughes family at the beginning of the projection period, which resulted in the reassessment of these properties for property tax purposes.  Each Partnership assumed sale of its properties at a terminal value computed by capitalizing the properties’ projected net operating income in year six at a capitalization rate equal to the midpoint of the effective capitalization rate in the applicable appraisal based on the appraiser’s projected first year net operating income and before deductions for items of deferred maintenance and the capitalization rate used by the appraiser in the residual value component of the discounted cash flow analysis (an average capitalization rate of approximately 7.6% in the case of PSP1, 7.6% in the case of PSP2, 7.7% in the case of PSP3, 7.8% in the case of PSP4 and 7.8% in the case of PSP5) resulting in approximately $23.1 million for PSP1, $65.7 million for PSP2, $73.3 million for PSP3, $128.5 million for PSP4 and $96.7  million for PSP5, after reduction for cost of sale.  Real estate selling costs were assumed to be incurred at the same percentage of sale proceeds (3.1% for PSP1 and PSP 3 and 3.3% for PSP2, PSP4, and PSP5) as incurred in the liquidation alternative. Distribution and sale proceeds per Partnership unit were discounted in the projections at rates ranging from 10% to 12%.

Both scenarios of the going-concern analysis assume that all of a Partnership’s properties are sold concurrently at the expiration of the holding period. Should a Partnership’s properties be liquidated over time, even at prices equal to those projected, distributions to limited partners out of that Partnership’s cash flow from operations might be reduced because relatively fixed costs, such as general and administrative expenses, are not proportionately reduced with the liquidation of assets. However, for simplification purposes, the sales are assumed to occur concurrently.

The estimated value of a Partnership on a going-concern basis is not intended to reflect the distributions payable to limited partners if its assets were to be sold at their current fair market value.

Liquidation Values.    Since one of the alternatives available to the general partners is to proceed with a liquidation of the Partnerships, and the corresponding distribution of the net liquidation proceeds to the limited partners and the general partners, the Partnerships have estimated the liquidation value of the Partnerships, assuming that the Partnership properties are sold at their appraised value based upon the Cushman real estate portfolio appraisals. This alternative assumes the Partnerships incur real estate selling costs at the time of liquidation (state and local transfer taxes, real estate commissions of 3% of sales proceeds and legal and other closing costs) of approximately $623,000 for PSP1, $1,856,000 for PSP2, $1,984,000 for PSP3, $3,659,000 for PSP4 and $2,728,000 for PSP5, and the remaining net liquidation proceeds, including the Partnership’s interest in other tangible net assets and liabilities as of March 31, 2011, are distributed between the limited and general partners in accordance with the partnership agreements.

The liquidation analysis assumes that all of a Partnership’s properties are sold concurrently at their appraised value. Should the assets be liquidated over time, even at prices equal to those projected, distributions to limited partners from cash flow from operations might be reduced because the Partnership’s relatively fixed costs, such as general and administrative expenses, are not proportionately reduced with the liquidation of assets. However, for simplification purposes, the sales of a Partnership’s properties are assumed to occur concurrently.

Applying these procedures, the Partnerships arrived at the liquidation values set forth in the tables. The real estate portfolio appraisals set forth, subject to the specified assumptions, limitations and qualifications, Cushman’s professional opinion as to the market value of each Partnership’s properties as of April 5, 2011.  While the portfolio appraisals are not necessarily indicative of the prices at which the assets would sell, market value generally seeks to estimate the price at which the Partnership properties would sell if disposed of in an arm’s length transaction between a willing buyer and a willing seller, each having access to relevant information regarding the historical revenues and expenses. The real estate portfolio appraisals assume that these properties are disposed of in an orderly manner and are not sold in forced or distressed sales where sellers might be expected to dispose of their interests at substantial discounts to their actual fair market value. See “- Real Estate Portfolio Appraisals by Cushman.”

Distribution Comparison.    The general partners have considered the potential impact of the mergers upon distributions that would be made to limited partners who exchange their Partnership units for Public Storage common shares.  Based on an assumed market price of Public Storage common shares of $115, the current regular quarterly distribution rate for Public Storage ($.95 per share) and the actual distributions received in the twelve months ended March 31, 2011 for PSP1 ($211), PSP2 ($286), PSP3 ($196), PSP4 ($161) and PSP5 ($105), (a) PSP1 limited partners would receive approximately $120 less (57%), (b) PSP2 limited partners would receive approximately $148 less (52%), (c) PSP3 limited partners would receive approximately $118 less (60%), PSP4 limited partners would receive approximately $92 less (57%) and (d) PSP5 limited partners would receive approximately $58 less (55%) in annual distributions per Partnership unit after the mergers from Public Storage than before the mergers.

As noted, these comparisons assume a market price of Public Storage common shares of $115 and would differ if that share price changed.

In evaluating this estimate, limited partners should bear in mind that this comparison does not reflect the tax that a limited partner will have to pay in connection with the mergers. The mergers will be a taxable event for the public limited partners resulting in the recognition of gain to most taxable limited partners who receive either cash or Public Storage common shares.    In evaluating this estimate, limited partners should also bear in mind that a number of factors affect the level of distributions. These factors include the distributable income generated by operations, the principal and interest payments on debt, if any, capital expenditure levels (in excess of normal expenditures for ongoing maintenance and repairs) and the corporate policy with respect to cash distributions. A comparison of the current distribution levels of Public Storage with those of the Partnerships does not show how the mergers might affect a limited partner’s distribution level over a number of years.

Real Estate Portfolio Appraisals by Cushman

Cushman was engaged by Public Storage to appraise the Partnership properties in addition to certain other properties of Public Storage and its affiliates and has delivered written reports of its analysis, based upon the review, analysis, scope and limitations described therein, as to the market value of the Partnerships’ properties as of  April 5, 2011.  The Partnerships selected Cushman to provide the appraisal because of its experience and reputation.  The consideration to be paid by Public Storage to the partners in the mergers is based on the appraisals. The appraisals, which contain descriptions of the assumptions and qualifications made, matters considered and limitations on the review and analysis, is set forth as Appendices B-1, B-2, B-3, B-4 and B-5 and should be read in their entirety. Certain of the material assumptions, qualifications and limitations to the appraisals are described below.

Experience of Cushman. Cushman, one of the largest fully-integrated real estate valuation and consulting organizations in the world, has specialized in the appraisal of self-storage and commercial facilities since 1980. Cushman has conducted real estate appraisals on a variety of property types and uses throughout the United States for owners, banks and thrift organizations, insurance companies and other financial institutions.

Summary of Methodology.    At the request of the Partnerships, Cushman evaluated the Partnership properties. In valuing the properties, Cushman considered the applicability of all three commonly recognized approaches to value: the cost approach, the income capitalization approach and the sales comparison approach. The type and age of a property, market conditions and the quantity and quality of data affect the applicability of each approach in a specific appraisal situation.  Cushman did not consider the cost approach to be applicable to the properties.

The income capitalization approach estimates a property’s capacity to produce income through an analysis of the rental market, operating expenses and net operating income. Net operating income may then be processed into a value estimate through either (or a combination) of two methods: direct capitalization or yield capitalization, i.e., a discounted cash flow analysis.

The sales comparison approach is based upon the principle of substitution, i.e., that an informed purchaser would pay no more for a property than the cost of acquiring an existing property with the same utility. The sales comparison approach establishes what typical investors in the marketplace are willing to pay for the subject properties based on amounts paid for similar type properties.

The cost approach is based on the estimated market value of the site as if vacant plus the depreciated replacement cost of the existing improvements. The cost approach was not considered appropriate in the case of the Partnership properties since (a) today’s investors generally do not rely upon the cost approach in making investment decisions for older properties and (b) the necessity of estimating total accrued depreciation in buildings of the type and age of the Partnership properties diminishes the validity of this approach.

While the appraisals were separately prepared for the entire portfolio for each Partnership, Cushman analyzed the individual properties by (a) reviewing each property’s previous three years’ operating statements, (b) discussing the property during inspection with the on-site managers and (c) developing information from a variety of sources about market conditions for each individual property that included population, employment and housing trends within the market.  Cushman verified the competitive property rental rates and occupancies, where available via telephone and the Internet.  Cushman also verified the market conditions and properties’ physical condition (including necessary reserves for deferred maintenance) by visiting and inspecting the properties and discussing maintenance requirements with property management.

Cushman also reviewed evaluations for each property and interviewed management personnel responsible for the properties to ascertain competitive conditions, area economic trends affecting the properties, historical operating revenues and expenses and items of deferred maintenance.

Cushman then estimated the value of each of the properties relying heavily upon the income approach. To define the occupancy and rental rates and expense escalators to be used in developing cash flow projections, Cushman in part reviewed the acquisition criteria and projection parameters in use in the marketplace by major mini-warehouse investors, owners and operators, appraisers and financing sources. In addition, Cushman reviewed other published information concerning acquisition criteria in use by property investors. Further, Cushman gathered and reviewed sales of self-storage facilities located nationwide within the past 24 months in order to derive certain valuation indicators. Sources for data concerning such transactions included local appraisers, property owners, real estate brokers and others.

In applying a discounted cash flow analysis, projections of cash flow from each property (assuming no indebtedness) were developed for a 10-year period ending in the year 2020 with a residual value computed at the end of year 10. The first year’s scheduled gross income was estimated taking into consideration each property’s current rent structure and the rental rates of competitive facilities. Also included in the income estimate were trends in ancillary income from late fees and rental concessions. Cushman then made an analysis of each subject’s occupancy history and took into account local market conditions to estimate a stabilized occupancy level for each of the properties.

Estimated expenses were based primarily upon each of the properties’ actual operating history. Expenses were also tested for reasonableness (and adjusted where deemed necessary) based upon a comparison of the expense levels to market norms. Expenses were deducted from effective gross income to derive a net operating income for each property. Consideration was given, and adjustments made, to reflect replacement reserves and scheduled capital repairs. Income and expense growth rates were based on projection parameters currently being used by property investors as well as upon local, regional and historical trends.

Cushman used annual revenue growth rates from 0% to 3.5% over the twelve months ending April, 2012 for the initial year of its cash flow projection and annual growth rates of 3% to 3.5% thereafter. Expense growth rates for the properties ranged between 0% to 3% over the twelve months ending April, 2012 for the first year of Cushman’s cash flow projection and  3% per annum thereafter except for real estate taxes in California that increased 2% per annum. Cushman then used a terminal capitalization rate of 7.75% to 8.50% to capitalize each of the properties’ 11th year net income into a residual value at the end of a 10-year holding period, and assumed a normal cost of disposing of the properties. The 10 yearly cash flows were then discounted to present worth using discount rates ranging from 10.5% to 11.25%.  In addition, Cushman valued each of the properties using the direct capitalization method by applying capitalization rates ranging from 7.25% to 8.25% to projected net operating income for the next 12 months.

The roll-up is the aggregate summation of the individual “as is” market values of each property.  This summary of our conclusions must only be considered in connection with the individual self-contained appraisal reports dated April 5, 2011, completed on each property by Cushman & Wakefield, Inc. and Cushman & Wakefield Western, Inc.

Conclusions as to Value.   Cushman gave primary emphasis to the income capitalization approach, an emphasis deemed appropriate based on acquisition criteria currently employed in the self-storage market. Cushman validated the value from the income capitalization approach with the direct comparison approach.

Based on those analyses, the indicated aggregate summation of the individual “as is” market values of each property in PSP1, PSP2, PSP3, PSP4 and PSP 5 as of April 5, 2011 was $19,950,000, $55,500,000, $63,500,000, $112,250,000 and $83,700,000, respectively.

Assumptions, Limitations and Qualifications of the Appraisals.    The appraisals reflect Cushman’s valuation (aggregate of the individual market values of each property) of the Partnership properties as of April 5, 2011 in the context of the information available on such date. Events occurring after April 5, 2011 and before the closing of the mergers could affect the Partnership properties or assumptions used in preparing the appraisals. Cushman has no obligation to update the appraisals on the basis of subsequent events; however, in June 2011, at the request of the general partners, Cushman considered whether the Cushman appraisals for the Partnership properties would be affected by: (i) rental rate increases (implemented or planned) for certain Partnership property customers in 2011 and (ii) the fact that Public Storage was under contract to acquire two properties, one at a price reflecting a lower capitalization rate than the average capitalization rate reflected in the Cushman appraisals for the Partnership properties. Cushman confirmed that the information did not alter its view of the market values of any of the properties. Cushman has also informed the Partnerships that, as of the date of this information statement, Cushman is not aware of any event or change in conditions since April 5, 2011 that may have caused a material change in the value of the Partnership properties since that date.

 Each appraisal is subject to certain general and specific assumptions and limiting conditions and is in conformity with the Departure Provision of Uniform Standards of Professional Appraisal Practice. Among other limitations, the appraisals (1) did not consider the effect of easements, restrictions, structural repairs and other similar items on the value of the properties, (2) assumed that the properties comply with local building codes and zoning ordinances and (3) assumed that there are no new or planned facilities except as noted in the appraisals.   See Appendices B-1, B-2, B-3, B-4 and B-5 for a discussion of the specific assumptions, limitations and qualifications of the appraisals.

Compensation and Material Relationships.    Cushman has been paid an aggregate fee of approximately $196,450 for preparation of the appraisals of the Partnership properties, which fee includes reimbursement for all of Cushman’s related out-of-pocket expenses. Cushman is also entitled to indemnification against certain liabilities. The fee was not dependent upon completion of the mergers. Concurrently with the engagement to appraise the Partnership properties, Public Storage engaged Cushman to appraise an additional 41 properties owned by Public Storage and the Hughes family (and in certain cases other parties).  Cushman has been paid approximately $168,000 to appraise these 41 properties.  Cushman has prepared annual appraisals of the properties of Public Storage’s European affiliate, and is expected to continue to prepare appraisals for Public Storage and its affiliates from time to time, along with other appraisal firms. From January 1, 2008 to the present, Cushman has received compensation aggregating approximately $492,856 for these services (exclusive of amounts received or to be received in connection with the mergers and the concurrent appraisal of the 41 properties).

Fairness Opinions from Stanger

Stanger was engaged by the Partnerships to deliver written opinions of its determination as to the fairness of the consideration to be received in the mergers, from a financial point of view, to the public limited partners of each of the Partnerships. The full text of the opinions, which contain descriptions of the assumptions and qualifications made, matters considered and limitations on the review and opinion, is set forth in Appendix C to this information statement and should be read in their entirety. The material assumptions, qualifications and limitations to the fairness opinions are set forth below. The summary set forth below does not purport to be a complete description of the analyses used by Stanger in rendering the fairness opinions. Arriving at a fairness opinion is a complex analytical process not necessarily susceptible to partial analysis or amenable to summary description.

In rendering the fairness opinions, Stanger did not conduct an independent appraisal of the Partnerships’ properties or the value of the Partnership units. In conducting the reviews in connection with the fairness opinions, Stanger has relied on the accuracy and completeness of the portfolio appraisals performed by Cushman & Wakefield Western and the analyses provided by the general partners.

Except for the assumptions, described more fully below, which the Partnerships advised Stanger that it would be reasonable to make, the Partnerships imposed no conditions or limitations on the scope of Stanger’s investigation or with respect to the methods and procedures to be followed in rendering the fairness opinions. The Partnerships have agreed to indemnify Stanger against certain liabilities arising out of its engagement to prepare and deliver the fairness opinions.

Experience of Stanger.    Stanger, founded in 1978, has provided information, research, investment banking and consulting services to clients throughout the United States, including major NYSE firms and insurance companies and over 70 companies engaged in the management and operation of partnerships and REITs. The investment banking activities of Stanger include financial advisory services, asset and securities valuations, equity and debt placements, industry and company research and analysis, litigation support and expert witness services, and due diligence investigations in connection with both publicly registered and privately placed securities transactions.

Stanger, as part of its investment banking business, is regularly engaged in the valuation of businesses and their securities in connection with mergers, acquisitions, reorganizations and for estate, tax, corporate and other purposes. In particular, Stanger’s valuation practice principally involves real estate investment trusts, partnerships, partnership securities and the assets typically owned through partnerships including, but not limited to, oil and gas reserves, real estate, cable television systems and equipment leasing assets.

Summary of Materials Considered.    In the course of Stanger’s analysis to render its opinion regarding the merger, Stanger: (1) reviewed a draft of this information statement in substantially the form intended to be filed with the Securities and Exchange Commission (the “SEC”) and provided to the public limited partners; (2) reviewed the financial statements contained in Form 10-K filed with the SEC for Public Storage and each of the three publicly registered Partnerships for the three fiscal years ending December 31, 2008, 2009 and 2010 and the financial statements contained in Form 10-Q filed with the SEC for Public Storage and each of the publicly registered Partnerships for the three months ended March 31, 2011, and similar financial information for the other two non-registered Partnerships; (3) reviewed the MAI certified appraised value of the portfolios of each Partnership prepared by Cushman & Wakefield Western; (4) reviewed information regarding purchases and sales of self-storage properties by Public Storage or any affiliated entities for the year ended 2010 and the three months ended March 31, 2011, and other information available relating to acquisition criteria for self-storage properties; (5) reviewed estimates prepared by the Partnerships, and based in part on the appraisals, of the current net liquidation value per Partnership unit of the Partnerships’ assets and projections of cash flow from operations, cash distributions and going-concern values per Partnership unit for each Partnership, and the calculation of the allocation of such values between the limited and general partners; (6) discussed with certain members of management of Public Storage and the Partnerships conditions in self-storage property markets, conditions in the market for sales/acquisitions of properties similar to those owned by each Partnership, current and expected operations and performance, and the financial condition and future prospects of Public Storage and each of the Partnerships; (7) reviewed historical market prices, trading volume and dividends for Public Storage common shares and historical secondary market transactions involving interests in each of the Partnerships; and (8) conducted other studies, analyses, inquiries and investigations as Stanger deemed appropriate.

Summary of Analysis.    The following is a summary of certain financial and comparative analyses reviewed by Stanger in connection with and in support of its fairness opinions. The summary of the opinions and analysis of Stanger set forth in this statement is qualified in its entirety by reference to the full text of such opinions.

Review of Appraised Values.    In preparing its opinions, Stanger relied upon the appraisals of each of the Partnership’s properties which were prepared as of April 5, 2011 by Cushman & Wakefield Western, an independent appraiser. Stanger reviewed the appraisals, the methodology employed by Cushman and the appraised value rendered by Cushman and discussed with Cushman its experience and qualifications and the appraisal conclusions.

Stanger observed that the appraisals were certified by a MAI and were conducted on a basis utilizing primarily the income approach to valuation, applying the direct capitalization and discounted cash flow methods, and secondarily the sales comparison approach, to establish a value for each individual property.

Stanger observed that the effective capitalization rate utilized in the appraisals based upon the properties’ projected net operating income for the 12 months ended March 31, 2012 and before the reduction in value for deferred maintenance items and after the effect of estimated real estate tax reset adjustments was approximately 7.5%, 7.7%, 7.5%, 7.6% and 7.6%, for PSP1, PSP2, PSP3, PSP4 and PSP5, respectively. Lower capitalization rates generally reflect higher sales prices for income-producing properties.

Stanger concluded that the valuation approaches and methods used by the appraiser are consistent with standard real estate appraisal practices and therefore support Cushman’s conclusion of value and, since the merger consideration is based primarily upon the Cushman appraisals, also support the fairness of the consideration to be paid in the mergers.

Review of Liquidation Analysis.    Stanger reviewed an analysis prepared by the Partnerships of the estimated value of each of the Partnerships and their respective Partnership Units based upon liquidation of their portfolios utilizing the same assumptions and estimates prepared by each Partnership as described under “– Comparison of Consideration to be Received in the Mergers to Other Alternatives – Liquidation Values” and information provided by Cushman.

The liquidation analysis assumes that all of the properties of each of the Partnerships are sold concurrently at the appraised value as reported in the appraisals to an independent third-party buyer or buyers. Costs of such property sales by PSP1 to independent third parties were estimated by PSP1 to total approximately $623,000 and were comprised of estimates of $22,000 in state and local transfer taxes, $598,000 in commissions and $3,000 in legal and other closing costs. Costs of such property sales by PSP2 to independent third parties were estimated by PSP2 to total approximately $1,856,000 and were comprised of estimates of $187,000 in state and local transfer taxes, $1,665,000 in commissions and $4,000 in legal and other closing costs. Costs of such property sales by PSP3 to independent third parties were estimated by PSP3 to total approximately $1,984,000 and were comprised of estimates of $70,000 in state and local transfer taxes, $1,905,000 in commissions and $9,000 in legal and other closing costs.  Costs of such property sales by PSP4 to independent third parties were estimated by PSP4 to total approximately $3,658,000 and were comprised of estimates of $274,000 in state and local transfer taxes, $3,367,000 in commissions and $17,000 in legal and other closing costs.  Costs of such property sales by PSP5 to independent third parties were estimated by PSP5 to total approximately $2,728,000 and were comprised of estimates of $203,000 in state and local transfer taxes, $2,511,000 in commissions and $14,000 in legal and other closing costs. Such amounts were based on prevailing transfer tax rates in the locale of each property and on estimates of the respective Partnership based on its knowledge of real estate transactions. Stanger observed that the estimated net proceeds from such liquidations, and the associated dissolution of the respective Partnership and distribution of all remaining assets was (a) in the case of PSP1, $2,655 per Partnership unit, versus the consideration offered in the mergers of $2,741 per unit, (b) in the case of PSP2, $4,048  in liquidation proceeds versus $4,187 of consideration offered in the mergers, (c) in the case of PSP3, $2,300 in liquidation proceeds versus $2,373 of consideration offered in the mergers, (d) in the case of PSP4, $2,030 in liquidation proceeds versus $2,098 of consideration offered in the mergers and (e) in the case of PSP5, $1,376 in liquidation proceeds versus $1,422 of consideration offered in the mergers, in each case with the merger consideration comprised at the option of each limited partner of either cash or  the equivalent value of Public Storage common share per unit, based on the average closing price of Public Storage common shares on the NYSE during the 20 consecutive trading days ending on the fifth trading day prior to the Effective Date.

Stanger concluded that the liquidation analysis indicates that the consideration to be received by the limited partners of each Partnership in the mergers exceeds the expected proceeds that could be received by the limited partners from liquidation of the respective Partnership’s assets through individual property sales and dissolution of the respective Partnership. Stanger concluded that this analysis supports the fairness of the consideration to be paid in the mergers.

Stanger also reviewed information on multi-property purchases and sales of self-storage properties transacted by Public Storage through March 31, 2011, as well as two pending property acquisitions entered into by Public Storage after March 31, 2011, but not yet closed and rental rate increases (implemented or planned) for certain Partnership property customers in 2011. Stanger observed that Public Storage has acquired three third-party bulk portfolios since January 1, 2010.  Stanger observed that the stabilized capitalization rate for the first portfolio, which was purchased in the third quarter of 2010, averaged approximately 11.9%. However, Stanger deemed that portfolio not comparable to the Partnerships’ portfolios in that it was comprised of four properties, of which three were stabilized properties (with a weighted average portfolio occupancy of approximately 71% at the time of purchase). The second portfolio was purchased in the second quarter of 2010 and was comprised of 30 properties. Stanger observed that this transaction had a capitalization rate of approximately 8.3% based on 2009 actual income and a capitalization rate of 8.4% pro forma Public Storage’s expense structure and management of the portfolio. The third portfolio was purchased in the first quarter of 2011 and was comprised of 5 properties.  Stanger observed that this transaction had a capitalization rate of approximately 7.8% based on reported trailing twelve months net operating income (and a portfolio weighted average occupancy rate of approximately 69% at the time of purchase) and a capitalization rate of 9.5% pro forma Public Storage’s expense structure and management of the portfolio.   Stanger observed that the three bulk portfolio transactions represent an interest in 39 properties with an aggregate acquisition cost of approximately $239.5 million. Stanger observed that the estimated stabilized or pro forma capitalization rates for the three portfolio transactions is greater than the capitalization rates on each of PSP1, PSP2, PSP3, PSP4, PSP5.  Stanger concluded that this analysis supports the fairness of the consideration to be paid in the mergers.

Review of Going-Concern Analysis.    Stanger reviewed financial analyses and projections prepared by each Partnership concerning estimated cash flows and distributions from the Partnership’s continued operation as an independent stand-alone entity and estimated sales proceeds from the liquidation of the Partnership’s properties. The analyses incorporated the same assumptions and estimates of revenues and operating expenses for the properties, capital expenditures (including deferred maintenance items), entity-level general and administrative costs and interest income, and cash flow distributions and proceeds from sale of the properties during a projection period of five years as described under “– Comparison of Consideration to be Received in the Mergers to Other Alternatives – Going-Concern Value.”.The analyses and projections assumed, among other things, that (1) over the five-year projection period, net operating cash flow for PSP1, PSP2, PSP3, PSP4 and PSP5 would grow at compound annual rates of approximately 3.8%, 3.7%, 3.8%, 3.5% and 3.7%, respectively;  (2) Public Storage acquired the Hughes Family interest in each Partnership as of the beginning of the projection period and the appropriate required property tax resets occurred; and (3) the sale of the properties would occur at the terminal value projected by capitalizing the estimated net operating income in year six at a capitalization rate equal to the midpoint of (a) the effective capitalization rate in each of the appraisals based on the appraiser’s initial year cash flow projection and (b) the capitalization rate used by the appraiser in the residual value component of the discounted cash flow analysis (resulting in an average capitalization rate of approximately 7.6%, 7.6%, 7.7%, 7.8% , 7.8% for each of PSP1, PSP2, PSP3, PSP4, and PSP5 respectively). Real estate selling costs were assumed to be incurred at the same percentage of sale proceeds as incurred in the liquidation alternatives.

The projections evaluated each Partnership’s going-concern value by analyzing projected cash flow and distributions assuming that the Partnership was operated as an independent stand-alone entity and its assets sold in a liquidation of the Partnership after a five-year holding period. Distributions and sale proceeds per Partnership unit were discounted in the projections at rates ranging from 10% to 12% for all of the Partnerships.

Stanger observed that the estimated values per Partnership unit on a going-concern basis resulting from the above analysis ranged from $2,664 to $2,872 for PSP1, $4,030 to $4,347 for PSP2, $2,279 to $2,457 for PSP3, $2,013 to $2,169 for PSP4, and $1,375 to $1,481 for PSP5.

Stanger concluded that the range of going-concern values per Partnership unit indicates that the consideration to be received by the limited partners in the mergers are within the ranges of the expected present value of the returns that could be received by the limited partners from the alternative of continuing the Partnerships in existence after the  merger of PSOP into Public Storage and after the acquisition of the Hughes Family interests in each of the Partnerships, and the resulting expected adjustment to real estate taxes resulting therefrom.

The estimated values assigned to the Partnerships and Partnership units in the foregoing analyses are based on a variety of assumptions that have been made by the Partnerships. While each of the Partnerships has advised Stanger that it believes that it has a reasonable basis for these assumptions, these assumptions may not reflect the Partnerships’ actual experience and such differences could be material. See “– Comparison of Consideration to be Received in the Mergers to Other Alternatives.”

Review of Tender Offer and Secondary Market Prices.    Stanger observed that Partnership units for four of the five Partnerships have been purchased in recent months on the informal secondary market for partnership securities. Stanger also observed that third parties had made informal “mini-tender offers” to the limited partners of all the Partnerships.

Stanger observed that, based on prices reported to Stanger by various firms active in the informal secondary market for partnership interests, the range of selling prices reported for Partnership units in the informal secondary market between January 1, 2010 and March 31, 2011 was  (a) in the case of PSP2, $3,265 per unit (2 transactions at the same price; 10 units transacted) compared with the consideration in the mergers of $4,187 per unit, (b) in the case of PSP3, $1,925 per unit to $2,401 per unit, with a weighted average price of $2,304  (5 transactions, 110 units transacted) compared with the consideration in the mergers of $2,373 per unit, (c) in the case of PSP4, $2,125 per unit (1 transaction, 18 units) compared with the consideration in the mergers of $2,098 per unit and (d) in the case of PSP5, $1,350 per unit to $1,431 per unit, with a weighted average price of $1,380 (4 transactions, 68 units transacted) compared with the consideration in the mergers of $1,422 per unit. No secondary market trades were observed for PSP1.

Stanger observed that, based on information provided to Stanger by Public Storage, that informal “mini-tender offers” were made to the Limited Partners of the Partnerships between January 1, 2010 and March 31, 2011 and (a) in the case of PSP1 offers ranged from $2,000 to $2,100 per unit compared with the consideration in the mergers of $2,741 per unit, (b) in the case of PSP2, offers ranged from $1,950 to $2,750 per unit compared with the consideration in the mergers of $4,187 per unit, (c) in the case of PSP3, offers ranged from $1,500 to $1,900 per unit compared with the consideration in the mergers of $2,373 per unit, (d) in the case of PSP4, an offer of $1,250 per unit was observed compared with the consideration in the mergers of $2,098 per unit and (e) in the case of PSP5, offers ranged from $775 to $825 per unit compared with the consideration in the mergers of $1,422 per unit.

Stanger believes sales of partnership units on the informal secondary market and tender offers made by third parties do not necessarily reflect the value of a partnership’s net assets. Although Stanger believes reviewing secondary market prices and tender offer prices are advisable for the purpose of evaluating the estimated fair market value of a partnership’s net assets, Stanger did not place primary reliance on such secondary market prices or tender offer prices as indicators of the fairness of the merger.

Distribution/FFO Analysis.    Stanger reviewed distributions per Partnership unit and FFO per Partnership unit on an equivalent per unit basis pre and post the mergers for each of the Partnerships. Stanger noted that based on a price of $115 for Public Storage common shares and the resulting exchange ratio of Partnership units for Public Storage common shares, the current regular quarterly distribution rate for Public Storage ($0.95 per share) and the actual distributions received for each of the Partnerships during the 12 months ended March 31, 2011 ($211.00 per unit for PSP1, $286.00 per unit for PSP2, $196.00 per unit for PSP3, $161.00 per unit for PSP4 and $105.00 per unit for PSP5), annual distributions per unit for limited partners receiving Public Storage common shares  would decrease by approximately (a) $120 per unit (57%) for PSP1 limited partners, (b) $148 per unit (52%) for PSP2 limited partners, (c) $118  per unit (60%) for PSP3 limited partners, (d) $92 per unit (57%) for PSP4 limited partners and (e) $58 per unit (55%) for PSP5 limited partners.

Stanger observed that, at a closing price of $115 for Public Storage common stock and based on operating results for the Partnerships and Public Storage during the 12 months ending March 31, 2011, FFO per Partnership unit on a fully diluted equivalent per share basis earned by limited partners would decrease by approximately (a) $116 per unit (47%) for PSP1 limited partners (b) $132 per unit (40%) for PSP2 limited partners (c) $91 per unit (45%) for PSP3 limited partners (d) $79 per unit (44%) for PSP4 limited partners, and (e) $51 per unit (43%) for PSP5 limited partners.

Stanger concluded that the limited partners choosing to receive Public Storage common shares in the merger would have, on an historical pro forma basis, lower dividends and lower FFO attributable to their Partnership units after the mergers. Stanger observed that Public Storage’s FFO and level of distributions reflects in part development and reinvestment activities intended to enhance shareholder value, whereas the Partnership, a finite life entity, does not pursue development or reinvestment opportunities. Stanger also noted that Public Storage has substantially larger entity size and diversification, and as a publicly traded company significantly higher liquidity than each of the Partnerships.  These factors, along with Public Storage’s historical track record of growth and profitability and its internal management structure, result in a higher valuation multiple and a lower FFO yield for Public Storage as compared with the Partnerships.  Stanger concluded that the reduction of distributions and FFO attributable to limited partners on a historical pro forma basis after the mergers does not adversely impact its determination as to the fairness of the consideration to be paid in the mergers since the merger consideration is based on the net asset value attributable to the units and the limited partners have the option of receiving cash instead of Public Storage common shares.

Conclusions.    Based on the foregoing, Stanger concluded that, based upon its analysis and the assumptions,  qualifications and limitations cited in its opinions, as of the date of the fairness opinions, the consideration to be received in the mergers is fair to the public limited partners of each of the Partnerships, from a financial point of view. The issuance of the fairness opinions were approved by the Fairness Opinion Committee of Robert A. Stanger & Co., Inc.

Assumptions.    In evaluating the mergers, Stanger relied upon and assumed, without independent verification and with the consent of the Partnerships, the accuracy and completeness of all financial and other information contained in this information statement or that was furnished or otherwise communicated to Stanger. Stanger was not asked to perform and did not perform an independent appraisal of the properties or other assets and liabilities of Public Storage or the Partnerships and relied upon and assumed the accuracy of the appraisals performed by Cushman and Wakefield Western and any adjustments thereto, including but not limited to the amount and timing of any deferred maintenance items, and the other balance sheet value determinations for non-real estate assets and liabilities of the Partnerships. Stanger also relied on the assurances of Public Storage, the General Partners and the Partnerships that any pro forma financial statements, projections, budgets, estimates of deferred maintenance or environmental liability, or value estimates and the assumptions that form the bases thereof contained in this statement or otherwise provided to Stanger, were reasonably prepared on bases consistent with actual historical experience and reflect the best currently available estimates and good faith judgments; that the  Partnerships’ net asset values have been allocated between the limited and general partners in each Partnership in accordance with the provisions of each of the partnership agreements in the same manner they would be allocated upon the Partnerships’ liquidations; that no material changes have occurred in the appraised value of each Partnership’s properties or the information reviewed between the date of the appraisals or the date of the other information provided and the date of the opinions; and that Public Storage, the General Partners and each of the Partnerships are not aware of any information or facts that would cause the information supplied to Stanger to be incomplete or misleading in any material respect. Stanger has expressed no view as to the forecasts or projections provided or the assumptions on which they were based.  Such forecasts and projections were not prepared with the expectation of public disclosure and are based on numerous variables and assumptions that are inherently uncertain including, but not limited to, general economic, business, capital and real estate market conditions. Therefore, actual results could vary significantly from those set forth in such forecasts and projections.

In connection with preparing the fairness opinion, Stanger was not engaged to, and consequently did not, prepare any written report or compendium of its analysis for internal or external use beyond the analysis set forth in Appendix C. Stanger does not intend to deliver any additional written summary of the analysis.

Limitations and Qualifications.    Stanger was not requested to, and therefore did not: (1) select the method of determining the consideration being paid in the mergers; (2) make any recommendation to the public limited partners of the Partnerships with respect to whether to select the cash or Public Storage common shares option in the mergers; (3) solicit the interest of any other parties in pursuing any transaction with the Partnerships; or (4) express any opinion as to the business decision to effect the mergers or alternatives to the mergers; the relative merits of each merger with those of any other transactions or business strategy; Public Storage’s decision to acquire the Hughes Family interests; the fairness of the amount or the nature of any compensation to any officers, directors, or employees of any parties to the mergers, or any class of such persons relative to the consideration to be received by the public limited partners of each Partnership in the mergers; the value, price or possible future trading range of shares, or business prospects, of Public Storage following the mergers; any legal, tax, regulatory or accounting matters, as to which each of the Partnerships have obtained such advice as it deemed necessary from qualified professionals; any tax or other consequences that might result from any of the mergers, or relating to Public Storage’s continued qualification as a REIT; the amounts or allocations of expenses associated with each of the mergers, or any terms of each merger other than the consideration to be received by the public limited partners of each Partnership. Stanger’s opinion is based on business, economic, real estate and securities markets, and other conditions as of the date of its analysis and addresses the mergers in the context of information available as of the date of its analysis. Events occurring after that date may materially affect the assumptions used in preparing the opinions.

The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. Stanger has advised the General Partners and the Partnerships that its entire analysis must be considered as a whole and that selecting portions of its analysis and the factors considered, without considering all analyses and facts, could create an incomplete view of the evaluation process underlying the opinions.

Among the factors considered in the selection of Stanger were Stanger’s experience in connection with the mergers in 18 affiliated REITs with Public Storage and in connection with the mergers of eight partnerships with Public Storage, its expertise in real estate transactions and the fee quoted by Stanger. No party other than Stanger was contacted to render an opinion as to the fairness of the mergers to the public limited partners, and the Partnerships have neither requested nor received any views, preliminary or otherwise, from any party other than Stanger regarding the fairness of the mergers to the public limited partners.

Compensation and Material Relationships.    For preparing the fairness opinions and related services in connection with the mergers, Stanger is being paid a fee of $200,000. In addition, Stanger will be reimbursed for certain out-of-pocket expenses, including legal fees, up to a maximum of $42,900 and will be indemnified against all liabilities arising under any applicable federal or state law or otherwise related to or arising out of Stanger’s engagement or performance of its services to the Partnerships other than liabilities resulting from Stanger’s gross negligence or willful misconduct. The fee was negotiated with Stanger. Payment of the fee to Stanger is not dependent upon completion of the mergers or upon the findings of Stanger with respect to fairness. Stanger has rendered consulting, valuation, investment banking and financial advisory services to Public Storage and its affiliates, including fairness opinions to the public shareholders of 18 REITs and eight public limited partnerships in connection with their mergers with Public Storage, and may be engaged in the future. Stanger has not been retained by Public Storage or received any compensation for any services or products from Public Storage (exclusive of amounts received in connection with the mergers) in the past two years.

The Merger Agreement

If the conditions to the mergers are satisfied or waived, the mergers will be consummated pursuant to the merger agreement which is set forth in Appendix A to, and is incorporated by reference into, this information statement. As a result of the mergers, all of the Partnership units and all of the general partnership interests owned by the Hughes family will be held by Public Storage. The merger agreement contains representations and warranties of Public Storage and the Partnerships and certain other provisions relating to the mergers. The representations and warranties are extinguished by, and do not survive, the mergers.  The mergers of Public Storage with PSP1, PSP2, PSP3, PSP4 and PSP5 are not conditioned on each other.

Representations and Warranties of Public Storage.    Public Storage is representing and warranting to the Partnerships that (1) the merger agreement has been duly authorized, (2) Public Storage has been duly organized, (3) Public Storage’s outstanding shares and the shares to be issued in the mergers have or will be validly issued, (4) the merger agreement does not conflict with Public Storage’s organizational documents or material agreements (5) there is no material litigation pending against Public Storage, (6) since January 1, 2008, Public Storage has filed all required reports with the Commission, (7) Public Storage’s financial statements present fairly Public Storage’s financial position, (8) since January 1, 2011, there has not been any material adverse change in Public Storage’s business, (9) the information statement does not include any misleading statement of material fact, (10) all of Public Storage’s material insurance is in effect and (11) Public Storage’s representations and warranties in the merger agreement do not include any misleading statement of material fact.

Representations and Warranties of the Partnerships.    Each of the Partnerships is representing and warranting to Public Storage as to itself that (1) the merger agreement has been duly authorized, (2) the Partnership has been duly organized, (3) the Partnership’s outstanding units have been validly issued, (4) the merger agreement does not conflict with the Partnership’s organizational documents or material agreements, (5) there is no material litigation pending against the Partnership, (6) in the case of PSP3, PSP4 and PSP5 only, since January 1, 2008, the Partnership has filed all required reports with the Commission, (7) the Partnership’s financial statements present fairly the Partnership’s financial position, (8) since January 1, 2011, there has not been any material adverse change in the Partnership’s business, (9) the information statement does not include any misleading statement of material fact, (10) all of the Partnership’s material insurance is in effect and (11) the Partnership’s representations and warranties in the merger agreement do not include any misleading statement of material fact.

Conditions to Consummation of the Mergers.    Consummation of the mergers is contingent upon standard conditions, including the following: (1) the Registration Statement shall have been declared effective by the Commission and Public Storage shall have received all other authorizations necessary to issue Public Storage common shares in exchange for Partnership units and to consummate the mergers; (2) the merger agreement and the mergers shall have been approved and adopted by the requisite vote of the limited partners (which condition has been satisfied by the vote of Public Storage, PSOP and the Hughes family of their Partnership units in favor of the mergers); (3) the Public Storage common shares issued to limited partners shall be listed on the NYSE; (4) each of the Partnerships shall have received a fairness opinion from Stanger (which consolidated opinion has been delivered); (5) no legal action challenging the mergers shall be pending; and (6) in the case of Public Storage, the average of the per share closing prices on the NYSE of Public Storage common shares during the 20 consecutive trading days ending on the fifth trading day prior to the Effective Date is not less than $95.00. Public Storage does not intend to postpone the mergers if condition (6) is not satisfied in this time frame. If condition (6) is not satisfied or waived, Public Storage intends to promptly notify the limited partners in writing. The obligation of Public Storage to effect the mergers is also subject to Public Storage, in its sole discretion, being satisfied as to title to, and the results of any environmental audit of, the Partnership properties. The mergers are also conditioned on the amendment of each of the partnership agreements and the merger of PSOP into Public Storage.

Amendment or Termination.    The merger agreement provides for amendment or modification thereof with respect to the mergers by written agreement authorized by the board of trustees of Public Storage, the board of directors of PSOP and the general partners. The mergers may be abandoned at any time by mutual written consent and may be abandoned by any party if, among other things, the closing of the mergers has not occurred on or before March 31, 2012.

Consummation.    It is contemplated that the mergers will be consummated by filing certificates of merger with the California Secretary of State and the Maryland State Department of Assessments and Taxation.

Certificates for Public Storage Common Shares.    After the mergers, holders of Partnership units that were converted into Public Storage common shares, without any further action, will be entitled to receive the number of whole Public Storage common shares into which Partnership units will have been converted and cash payments in lieu of fractional share interests. As soon as practicable after the mergers, the exchange agent, Computershare Trust Company, N.A., will send you a statement confirming the number of Public Storage common shares registered to each holder of Partnership units whose units have been converted into Public Storage common shares as shown on the books of Computershare Trust Company, N.A. Once you receive your statement evidencing the direct registration in book entry form of your Public Storage common shares, you may contact Computershare Trust Company, N.A. to receive your shares in certificate form if you prefer.

 IF YOU DO NOT RECEIVE YOUR STATEMENT OF HOLDINGS OF PUBLIC STORAGE COMMON SHARES RECEIVED IN THE MERGER BY _____________, 2011, CALL COMPUTERSHARE TRUST COMPANY, N.A. AT ___________________ FOR A COPY. YOU WILL NOT RECEIVE A CERTIFICATE FOR YOUR SHARES UNLESS AND UNTIL YOU REQUEST A CERTIFICATE FROM COMPUTERSHARE TRUST COMPANY, N.A. SEE “THE MERGER – MERGER AGREEMENT – DIRECT REGISTRATION OF PUBLIC STORAGE COMMON SHARES.”

After the mergers, there will be no further registration of transfers of Partnership units on the Partnerships’ records.

Fractional Shares.    No fractional shares of Public Storage common shares will be issued in the mergers. In lieu of any fractional share interests, each holder of Partnership units who would otherwise be entitled to a fractional share of Public Storage common share will be paid an amount in cash (without interest), rounded to the nearest $.01, determined by multiplying (1) the average of the per share closing prices on the NYSE of the Public Storage common shares during the 20 consecutive trading day ending on the fifth trading day prior to the Effective Date by (2) the fractional interest.

Restrictions on Other Acquisitions.    Each of the Partnerships has agreed not to initiate, solicit or encourage, directly or indirectly, any inquiries or the making of any proposal with respect to a merger, consolidation, securities exchange or similar transaction involving it, or any purchase of all or any significant portion of its assets, or any equity interest in it, other than the transactions contemplated by the merger agreement, or engage in any negotiations concerning, or provide any confidential information or data to, or have discussions with, any person relating to such a proposal, provided that the general partners may furnish or cause to be furnished information and may participate in such discussions and negotiations through its representatives with persons who have sought the same if the failure to provide such information or participation in the negotiations and discussions might cause the Partnership to breach its fiduciary duty to limited partners under applicable law as advised by counsel. Each of the Partnerships has agreed to notify Public Storage immediately if inquiries or proposals are received by, any such information is requested from, or negotiations or discussions are sought to be initiated or continued with it, and to keep Public Storage informed of the status and terms of any such proposals and any such negotiations or discussions.

Distributions.    Pending the mergers, each of the Partnerships is precluded from declaring or paying any distributions to the limited partners other than (1) quarterly distributions consistent with the partnership agreement for each partnership and (2) distributions to the limited partners of record immediately prior to the effectiveness of the mergers equal to the amount, if any, by which the Partnership’s estimated net asset value allocable to limited partners as of the date of the mergers per Partnership unit (valuing the properties based on the Cushman appraisals) exceeds (a) $2,741 for PSP1, (b) $4,187 for PSP2, (c) $2,373 for PSP3, (d) $2,098 for PSP4 and (e) $1,422 for PSP5. See “– Determination of Amounts to be Received by Limited Partners and General Partners in the Mergers.”

Pending the mergers, PSOP is precluded from declaring or paying any distributions to its shareholders other than distributions of PSOP’s taxable income earned through the date of the mergers.

Cash Election Procedure

Each holder of record of Partnership units may make a cash election to have his or her Partnership units converted into the right to receive cash in the mergers. The Hughes family has informed Public Storage that it intends to make cash elections as to all Partnership units it owns. All cash elections are to be made on the election form. An election form is being sent to all holders of record of Partnership units on the date of this statement. A duplicate election form may be obtained by calling the exchange agent, Computershare Trust Company, N.A., at the telephone number listed below. To be effective, an election form must be properly completed and signed in accordance with the instructions which accompany the election form and must be received by the exchange agent, no later than 5:00 p.m. New York City time on                 , 2011 (the “Election Deadline”) at one of the following addresses:

By Mail	By Overnight Courier	For Assistance
Computershare Trust Company, N.A. Attn: Corporate Actions Voluntary Offer P.O. Box 43014 Providence, RI 02940-3011	Computershare Trust Company, N.A. Attn: Corporate Actions Voluntary Offer 250 Royall Street, Suite. V Canton, MA 02021	Computershare Trust Company, NA Shareholder Services (781) 575-3120]

Holders of record of units who hold units as nominees, trustees or in other representative capacities may submit multiple election forms, provided that such representative certifies that each such election form covers all the units held by such representative for a particular beneficial owner. An election may be revoked by the person or persons making such election by a written notice signed and dated by such person or persons and received by the exchange agent at one of the addresses listed above prior to the Election Deadline, identifying the name of the registered holder of the units subject to such election and the total number of units owned by the beneficial owner. In addition, all election forms will automatically be revoked as to a particular Partnership if the exchange agent is notified in writing that the merger of that Partnership has been abandoned. The exchange agent may determine whether or not elections to receive cash or stock have been properly made or revoked, and any such determination shall be conclusive and binding.

A holder of Partnership units may not make a cash election as to less than all of the units owned by such holder in a particular Partnership. Any holder of units who does not submit a properly completed and signed election form electing to receive cash in the mergers which is received by the exchange agent prior to 5:00 p.m., New York City time, on                 , 2011 will receive Public Storage common shares in the mergers. If Public Storage or the exchange agent determines that any purported cash election was not properly made, such purported cash election will be deemed to be of no force and effect and the holder of units making such purported cash election will, for purposes hereof, receive Public Storage common shares in the mergers. None of Public Storage, the Partnerships or the exchange agent will be under any obligation to notify any person of any defect in a cash election form.

The material U.S. federal income tax consequences of the receipt by a public limit partner in connection in the merger of cash or Public Storage common shares in connection with a merger are described in “Material U.S. Federal Income Tax Considerations – The Mergers.”

Whether you receive common shares or you elect to receive cash in the mergers, you will need to complete and return a certificate of non-foreign status, to ensure that 10% U.S. federal income tax withholding is not required. The certificate is included in the election form sent to all unit holders. See “Material U.S. Federal Income Tax Considerations – The Mergers– Certification of Non-Foreign Status to Avoid FIRPTA Withholding.”

Consequences to the Partnerships if the Mergers are Not Completed

If the mergers are not completed as to one or more of the Partnerships, that Partnership or those Partnerships will remain as separate legal entities and will continue to operate its or their properties.

Costs of the Merger

It is estimated that the total consideration (Public Storage common shares and cash) to be paid by Public Storage to acquire all of Partnership units owned by the public limited partners and the limited and general partner interests owned by the Hughes family (and to pay related costs and expenses) would be approximately $157 million. The cash portion will be paid from Public Storage’s working capital or with funds borrowed under credit facilities with a group of banks for which Wells Fargo Bank, National Association acts as agent. These credit facilities aggregate $300,000,000 and bear interest at LIBOR plus .35% to 1.00%. Public Storage intends to repay amounts borrowed under these facilities from the public or private placement of securities or from Public Storage’s undistributed cash flow. There are no current borrowings under Public Storage’s credit facilities and Public Storage expects that the Partnership units will be acquired with funds from its working capital.

If the mergers are completed, all costs incurred by Public Storage and the Partnerships in connection with the mergers will be paid by Public Storage. If the mergers are not completed, all costs incurred in connection with the mergers will be paid by the party incurring such costs, except that Public Storage will pay one-half of the cost of any expenses incurred in connection with the printing of this information statement and related registration statement, the appraisals and filing fees and the Partnerships will pay the other one-half of such costs. The Partnerships’ share of such costs would be paid from their working capital.

The following is a statement of certain fees and expenses estimated to be incurred in connection with the mergers (exclusive of amounts paid as a result of cash elections):

Pre Closing Transaction Costs
Printing and mailing	$125,000
Legal	275,000
Real estate appraisals and fairness opinions	564,450
Registration, listing and filing fees	100,000
Accounting	30,000
Other	10,000

Subtotal	$1,104,450

Closing Transaction Costs
Transfer taxes and fees	$756,000
Transfer agent fees	65,000
Other	15,000

Subtotal	$836,000

TOTAL	$1,940,450

Accounting Treatment

For accounting purposes, the mergers will be treated as equity transactions.

Regulatory Requirements

The mergers are subject to compliance with federal and state securities law requirements.

Comparison of Partnership Units with Public Storage Common Shares

The information below compares certain attributes of Public Storage common shares with the Partnership units. The effect of the mergers on limited partners who receive Public Storage common shares in the mergers is set forth in italics below each caption.

Partnerships	Public Storage
Investment Objectives and Policies

The principal investment objectives are to provide (1) quarterly cash distributions from its operations and (2) long-term capital gains through appreciation in the value of the Partnership properties.

Under their partnership agreements, the Partnerships are not permitted to raise new capital or to reinvest operating cash flow or sale or financing proceeds. Unless earlier dissolved, under their partnership agreements, PSP1 will terminate in 2035, PSP2 will terminate in 2036, PSP3 will terminate in 2035 and PSP4 and PSP5 will terminate in 2038.

The investment objectives of Public Storage are to create long term shareholder value.

Public Storage intends to continue its operations for an indefinite period of time and is not precluded from raising new capital, including senior securities that would have priority over Public Storage common shares (including Public Storage common shares issued in the mergers) as to cash flow, distributions and liquidation proceeds, or from reinvesting cash flow or sale or financing proceeds in new properties in a manner consistent with Public Storage satisfying the distribution requirements applicable to REITs. Therefore, Public Storage shareholders should expect to be able to liquidate their investment only by selling their shares in the market, and the market value of the Public Storage common shares may not necessarily equal or exceed the market value of Public Storage’s assets or the net proceeds which might be available for distribution upon liquidation if Public Storage were to liquidate. Public Storage has grown, and intends to continue to grow, as new investments are made.

Limited partners who receive Public Storage common shares in the mergers will be changing their investment from “finite life” to “infinite life”; they will be able to realize the value of their investment only by selling the Public Storage common shares. The interest of Public Storage shareholders can be diluted through the issuance of additional securities, including securities that would have priority over Public Storage common shares as to cash flow, distributions and liquidation proceeds. Public Storage has an effective registration statement for preferred shares, common shares, equity shares and warrants and intends to issue additional securities under this registration statement. There is no assurance that any such securities will be issued. See “Risk Factors – The number of Public Storage common shares to be issued in the mergers has not been determined.”

Public Storage has no plans with respect to a sale or financing of any of the Partnership properties.

Borrowing Policies

The Partnerships have no outstanding borrowings. They are fully invested and would distribute the proceeds from a financing of properties.
Public Storage has broad powers to borrow in furtherance of its investment objectives. While Public Storage presently intends to finance its growth primarily through cash provided by operating activities and the issuance of preferred and common shares, Public Storage has incurred in the past, and may incur in the future, both short-term and long-term debt to increase its funds available for investment in real estate, acquisitions, capital expenditures and distributions. As of March 31, 2011, Public Storage’s ratio of “Debt” (liabilities other than “accrued and other liabilities” that should, in accordance with GAAP, be reflected on Public Storage’s balance sheet) to “Assets” (Public Storage’s total assets that should, in accordance with GAAP, be reflected on Public Storage’s balance sheet) was approximately 4.9%.

Public Storage has outstanding debt and reinvests proceeds from borrowings. The incurrence of debt increases the risk of loss of investment.

Transactions with Affiliates

The partnership agreements generally prohibit the Partnerships from (1) purchasing properties from or selling properties to the general partners, (2) leasing properties from or to the general partners and (3) loaning funds to the general partners. The partnership agreements may be amended by a majority vote of limited partners. See “Amendments to Partnership Agreement.”
Public Storage’s bylaws have no comparable provision.

Public Storage’s bylaws contain no restrictions on transactions with affiliates, although it is expected that such transactions would only be entered into if approved by a majority of Public Storage’s independent trustees.  Given Public Storage’s control of all voting decisions with respect to the Partnerships, the Partnerships can enter into transactions with affiliates without the need for approval of the public limited partners.

Properties

PSP1 owns three properties in California.  PSP2 owns four properties in California.  PSP3 owns nine properties in California.  PSP4 owns 17 properties in California and Florida.  PSP5 owns 14 properties in California, Florida and Georgia.

Public Storage owns equity interests (through direct ownership) as well as joint ventures and general and limited partnership interests) in 2,052 properties in 38 states in the United States and 189 properties in seven European countries operated under the “Shurgard” brand.  Public Storage also owns an interest in PSB.  See “Description of Public Storage’s Properties.”

Because Public Storage owns substantially more property interests in more states than the Partnerships, Public Storage’s results of operations are less affected by the profitability or lack of profitability of a single property than are those of the Partnerships and it would be much  more difficult to liquidate Public Storage than any of the Partnerships within a reasonable period of time.

Liquidity, Marketability and Distributions

There is no active trading market for Partnership units. None of the Partnerships has issued any securities that have priority over its Partnership units.
Public Storage common shares are traded on the NYSE. During the three months ended March 31, 2011, the average daily trading volume of Public Storage common shares was approximately 750,144 shares. Public Storage has issued, and may in the future issue, securities that have priority over Public Storage common shares as to cash flow, distributions and liquidation proceeds.

The Partnerships are required, under the terms of their respective partnership agreements, to distribute all of their available cash on a quarterly basis.  Public Storage is required to distribute at least 90% of its ordinary REIT taxable income in order to maintain its qualification as a REIT. Consistent with its satisfaction of the distribution requirements applicable to REITs, Public Storage may distribute less than its cash available for distribution (distributing amounts approximately equal to its taxable income), permitting it to retain funds for additional investment and debt reduction.

A public limited partner who receives Public Storage common shares in connection with the mergers will have an investment which is significantly more liquid than the Partnership units formerly owned. However, distributions on Public Storage common shares are (on a per share basis) lower than the distributions on the Partnership units (on a per unit-basis). Moreover, distributions on Public Storage common shares also are subject to the distribution and liquidation preferences of Public Storage’s outstanding preferred shares  See “Distributions and Price Range of Public Storage Common Shares” and “Distributions and Market Prices of Partnership Units” for information on market prices of Partnership units and Public Storage common shares.

Taxation

The Partnerships are pass-through entities, whose income, loss, and other items are not taxed at the entity level but instead are allocated to their respective partners, regardless of whether a partner receives a distribution from the Partnership. Income and loss from the Partnerships generally constitutes income and loss from a “passive activity” for purposes of Section 469 of the IRC. Due to depreciation and other noncash items, cash distributions made by a Partnership typically are greater than the income allocated to limited partners. After the end of each fiscal year, limited partners receive annual schedule K-1 forms showing their allocable share of Partnership income and loss for inclusion on their U.S. federal income tax returns. As a result of their investment in a Partnership, public limited partners are also required to file state income tax returns and/or pay state income taxes in California and in certain other states in which Partnership properties are located.

Public Storage elected to be taxed as a REIT under the IRC beginning with its 1981 taxable year.  So long as it continues to qualify as a REIT, it will not be subject to U.S. federal income tax, with certain limited exceptions, on the net income that it distributes currently to its shareholders.  Qualification for taxation as a REIT enables the REIT and its shareholders to substantially eliminate the “double taxation” (that is, taxation at both the corporate and shareholder levels) that generally results from an investment in a regular corporation. Regular corporations (non-REIT “C” corporations) generally are subject to U.S. federal corporate income taxation on their income and shareholders of regular corporations are subject to tax on any dividends that are received. Through 2012, however, shareholders of regular corporations who are taxed at individual rates generally are taxed on dividends they receive at capital gains rates, which are lower for individuals than ordinary income rates, and shareholders of regular corporations who are taxed at regular corporate rates will receive the benefit of a dividends-received deduction that substantially reduces the effective rate that they pay on such dividends. Dividends paid by Public Storage generally do not constitute income from a “passive activity” for purposes of Section 469 of the IRC.  Losses and credits generated within Public Storage do not pass through to shareholders. After the end of Public Storage’s calendar year, shareholders generally will receive a Form 1099-DIV (which is used to report corporate distributions). See “Material U.S. Federal Income Tax Considerations.”

Each of the Partnerships is treated as a partnership for U.S. federal income tax purposes and, as such, is not subject to U.S. federal income taxation on its net income and gain.  Instead, the items of income, expense, gain, and loss of each Partnership are allocated to its partners (in accordance with its partnership agreement and U.S. federal tax law), regardless of whether a partner receives a distribution from the Partnership. By contrast, so long as it continues to qualify as a REIT, Public Storage will not be taxed, with certain limited exceptions, on the net income that it distributes currently to its shareholders.  However, to the extent Public Storage has net income (after taking into account the dividends-paid deduction available to REITs), such income will be taxed at the Public Storage level at the generally applicable corporate tax rates (and Public Storage may also be subject to an additional excise tax).  Dividends paid by Public Storage generally do not constitute income from a “passive activity” for purposes of Section 469 of the IRC.  See “Material U.S. Federal Income Tax Considerations.

Voting Rights

Limited partners of each of the Partnerships may, by a majority vote, without the concurrence of the general partners, amend its partnership agreement, dissolve the Partnership, remove and/or elect a general partner, and approve or disapprove the sale of all or substantially all of the Partnership’s assets. As owner of more than 50% of the Partnership units, Public Storage, the Hughes family and PSOP control all voting decisions with respect to the Partnerships.

Public Storage holds annual meetings, at which the shareholders elect the trustees. Upon appropriate notice, Public Storage shareholders are entitled to cumulate votes in the election of trustees, and are entitled to one vote for each common share owned on each other matter submitted for a vote of shareholders.  Public Storage trustees may only be removed for cause, at a meeting of shareholders, by vote of the holders of two-thirds or more of the shares entitled to be cast.  Any transaction resulting in a merger, consolidation or sale of all or substantially all of Public Storage’s assets must be approved by the affirmative vote of holders of not less than a majority of all the votes entitled to be cast. Furthermore, certain “business combinations” between Public Storage and an “interested” shareholder are subject to additional restrictions.

The public shareholders of Public Storage are limited in their ability to control Public Storage to the extent of the  ownership by the Hughes family of Public Storage common shares.

Shareholders have different voting rights, including the right to elect trustees annually, than the voting rights afforded to limited partners.

Management and Duties

As a matter of state law, the general partners have liability for the payment of Partnership obligations and debts, unless limitations upon such liability are expressly stated in the obligation. The partnership agreements provide that the general partners are not liable to the Partnerships or the limited partners for any act or omission performed in good faith pursuant to authority granted by the partnership agreements, and in a manner reasonably believed to be within the scope of authority granted and in the best interests of the Partnerships, provided that such act or omission did not constitute fraud, misconduct, bad faith or negligence. In addition, the partnership agreements indemnify the general partners for liability, loss, damage, costs and expenses, including attorneys’ fees, incurred by them in conducting the Partnerships’ business, except in the case of fraud, misconduct, bad faith or negligence.

Public Storage is managed by its board of trustees and executive officers. A majority of the trustees of Public Storage are independent trustees. Maryland law provides that a Maryland real estate investment trust’s declaration of trust may include a provision eliminating or limiting the personal liability of a trustee or officer to the corporation or its shareholders for any monetary damages, except (1) to the extent that it is proved that the person actually received an improper benefit or profit in money, property or services, for the amount of the benefit or profit in money, property, or services actually received or (2) to the extent that a court finds that the person’s action, or failure to act, was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding.  Public Storage’s declaration of trust contains this provision. In addition, Public Storage’s organizational documents provide Public Storage with the authority to indemnify its officers and trustees under certain circumstances for expenses or liability incurred as a result of litigation. Public Storage has taken advantage of those provisions and has entered into agreements with its trustees and officers, indemnifying them to the fullest extent permitted by Maryland law. To the extent that the foregoing provisions concerning indemnification apply to actions arising under the Securities Act, Public Storage has been advised that, in the opinion of the Commission, such provisions are contrary to public policy and therefore are not enforceable.

The general partners have, under most circumstances, no liability to the Partnerships for acts or omissions they undertake when performed in good faith, in a manner reasonably believed to be within the scope of their authority and in the best interests of the Partnerships. The general partners also have, under specified circumstances, a right to be reimbursed by the Partnerships for liability, loss, damage, costs and expenses they incur by virtue of serving as general partners. Although the standards are expressed somewhat differently, there are similar protections from liability available to trustees and officers of Public Storage when acting on behalf of Public Storage and rights of trustees and officers to seek indemnification from Public Storage. Public Storage believes that the scope of the liability and indemnification provisions in Public Storage’s governing documents provides protection against claims for personal liability against Public Storage’s trustees and officers which is comparable to, though not identical with, the protections afforded to the general partners under the partnership agreements.

Additional Issuances of Securities and Anti-Takeover Provisions

The partnership agreements do not provide for the issuance of additional Partnership units.
Subject to the rules of the NYSE and applicable provisions of Maryland law, Public Storage has issued and intends to continue to issue authorized capital shares without shareholder approval, and Public Storage may classify and issue preferred shares which may have the effect of deterring an acquisition of Public Storage.

Given the ownership level of Public Storage common shares by the Hughes family and Public Storage’s flexibility to issue capital shares, including senior securities with special voting rights and priority over Public Storage common shares, and control of all Partnership voting decisions by Public Storage, both Public Storage and the Partnerships are in position to deter attempts to obtain control in transactions not approved by management.

Limited Liability of Investors

Under the partnership agreements and California law, the liability of limited partners for Partnership debts and obligations is limited to the amount of their investments in the Partnerships, together with an interest in undistributed income, if any. The Partnership units are fully paid and nonassessable.
Under Maryland law, shareholders are not generally liable for corporate debts or obligations. The Public Storage common shares are nonassessable.

The limitation on personal liability of Public Storage shareholders is substantially the same as that of the limited partners.

Review of Investor Lists

A limited partner is entitled to request copies of investor lists showing the names and addresses of all limited partners in the respective Partnership. The right to receive such investor lists is conditioned upon payment of the cost of duplication and mailing.

Under Maryland law, a Public Storage shareholder of record or group of shareholders of record who has or have owned at least 5% of the outstanding shares of any class of beneficial interest for at least six months is entitled to inspect and copy Public Storage’s share ledger and to require Public Storage to prepare and deliver a verified list of the name and address of, and the number of shares owned by, each Public Storage shareholder.

The right of Public Storage shareholders to access shareholder lists is more restricted than the right of Partnership limited partners to access lists of limited partners.

AMENDMENT TO PARTNERSHIP AGREEMENTS

While the partnership agreements do not prohibit mergers with the general partners, they do prohibit the Partnerships from selling properties to the general partners. To ensure that the mergers are legally authorized under the partnership agreements, the partnership agreement of each of the Partnerships is being amended to expressly authorize the mergers by adding a new section 13.5 to the partnership agreements that would read in its entirety as follows:

13.5
Merger.    Notwithstanding anything in the Agreement to the contrary or section 15911.12 (b) of the California Uniform Limited Partnership Act of 2008, the Partnership may merge with Public Storage or a subsidiary in accordance with applicable law with the Limited Partners and the General Partner receiving securities, cash or a combination thereof, provided that such merger is approved by a Majority Vote.

“Majority Vote” means the vote of limited partners owning more than 50% of the Partnership units.

APPROVAL OF THE MERGERS AND AMENDMENT TO PARTNERSHIP AGREEMENTS

General

This information statement is first being mailed on or about                 , 2011 to limited partners in connection with the mergers and the amendment to the partnership agreements. The general partners are not soliciting proxies in connection with these matters.

Holders of record of Partnership units at the close of business on the date of this information statement will be entitled to receive notice of the mergers and the amendment to the partnership agreements. On such date, there were outstanding 5,351 Partnership units in PSP1, 9,890 in PSP2, 20,000 in PSP3, 40,000 in PSP4 and 44,000 in PSP5.

The mergers with Public Storage of PSP1, PSP2, PSP3, PSP4 and PSP5 are not conditioned on each other.

The affirmative vote of a majority of the Partnership units is required to approve each merger and the amendment. As indicated above, the general partners are not soliciting proxies from the limited partners in connection with these matters. Public Storage, the Hughes family and PSOP own sufficient units to approve the mergers and the amendments without the vote of any other limited partner and have approved these matters by written consent in accordance with California law and the partnership agreements. The Partnership mergers and the amendments will become effective upon the signing of the amendment and the filing of certificates of merger with the California Secretary of State, which pursuant to Rule 14c-2 under the Exchange Act will not take place until at least 20 business days following the date on which this information statement is mailed to limited partners.

Security Ownership of Certain Beneficial Owners and Management

Partnerships.  The following table sets forth information as to beneficial ownership of limited partnership units in each of the Partnerships by Public Storage, the Hughes family and PSOP.  Except as set forth in this table, the Partnerships are not aware of any beneficial owner of more than 5% of the units in any of the Partnerships.  This information does not include the ownership of general partnership interests and so does not represent the effective economic interests in the Partnerships.

	PSP1		PSP2		PSP3		PSP4		PSP5
Name	No. of LP Units	% of LP Units	No. of LP Units	% of LP Units	No. of LP Units	% of LP Units	No. of LP Units	% of LP Units	No. of LP Units	% of LP Units
Public Storage	1,402	26%	3,174	32%	6,274	31%	11,671	29%	14,740	34%
Hughes Family	1,100	21%	1,106	11%	6,000	30%	5,892	15%	4,852	11%
PSOP	289	5%	1,109	11%	196	1%	7,299	18%	7,415	17%

Other than the Hughes family, none of the Public Storage trustees and executive officers owns any of the Partnership units.

PSOP.  For information on the ownership of PSOP, please refer to “Summary – PSOP” and “ – Ownership and Relationships” None of the Public Storage trustees and executive officers owns any voting or non-voting shares of PSOP, except John Reyes, Senior Vice President and Chief Financial Officer, together with his wife and children, owns 40 voting shares (.003% of the total of 1,464,138 outstanding voting and non-voting shares).

The address of Public Storage and PSOP is 701 Western Avenue, Glendale, California 91201.  The address of the Hughes family is 22917 Pacific Coast Highway, #300A, Malibu, California  90265.

CERTAIN RELATED TRANSACTIONS

Since January 1, 2008, there have been no, and there are no proposed, material contracts, arrangements, understandings, relationships, negotiations or transactions between the Partnerships and Public Storage or its affiliates other than the mergers or as follows:

General Partners’ Interests.  Public Storage is the sole general partner of PSP1 and PSP2, and Public Storage and Hughes are the general partners of PSP3, PSP4 and PSP5.  The general partners receive incentive distributions equal to 25% of the cash available for distribution in each of the Partnerships.  In 2008, 2009 and 2010, the general partners received incentive distributions of (a) for PSP1 $404,000, $511,000 and $399,000, respectively, (b) for PSP2 $1,063,000, $1,077,000 and $1,083,000, respectively, (c) for PSP3 $1,340,000, $1,286,000 and $1,515,000, respectively, (d) for PSP4 $2,249,000, $2,451,000 and $2,195,000, respectively and (e) for PSP5 $1,719,000, $1,704,000 and $1,600,000, respectively.  The general partners also have a collective 1% (1.6% in the case of PSP1) interest in the Partnerships in respect of their capital contributions and participate in Partnership distributions in proportion to their interests in the Partnerships.  Hughes has transferred his economic interests in the Partnerships to members of his family, and has no ownership interest in the Partnerships and is not entitled to any compensation, distribution or other consideration from the Partnerships, although as a general partner of PSP3, PSP4 and PSP5, he may be personally liable for their obligations.

Limited Partnership Interests.  Public Storage, the Hughes family and PSOP own collectively more than 50% of the units in each of the Partnerships and participate in Partnership distributions on the same terms as other holders of units in respect of units owned by them.  See “The Mergers—Determination of Payments to the Limited Partners and General Partners in the Mergers,” and “Approval of the Mergers and Amendment to Partnership Agreements—Security Ownership of Certain Beneficial Owners and Management—Partnerships.”

Property Management.  The Partnership properties are managed by Public Storage under management agreements under which Public Storage receives 6% of gross revenues from operations of the Partnership properties.  The management agreement are terminable without cause upon 60 days written notice by the Partnerships and six months written notice by Public Storage.  For managing the Partnership properties, Public Storage received in 2008, 2009 and 2010:  (a) from PSP1 $135,000, $141,000 and $143,000, respectively, (b) from PSP2 $102,000, $104,000 and $109,000, respectively, (c) from PSP3 $430,000, $438,000 and $457,000, respectively, (d) from PSP4 $656,000, $669,000 and $689,000, respectively and (e) from PSP5 $563,000, $572,000 and $603,000, respectively.

Cost Sharing Arrangements.  In order to take advantage of economies of scale and to promote operating efficiencies, Public Storage jointly operates and markets its properties together with those of its affiliates, including the Partnerships.  As a result, significant operating costs, such as payroll, advertising and promotion, data processing and insurance expenses are shared and allocated among the properties using methodologies designed to fairly allocate these cosst.  See note 5 to the “Partnership Financial Statements” for each of the Partnerships.

Insurance.  Public Storage subsidiaries provide limited property and liability insurance to the Partnerships at commercially competitive rates.  Unaffiliated insurance carriers provide insurance for Public Storage and the Partnerships in excess of the Public Storage subsidiaries’ limitations.  A Public Storage subsidiary also reinsures polices providing certain coverage for losses to goods stored by tenants at the properties of Public Storage and the Partnerships.  This subsidiary receives the premiums and bears the risks associated with the tenant reinsurance and pays the Partnerships an access fee for providing tenant listings, which can be terminated by either the subsidiary or the Partnerships on 180 days notice. Each of the Partnerships owns an interest in an insurance carrier controlled by Public Storage that provides certain property and liability coverage to Public Storage and its affiliates, including the Partnerships, for pre-April 1, 2004 losses.  See note 5 to the “Partnership Financial Statements” for each of the Partnerships.

Merchandise Sales.  A Public Storage subsidiary sells storage and moving merchandise to the general public and to tenants at the Partnership properties.  The subsidiary receives the revenues and bears the cost of these activities and pays rent to the Partnerships for space used at the Partnership properties in conducting these activities.  See note 5 to the Partnership Financial Statements “for each of the Partnerships.

Performance Agreements.  A Public Storage subsidiary operates two of PSP2’s properties and one of PSP4’s properties under performance agreements entered into in connection with the expansion of these properties.  During the term of the performance agreements, PSP2 and PSP4 receive the same net operating income they received before the performance agreements with annual increases.  After the expiration of the term of the performance agreements (December 31, 2015), PSP2 and PSP4 would receive all of the net operating income from these properties.  See “Description of Partnerships Properties’ – PSP2”, “Description of Partnerships Properties PSP4” and note 5 to the “Partnership Financial Statements” for PSP2 and PSP4.

Joint Property Operations.  Two of PSP1’s properties are operated jointly with two Public Storage-owned properties using common rental offices.  Each of PSP1 and Public Storage receives the rentals from its respective property and bears separately its respective cost of property taxes and utilities.  Other operating expense, such as personnel cost, advertising and office supplies, are allocated on a basis designed to fairly apportion those expenses between the properties.  See “Description of the Partnerships’ Properties – PSP1” and note 5 to the Partnership Financial Statements” for PSP1.

DESCRIPTION OF THE PARTNERSHIPS’ PROPERTIES

The following information concerning the weighted average occupancy and rental income per occupied square foot of the properties of each of the Partnerships is provided through December 31, 2010.

PSP1.

PSP1 owns three self-storage facilities.  The following table contains information as of December 31, 2010 about PSP1’s properties.  In the merger with PSP1, these properties would be acquired by Public Storage.

Location	Size of Parcel (Acres)	Number of Spaces	Net Rentable Square Feet	Completion Date
California
Costa Mesa / Placentia (1)	1.80	406	34,000	Mar. 1977
Van Nuys / Sepulveda (2)	2.77	466	47,000	July 1977
Pico Rivera / Beverly	2.06	484	39,000	Aug. 1977

(1)	In September 1985, Public Storage opened a self-storage facility next to PSP1’s existing Costa Mesa, California facility, and these two facilities now share a common rental office.

(2)	In August 2003, Public Storage opened a self-storage facility next to PSP1’s existing Van Nuys, California facility, and these two facilities now share a common rental office.

As of the date of this information statement, each of these properties is generating sufficient revenues to cover its operating expenses.

None of the properties is subject to any material mortgage, lien, or any encumbrance other than liens for taxes and assessments not yet due or payable, utility easements or other immaterial liens or encumbrances.  Each of the properties will continue to be used for its current purpose.  PSP1 believes each property is adequately covered by insurance.

As reflected in the table below, over the last three years rental rates have been reduced to maintain occupancy levels:

	Years ended December 31,
	2010	2009	2008

Weighted average occupancy level	91.4%	90.7%	90.9%
Rental income per occupied square foot (1)	$20.92	$21.38	$22.21

(1)
Rental income per occupied square foot represents the actual rental income earned per occupied square foot. PSP1 believes this is a more relevant measure that the posted rental rates, since posted rates can be discounted through the use of promotions. Includes administrative and late fees.

Additional information is set forth below with respect to each of PSP1’s properties because each has a book value of at least 10% of PSP1’s total assets or has accounted for more than 10% of its aggregate gross revenues.

Costa Mesa, Placentia Ave.  This property is located in Costa Mesa, Orange County.  Costa Mesa is located 37 miles southeast of Los Angeles and 88 miles north of San Diego.  No tenant occupies 10% or more of the rentable area.

Set forth below is a schedule showing the occupancy rate and the rental income per occupied square foot for the property for the years ended:

Date	Weighted Average Occupancy Rate for Period	Rental Income Per Occupied Square Foot
December 31, 2010	92.8%	$20.48
December 31, 2009	94.5%	20.92
December 31, 2008	93.3%	21.45
December 31, 2007	93.9%	21.01
December 31, 2006	92.4%	20.63

Van Nuys, Sepulveda Blvd. This property is located in Van Nuys, Los Angeles County, approximately 18 miles north of downtown Los Angeles.  No tenant occupies 10% or more of the rentable area.

Set forth below is a schedule showing the occupancy rate and the rental income per occupied square foot for the property for the years ended:

Date	Weighted Average Occupancy Rate for Period	Rental Income Per Occupied Square Foot
December 31, 2010	89.7%	$26.02
December 31, 2009	86.2%	24.20
December 31, 2008	88.6%	26.31
December 31, 2007	91.6%	23.33
December 31, 2006	91.7%	22.73

Pico Rivera, Beverly Blvd.  This property is located in Pico Rivera, Los Angeles County, approximately 16 miles east of downtown Los Angeles.  No tenant occupies 10% or more of the rentable area.

Set forth below is a schedule showing the occupancy rate and the rental income per occupied square foot for the property for the years ended:

Date	Weighted Average Occupancy Rate for Period	Rental Income Per Occupied Square Foot
December 31, 2010	92.1%	$16.99
December 31, 2009	91.5%	17.33
December 31, 2008	91.6%	18.12
December 31, 2007	87.9%	18.33
December 31, 2006	84.8%	18.04

PSP2.

PSP2 owns four self-storage facilities.  The following table contains information as of December 31, 2010 about PSP2’s properties.  In the merger with PSP2, these properties would be acquired by Public Storage:

Location	Size of Parcel (Acres)	Number of Spaces	Net Rentable Square Feet	Completion Date
California
San Dimas, Allen Ave.	2.76	536	54,000	Dec. 1977
E. Los Angeles, Valley Blvd.	3.14	568	59,000	May 1978
Long Beach/Cherry, Cherry Ave. (1)	4.63	1,521	160,000	Dec. 1977
Glendale/Eagle Rock, Eagle Rock Blvd. (1)	3.62	1,141	110,000	April 1978

(1)
These properties are operated by a subsidiary of Public Storage (the “Public Storage Sub”) pursuant to management and performance agreements (the “Performance Agreements”) which will expire on December 31, 2015.  See note 5 to the Partnership’s December 31, 2010 financial statements for further information regarding the terms of the Performance Agreements.  Prior to the initiation of the Performance Agreements, these facilities had an aggregate of 140,000 net rentable square feet of self-storage space, and have been increased to an aggregate of 270,000 net rentable square feet of self-storage space by the Public Storage Sub.

As of the date of this information statement, each of these properties is generating sufficient revenues to cover its operating expenses.

None of the properties is subject to any material mortgage, lien, or any encumbrance other than liens for taxes and assessments not yet due or payable, utility easements or other immaterial liens or encumbrances.  Each of the properties will continue to be used for its current purpose.  PSP2 believes each property is adequately covered by insurance.

As reflected in the table below, over the last three years rental rates have been reduced to maintain occupancy levels:

	Years Ended December 31,
	2010	2009	2008

Weighted average occupancy level	92.0%	89.8%	90.0%
Rental income per occupied square foot (1)	$16.52	$17.29	$18.10

(1)
Rental income rent per occupied square foot represents the actual rental income earned per occupied square foot.  PSP2 believes this is a more relevant measure than the posted rental rates, since posted rates can be discounted through the use of promotions.  Includes administrative and late fees.

Additional information is set forth below with respect to each of PSP2’s properties because each has a book value of at least 10% of PSP1’s total assets or has accounted for more than 10% of its aggregate gross revenues.

San Dimas, Allen Ave.  This property is located in San Dimas, Los Angeles County, approximately 20 miles southwest of downtown Los Angeles.

Set forth below is a schedule showing the occupancy rate and the rental income per occupied square foot for the property for the years ended:

Date	Occupancy Rate	Rental Income Per Occupied Square Foot

December 31, 2010	91.9%	$15.63
December 31, 2009	91.7%	15.66
December 31, 2008	89.2%	16.42
December 31, 2007	88.0%	15.93
December 31, 2006	87.6%	15.63

E. Los Angeles, Valley Blvd. This property is located in Lincoln Heights, Los Angeles, approximately six miles east of downtown Los Angeles.

Set forth below is a schedule showing the occupancy rate and the rental income per occupied square foot for the property for the years ended:

Date	Occupancy Rate	Rental Income Per Occupied Square Foot

December 31, 2010	92.1%	$17.27
December 31, 2009	88.1%	18.79
December 31, 2008	90.6%	19.49
December 31, 2007	90.6%	18.47
December 31, 2006	89.8%	18.07

Long Beach/Cherry, Cherry Ave.  This property is located in Long Beach, Los Angeles County, approximately 14 miles south of downtown Los Angeles.

Set forth below is a schedule showing the occupancy rate and the rental income per occupied square foot for the property for the years ended:

Date	Occupancy Rate	Rental Income Per Occupied Square Foot

December 31, 2010	92.0%	$16.85
December 31, 2009	92.5%	16.57
December 31, 2008	86.9%	17.23
December 31, 2007	73.9%	17.57
December 31, 2006	87.2%	19.30

Glendale/Eagle Rock, Eagle Rock Blvd.  This property is located in Los Angeles, approximately three miles north of downtown Los Angeles.

Set forth below is a schedule showing the occupancy rate and the rental income per occupied square foot for the property for the years ended:

Date	Occupancy Rate	Rental Income Per Occupied Square Foot

December 31, 2010	90.2%	$21.12
December 31, 2009	90.2%	21.56
December 31, 2008	90.6%	21.69
December 31, 2007	90.7%	20.33
December 31, 2006	81.6%	19.48

PSP3.

PSP3 owns nine self-storage facilities.  The following table contains information as of December 31, 2010 about PSP3’s properties.  In the merger with PSP3, these properties would be acquired by Public Storage.

Location	Size of Parcel (Acres)	Number of Spaces	Net Rentable Square Feet	Completion Date

California
Corona, Pomona Road	2.82	463	52,000	Dec. 1978
Fremont, Enterprise Street	3.00	456	53,000	Nov. 1978
Milpitas, Watson Court	3.40	419	39,000	Nov. 1978
Norco, Hamner Ave.	1.66	258	29,000	Dec. 1978
North Hollywood, Vanowen Street	2.06	343	38,000	Dec. 1979
Pasadena, Lincoln Ave.	1.84	386	37,000	Aug. 1978
Sun Valley, Glenoaks Blvd.	2.72	477	53,000	Oct. 1978
Wilmington, E. Pacific Coast Hwy.	6.32	1,087	133,000	Aug. 1978
Whittier, Workman Mill Road	3.28	536	58,000	July 1978

As of the date of this information statement, each of these properties is generating sufficient revenues to cover its operating expenses.

None of the properties is subject to any material mortgage, lien, or any encumbrance other than liens for taxes and assessments not yet due or payable, utility easements or other immaterial liens or encumbrances.  Each of the properties will continue to be used for its current purpose.  PSP3 believes each property is adequately covered by insurance.

As reflected in the table below, over the last three years rental rates have been reduced to maintain occupancy levels:

	Years Ended December 31,
	2010	2009	2008

Weighted average occupancy level	91.0%	90.6%	91.5%
Rental Income rent per occupied square foot (1)	$15.25	$15.63	$16.15

(1)
Rental income rent per occupied square foot represents the actual revenue earned per occupied square foot.   PSP3 believes this is a more relevant measure than the posted rental rates, since posted rates can be discounted through the use of promotions.  Includes administrative and late fees.

Additional information is set forth below with respect to the Pasadena, Lincoln Ave., Whittier, Workman Mill Road, Wilmington, E. Pacific Coast Hwy., Sun Valley, Glenoaks Blvd. and North Hollywood, Vanowen Street properties because they are the only properties with a book value of at least 10% of PSP3’s total assets or that have accounted for more than 10% of its aggregate gross revenues.

Pasadena, Lincoln Ave.  This property is located in Pasadena, Los Angeles County, approximately ten miles northeast of downtown Los Angeles.  No tenant occupies 10% or more of the rentable area.

Set forth below is a schedule showing the occupancy rate and the rental income per occupied square foot for the property for the years ended:

Date	Occupancy Rate	Rental Income Per Occupied Square Foot

December 31, 2010	92.5%	$22.16
December 31, 2009	90.5%	22.53
December 31, 2008	91.7%	23.81
December 31, 2007	88.9%	23.47
December 31, 2006	91.1%	23.26

Whittier, Workman Mill Road.  This property is located in Whittier, Los Angeles County, approximately 12 miles southeast of downtown Los Angeles.  No tenant occupies 10% or more of the rentable area.

Set forth below is a schedule showing the occupancy rate and the rental income per occupied square foot for the property for the years ended:

Date	Occupancy Rate	Rental Income Per Occupied Square Foot

December 31, 2010	90.9%	$15.85
December 31, 2009	89.5%	16.45
December 31, 2008	90.6%	17.27
December 31, 2007	90.7%	15.81
December 31, 2006	89.6%	15.50

Wilmington, E. Pacific Coast Hwy.  This property is located in Wilmington, Los Angeles County, approximately 20 miles south of downtown Los Angeles.  No tenant occupies 10% or more of the rentable area.

Set forth below is a schedule showing the occupancy rate and the rental income per occupied square foot for the property for the years ended:

Date	Occupancy Rate	Rental Income Per Occupied Square Foot

December 31, 2010	90.4%	$14.88
December 31, 2009	91.1%	15.06
December 31, 2008	91.6%	15.61
December 31, 2007	90.7%	15.71
December 31, 2006	92.0%	15.37

Sun Valley, Glenoaks Blvd.  This property is located in Sun Valley, Los Angeles County, approximately 18 miles northwest of downtown Los Angeles.  No tenant occupies 10% or more of the rentable area.

Set forth below is a schedule showing the occupancy rate and the rental income per occupied square foot for the property for the years ended:

Date	Occupancy Rate	Rental Income Per Occupied Square Foot

December 31, 2010	90.8%	$16.61
December 31, 2009	89.8%	16.79
December 31, 2008	88.7%	18.01
December 31, 2007	89.8%	17.88
December 31, 2006	89.0%	17.54

North Hollywood, Vanowen Street.  This property is located in North Hollywood, Los Angeles County, approximately 16 miles northwest of downtown Los Angeles.  No tenant occupies 10% or more of the rentable area.

Set forth below is a schedule showing the occupancy rate and the rental income per occupied square foot for the property for the years ended:

Date	Occupancy Rate	Rental Income Per Occupied Square Foot

December 31, 2010	93.6%	$19.12
December 31, 2009	92.6%	19.85
December 31, 2008	92.6%	20.43
December 31, 2007	91.2%	19.90
December 31, 2006	92.5%	19.46

PSP4.

PSP4 owns 17 self-storage facilities.  The following table contains information as of December 31, 2010 about PSP4’s properties.  In the merger with PSP4, these properties would be acquired by Public Storage:

Location	Size of Parcel (Acres)	Number of Spaces	Net Rentable Square Feet	Completion Date
California
Azusa. Azusa Ave. (1)	5.85	1,699	173,000.	Nov. 1978
Concord, Concord Ave.	2.87	519	52,000	Jan. 1979
Oakland, San Leandro Street	1.97	352	41,000	Apr. 1979
Pasadena, N. Halstead Street	1.82	338	37,000	Nov. 1978
Redlands, Industrial Park Ave.	3.44	575	63,000	Feb. 1979
Richmond, Jacuzzi Street	1.82	350	35,000	Mar. 1979
Riverside, Mission Blvd.	2.47	390	45,000	May 1979
Sacramento, Howe Ave	2.36	377	41,000	Aug. 1979
Sacramento, W. Capital Ave.	3.38	451	44,000	June 1979
San Carlos, Shoreway Road	2.80	458	51,000	Oct. 1979
Santa Clara, Laurelwood Road	4.45	690	75,000	June 1979 and July 1981
Tustin, Franklin Ave.	4.40	561	67,000	Dec. 1978

Florida
Miami Airport Expressway, NW 38th Street	1.70	269	29,000	Jan. 1979
Miami Cutler Ridge , Marlin Road	2.30	476	46,000	Apr. 1979
Pembroke Park, Pembroke Road	2.35	444	49,000	July 1979
Ft. Lauderdale I95 & 23rd Ave., NW 23rd Ave.	2.77	501	45,000	Sept. 1979
Ft. Lauderdale I95 & Sunrise, NW 23rd Ave.	3.32	558	56,000	Sept. 1979

(1)
This property is operated by a subsidiary of Public Storage (the “Public Storage Sub”) pursuant to a management and performance agreement (the “Performance Agreement”) which will expire on December 31, 2015.  See Note 5 to the Partnership’s December 31, 2010 financial statements for further information regarding the terms of the Performance Agreement.  Prior to the initiation of the Performance Agreement, this facility had 105,000 net rentable square feet of self-storage space, and has been increased to 173,000 net rentable square feet by the Public Storage Sub.

As of the date of this information statement, each of these properties is generating sufficient revenues to cover its operating expenses.

None of the properties is subject to any material mortgage, lien, or any encumbrance other than liens for taxes and assessments not yet due or payable, utility easements or other immaterial liens or encumbrances.  Each of the properties will continue to be used for its current purpose.  PSP4 believes each property is adequately covered by insurance.

As reflected in the table below, over the last three years rental rates have been reduced to maintain occupancy levels:

	Years Ended December 31,
	2010	2009	2008

Weighted average occupancy level	91.3%	89.8%	89.8%
Rental income per occupied square foot (1)	$15.47	$15.92	$16.55

(1)
Rental income rent per occupied square foot represents the actual rental income earned per occupied square foot.  PSP4 believes this is a more relevant measure than the posted rental rates, since posted rates can be discounted through the use of promotions.  Includes administrative and late fees.

Additional information is set forth below with respect to the Azusa, Azusa Ave. and Santa Clara, Laurelwood Road properties because they are the only properties with a book value of at least 10% of PSP4’s total assets or that have accounted for more than 10% of its aggregate gross revenues.

Azusa, Azusa Ave.  This property is located in Azusa, California, approximately 15 miles northeast of downtown Los Angeles.

Set forth below is a schedule showing the occupancy rate and the rental income per occupied square foot for the property for the years ended:

Date	Occupancy Rate	Rental Income Per Occupied Square Foot

December 31, 2010	89.4%	$13.48
December 31, 2009	88.2%	13.50
December 31, 2008	84.7%	13.77
December 31, 2007	65.7%	14.47
December 31, 2006	62.3%	14.51

Santa Clara, Laurelwood Road.  This property is located in Santa Clara County, California, approximately two miles northwest of downtown San Jose.  No tenant occupies 10% or more of the rentable area.

Set forth below is a schedule showing the occupancy rate and the rental income per occupied square foot for the property for the years ended:

Date	Occupancy Rate	Rental Income Per Occupied Square Foot

December 31, 2010	92.9%	$16.33
December 31, 2009	90.5%	17.02
December 31, 2008	90.9%	17.01
December 31, 2007	91.9%	16.12
December 31, 2006	93.4%	15.07

PSP5.

PSP5 owns 13 self-storage facilities and one property that combines self-storage and business park space.  The following table contains information as of December 31, 2010 about PSP5’s properties.  In the merger with PSP5, these properties would be acquired by Public Storage:

Location	Size of Parcel (Acres)	Number of Spaces	Net Rentable Square Feet	Completion Date
California
Belmont	2.74	456	46,000	Dec. 1979
Carson- Carson Street	2.30	383	42,000	Jan. 1980
Palmdale	3.48	461	56,000	Jan. 1980
Pasadena - Fair Oaks	2.17	816	71,000	Mar. 1980
Sacramento - Carmichael	3.12	445	45,000	July 1980
Sacramento - Florin	3.99	585	71,000	June 1980
San Jose - Capitol Quimby	2.24	331	36,000	July 1980
San Jose - Felipe	1.60	454	52,000	Dec. 1980
So. San Francisco – Spruce (1)	3.03	367	44,000	Nov. 1980

Florida
Miami - 27 th Ave.	3.07	626	63,000	May 1980
Miami - 29th Ave.	1.82	321	35,000	Oct. 1979

Georgia
Atlanta - Montreal Road	3.14	463	57,000	June 1980
Atlanta - Mountain Industrial Blvd.	3.10	459	51,000	Sept. 1980
Marietta - Cobb Parkway	3.61	547	68,000	Oct. 1979

(1)	A portion of the property includes business park space.

As of the date of this information statement, each of these properties is generating sufficient revenues to cover its operating expenses.

None of the properties is subject to any material mortgage, lien, or any encumbrance other than liens for taxes and assessments not yet due or payable, utility easements or other immaterial liens or encumbrances.  Each of the properties will continue to be used for its current purpose.  PSP5 believes each property is adequately covered by insurance.

As reflected in the table below, over the last three years rental rates have been reduced to maintain occupancy levels:

	Years ended December 31,
	2010	2009	2008

Weighted average occupancy level	89.3%	87.9%	89.3%
Rental income per occupied square foot (1)	$14.36	$14.82	$15.39

(1)
Rental income per occupied square foot represents the actual rental income earned per occupied square foot. PSP5 believes this is a more relevant measure that the posted rental rates, since posted rates can be discounted through the use of promotions. Includes administrative and late fees.

Additional information is set forth below with respect to the Sacramento, Florin Road, So. San Francisco, Spruce and Pasadena, Fair Oaks properties because they are the only properties with a book value of at least 10% of PSP5’s total assets or that have accounted for more than 10% of its aggregate gross revenues.

Sacramento, Florin Road.  This property is located in Sacramento County, approximately ten miles southeast of downtown Sacramento.  No tenant occupies 10% or more of the rentable area.

Set forth below is a schedule showing the occupancy rate and the rental income per occupied square foot for the property for the years ended:

Date	Weighted Average Occupancy Rate for Period	Rental Income Per Occupied Square Foot
December 31, 2010	82.6%	$9.26
December 31, 2009	81.2%	10.13
December 31, 2008	81.3%	10.21
December 31, 2007	83.9%	9.90
December 31, 2006	87.0%	9.69

South San Francisco, Spruce. This property, which combines self-storage and business park space, is located in South San Francisco, California, approximately 11 miles south of downtown San Francisco.  No tenant occupies 10% or more of the rentable area.

Set forth below is a schedule showing the occupancy rate and the rental income per occupied square foot for the self-storage portion of the property for the years ended:

Date	Weighted Average Occupancy Rate for Period	Rental Income Per Occupied Square Foot
December 31, 2010	91.2%	$19.82
December 31, 2009	87.6%	21.41
December 31, 2008	89.9%	21.34
December 31, 2007	90.6%	20.17
December 31, 2006	90.6%	19.45

Set forth below is a schedule showing total annual base rent and percentage of total income relating to leases according to their expiration dates for the business park portion of the property:

Year of Expiration *	Total Amount Base Rent	Percentage of Total Income
2011	$206,400	24.1%
2012	211,560	24.7%
2013	216,849	25.3%
2014	222,270	25.9%
Total	$857,079	100.0%
*	Assumes that none of the renewal options included in the lease will be exercised.

Pasadena, Fair Oaks.  This property is located in Pasadena, Los Angeles County, approximately ten miles northeast of downtown Los Angeles.  No tenant occupies 10% or more of the rentable area.

Set forth below is a schedule showing the occupancy rate and the rental income per occupied square foot for the property for the years ended:

Date	Weighted Average Occupancy Rate for Period	Rental Income Per Occupied Square Foot
December 31, 2010	92.6%	$25.02
December 31, 2009	90.9%	25.86
December 31, 2008	91.5%	26.65
December 31, 2007	91.1%	25.68
December 31, 2006	93.1%	24.54

DESCRIPTION OF PUBLIC STORAGE’S PROPERTIES

At March 31, 2011, Public Storage had direct and indirect ownership interests in 2,052 self-storage facilities located in 38 states within the U.S. and 189 storage facilities located in seven Western European nations:

	At March 31, 2011
	Number of Storage Facilities	Net Rentable Square Feet (in thousands)
United States:
California:
Southern	233	16,216
Northern	172	10,024
Texas	235	15,424
Florida	193	12,690
Illinois	126	7,955
Washington	91	6,028
Georgia	93	6,039
North Carolina	69	4,775
Virginia	78	4,453
New York	62	4,015
Colorado	59	3,713
New Jersey	54	3,417
Maryland	56	3,337
Minnesota	44	2,990
Michigan	43	2,755
Arizona	37	2,259
South Carolina	40	2,155
Missouri	37	2,136
Oregon	39	2,006
Tennessee	27	1,528
Indiana	31	1,926
Pennsylvania	28	1,867
Ohio	31	1,922
Nevada	29	1,947
Kansas	22	1,310
Massachusetts	19	1,179
Wisconsin	15	968
Other states (12 states)	89	4,980
Total – U.S.	2,052	130,014

(continued)	At March 31, 2011
	Number of Storage Facilities	Net Rentable Square Feet (in thousands)

Europe (1):
France	56	2,951
Netherlands	40	2,180
Sweden	30	1,614
Belgium	21	1,252
United Kingdom	21	1,030
Germany	11	553
Denmark	10	559
Total - Europe	189	10,139

Grand Total	2,241	140,153

(1)	The facilities located in Europe include one facility in the United Kingdom that Public Storage wholly owns, as well as the facilities in which Shurgard Europe has an ownership interest.

As of the date of this information statement, each of Public Storage’s properties is generating sufficient revenues to cover its operating expenses other than properties in the initial lease-up stage. As of March 31, 2011, only 97 properties were subject to any material mortgage, lien or any encumbrance other than liens for taxes and assessments not yet due or payable, utility easements or other immaterial liens or encumbrances. These 97 properties were encumbered by mortgages in the aggregate amount of $275 million bearing interest at rates ranging from 4.95% to 7.80% per year and maturing between April 2011 and September 2028. Each of Public Storage’s properties will continue to be used for its current purpose. At present, Public Storage has no plans for any material renovation or improvement of its properties. However, Public Storage budgets for regular maintenance, repair and upgrades to its properties. Public Storage believes each of its properties is adequately covered by insurance.

Competition exists in substantially all of the market in which Public Storage’s self-storage facilities and commercial properties are located, and the barriers to entry are relatively low for competitors with the necessary capital. More than 10% of Public Storage’s net rentable square feet of space is located in each of the Southern California and Texas market areas. Public Storage’s self-storage facilities are operated as part of the “Public Storage” system. Public Storage is the largest operator of self-storage facilities in the United States.

Public Storage has no specific policy as to the maximum size of any one particular self-storage facility.  However, none of its facilities involves, or is expected to involve, 1% or more of its total assets, gross revenues or net income.

Public Storage’s facilities are generally operated to maximize cash flow through the regular review and adjustment of rents charged to its tenants.

Set forth below is a schedule showing the overall occupancy rate and realized rent for 1,925 of the 2,034 self-storage facilities in which Public Storage had an interest at March 31, 2011. These 1,925 facilities reflect a consistent pool of stabilized properties that have been operated under the Public Storage name for each of the periods listed below.

	Year Ended December 31,
	2010	2009	2008

Weighted average occupancy level	89.8%	88.7%	89.5%
Annual realized rent per occupied square foot (1)	$12.56	$12.71	$13.06

(1)
Realized annual rent per occupied square foot is computed by annualizing rental income including late charges and administrative fees divided by weighted average occupied square footage for the period.

DISTRIBUTIONS AND PRICE RANGE OF PUBLIC STORAGE COMMON SHARES

Public Storage common shares (NYSE: PSA), including those of Public Storage, Inc. prior to our reorganization in June 2007, have been listed on the New York Stock Exchange since October 19, 1984.  The following table sets forth the high and low sales prices of Public Storage common shares on the New York Stock Exchange composite tapes and distributions paid per share for the applicable periods.

		Range
Year	Quarter	High	Low	Distributions Paid
2008	1st	$94.98	$65.66	$0.55
	2nd	98.01	78.85	0.55
	3rd	102.48	75.00	0.55
	4th	105.87	52.52	1.55	(2)

2009	1st	79.88	45.35	0.55
	2nd	68.97	53.32	0.55
	3rd	79.47	61.35	0.55
	4th	85.10	70.76	0.55

2010	1st	94.20	74.74	0.65
	2nd	100.58	85.04	0.80
	3rd	104.35	85.04	0.80
	4th	106.12	94.60	0.80

2011	1st	113.36	99.96	0.80
	2nd	120.00	107.29	0.95

(1)	For GAAP purposes, all distributions were from investment income.

(2)	Includes a special distribution of $0.60 per share.

As of June 10, 2011, there were approximately 17,243 holders of record of Public Storage common shares. On June 30, 2011, the last full trading day prior to the date of this statement, the closing price of Public Storage common shares was $114.01.

Holders of Public Storage common shares are entitled to receive distributions when and if declared by the Public Storage Board of Trustees out of any funds legally available for that purpose.

In order to maintain its REIT status for federal income tax purposes, Public Storage is generally required to pay dividends at least equal to 90% of its net income for the taxable year (computed without regard to the dividends paid deduction and its net capital gain). Public Storage intends to continue to pay distributions sufficient to permit it to maintain its REIT status and generally to avoid paying U.S. federal income and excise taxes.

DISTRIBUTIONS AND MARKET PRICES OF PARTNERSHIP UNITS

Partnership Distributions. The following table sets forth the distributions paid per Partnership unit in the periods indicated below:

	Distributions
	PSP1	PSP2	PSP3	PSP4	PSP5

2009:
First Quarter	$62.00	$71.00	$52.00	$44.00	$28.00
Second Quarter	51.00	63.00	46.00	37.00	21.00
Third Quarter	75.00	84.00	49.00	42.00	28.00
Fourth Quarter	94.00	105.00	44.00	59.00	38.00

2010:
First Quarter	64.00	81.00	72.00	38.00	25.00
Second Quarter	32.00	55.00	43.00	32.00	21.00
Third Quarter	52.00	86.00	52.00	38.00	27.00
Fourth Quarter	72.00	103.00	58.00	55.00	35.00

2011:
First Quarter	55.00	42.00	43.00	36.00	22.00

Holders of Partnership Units. As of April 30, 2011, there were approximately 265 record holders of PSP1 units, 374 record holders of PSP2 units, 582 record holders of PSP3 units, 902 record holders of PSP4  units and 996 record holders of PSP5 units.

Transfers of Partnership Units. The Partnership units are not listed on any national securities exchange or quoted in the over-the-counter market, and there is no established public trading market for the units. Secondary sales activity for the units has been limited and sporadic. Public Storage monitors transfers of the units (1) because the admission of the transferee as a substitute limited partner requires its consent under the partnership agreements and (2) in order to track compliance with safe harbor provisions to avoid treatment as a “publicly traded partnership” for tax purposes. However, Public Storage does not have information regarding the prices at which all secondary sales transaction in the units have been effectuated. Various organizations offer to purchase and sell limited partnership interests (such as the units) in secondary sales transactions. Various publications summarize and report information (on a monthly, bimonthly or less frequent basis) regarding secondary sales transactions in limited partnership interests (including the units), including the prices at which such secondary sales transactions are effectuated.

Public Storage estimate, based solely on the transfer records of the Partnerships’ transfer agent, that the number of Partnership units transferred and number of transactions were as follows:

Partnership	Year	Number of Units Transferred (1)(2)	Percentage of Units Outstanding	Number of Transactions (1)(2)

PSP1	2009	159 (3)	2.97%	17
	2010	72	1.35%	11
	2011 (through April 1)	209	3.91%	18

PSP2	2009	345 (3)	3.49%	33
	2010	352	3.56%	37
	2011 (through April 1)	290	2.93%	22

PSP3	2009	981 (3)	4.91%	64
	2010	708	3.54%	53
	2011 (through April 1)	377	1.89%	25

PSP4	2009	1,197 (3)	2.99%	75
	2010	1,075	2.69%	65
	2011 (through April 1)	596	1.49%	40

PSP5	2009	1,815 (3)	4.13%	90
	2010	1,472	3.35%	75
	2011 (through April 1)	1,048	2.38%	51

     _______________

(1)	Transfers are recorded quarterly on the Partnerships’ records, as of the first day following each calendar quarter.

(2)	Includes intra-family transfers and gifts.

(3)	Includes an aggregate of 638 units sold by the Hughes family to Public Storage and PSOP. See “The Mergers—Background and Reasons for the Mergers.”

Information Regarding Sales Transactions. The information provided below is extracted from issues of a subscription publication entitled “The Stanger Report” prepared by an affiliate of Robert A. Stanger & Co., Inc. and available by subscription to the public which includes data concerning limited partnership sales transactions captioned “Limited Partnership Secondary-Market Prices,” summarizing secondary market prices for public limited partnerships based on actual transactions during the reporting periods listed on the tables below. Approximately six secondary-market firms provided high and low price data for some or all of the reporting periods.

The information regarding sales transactions for Partnership units is as follows:

		Per Unit Transaction Price (1)
Partnership	Reporting Period	High	Low	No. of Units (2)

PSP1	January 1, 2009 to March 31, 2009	-	-	-
	April 1, 2009 to June 30, 2009	$2,140.00	$2,140.00	10
	July 1, 2009 to September 30, 2009	-	-	-
	September 1, 2009 to November 30, 2009	-	-	-
	December 1, 2009 to February 28, 2010	-	-	-
	March 1, 2010 to May 31, 2010	-	-	-
	June 1, 2010 to August 31, 2010	-	-	-
	September 1, 2010 to November 30, 2010	-	-	-
	December 1, 2010 to February 28, 2011	-	-	-

PSP2	January 1, 2009 to March 31, 2009	-	-	-
	April 1, 2009 to June 30, 2009	3,450.00	3,297.00	94
	July 1, 2009 to September 30, 2009	3,251.25	3,251.25	10
	September 1, 2009 to November 30, 2009	3,250.00	3,250.00	5
	December 1, 2009 to February 28, 2010	-	-	-
	March 1, 2010 to May 31, 2010	-	-	-
	June 1, 2010 to August 31, 2010	3,265.00	3,265.00	5
	September 1, 2010 to November 30, 2010	3,265.00	3,265.00	5
	December 1, 2010 to February 28, 2011	-	-	-

PSP3	January 1, 2009 to March 31, 2009	-	-	-
	April 1, 2009 to June 30, 2009	2,390.00	1,900.00	50
	July 1, 2009 to September 30, 2009	2,050.00	2,050.00	6
	September 1, 2009 to November 30, 2009	2,050.00	2,050.00	5
	December 1, 2009 to February 28, 2010	-	-	-
	March 1, 2010 to May 31, 2010	1,925.00	1,925.00	20
	June 1, 2010 to August 31, 2010	2,401.00	2,351.11	45
	September 1, 2010 to November 30, 2010	2,401.00	2,225.00	45
	December 1, 2010 to February 28, 2011	-	-	-

PSP4	January 1, 2009 to March 31, 2009	2,300.00	2,199.33	65
	April 1, 2009 to June 30, 2009	2,125.00	2,120.00	20
	July 1, 2009 to September 30, 2009	2,101.11	1,980.01	110
	September 1, 2009 to November 30, 2009	2,033.33	2,030.00	15
	December 1, 2009 to February 28, 2010	-	-	-
	March 1, 2010 to May 31, 2010	2,125.00	2,125.00	18
	June 1, 2010 to August 31, 2010	-	-	-
	September 1, 2010 to November 30, 2010	-	-	-
	December 1, 2010 to February 28, 2011	-	-	-

PSP5	January 1, 2009 to March 31, 2009	1,561.00	1,541.00	88
	April 1, 2009 to June 30, 2009	1,400.00	1,375.00	18
	July 1, 2009 to September 30, 2009	1,391.11	1,391.11	6
	September 1, 2009 to November 30, 2009	1,351.11	1,351.11	16
	December 1, 2009 to February 28, 2010	-	-	-
	March 1, 2010 to May 31, 2010	1,431.11	1,431.11	10
	June 1, 2010 to August 31, 2010	-	-	-
	September 1, 2010 to November 30, 2010	1,350.00	1,350.00	28
	December 1, 2010 to February 28, 2011	1,391.11	1,391.11	30

     _______________

(1)	The original purchase price was $500 per unit. Public Storage does not know whether the transaction prices shown are before or after commissions.

(2)	Solely based on information contained in “The Stanger Report”. Public Storage does not have independent knowledge of the number of units.

The information above is provided without verification by Public Storage and is subject to the following qualifications in the publication: “Limited partnerships are designed as illiquid, long-term investments. Secondary-market prices generally do not reflect the current value of partnership assets, nor are they indicative of total return since prior cash distributions and tax benefits received by the original investor are not reflected in the price. Transaction prices are not verified by the publication.”

Information Regarding Tender Offers.  From time to time, third parties make tender offers for Partnership units.  The table below sets forth information about tender offers known to Public Storage from
January 1, 2009 to June 8, 2011.  There may have been other tender offers for Partnership units during this period not known to Public Storage.

The information regarding tender offers for Partnership units is as follows:

	Date of	Tender
Partnership	Tender Offer (1)	Offer Price

PSP-1	July 8, 2009	$1,950
	March 18, 2010	2,000
	December 21, 2010	2,100
	June 8, 2011	2,600

PSP-2	July 10, 2009	1,950
	July 30, 2009	2,375
	October 29, 2009	3,000
	March 17, 2010	1,950
	September 28, 2010	2,600
	December 27, 2010	2,050
	March 25, 2011	2,750
	April 22, 2011	2,200

PSP-3	January 14, 2009	1,850
	March 27, 2009	1,850
	July 1, 2009	2,000
	July 8, 2009	1,500
	October 29, 2009	1,850
	March 18, 2010	1,500
	June 21, 2010	1,600
	December 27, 2010	1,650
	March 24, 2011	1,900

PSP-4	January 14, 2009	1,500
	March 26, 2009	1,500
	July 1, 2009	1,650
	November 3, 2009	1,600
	January 17, 2011	1,250
	May 31, 2011	1,400

	Date of	Tender
Partnership	Tender Offer (1)	Offer Price

PSP-5	March 30, 2009	1,225
	July 1, 2009	1,275
	July 9, 2009	775
	October 29, 2009	1,200
	March 17, 2010	775
	December 27, 2010	825
	May 31, 2011	900

(1) Date tender offer received by Public Storage.

DESCRIPTION OF PUBLIC STORAGE SHARES OF BENEFICIAL INTEREST

For purposes of the following discussion concerning Public Storage shares of beneficial interest, references to “our”, “we” and “us” mean Public Storage and not its subsidiaries and affiliates, including the Partnerships.

Common Shares

We are authorized to issue up to 650,000,000 common shares of beneficial interest, par value $0.10 per share. At June 24, 2011, we had outstanding 170,653,191 common shares (excluding common shares issuable upon conversion of convertible shares of beneficial interest and common shares subject to options).

Holders of our common shares will be entitled to receive distributions when, as and if declared by our board of trustees, out of funds legally available for distribution. If we fail to pay distributions on our outstanding preferred shares of beneficial interest, generally we may not pay distributions on or repurchase our common shares. If we were to liquidate, dissolve or wind up our affairs, holders of common shares will be entitled to share equally and ratably in any assets available for distribution to them, after payment or provision for payment of our debts and other liabilities and the preferential amounts owing with respect to any of our outstanding preferred shares. Holders of common shares have no preemptive rights, which means they have no right to acquire any additional common shares that we may issue at a later date. The common shares will be, when issued, fully paid and non-assessable.

The holders of our common shares are entitled to cast one vote for each share on all matters presented to our holders for a vote. Our declaration of trust permits cumulative voting for the election of trustees, subject to compliance with the notice requirements for the exercise of cumulative voting rights that are set forth in our bylaws. Cumulative voting means that each holder of our common shares is entitled to cast as many votes as there are trustees to be elected multiplied by the number of common shares registered in his or her name. A holder of our common shares may cumulate the votes for trustees by casting all of the votes for one candidate or by distributing the votes among as many candidates as he or she chooses.

The rights, preferences and privileges of holders of our common shares are subject to, and may be adversely affected by, the rights of the holders of shares of any series of our preferred shares or equity shares of beneficial interest which are outstanding or which we may designate and issue in the future. See “Description of Preferred Shares” and “Description of Equity Shares.”

Preferred Shares

We are authorized to issue up to 100,000,000 preferred shares of beneficial interest, par value $0.01 per share (“Preferred Shares”). Preferred Shares may be issued from time to time in one or more series and give our board of trustees broad authority to fix the dividend and distribution rights, conversion and voting rights, if any, redemption provisions and liquidation preferences of each series of Preferred Shares. Holders of our outstanding Preferred Shares have no preemptive rights. Our outstanding Preferred Shares are fully paid and nonassessable.

We have in the past, and expect that we will continue to do so in the future, made public offerings of depositary shares representing interests in a series of our Preferred Shares.  At June 24, 2011, we had outstanding 18 series of Preferred Shares. Each series (1) has a stated value of $25.00 per share or depositary share as applicable, (2) provides for cumulative quarterly distributions calculated as a percentage of the stated value (ranging from 6.125% to 7.25% per year) in preference to the holders of our common shares, and (3) is subject to redemption after a specified date, in whole or in part, at our option at a cash redemption price of $25.00 per share or depositary share as applicable, plus accrued and unpaid distributions.

The following table shows the series of Preferred Shares that are currently outstanding, including the distribution rate and date upon which such shares first will be subject to redemption at our option:

	Distribution Rate	Date First Redeemable
Depositary Shares Representing 1/1,000 of a 6.500% Cumulative Preferred Share, Series W $.01 par value	6.500%	October 6, 2008
Depositary Shares Representing 1/1,000 of a 6.450% Cumulative Preferred Share, Series X $.01 par value	6.450%	November 13, 2008
6.850% Cumulative Preferred Shares, Series Y $0.01 par value	6.850%	January 2, 2009
Depositary Shares Representing 1/1,000 of a 6.250% Cumulative Preferred Share, Series Z $.01 par value	6.250%	March 5, 2009
Depositary Shares Representing 1/1,000 of a 6.125% Cumulative Preferred Share, Series A $.01 par value	6.125%	March 31, 2009
Depositary Shares Representing 1/1,000 of a 6.600% Cumulative Preferred Share, Series C $.01 par value	6.600%	September 13, 2009
Depositary Shares Representing 1/1,000 of a 6.180% Cumulative Preferred Share, Series D $.01 par value	6.180%	February 28, 2010
Depositary Shares Representing 1/1,000 of a 6.750% Cumulative Preferred Share, Series E $.01 par value	6.750%	April 27, 2010
Depositary Shares Representing 1/1,000 of a 6.450% Cumulative Preferred Share, Series F $.01 par value	6.450%	August 23, 2010
Depositary Shares Representing 1/1,000 of a 7.000% Cumulative Preferred Share, Series G $.01 par value	7.000%	December 12, 2010
Depositary Shares Representing 1/1,000 of a 6.950% Cumulative Preferred Share, Series H $.01 par value	6.950%	January 19, 2011
Depositary Shares Representing 1/1,000 of a 7.250% Cumulative Preferred Share, Series K $.01 par value	7.250%	August 8, 2011
Depositary Shares Representing 1/1,000 of a 6.750% Cumulative Preferred Share, Series L $.01 par value	6.750%	October 20, 2011
Depositary Shares Representing 1/1,000 of a 6.625% Cumulative Preferred Share, Series M $.01 par value	6.625%	January 9, 2012
Depositary Shares Representing 1/1,000 of a 7.000% Cumulative Preferred Share, Series N $.01 par value	7.000%	July 2, 2012
Depositary Shares Representing 1/1,000 of a 6.875% Cumulative Preferred Share, Series O $.01 par value	6.875%	April 15, 2015
Depositary Shares Representing 1/1,000 of a 6.500% Cumulative Preferred Share, Series P $.01 par value	6.500%	October 7, 2015
Depositary Shares Representing 1/1,000 of a 6.500% Cumulative Preferred Share, Series Q $.01 par value	6.500%	April 14, 2016

Ranking. The Preferred Shares of each series rank, with respect to distribution rights and rights upon liquidation, dissolution or winding up of our affairs:

(1) senior to our common shares, any future equity shares and any future series of preferred shares ranking junior to the outstanding Preferred Shares; and

(2) on a parity with all other Preferred Shares issued or reserved for issuance in the future.

Distributions. Holders of Preferred Shares of a particular series are entitled to receive, when, as and if declared by our board of trustees, out of our assets legally available for payment, cash distributions at the respective rates and on the respective dates as set forth in the articles supplementary relating to such series. Each distribution will be payable to holders of record as they appear on our share transfer books on the record dates fixed by our board of trustees.

Distributions on the Preferred Shares issued or reserved for issuance as of the completion of the reorganization will be cumulative from and after the date of issuance or most recent payment date. No distributions (other than in common shares or other shares of beneficial interest ranking junior to the Preferred Shares as to distributions and upon liquidation) will be declared or paid or set aside for payment (nor will any other distribution be declared or made upon our common shares, or any of our other shares of beneficial interest ranking junior to or on a parity with the Preferred Shares of the series as to distributions or upon liquidation), nor will any common shares or any other of our shares of beneficial interest ranking junior to or on a parity with the Preferred Shares of the series as to distributions or upon liquidation be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any such shares) by us (except by conversion into or exchange for our other shares of beneficial interest ranking junior to the Preferred Shares of the series as to distributions and upon liquidation) unless full cumulative distributions on the Preferred Shares of the series have been or contemporaneously are declared and paid or declared and a sum set apart for payment for all past distribution periods and the then current distribution period.

Any distribution made on shares of a series of cumulative Preferred Shares will first be credited against the earliest accrued but unpaid distribution due with respect to shares of the series which remains payable.

Redemption. The Preferred Shares are subject to redemption at our option, in whole or in part, beginning on the respective dates shown on the table above. The Preferred Shares also are subject to redemption at our option, in whole or in part, if the board of trustees determines in good faith that such redemption, is necessary to maintain the company’s status as a REIT for tax purposes. The redemption price may be payable in cash, securities or other property, as specified in the articles supplementary relating to each outstanding series of Preferred Shares.

Notwithstanding the foregoing, no Preferred Shares of any series will be redeemed and we will not purchase or otherwise acquire directly or indirectly any Preferred Shares of that series (except by conversion into or exchange for our shares of beneficial interest ranking junior to the Preferred Shares of that series as to distributions and upon liquidation) unless full cumulative distributions on the Preferred Shares of that series will have been or contemporaneously are declared and paid or declared and a sum sufficient for payment for all past distribution periods and the then current distribution period is set apart.

If fewer than all of the outstanding Preferred Shares of any series being offered are to be redeemed, the number of shares to be redeemed will be determined by us and these shares must be redeemed pro rata from the holders of record of these shares in proportion to the number of these shares held by such holders (with adjustments to avoid redemption of fractional shares) or any other equitable method determined by us.

Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each holder of record of Preferred Shares of any series to be redeemed at the address shown on our share transfer books. Each notice will state:

(1) the redemption date;

(2) the number of shares and series of the Preferred Shares to be redeemed;

(3) the redemption price;

(4) the place or places where certificates for such Preferred Shares are to be surrendered for payment of the redemption price; and

(5) that distributions on the Preferred Shares to be redeemed will cease to accrue on the redemption date.

If fewer than all the Preferred Shares of any series are to be redeemed, the notice mailed to each holder will also specify the number of Preferred Shares to be redeemed from the holder and, upon redemption, a new certificate will be issued representing the unredeemed shares without cost to the holder. To facilitate the redemption of Preferred Shares, our board of trustees may fix a record date for the determination of Preferred Shares to be redeemed. The record date may not be less than 30 or more than 60 days before the date fixed for redemption.

If notice has been given as provided above, unless we default in providing funds for the payment of the redemption price on that date, then from and after the redemption date all distributions on the Preferred Shares called for redemption will cease. From and after the redemption date, unless we default, all rights of the holders of our Preferred Shares of such series, except the right to receive the redemption price (but without interest), will cease.

Subject to applicable law and the limitation on purchases when distributions on Preferred Shares are in arrears, we may, at any time and from time to time, purchase any Preferred Shares in the open market, by tender or by private agreement.

Liquidation Preference. If we voluntarily or involuntarily liquidate, dissolve or wind-up our affairs, then, before we make any distribution or payment to the holders of any common shares or any other class or series of our shares of beneficial interest ranking junior to the Preferred Shares in the distribution of assets upon our liquidation, dissolution or winding up, the holders of each series of Preferred Shares will be entitled to receive out of our assets legally available for distribution to shareholders liquidating distributions in the amount of the liquidation preference per share (set forth in the applicable articles supplementary relating to such series), plus an amount equal to all accrued and unpaid distributions. After payment of the full amount of the liquidating distributions to which they are entitled, the holders of Preferred Shares will have no right or claim to any of our remaining assets. In the event that, upon the voluntary or involuntary liquidation, dissolution or winding up, our legally available assets are insufficient to pay the amount of the liquidating distributions on all outstanding Preferred Shares of any series and the corresponding amounts payable on all shares of other classes or series of our shares of beneficial interest ranking on a parity with the Preferred Shares in the distribution of assets upon liquidation, dissolution or winding up, then the holders of the Preferred Shares and all other such classes or series of shares of beneficial interest will share ratably in any distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled.

If liquidating distributions have been made in full to all holders of Preferred Shares, our remaining assets will be distributed among the holders of any other classes or series of shares of beneficial interest ranking junior to the Preferred Shares upon liquidation, dissolution or winding up, according to their respective rights and preferences and in each case according to their respective number of shares. For these purposes, our consolidation or merger with or into any other corporation, or the sale, lease, transfer or conveyance of all or substantially all of our property or business, will not be deemed to constitute a liquidation, dissolution or winding up.

Voting Rights. Holders of the Preferred Shares will not have any voting rights, except as set forth below or as otherwise expressly required by law or as indicated in the applicable articles supplementary.

If six quarterly distributions payable on any series of Preferred Shares are in default (whether or not declared or consecutive), the holders of all the series of Preferred Shares, voting as a single class with all other series of Preferred Shares upon which similar voting rights have been conferred and are exercisable, will be entitled to elect two additional trustees until all distributions in default have been paid or declared and set apart for payment.

The right to vote separately to elect trustees will, when vested, be subject, always, to the same provisions for vesting of the right to elect trustees separately in the case of future distribution defaults. At any time when the right to elect trustees separately has vested, we may, and upon the written request of the holders of record of not less than 10% of our total number of Preferred Shares then outstanding will, call a special meeting of shareholders for the election of trustees. In the case of the written request, a special meeting will be held within 90 days after the delivery of the request and, in either case, at the place and upon the notice provided by law and in the bylaws. However, we will not be required to call a special meeting if the request is received less than 120 days before the date fixed for the next annual meeting of shareholders, and the holders of all classes of outstanding Preferred Shares are offered the opportunity to elect the trustees (or fill any vacancy) at the annual meeting of shareholders. Trustees so elected will serve until the next annual meeting of shareholders or until their respective successors are elected and qualify. If, before the end of the term of any trustee so elected, a vacancy in the office of the trustee occurs, during the continuance of a default by reason of death, resignation, or disability, the vacancy will be filled for the unexpired term of the former trustee by the appointment of a new trustee by the remaining trustee or trustees so elected.

The affirmative vote or consent of the holders of at least 66 2/3% of the outstanding Preferred Shares of each series issued upon closing of the reorganization will be required to amend or repeal any provision of, or add any provision to, our declaration of trust, including the articles supplementary, if this action would adversely alter or change the rights, preferences or privileges of the series of Preferred Shares.

Our board of trustees will not, without the consent of holders of at least 66 2/3% of the outstanding Preferred Shares, voting as a single class, authorize another class of shares of beneficial interest senior to the Preferred Shares. No consent or approval of the holders of any series of Preferred Shares will be required for the issuance from our authorized but unissued Preferred Shares of other Preferred Shares of any series ranking on a parity with or junior to the Preferred Shares in question, or senior to a series of Preferred Shares expressly made junior to that series of Preferred Shares as to payment of distributions and distribution of assets, including other Preferred Shares of the same series.

These voting provisions will not apply if, at or prior to the time when the act with respect to which a vote would otherwise be required is effected, all outstanding Preferred Shares of the series had been redeemed or called for redemption upon proper notice and sufficient funds had been deposited in trust to effect the redemption.

Equity Shares

We are authorized to issue up to 100,000,000 equity shares of beneficial interest, par value $.01 per share, none of which are issued and outstanding as of June 24, 2011. Our declaration of trust provides that the equity shares may be issued from time to time in one or more series and give our board of trustees broad authority to fix the distribution, conversion and voting rights, redemption provisions and liquidation rights of each series of equity shares. Holders of equity shares will have no preemptive rights. The equity shares will be, if and when issued, fully paid and nonassessable.

Depositary Shares

Certain of our Preferred Shares are represented by depositary shares, each of which will represent a fractional interest in a Preferred Share of a specified series as described in the applicable articles supplementary. The Preferred Shares represented by the depositary shares have been deposited with Computershare Trust Company, N.A., or other depositary, under a deposit agreement, among the depositary, the holders of the depositary receipts and us. Depositary receipts, which are certificates evidencing depositary shares, have been issued to evidence the depositary shares. The depositary is the transfer agent, registrar and dividend disbursing agent for the depositary shares. Holders of depositary receipts have agreed to be bound by the deposit agreement, which requires holders to take certain actions such as filing proof of residence and paying certain charges.

Distributions. The depositary will distribute all cash or other cash distributions received in respect of the series of Preferred Shares represented by the depositary shares to the record holders of depositary receipts in proportion to the number of depositary shares owned by those holders on the relevant record date, which will be the same date as the record date fixed by us for the applicable series of Preferred Shares. The depositary, however, will distribute only an amount as can be distributed without attributing to any depositary share a fraction of one cent with any undistributed balance added to and treated as part of the next sum received by the depositary for distribution to record holders of depositary receipts then outstanding.

In the event of a distribution other than in cash, the depositary will distribute property received by it to the record holders of depositary receipts that are entitled to receive the distribution, in proportion, as nearly as may be practicable, to the number of depositary shares owned by those holders on the relevant record date, unless the depositary determines (after consultation with us) that it is not feasible to make the distribution. If this occurs, the depositary may (with our approval) sell the property and distribute the net proceeds from that sale to those holders or adopt another method of distribution as it deems equitable and appropriate.

Liquidation Rights. If we liquidate, dissolve or wind up our affairs, whether voluntary or involuntary, the holders of each depositary share will be entitled to the fraction of the liquidation amount accorded each share of the applicable series of Preferred Shares, as set forth in the applicable articles supplementary.

Redemption. For all cases where series of Preferred Shares represented by that series of depositary shares is redeemable, those depositary shares will be redeemed from the proceeds received by the depositary resulting from the redemption, in whole or in part, of that series of Preferred Shares held by the depositary. Whenever we redeem any Preferred Shares held by the depositary, the depositary will redeem as of the same redemption date the number of depositary shares representing the Preferred Shares so redeemed. The depositary will mail the notice of redemption promptly upon receipt of such notice from us and not less than 30 nor more than 60 days prior to the date fixed for redemption of the Preferred Shares and the depositary shares to the record holders of the depositary receipts.

Voting. Promptly upon receipt of notice of any meeting at which the holders of the series of Preferred Shares represented by the applicable series of depositary shares are entitled to vote, the depositary will mail the information contained in the notice of meeting to the record holders of the depositary receipts as of the record date for that meeting. Each record holder of depositary receipts will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the number of Preferred Shares represented by that record holder’s depositary shares. The depositary will then try, as far as practicable, to vote the Preferred Shares represented by such depositary shares in accordance with those instructions, and we will agree to take all action which may be deemed necessary by the depositary in order to enable the depositary to do so. The depositary will not vote any of the Preferred Shares to the extent that it does not receive specific instructions from the holders of depositary receipts.

Withdrawal of Preferred Shares. Upon surrender of depositary receipts at the principal office of the depositary, upon payment of any unpaid amount due the depositary, and subject to the terms of the deposit agreement, the holder of the depositary shares evidenced by the depositary receipts is entitled to delivery of the number of whole Preferred Shares and all money and other property, if any, represented by those depositary shares. Partial Preferred Shares will not be issued. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number of depositary shares representing the number of whole Preferred Shares to be withdrawn, the depositary will deliver to that holder at the same time a new depositary receipt evidencing the excess number of depositary shares. Holders of withdrawn preferred shares will not be entitled to deposit those shares under the deposit agreement or to receive depositary receipts evidencing depositary shares.

Amendment and Termination of Deposit Agreement. The form of depositary receipt evidencing the depositary shares of any series and any provision of the deposit agreement may at any time be amended by agreement between the depositary and us. However, any amendment which materially and adversely alters the rights of the holders (other than any change in fees) of depositary shares representing Preferred Shares of any series will not be effective unless that amendment has been approved by the holders of at least a majority of the depositary shares of that series then outstanding. No such amendment may impair the right, subject to the terms of the deposit agreement, of any owner of any depositary shares to surrender the depositary receipt evidencing those depositary shares with instructions to the depositary to deliver to the holder the Preferred Shares and all money and other property, if any, represented by the depositary receipt, except in order to comply with mandatory provisions of applicable law. The deposit agreement may be terminated by the depositary or us only if:

(1)	all outstanding depositary shares have been redeemed or

(2)
there has been a final distribution in respect of the Preferred Shares in connection with our liquidation, dissolution or winding up and the distribution has been made to all the holders of depositary shares.

Charges of Depositary. We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We have paid and will pay charges of the depositary in connection with the initial deposit of the Preferred Shares and the initial issuance of the depositary shares, and redemption of the Preferred Shares and all withdrawals of Preferred Shares by owners of depositary shares. Holders of depositary receipts will pay transfer, income and other taxes and governmental charges and those other charges as are provided in the deposit agreement to be for their accounts. In some circumstances, the depositary may refuse to transfer depositary shares, may withhold dividends and distributions and sell the depositary shares evidenced by the depositary receipt if the charges are not paid.

Miscellaneous. The depositary will forward to the holders of depositary receipts all reports and communications from us which are delivered to the depositary and which we are required to furnish to the holders of the Preferred Shares. In addition, the depositary will make available for inspection by holders of depositary receipts at the principal office of the depositary, and at other places as it may from time to time deem advisable, any reports and communications received from us which are received by the depositary as the holder of Preferred Shares.

Neither the depositary nor we assume any obligation or liability under the deposit agreement to holders of depositary receipts other than for its or our negligence or willful misconduct. Neither the depositary nor we will be liable if the depositary is prevented or delayed by law or any circumstance beyond its control in performing its obligations under the deposit agreement. Our obligations and those of the depositary under the deposit agreement are limited to performance in good faith of the depositary’s duties under the deposit agreement. Neither of us is obligated to prosecute or defend any legal proceeding in respect of any depositary shares or Preferred Shares unless satisfactory indemnity is furnished. We and the depositary may rely on written advice of counsel or accountants, on information provided by holders of depositary receipts or other persons believed in good faith to be competent to give the information and on documents believed to be genuine and to have been signed or presented by the proper party or parties.

Resignation and Removal of Depositary. The depositary may resign at any time by delivering to us notice of its election to do so, and we may at any time remove the depositary. Any resignation or removal will take effect upon the appointment of a successor depositary and its acceptance of the appointment. The successor depositary must be appointed within 60 days after delivery of the notice for resignation or removal and must be a bank or trust company having its principal office in the United States of America and having a combined capital and surplus of at least $150,000,000.

Power to Reclassify Shares and Issue Additional Shares

Our declaration of trust authorizes our board of trustees to classify any unissued preferred shares or equity shares and to reclassify any previously classified but unissued common shares, preferred shares and equity shares of any series from time to time in one or more series, as authorized by the board of trustees. Prior to issuance of any classified or reclassified shares of a particular class or series, our board of trustees is required by the Maryland REIT law and our declaration of trust to set for each such class or series, subject to the provisions of our declaration of trust regarding the restrictions on transfer of shares of beneficial interest, the terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption for each such class or series. As a result, our board of trustees could authorize the issuance of preferred shares or equity shares that have priority over the common shares with respect to dividends and rights upon liquidation and with other terms and conditions that could have the effect of delaying, deterring or preventing a transaction or a change in control that might involve a premium price for holders of common shares or otherwise might be in their best interest.

Holders of our shares will not have preemptive rights, which means they will have no right to acquire any additional shares that we may issue at a subsequent date.

Restrictions on Ownership and Transfer

To qualify as a REIT under the Code, Public Storage’s shares must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months or during a proportionate part of a shorter taxable year. Also, not more than 50% of the value of Public Storage’s outstanding shares (after taking into account options to acquire shares) may be owned, directly, indirectly or through attribution, by five or fewer individuals (as defined in the Code to include certain entities) during the last half of a taxable year.

To maintain Public Storage’s qualification as a REIT, our declaration of trust provides that:

•
no person, other than an excepted holder or a designated investment entity (each as defined in the declaration of trust and as described below), may own directly or indirectly, or be deemed to own by virtue of the attribution provisions of the Code, more than 3%, in value or number of common shares, whichever is more restrictive, of the outstanding shares of any class or series of common shares;

•
no person, other than a designated investment entity or an excepted holder (each as defined in the declaration of trust and as described below), may own directly or indirectly, or be deemed to own through attribution, more than 9.9% in value or number of shares, whichever is more restrictive, of the outstanding shares of any class or series of preferred shares, or equity shares;

•
no excepted holder, which means certain members of the Hughes family, certain trusts established for the benefit of members of the Hughes family, certain related entities, as well as persons whose ownership of shares would cause members of the Hughes family to be deemed to own shares pursuant to application attribution rules under the Code, may own directly or indirectly common shares if, under the applicable tax attribution rules of the Code, any single excepted holder who is treated as an individual would own more than 35.66%, in value or number of shares, whichever is more restrictive, of any class or series of the outstanding common shares, any two excepted holders treated as individuals would own more than 38.66%, in value or number of shares, whichever is more restrictive, of any class or series of the outstanding common shares, any three excepted holders treated as individuals would own more than 41.66%, in value or number of shares, whichever is more restrictive, of any class or series of the outstanding common shares, any four excepted holders treated as individuals would own more than 44.66%, in value or number of shares, whichever is more restrictive, of any class or series of the outstanding common shares, or any five excepted holders treated as individuals would own more than 47.66%, in value or number of shares, whichever is more restrictive, of any class or series of the outstanding common shares;

•
no excepted holder, as described above, may own directly or indirectly, or be deemed to own through attribution, more than 15% in value or number of shares, whichever is more restrictive, of the outstanding shares of any class or series of equity shares; there is no special limit specifically applicable to preferred shares except the general ownership limit.

•
no designated investment entity may acquire or hold, directly or indirectly (or through attribution), shares in excess of the designated investment entity limit of 9.9%, in value or number of shares, whichever is more restrictive, of the outstanding shares of any class or series of common shares;

•	a designated investment entity may acquire or hold, directly or indirectly (or through attribution), 100% of the outstanding shares of any class or series of preferred shares or equity shares;

•
no person shall actually or beneficially own our shares to the extent that such ownership would result in us being “closely held” under Section 856(h) of the Code or otherwise cause us to fail to qualify as a REIT at any time; and

•	no person shall transfer our shares if such transfer would result in our shares being owned by fewer than 100 persons at any time.

The excepted holder limit was established in light of the fact that the Hughes family and certain related trusts and entities own approximately 16.7% of our outstanding common shares at June 1, 2011, and have the right to acquire additional shares up to 35.66% of our outstanding common shares. The excepted holder limit allows excepted holders, defined in the declaration of trust to include certain members of the Hughes family, certain trusts established for the benefit of members of the Hughes family and certain related entities, to own up to 47.66% of the outstanding shares of any class or series of common shares, so long as no one individual excepted holder would own in excess of 35.66% of the outstanding shares of any such class or series. We believe that the excepted holder limit will not jeopardize our status as a REIT because no five excepted holders can own more than 47.66% of any class or series of our outstanding common shares and, thus, we will be in compliance with the REIT qualification requirement prohibiting five or fewer individuals from owning more than 50% of the value of our outstanding shares.

Our declaration of trust defines a “designated investment entity” as:

1. an entity that is a pension trust that qualifies for look-through treatment under Section 856(h)(3) of the Code;

2. an entity that qualifies as a regulated investment company under Section 851 of the Code; or

3. an entity (referred to in the declaration of trust as a “qualified investment manager”) that (i) for compensation engages in the business of advising others as to the value of securities or as to the advisability of investing in, purchasing or selling securities; (ii) purchases securities in the ordinary course of its business and not with the purpose or effect of changing or influencing control of us, nor in connection with or as a participant in any transaction having such purpose or effect, including any transaction subject to Rule 13d-3(b) of the Securities Exchange Act of 1934, as amended; and (iii) has or shares voting power and investment power under the Securities Exchange Act of 1934, as amended;

so long as each beneficial owner of such entity, or in the case of a qualified investment manager holding shares solely for the benefit of its customer account holders, the individual account holders of the accounts managed by such entity, would satisfy the 3% common share or 9.9% preferred share or equity share ownership limit, as applicable, if such beneficial owner or account holder owned directly its proportionate share of the shares held by the entity.

Under our declaration of trust, the board of trustees may, in its sole and absolute discretion, exempt a shareholder that is not an individual from the 3% ownership limit for common shares, the 9.9% ownership limit for preferred and equity shares, or the ownership limit for common shares applicable to designated investment entities, if such shareholder provides information and makes representations to the board of trustees that are satisfactory to the board of trustees, in its sole and absolute discretion, to establish that such person’s ownership in excess of the applicable ownership limit would not jeopardize our qualification as a REIT. Our board of trustees has from time to time granted waivers to such persons.

Any person who acquires or attempts or intends to acquire actual/or beneficial or constructive ownership of our shares that will or may violate any of the foregoing restrictions on transferability and ownership will be required to give notice immediately to us and provide us with such other information as the board of trustees may request in order to determine the effect of such transfer on our status as a REIT. If any transfer of shares or any other event would otherwise result in any person violating the ownership limits described above, then the declaration of trust provides that (a) the transfer will be void and of no force or effect with respect to the prohibited transferee with respect to that number of shares that exceeds the ownership limits and (b) the prohibited transferee would not acquire any right or interest in the shares. The foregoing restrictions on transferability and ownership will not apply if our board of trustees determines that it is no longer in our best interests to attempt to qualify, or to continue to qualify, as a REIT.

All certificates representing our shares will bear a legend referring to the restrictions described above.

Every owner of more than 5% (or such lower percentage as required by the Code or the regulations promulgated thereunder) of all classes or series of our shares, including common shares, will be required to give written notice to us within 30 days after the end of each taxable year stating the name and address of such owner, the number of shares of each class and series of shares that the owner beneficially owns and a description of the manner in which such shares are held. Each such owner shall provide to us such additional information as the board of trustees may request in order to determine the effect, if any, of such beneficial ownership on our status as a REIT and to ensure compliance with the various ownership limitations. In addition, each shareholder shall upon demand be required to provide to the board of trustees such information as the board of trustees may request, in good faith, in order to determine our status as a REIT and to comply with the requirements of any taxing authority or governmental authority or to determine such compliance.

These ownership limitations could delay, deter or prevent a transaction or a change in control that might involve a premium price for the common shares or might otherwise be in the best interest of our shareholders.

Transfer Agent, Registrar and Depositary

The transfer agent and registrar for our common shares and preferred shares, and the depositary for our depositary shares, currently is Computershare Trust Company, N.A.

CERTAIN PROVISIONS OF MARYLAND LAW AND THE PUBLIC STORAGE DECLARATION OF TRUST AND BYLAWS

The following description of certain provisions of Maryland law and of the Public Storage declaration of trust and bylaws is only a summary and is qualified by reference to the applicable Maryland law and to the Public Storage declaration of trust and bylaws.

Number of Trustees; Vacancies

The Public Storage declaration of trust and bylaws provide that the number of trustees will be established by a vote of a majority of the members of the Public Storage board of trustees.  The Public Storage board has set the number of trustees at nine trustees.  The Public Storage bylaws provide that any vacancy, including a vacancy created by an increase in the number of trustees, may be filled only by a majority of the remaining trustees, even if the remaining trustees do not constitute a quorum.  Pursuant to the Public Storage declaration of trust, each of Public Storage’s trustees will be elected by its shareholders to serve until the next annual meeting and until their successors are duly elected and qualified.

The Public Storage bylaws provide that at least a majority of the Public Storage trustees will be “independent,” with independence being defined in the manner established by the Public Storage board of trustees and in a manner consistent with listing standards established by the New York Stock Exchange.

Removal of Trustees

The Public Storage declaration of trust provides that a trustee may be removed only with cause and only upon the affirmative vote of at least two-thirds of the votes entitled to be cast in the election of trustees.  Absent removal of all of the Public Storage trustees, this provision, when coupled with the provision in the Public Storage bylaws authorizing the Public Storage board of trustees to fill vacant trusteeships, may preclude shareholders from removing incumbent trustees and filling the vacancies created by such removal with their own nominees.

Business Combinations

The Public Storage board has approved a resolution that exempts Public Storage from the provisions of the Maryland business combination statute described below, but may opt to make these provisions applicable to Public Storage in the future.  Maryland law prohibits “business combinations” between Public Storage and an interested shareholder or an affiliate of an interested shareholder for five years after the most recent date on which the interested shareholder becomes an interested shareholder.  These business combinations include a merger, consolidation, share exchange, or, in circumstances specified in the statute, an asset transfer or issuance or reclassification of equity securities.  Maryland law defines an interested shareholder as:

•	any person who beneficially owns 10% or more of the voting power of the Public Storage shares; or

•
an affiliate or associate of ours who, at any time within the two-year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of our then outstanding voting shares.

A person is not an interested shareholder if the Public Storage board of trustees approves in advance the transaction by which the person otherwise would have become an interested shareholder.  However, in approving a transaction, the Public Storage board of trustees may provide that its approval is subject to compliance, at or after the time of approval, with any terms and conditions determined by the Public Storage board of trustees.

After the five-year prohibition, any business combination between Public Storage and an interested shareholder generally must be recommended by the board of trustees and approved by the affirmative vote of at least:

•	80% of the votes entitled to be cast by holders of the then outstanding shares of beneficial interest; and

•
two-thirds of the votes entitled to be cast by holders of voting shares other than shares held by the interested shareholder with whom or with whose affiliate the business combination is to be effected or shares held by an affiliate or associate of the interested shareholder.

These super-majority vote requirements do not apply if Public Storage common shareholders receive a minimum price, as described under Maryland law, for their shares in the form of cash or other consideration in the same form as previously paid by the interested shareholder for its shares.

The statute permits various exemptions from its provisions, including business combinations that are approved by the board of trustees before the time that the interested shareholder becomes an interested shareholder.

Control Share Acquisitions

Public Storage’s bylaws contain a provision exempting any and all acquisitions of its common shares from the control shares provisions of Maryland law.  However, the board of trustees may opt to make these provisions applicable to Public Storage at any time by amending or repealing this provision in the future, and may do so on a retroactive basis.  The Public Storage declaration of trust also exempts any future business combinations with the Hughes family from the control share provisions of Maryland law. Maryland law provides that “control shares” of a Maryland REIT acquired in a “control share acquisition” have no voting rights unless approved by a vote of two-thirds of the votes entitled to be cast on the matter.  Shares owned by the acquiror or by officers or trustees who are employees of Public Storage are excluded from the shares entitled to vote on the matter.  “Control shares” are voting shares that, if aggregated with all other shares previously acquired by the acquiring person, or in respect of which the acquiring person is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquiring person to exercise or direct the exercise of the voting power in electing trustees within one of the following ranges of voting power:

•	one-tenth or more but less than one-third;

•	one-third or more but less than a majority; or

•	a majority or more of all voting power.

Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained shareholder approval.  A “control share acquisition” means the acquisition of control shares, subject to certain exceptions.

A person who has made or proposes to make a control share acquisition may compel the Public Storage board of trustees to call a special meeting of shareholders to be held within 50 days of demand to consider the voting rights of the shares.  The right to compel the calling of a special meeting is subject to the satisfaction of certain conditions, including an undertaking to pay the expenses of the special meeting.  If no request for a special meeting is made, Public Storage may present the question at any shareholders’ meeting.

If voting rights are not approved at the shareholders’ meeting or if the acquiring person does not deliver the statement required by Maryland law, then, subject to certain conditions and limitations, Public Storage may redeem any or all of the control shares, except those for which voting rights have previously been approved, for fair value.  Fair value is determined without regard to the absence of voting rights for the control shares and as of the date of the last control share acquisition or of any meeting of shareholders at which the voting rights of the shares were considered and not approved.  If voting rights for control shares are approved at a shareholders’ meeting, the acquiror may then vote a majority of the shares entitled to vote, and all other shareholders may exercise appraisal rights.  The fair value of the shares for purposes of these appraisal rights may not be less than the highest price per share paid by the acquiror in the control share acquisition.  The control share acquisition statute does not apply to shares acquired in a merger, consolidation or share exchange if Public Storage is a party to the transaction, nor does it apply to acquisitions approved by or exempted by the declaration of trust or bylaws of Public Storage.

Merger, Amendment of Declaration of Trust

Under Maryland REIT law, a Maryland REIT generally cannot dissolve, amend its declaration of trust or merge with another entity unless approved by the affirmative vote of shareholders holding at least two-thirds of the shares entitled to vote on the matter unless a lesser percentage, but not less than a majority of all the votes entitled to be cast on the matter, is set forth in the REIT’s declaration of trust.  The Public Storage declaration of trust requires that any transaction resulting in a merger, a consolidation or a sale of trust property be approved by the affirmative vote of not less than a majority of all the votes entitled to be cast, except where Public Storage is the successor in the merger. Under the Maryland REIT law and the declaration of trust, Public Storage trustees will be permitted, without any action by our shareholders, to amend the declaration of trust from time to time to qualify as a REIT under the IRC or the Maryland REIT law without the affirmative vote or written consent of the shareholders.

Limitation of Liability and Indemnification

Public Storage’s declaration of trust limits the liability of its trustees and officers for money damages, except for liability resulting from:

•	actual receipt of an improper benefit or profit in money, property or services; or

•	a final judgment based upon a finding of active and deliberate dishonesty by the trustee that was material to the cause of action adjudicated.

The Public Storage declaration of trust requires us, to the maximum extent permitted by Maryland law, to indemnify, and to pay or reimburse reasonable expenses to, any of Public Storage’s present or former trustees or officers or any individual who, while a trustee or officer and at the company’s request, serves or has served another entity, employee benefit plan or any other enterprise as a trustee, director, officer, partner or otherwise.  The indemnification covers any claim or liability against the person.  The Public Storage bylaws require it, to the maximum extent permitted by Maryland law, to indemnify each present or former trustee or officer who is made a party to a proceeding by reason of his or her service to Public Storage.

Maryland law permits Public Storage to indemnify its present and former trustees and officers against liabilities and reasonable expenses actually incurred by them in any proceeding unless:

•	the act or omission of the trustee or officer was material to the matter giving rise to the proceeding; and

•	was committed in bad faith; or

•	was the result of active and deliberate dishonesty;

•	the trustee or officer actually received an improper personal benefit in money, property or services; or

•	in a criminal proceeding, the trustee or officer had reasonable cause to believe that the act or omission was unlawful.

However, Maryland law prohibits Public Storage from indemnifying its present and former trustees and officers for an adverse judgment in a derivative action or if the trustee or officer was adjudged to be liable for an improper personal benefit.  Public Storage’s bylaws and Maryland law require the company, as a condition to advancing expenses in certain circumstances, to obtain:

•	a written affirmation by the trustee or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification; and

•	a written undertaking to repay the amount reimbursed if the standard of conduct is not met.

Term and Termination

The Public Storage declaration of trust provides for it to have a perpetual existence.  Pursuant to its declaration of trust, and subject to the provisions of any of its classes or series of shares of beneficial interest then outstanding and the approval by a majority of the entire board of trustees, Public Storage shareholders, at any meeting thereof, by the affirmative vote of at least two-thirds of all of the votes entitled to be cast on the matter, may approve a plan of liquidation and dissolution.

Meetings of Shareholders

Under the Public Storage bylaws, annual meetings of shareholders are to be held each year, within fifteen (15) months after the last annual meeting, at a date and time as determined by the board of trustees.  Special meetings of shareholders may be called only by a majority of the trustees then in office, by the Chairman of the board of trustees, the President or by the holders of not less than 20% of the votes to be cast at the meeting.  Only matters set forth in the notice of the special meeting may be considered and acted upon at such a meeting.  Public Storage’s bylaws provide that any action required or permitted to be taken at a meeting of shareholders may be taken without a meeting by unanimous written consent, if that consent sets forth that action and is signed by each shareholder entitled to vote on the matter.

Advance Notice of Trustee Nominations and New Business

The Public Storage bylaws provide that, with respect to an annual meeting of shareholders, nominations of persons for election to the board of trustees and the proposal of business to be considered by shareholders at the annual meeting may be made only:

•	pursuant to a notice of the meeting properly presented;

•	by the Public Storage board of trustees; or

•
by a shareholder who was a shareholder of record both at the time of the provision of notice and at the time of the meeting who is entitled to vote at the meeting and has complied with the advance notice procedures set forth in the Public Storage bylaws.

With respect to special meetings of shareholders, only the business specified in Public Storage’s notice of meeting may be brought before the meeting of shareholders, and nominations of persons for election to the board of trustees may be made only:

•	pursuant to the notice of the meeting;

•	by the Public Storage board of trustees; or

•
provided that the Public Storage board of trustees has determined that trustees shall be elected at such meeting, by a shareholder who was a shareholder of record both at the time of the provision of notice and at the time of the meeting who is entitled to vote at the meeting and has complied with the advance notice provisions set forth in the bylaws.

The purpose of requiring shareholders to give advance notice of nominations and other proposals is to afford the Public Storage board of trustees the opportunity to consider the qualifications of the proposed nominees or the advisability of the other proposals and, to the extent considered necessary by the board of trustees, to inform shareholders and make recommendations regarding the nominations or other proposals.  The advance notice procedures also permit a more orderly procedure for conducting shareholder meetings.  Although the Public Storage bylaws do not give our board of trustees the power to disapprove timely shareholder nominations and proposals, they may have the effect of precluding a contest for the election of trustees or proposals for other action if the proper procedures are not followed, and of discouraging or deterring a third party from conducting a solicitation of proxies to elect its own slate of trustees to the board of trustees or to approve its own proposal.

Possible Anti-Takeover Effect of Certain Provisions of Maryland Law and of Our Declaration of Trust and Bylaws

The business combination provisions of Maryland law (if the Public Storage board of trustees opts to make them applicable to Public Storage), the control share acquisition provisions of Maryland law (if the applicable provision in the Public Storage bylaws is rescinded), the limitations on removal of trustees, the restrictions on the acquisition of Public Storage shares of beneficial interest, the power to issue additional common shares or preferred shares and the advance notice provisions of the Public Storage bylaws could have the effect of delaying, deterring or preventing a transaction or a change in the control that might involve a premium price for holders of the common shares or might otherwise be in their best interest.  The “unsolicited takeovers” provisions of Maryland law permit the board of trustees, without shareholder approval and regardless of what is provided in the declaration of trust or bylaws, to implement takeover defenses that Public Storage may not yet have.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF THE PARTNERSHIPS

PSP1

The following discussion and analysis should be read in conjunction with the Partnership’s (PSP1) condensed financial statements and notes thereto for the three months ended March 31, 2011 and financial statements and notes thereto for the three years ended December 31, 2010, included elsewhere in this information statement.

Forward Looking Statements:  This discussion and analysis contains forward-looking statements within the meaning of the federal securities laws.  All statements in this section, other than statements of historical fact, are forward-looking statements which may be identified by the use of the words "expects,"   "believes,"   "anticipates,"  "plans," "would," "should," "may," "estimates" and similar expressions.  These forward-looking statements involve known and unknown risks and uncertainties, which may cause the Partnership’s actual results and performance to be materially different from those expressed or implied in the forward-looking statements.  As a result, you should not rely on any forward-looking statements in this information statement, or which management may make orally or in writing from time to time, as predictions of future events nor guarantees of future performance.  The Partnership cautions you not to place undue reliance on forward-looking statements, which speak only as of the date of this report or as of the dates indicated in the statements.  All of the Partnership’s forward-looking statements are qualified in their entirety by this statement.

Factors and risks that may impact the Partnership’s future results and performance include, but are not limited to, those described in Item 1A, “Risk Factor” in Public Storage’s most recent Annual Report on Form 10-K and in Public Storage’s other filings with the SEC that are incorporate herein by reference, and the following:

•
general risks associated with the ownership and operation of real estate including changes in demand, potential liability for environmental contamination, adverse changes in tax laws, including property tax, real estate and zoning laws and regulations, and the impact of natural disasters;

•	risks associated with downturns in the local economies in the markets in which the Partnership operates, including risks related to current economic conditions and the economic health of our tenants;

•	the impact of competition from new and existing self-storage and commercial facilities and other storage alternatives;

•
the impact of the regulatory environment as well as national, state, and local laws and regulations including, without limitation, those governing environmental, tax and tenant insurance matters, and risks related to the impact of existing and potential new laws and regulations;

•	disruptions or shutdowns of the automated processes and systems used by Public Storage in managing the Partnership’s properties or breaches of Public Storage’s data security; and

• economic uncertainty due to the impact of war or terrorism.

The Partnership and Public Storage expressly disclaim any obligation to update publicly or otherwise revise any forward-looking statements, whether as a result of new information, new estimates, or other factors, events or circumstances after the date of this information statement, except where required by law.

Overview of Management’s Discussion and Analysis of Operations

The self-storage industry is highly fragmented and is composed predominantly of numerous local and regional operators.  Competition in the markets in which the Partnership owns facilities is significant and has increased over the past several years due to additional development of self-storage facilities.  The Partnership believes that the increase in competition has had a negative impact on the Partnership’s occupancy levels and rental rates in many markets.

The self-storage industry is subject to general economic conditions, particularly those that affect the disposable income and spending of consumers, as well as those that affect moving trends.  Due to the recessionary pressures in the U.S., demand for self-storage space has been negatively impacted since the fourth quarter of 2008.  As a result, the Partnership’s properties have experienced downward pressure on occupancy levels, rental rates and revenues.  Rental income trends improved each quarter in 2010, with reduced levels of year-over-year rental income declines, and in the most recent quarter ended March 31, 2011 rental income increased 10.7%.  While trends have been improving, there can be no assurance that this trend will continue.

Critical Accounting Policies

Management’s Discussion and Analysis of Financial Condition and Results of Operations discusses the Partnership’s condensed financial statements, which have been prepared in accordance with United States (“U.S.”) generally accepted accounting principles (“GAAP”).  The preparation of the Partnership’s financial statements and related disclosures in conformity with GAAP and the Partnership’s discussion and analysis of the Partnership’s financial condition and results of operations requires management to make judgments, assumptions and estimates that affect the amounts reported in the Partnership’s financial statements and accompanying notes.  The notes to the Partnership’s March 31, 2011 condensed financial statements and December 31, 2010 financial statements, primarily Note 2, summarize the significant accounting policies and methods used in the preparation of the Partnership’s respective financial statements and related disclosures.

Management believes the following are critical accounting policies, the application of which has a material impact on the Partnership’s financial statement presentation.  That is, they are both important to the portrayal of the Partnership’s financial condition and results, and they require management to make judgments and estimates about matters that are inherently uncertain.

Impairment of Real Estate: Substantially all of the Partnership’s assets consist of real estate.  The evaluation of the Partnership’s real estate for impairment includes determining whether indicators of impairment exist, which is a subjective process.  When any indicators of impairment are found, the evaluation of such real estate then entails projections of future operating cash flows, which also involves significant judgment.  Future events, or facts and circumstances that currently exist, that the Partnership has not yet identified, could cause the Partnership to conclude in the future that the Partnership’s real estate is impaired.  Any resulting impairment loss could have a material adverse impact on the Partnership’s financial condition and results of operations.

Estimated Useful Lives of Long-Lived Assets: Substantially all of the Partnership’s assets consist of depreciable, long-lived assets.  The Partnership records depreciation expense with respect to these assets based upon their estimated useful lives.  Any change in the estimated useful lives of those assets, caused by functional or economic obsolescence or other factors, could have a material adverse impact on the Partnership’s financial condition or results of operations.

Accruals for Contingencies: The Partnership is exposed to business and legal liability risks with respect to events that have occurred, but in accordance with GAAP, the Partnership has not accrued for certain potential liabilities because the loss is either not probable or not estimable or because the Partnership is not aware of the event.  Future events and the results of pending litigation could result in such potential losses becoming probable and estimable, which could have a material adverse impact on the Partnership’s financial condition or results of operations.  Significant unaccrued losses that we have determined are at least reasonably possible are described in Notes 5 and 6 to the Partnership’s March 31, 2011 condensed financial statements and Notes 5 and 7 to the Partnership’s December 31, 2010 financial statements.

Accruals for Operating Expenses: The Partnership accrues for property tax expense and other operating expenses based upon estimates and historical trends and current and anticipated local and state government rules and regulations.  If these estimates and assumptions are incorrect, the Partnership’s expenses could be misstated.

Results of Operations

Operating Results for the Three Months Ended March 31, 2011 and 2010:

Net Income

The Partnership's net income for the three months ended March 31, 2011 was $405,000, as compared to $401,000 for the same period in 2010, representing an increase of $4,000 or 1.0%.  This increase was due primarily to a $5,000 increase in rental income as described below.

Rental Income

Rental income for the three months ended March 31, 2011 was $565,000, as compared to $560,000 for the same period in 2010, representing an increase of $5,000 or 0.9%.  The increase in rental income was primarily a result of increased occupancy.  Weighted average occupancy levels at the self-storage facilities were 92.5% and 90.9% for the three months ended March 31, 2011 and 2010, respectively, representing an increase of 1.8%.  Partially offsetting the increase in occupancy was a decrease in rental income per occupied square foot.  Rental income for the three months ended March 31, 2011 decreased to $20.56 per occupied square foot, as compared to $20.74 per occupied square foot for the same period in 2010.

The Partnership’s operating strategy is to maintain high occupancy levels throughout the year.  In order to achieve this strategy, Public Storage adjusts rental rates and promotional discounts offered to new tenants, as well as the frequency of  television advertising, increasing or decreasing each, depending on traffic patterns of new tenants renting space offset by existing tenants vacating.  The Partnership experiences seasonal fluctuations in the occupancy levels with occupancies generally higher in the summer months than in the winter months.  Consequently, rates charged to new tenants are typically higher in the summer months than in the winter months.

The Partnership believes overall demand for self-storage space in the Partnership’s markets has been negatively impacted since late 2008 due to recessionary pressures, including increased unemployment, reduced housing sales, and reduced moving activity, in the markets in which the Partnership operates.  As occupancies declined, the Partnership reduced rental rates and increased promotional discounts in order to stimulate move-in activity and restore occupancies.  Year-over-year decreases in rental income peaked in the quarter ended December 31, 2009 at 5.2%, however the decreases have abated progressively each quarter since then as occupancies improved and year-over-year comparables became more favorable, such that rental income increased 0.9% in the quarter ended March 31, 2011.

The following chart sets forth the Partnership’s rental income, occupancy, and rental income per occupied square foot trends in the Partnership’s facilities in 2010 and the first quarter of 2011:

	Year-over-Year Change for Partnership’s Properties
Three Months Ended:	Rental income	Rental income per occupied square foot	Square foot occupancy

March 31, 2010	(2.6)%	(3.0)%	0.3%
June 30, 2010	(1.2)%	(2.3)%	1.1%
September 30, 2010	(0.5)%	0.0%	(0.5)%
December 31, 2010	(1.2)%	(3.4)%	2.2%
For entire year: 2010	(1.4)%	(2.2)%	0.8%

March 31, 2011	0.9%	(0.9)%	1.8%

Notwithstanding the Partnership’s increases in occupancy in 2010, the Partnership will continue to be competitive in its pricing and discounting in order to compete with other operators to attract new incoming tenants.  The Partnership expects to be more aggressive in increasing rental rates to existing tenants in 2011 as compared to 2010.  The Partnership expects the improved operating trends that have been experienced in the last year to continue in the quarter ending June 30, 2011.

Cost of Operations

Cost of operations includes management fees paid to PS, (see Note 5 to the Partnership’s March 31, 2011 condensed financial statements), and all other costs of operating the properties such as payroll, property tax, advertising and promotion expense, utilities, and repairs and maintenance.  Cost of operations for the three months ended March 31, 2011 was $139,000, as compared to $149,000 for the same period in 2010, representing a decrease of $10,000 or 6.7%, due to decreases in repairs and maintenance and advertising and promotion expenses.

Estimating future cost of operations is difficult, particularly with respect to (i) utility expense, which is dependent upon changes in demand driven by weather and temperature as well as fuel costs, (ii) repairs and maintenance, which varies based upon weather and the timing of periodic needs throughout the Partnership’s portfolio as well as random events, and (iii), advertising expenses, which is driven in part by demand for self-storage space and current occupancy levels, which are not predictable.  Aggregate utility, repairs and maintenance, and advertising and promotion expenses totaled $27,000 and $34,000 in the three months ended March 31, 2011 and 2010, respectively, representing a decrease of $7,000 or 20.6%.  Exclusive of utility, repairs and maintenance, and advertising and promotion expense, the Partnership expects inflationary increases in our cost of operations in the remainder of 2011.

Other Income

Other income includes interest earned on cash balances, as well as access fees paid by PS Insurance Company - Hawaii, Ltd. (“PSICH”), a corporation owned by PS (described more fully in Note 5 to the Partnership’s March 31, 2011 condensed financial statements).

Other income was $22,000 for the three months ended March 31, 2011, as compared to $23,000 for the same period in 2010, representing a decrease of $1,000 or 4.3%.  Included in other income are access fees totaling $22,000 and $23,000 for the three months ended March 31, 2011 and 2010, respectively.  Access fees are paid to the Partnership by PSICH in return for providing tenant listings in connection with PSICH’s reinsurance business.

Interest income on cash balances was less than $1,000 for each of the three month periods ended March 31, 2011 and 2010 due to low interest rates.  The Partnership has $127,000 in cash at March 31, 2011 invested primarily in money-market funds, which earn nominal rates of interest in the current interest rate environment.

Future interest income will depend upon the level of interest rates.  Based upon current interest rates on the Partnership’s outstanding money-market fund investments of approximately 0.1%, earned interest is expected to be minimal.

Depreciation Expense

Depreciation expense was $14,000 and $6,000 for the three months ended March 31, 2011 and 2010, respectively, representing an increase of $8,000 or 133.3%.  The increase in depreciation expense is primarily related to additional capital improvements.

General and Administrative Expense

General and administrative expense was $29,000 and $27,000 in the three months ended March 31, 2011 and 2010, respectively, representing an increase of $2,000, or 7.4%.

The Partnership expects general and administrative expense to increase primarily based upon inflation in the remainder of 2011.

Operating Results for the Years Ended December 31, 2010, 2009 and 2008:

Net Income

The Partnership's net income for 2010 was $1,669,000, as compared to $1,727,000 for 2009, representing a decrease of $58,000 or 3.4%.  This decrease was due primarily to a $32,000 reduction in rental income and a $48,000 increase in repairs and maintenance expense as described below.

The Partnership's net income for 2009 was $1,727,000, as compared to $1,835,000 for 2008, representing a decrease of $108,000 or 5.9%.  This decrease was due primarily to a $97,000 reduction in rental income and a $17,000 decrease in other income as described below.

Rental Income

Rental income for 2010 was $2,271,000, as compared to $2,303,000 for 2009, representing a decrease of $32,000 or 1.4%.  The decrease in rental income was primarily a result of a 2.2% decrease in rental income per occupied square foot.  Rental income for 2010 decreased to $20.92 per occupied square foot, as compared to $21.38 per occupied square foot for 2009.  Weighted average occupancy levels at the self-storage facilities were 91.4% and 90.7% for 2010 and 2009, respectively, representing an increase of 0.8%.

Rental income for 2009 was $2,303,000, as compared to $2,400,000 for 2008, representing a decrease of $97,000 or 4.0%.  The decrease in rental income was primarily a result of a 3.7% decrease in rental income per occupied square foot.  Rental income for 2009 decreased to $21.38 per occupied square foot, as compared to $22.21 per occupied square foot for 2008.  Weighted average occupancy levels at the self-storage facilities were 90.7% and 90.9% for 2009 and 2008, respectively, representing a decrease of 0.2%.

The Partnership’s operating strategy is to maintain high occupancy levels throughout the year.  In order to achieve this strategy, Public Storage adjusts rental rates and promotional discounts offered to new tenants, and increases or decreases television and other media advertising, depending on traffic patterns of new tenants renting space offset by existing tenants vacating.  The Partnership experiences seasonal fluctuations in the occupancy levels with occupancies generally higher in the summer months than in the winter months.  Consequently, rates charged to new tenants are typically higher in the summer months than in the winter months.

The Partnership believes overall demand for self-storage space in the Partnership’s markets has been negatively impacted since late 2008 due to recessionary pressures, including increased unemployment, reduced housing sales, and reduced moving activity, in the markets in which the Partnership operates.  As occupancies declined, the Partnership reduced rental rates and increased promotional discounts in order to stimulate move-in activity and restore occupancies.  Year-over-year decreases in rental income peaked in the quarter ended December 31, 2009 at 5.2%, however, the decreases have abated progressively each quarter since then.

The following chart sets forth the Partnership’s rental income, occupancy, and rental income per occupied square foot trends in the Partnership’s facilities in 2009 and 2010:

	Year–over-Year Change for Partnership’s Properties
Three Months Ended:	Rental income	Rental income per occupied square foot	Square foot occupancy

March 31, 2009	(2.5)%	(1.2)%	(1.3)%
June 30, 2009	(4.0)%	(3.3)%	(0.7)%
September 30, 2009	(4.4)%	(5.9)%	1.7%
December 31, 2009	(5.2)%	(4.4)%	(0.8)%
For entire year: 2009	(4.0)%	(3.7)%	(0.2)%

March 31, 2010	(2.6)%	(3.0)%	0.3%
June 30, 2010	(1.2)%	(2.3)%	1.1%
September 30, 2010	(0.5)%	0.0%	(0.5)%
December 31, 2010	(1.2)%	(3.4)%	2.2%
For entire year: 2010	(1.4)%	(2.2)%	0.8%

Cost of Operations

Cost of operations includes management fees paid to Public Storage, (see Note 5 to the Partnership’s December 31, 2010 financial statements) and all other costs of operating the properties such as payroll, property tax, advertising and promotion expense, utilities, and repairs and maintenance.  Cost of operations for 2010 was $606,000, as compared to $580,000 for 2009, representing an increase of $26,000 or 4.5%, as increases in repairs and maintenance expense were partially offset by lower advertising and promotion and payroll expense.  Cost of operations for 2009 of $580,000 remained the same, as compared to $580,000 for 2008.

Estimating future cost of operations is difficult, particularly with respect to (i) utility expense, which is dependent upon changes in demand driven by weather and temperature as well as fuel costs, (ii) repairs and maintenance, which varies based upon weather and the timing of periodic needs throughout our portfolio as well as random events, and (iii), advertising expenses, which is driven in part by demand for self-storage space and current occupancy levels, which are not predictable.  Aggregate utility, repairs and maintenance, and advertising and promotion expenses totaled $177,000, $131,000 and $125,000 in 2010, 2009 and 2008, respectively, representing increases of $46,000 or 35.1% and $6,000 or 4.8% in 2010 and 2009, respectively, as compared to the prior year.  Repairs and maintenance expense increased by $48,000 in 2010 as compared to 2009, as the Partnership’s Pico Rivera facility incurred expenses of $36,000 related to a security and alarm system installed at the facility.  Exclusive of utility, repairs and maintenance, and advertising and promotion expense, the Partnership expects inflationary increases in its cost of operations in 2011.

Other Income

Other income includes interest earned on cash balances, as well as access fees paid by PSICH, a corporation owned by PS (described more fully in Note 5 to the Partnership’s December 31, 2010 financial statements).  Access fees are paid to the Partnership by PSICH in return for providing tenant listings in connection with PSICH’s reinsurance business.

Other income was $95,000 for 2010, as compared to $89,000 for 2009, representing an increase of $6,000 or 6.7%.  Included in other income are access fees totaling $94,000 and $86,000 for 2010 and 2009, respectively.

Other income was $89,000 for 2009, as compared to $106,000 for 2008, representing a decrease of $17,000 or 16.0%.  Included in other income are access fees totaling $86,000 and $93,000 for 2009 and 2008, respectively.  The decline is due to adjustments in timing of the recording of income in 2008 due to changes in accounting estimates.

Interest on cash balances has declined during the three years ended December 31, 2010, due to reductions in interest rates.  The Partnership has $99,000 in cash at December 31, 2010 invested primarily in money-market funds, which earn nominal rates of interest in the current interest rate environment.

Assuming a continuation of the current nominal rates of interest, the Partnership expects other income in 2011 to approximate other income in 2010.

Depreciation Expense

Depreciation expense was $36,000 and $26,000 for 2010 and 2009, respectively, representing an increase of $10,000 or 38.5%.  The increase in depreciation expense is primarily related to additional capital improvements.

Depreciation expense was $26,000 and $24,000 for 2009 and 2008, respectively, representing an increase of $2,000 or 8.3%.  The increase in depreciation expense is primarily related to additional capital improvements.

General and Administrative Expense

General and administrative expense was $55,000 and $59,000 in 2010 and 2009, respectively, representing a decrease of $4,000, or 6.8%.

General and administrative expense was $59,000 and $67,000 in 2009 and 2008, respectively, representing a decrease of $8,000, or 11.9%.

We expect general and administrative expense to increase primarily based upon inflation in 2011.

Liquidity and Capital Resources

At March 31, 2011, the Partnership had cash of $127,000 as compared to total liabilities of $320,000.  Cash generated from operations ($508,000 for the three months ended March 31, 2011) has been sufficient to meet all current obligations of the Partnership.  Capital improvements totaled $81,000 and nil for the three months ended March 31, 2011 and 2010, respectively.  Capital improvements are budgeted at $102,000 for the year ending December 31, 2011.

The Partnership does not anticipate issuing securities, making loans to other persons, investing in the securities of other issuers for the purpose of exercising control, underwriting the securities of other issuers, engaging in the purchase and sale of investments, offering securities in exchange for property, or repurchasing or otherwise reacquiring its outstanding securities.  The Partnership may consider borrowing money with the intent of using the proceeds for distribution to partners.  As the capital and credit markets are currently constrained and in flux, there can be no assurance that the Partnership would be able to access any such borrowings in order to do so, if such a course of action were otherwise deemed necessary.

Distributions

The Partnership Agreement requires that cash available for distribution (cash flow from all sources less cash necessary for any obligations or capital improvement needs) be distributed at least quarterly.  During the three months ended March 31, 2011, the Partnership paid distributions to the limited and General partners totaling $255,000 ($55.10 per unit) and $144,000, respectively, as compared to $296,000 ($63.96 per unit) and $168,000, respectively, for the same period in 2010.  During the year ended December 31, 2010, the Partnership paid distributions to the limited and general partners totaling $1,018,000 ($219.97 per unit) and $578,000, respectively.  During the year ended December 31, 2009, the Partnership paid distributions to the limited and General partners totaling $1,305,000 ($281.98 per unit) and $741,000, respectively.  During the year ended December 31, 2008, the Partnership paid distributions to the limited and General partners totaling $1,032,000 ($222.99 per unit) and $586,000, respectively.  Future distribution rates will be adjusted to levels which are supported by operating cash flow after provisions for capital improvements and any other necessary obligations.

PSP2

The following discussion and analysis should be read in conjunction with the Partnership’s (PSP2) condensed financial statements and notes thereto for the three months ended March 31, 2011 and financial statements and notes thereto for the three years ended December 31, 2010, included elsewhere in this information statement.

Forward Looking Statements:  This discussion and analysis contains forward-looking statements within the meaning of the federal securities laws.  All statements in this section, other than statements of historical fact, are forward-looking statements which may be identified by the use of the words "expects,"   "believes,"   "anticipates,"  "plans," "would," "should," "may," "estimates" and similar expressions.  These forward-looking statements involve known and unknown risks and uncertainties, which may cause the Partnership’s actual results and performance to be materially different from those expressed or implied in the forward-looking statements.  As a result, you should not rely on any forward-looking statements in this information statement, or which management may make orally or in writing from time to time, as predictions of future events nor guarantees of future performance.  The Partnership cautions you not to place undue reliance on forward-looking statements, which speak only as of the date of this report or as of the dates indicated in the statements.  All of the Partnership’s forward-looking statements are qualified in their entirety by this statement.

Factors and risks that may impact the Partnership’s future results and performance include, but are not limited to, those described in Item 1A, “Risk Factor” in Public Storage’s most recent Annual Report on Form 10-K and in Public Storage’s other filings with the SEC that are incorporate herein by reference, and the following:

•
general risks associated with the ownership and operation of real estate including changes in demand, potential liability for environmental contamination, adverse changes in tax laws, including property tax, real estate and zoning laws and regulations, and the impact of natural disasters;

•	risks associated with downturns in the local economies in the markets in which the Partnership operates, including risks related to current economic conditions and the economic health of our tenants;

•	the impact of competition from new and existing self-storage and commercial facilities and other storage alternatives;

•
the impact of the regulatory environment as well as national, state, and local laws and regulations including, without limitation, those governing environmental, tax and tenant insurance matters, and risks related to the impact of existing and potential new laws and regulations;

•	disruptions or shutdowns of the automated processes and systems used by Public Storage in managing the Partnership’s properties or breaches of Public Storage’s data security; and

• economic uncertainty due to the impact of war or terrorism.

The Partnership and Public Storage expressly disclaim any obligation to update publicly or otherwise revise any forward-looking statements, whether as a result of new information, new estimates, or other factors, events or circumstances after the date of this information statement, except where required by law.

Overview of Management’s Discussion and Analysis of Operations

The self-storage industry is highly fragmented and is composed predominantly of numerous local and regional operators.  Competition in the markets in which the Partnership owns facilities is significant and has increased over the past several years due to additional development of self-storage facilities.  The Partnership believes that the increase in competition has had a negative impact on the Partnership’s occupancy levels and rental rates in many markets.

The self-storage industry is subject to general economic conditions, particularly those that affect the disposable income and spending of consumers, as well as those that affect moving trends.  Due to the recessionary pressures in the U.S., demand for self-storage space has been negatively impacted since the fourth quarter of 2008.  As a result, the Partnership’s properties have experienced downward pressure on occupancy levels, rental rates and revenues.  Rental income trends improved each quarter in 2010, with reduced levels of year-over-year rental income declines, and in the most recent quarter ended March 31, 2011 rental income decreased 1.6%.  While trends have been improving, there can be no assurance that this trend will continue.

Critical Accounting Policies

Management’s Discussion and Analysis of Financial Condition and Results of Operations discusses the Partnership’s condensed financial statements, which have been prepared in accordance with GAAP.  The preparation of the Partnership’s financial statements and related disclosures in conformity with GAAP and the Partnership’s discussion and analysis of the Partnership’s financial condition and results of operations requires management to make judgments, assumptions and estimates that affect the amounts reported in the Partnership’s financial statements and accompanying notes.  The notes to the Partnership’s March 31, 2011 condensed financial statements and December 31, 2010 financial statements, primarily Note 2, summarize the significant accounting policies and methods used in the preparation of the Partnership’s respective financial statements and related disclosures.

Management believes the following are critical accounting policies, the application of which has a material impact on the Partnership’s financial statement presentation.  That is, they are both important to the portrayal of the Partnership’s financial condition and results, and they require management to make judgments and estimates about matters that are inherently uncertain.

Impairment of Real Estate: Substantially all of the Partnership’s assets consist of real estate.  The evaluation of the Partnership’s real estate for impairment includes determining whether indicators of impairment exist, which is a subjective process.  When any indicators of impairment are found, the evaluation of such real estate then entails projections of future operating cash flows, which also involves significant judgment.  Future events, or facts and circumstances that currently exist, that the Partnership has not yet identified, could cause the Partnership to conclude in the future that the Partnership’s real estate is impaired.  Any resulting impairment loss could have a material adverse impact on the Partnership’s financial condition and results of operations.

Estimated Useful Lives of Long-Lived Assets: Substantially all of the Partnership’s assets consist of depreciable, long-lived assets.  The Partnership records depreciation expense with respect to these assets based upon their estimated useful lives.  Any change in the estimated useful lives of those assets, caused by functional or economic obsolescence or other factors, could have a material adverse impact on the Partnership’s financial condition or results of operations.

Accruals for Contingencies: The Partnership is exposed to business and legal liability risks with respect to events that have occurred, but in accordance with GAAP, the Partnership has not accrued for certain potential liabilities because the loss is either not probable or not estimable or because the Partnership is not aware of the event.  Future events and the results of pending litigation could result in such potential losses becoming probable and estimable, which could have a material adverse impact on the Partnership’s financial condition or results of operations.  Significant unaccrued losses that we have determined are at least reasonably possible are described in Notes 5 and 6 to the Partnership’s March 31, 2011 condensed financial statements and Notes 5 and 7 to the Partnership’s December 31, 2010 financial statements.

Accruals for Operating Expenses: The Partnership accrues for property tax expense and other operating expenses based upon estimates and historical trends and current and anticipated local and state government rules and regulations.  If these estimates and assumptions are incorrect, the Partnership’s expenses could be misstated.

Results of Operations

Operating Results for the Three Months Ended March 31, 2011 and 2010:

Net Income

The Partnership's net income for the three months ended March 31, 2011 was $952,000, as compared to $960,000 for the same period in 2010, representing a decrease of $8,000 or 0.8%.  This decrease was due primarily to a $6,000 decrease in rental income as described below.

Rental Income

Rental income for the three months ended March 31, 2011 was $419,000, as compared to $425,000 for the same period in for the same period in 2010, representing a decrease of $6,000 or 1.4%.  The decrease in rental income was primarily a result of a 4.0% decrease in rental income per occupied square foot.  Rental income for the three months ended March 31, 2011 decreased to $16.13 per occupied square foot, as compared to $16.81 per occupied square foot for the same period in 2010.  Weighted average occupancy levels at the self-storage facilities were 93.3% and 90.4% for the three months ended March 31, 2011 and 2010, respectively, representing an increase of 3.2%.  These amounts exclude the properties operated pursuant to the management and performance agreements (the “Performance Agreements”) with a subsidiary of PS (the “PS Sub”).  See Note 5 to the Partnership’s March 31, 2011 condensed financial statements for additional information.

The Partnership’s operating strategy is to maintain high occupancy levels throughout the year.  In order to achieve this strategy, Public Storage adjusts rental rates and promotional discounts offered to new tenants, as well as the frequency of  television advertising, increasing or decreasing each, depending on traffic patterns of new tenants renting space offset by existing tenants vacating.  The Partnership experiences seasonal fluctuations in the occupancy levels with occupancies generally higher in the summer months than in the winter months.  Consequently, rates charged to new tenants are typically higher in the summer months than in the winter months.

The Partnership believes overall demand for self-storage space in the Partnership’s markets has been negatively impacted since late 2008 due to recessionary pressures, including increased unemployment, reduced housing sales, and reduced moving activity, in the markets in which the Partnership operates.  As occupancies declined, the Partnership reduced rental rates and increased promotional discounts in order to stimulate move-in activity and restore occupancies.  Year-over-year decreases in rental income peaked in the quarter ended December 31, 2009 at 4.9%, however the decreases have abated progressively each quarter since then as occupancies improved and year-over-year comparables became more favorable.

The following chart sets forth the Partnership’s rental income, occupancy, and rental income per occupied square foot trends in the Partnership’s facilities in 2010 and the first quarter of 2011, excluding the properties operated pursuant to the Performance Agreements with the PS Sub:

	Year-over-Year Change for Partnership’s Properties
Three Months Ended:	Rental income	Rental income per occupied square foot	Square foot occupancy

March 31, 2010	(4.9)%	(3.3)%	(1.6)%
June 30, 2010	(3.0)%	(6.3)%	3.6%
September 30, 2010	(2.7)%	(6.2)%	3.8%
December 31, 2010	(2.7)%	(1.6)%	4.4%
For entire year: 2010	(2.1)%	(4.5)%	2.4%

March 31, 2011	(1.6)%	(4.0)%	3.2%

Notwithstanding the Partnership’s increases in occupancy in 2010, the Partnership will continue to be competitive in its pricing and discounting in order to compete with other operators to attract new incoming tenants.  The Partnership expects to be more aggressive in increasing rental rates to existing tenants in 2011 as compared to 2010.  The Partnership expects the improved operating trends that have been experienced in the last year to continue in the quarter ending June 30, 2011.

Cost of Operations

Cost of operations includes management fees paid to PS, (see Note 5 to the Partnership’s March 31, 2011 condensed financial statements), and all other costs of operating the properties such as payroll, property tax, advertising and promotion expense, utilities, and repairs and maintenance.  Cost of operations for the three months ended March 31, 2011 was $106,000, as compared to $108,000 for the same period in 2010, representing a decrease of $2,000 or 1.9%, due to decrease in repairs and maintenance and advertising and promotion expense offset by increases in utility and payroll expenses.  These amounts exclude the properties operated pursuant to the Performance Agreements with the PS Sub.  See Note 5 to the Partnership’s March 31, 2011 condensed financial statements for additional information.

Estimating future cost of operations is difficult, particularly with respect to (i) utility expense, which is dependent upon changes in demand driven by weather and temperature as well as fuel costs, (ii) repairs and maintenance, which varies based upon weather and the timing of periodic needs throughout the Partnership’s portfolio as well as random events, and (iii), advertising expenses, which is driven in part by demand for self-storage space and current occupancy levels, which are not predictable.  Aggregate utility, repairs and maintenance, and advertising and promotion expenses totaled $56,000 and $62,000 in the three months ended March 31, 2011 and 2010, respectively, representing a decrease of $6,000 or 9.7%.  Exclusive of utility, repairs and maintenance, and advertising and promotion expense, the Partnership expects inflationary increases in its cost of operations in the remainder of 2011.

Other Income

Other income includes interest earned on cash balances, as well as access fees paid by PSICH, a corporation owned by PS (described more fully in Note 5 to the Partnership’s March 31, 2011 condensed financial statements).

Other income was $34,000 for the three months ended March 31, 2011, as compared to $37,000 for the same period in 2010, representing a decrease of $3,000 or 8.1%.  Included in other income are access fees totaling $34,000 and $36,000 for the three months ended March 31, 2011 and 2010, respectively.  Access fees are paid to the Partnership by PSICH in return for providing tenant listings in connection with PSICH’s reinsurance business.

Interest income on cash balances was less than $1,000 for each of the three month periods ended March 31, 2011 and 2010 due to low interest rates.  The Partnership has $433,000 in cash at March 31, 2011 invested primarily in money-market funds, which earn nominal rates of interest in the current interest rate environment.

Future interest income will depend upon the level of interest rates.  Based upon current interest rates on the Partnership’s outstanding money-market fund investments of approximately 0.1%, earned interest is expected to be minimal.

Revenues from Affiliate Under Performance Agreement

Revenues from Affiliate under Performance Agreement increased $6,000 or 0.9% to $661,000 for the three months ended March 31, 2011 from $655,000 for the same period in 2010.  See Note 5 to the Partnership’s March 31, 2011 condensed financial statements for further discussion of the nature of these revenues.

Depreciation Expense

Depreciation expense was $25,000 and $21,000 for the three months ended March 31, 2011 and 2010, respectively, representing an increase of $4,000 or 19.0%.  The increase in depreciation expense is primarily related to additional capital improvements.

General and Administrative Expense

General and administrative expense was $31,000 and $28,000 in the three months ended March 31, 2011 and 2010, respectively, representing an increase of $3,000, or 10.7%.

The Partnership expects general and administrative expense to increase primarily based upon inflation in the remainder of 2011.

Operating Results for the Years Ended December 31, 2010, 2009 and 2008:

Net Income

The Partnership's net income for 2010 was $4,164,000, as compared to $4,185,000 for 2009, representing a decrease of $21,000 or 0.5%.  This decrease was due primarily to a $36,000 reduction in rental income described below.

The Partnership's net income for 2009 was $4,185,000, as compared to $4,163,000 for 2008, representing an increase of $22,000 or 0.5%.  This increase was due primarily to a $25,000 reduction in cost of operations described below.

Rental Income

Rental income for 2010 was $1,701,000, as compared to $1,737,000 for 2009, representing a decrease of $36,000 or 2.1%.  The decrease in rental income was primarily a result of a 4.5% decrease in rental income per occupied square foot.  Rental income for 2010 decreased to $16.52 per occupied square foot, as compared to $17.29 per occupied square foot for 2009.  Weighted average occupancy levels at the self-storage facilities were 92.0% and 89.8% for 2010 and 2009, respectively, representing an increase of 2.4%. These amounts exclude the properties operated pursuant to the Performance Agreements with the PS Sub.  See Note 5 to the Partnership’s December 31, 2010 financial statements for additional information regarding the Performance Agreements.

Rental income for 2009 was $1,737,000, as compared to $1,822,000 for 2008, representing a decrease of $85,000 or 4.7%.  The decrease in rental income was primarily a result of a 4.5% decrease in rental income per occupied square foot.  Rental income for 2009 decreased to $17.29 per occupied square foot, as compared to $18.10 per occupied square foot for 2008.  Weighted average occupancy levels at the self-storage facilities were 89.8% and 90.0% for 2009 and 2008, respectively, representing a decrease of 0.2%.

The Partnership’s operating strategy is to maintain high occupancy levels throughout the year.  In order to achieve this strategy, Public Storage adjusts rental rates and promotional discounts offered to new tenants, and increases or decreases television and other media advertising, depending on traffic patterns of new tenants renting space offset by existing tenants vacating.  The Partnership experiences seasonal fluctuations in the occupancy levels with occupancies generally higher in the summer months than in the winter months.  Consequently, rates charged to new tenants are typically higher in the summer months than in the winter months.

The Partnership believes overall demand for self-storage space in the Partnership’s markets has been negatively impacted since late 2008 due to recessionary pressures, including increased unemployment, reduced housing sales, and reduced moving activity, in the markets in which the Partnership operates.  As occupancies declined, the Partnership reduced rental rates and increased promotional discounts in order to stimulate move-in activity and restore occupancies.  Year over year decreases in rental income peaked in the quarter ended December 31, 2009 at 9.0%, however the decreases have abated progressively each quarter since then as occupancies improved and year-over-year comparables became more favorable, such that rental income increased 2.7% in the quarter ended December 31, 2010.

The following chart sets forth the Partnership’s rental income, occupancy, and rental income per occupied square foot trends in the Partnership’s facilities in 2009 and 2010, excluding the properties operated pursuant to the Performance Agreements with the PS Sub:

	Year over Year Change for Partnership’s Properties
Three Months Ended:	Rental income	Rental income per occupied square foot	Square foot occupancy

March 31, 2009	0.7%	(2.1)%	2.8%
June 30, 2009	(4.2)%	(3.9)%	(0.2)%
September 30, 2009	(6.0)%	(4.2)%	(2.0)%
December 31, 2009	(9.0)%	(7.7)%	(1.5)%
For entire year: 2009	(4.7)%	(4.5)%	(0.2)%

March 31, 2010	(4.9)%	(3.3)%	(1.6)%
June 30, 2010	(3.0)%	(6.3)%	3.6%
September 30, 2010	(2.7)%	(6.2)%	3.8%
December 31, 2010	2.7%	(1.6)%	4.4%
For entire year: 2010	(2.1)%	(4.5)%	2.4%

Cost of Operations

Cost of operations includes management fees paid to Public Storage, (see Note 5 to the Partnership’s December 31, 2010 financial statements) and all other costs of operating the properties such as payroll, property tax, advertising and promotion expense, utilities, and repairs and maintenance.  Cost of operations for 2010 was $428,000, as compared to $424,000 for 2009, representing an increase of $4,000 or 0.9%, as increases in repairs and maintenance and payroll expenses were mostly offset by reductions in advertising and promotion.  Cost of operations for 2009 was $424,000, as compared to $454,000 for 2008, representing a decrease of $30,000 or 6.6%, as decreases in payroll costs and repairs and maintenance expenses were partially offset by increases in utilities and advertising and promotion expenses.  These amounts exclude the properties operated pursuant to the Performance Agreements with the PS Sub.  See Note 5 to the Partnership’s December 31, 2010 financial statements for additional information.

Estimating future cost of operations is difficult, particularly with respect to (i) utility expense, which is dependent upon changes in demand driven by weather and temperature as well as fuel costs, (ii) repairs and maintenance, which varies based upon weather and the timing of periodic needs at our properties as well as random events, and (iii), advertising expense, which is driven in part by demand for self-storage space and current occupancy levels, which are not predictable.  Aggregate utility, repairs and maintenance, and advertising and promotion expenses totaled $101,000, $98,000 and $103,000 in 2010, 2009 and 2008, respectively.  Exclusive of utility, repairs and maintenance, and advertising and promotion expense, the Partnership expects inflationary increases in its cost of operations in 2011.

Other Income

Other income includes interest earned on cash balances, as well as access fees paid by PSICH, a corporation owned by Public Storage (described more fully in Note 5 to the Partnership’s December 31, 2010 financial statements).

Other income was $151,000 for 2010, as compared to $143,000 for 2009, representing an increase of $8,000 or 5.6%.  Included in other income are access fees totaling $149,000 and $138,000 for 2010 and 2009, respectively.  Access fees are paid to the Partnership by PSICH in return for providing tenant listings in connection with PSICH’s reinsurance business.

Other income was $143,000 for 2009, as compared to $178,000 for 2008, representing a decrease of $35,000 or 19.7%.  Included in other income are access fees totaling $138,000 and $152,000 for 2009 and 2008, respectively.  The decline is due to adjustments in timing of the recording of income in 2008 due to changes in accounting estimates.

Interest on cash balances has declined during the three years ended December 31, 2010, due to reductions in interest rates.  The Partnership has $143,000 in cash at December 31, 2010 invested primarily in money-market funds, which earn nominal rates of interest in the current interest rate environment.

Assuming a continuation of the current nominal rates of interest, the Partnership expects other income in 2011 to approximate other income in 2010.

Revenues from Affiliate Under Performance Agreements

Revenues from Affiliate under Performance Agreements increased $28,000 or 1.0% to $2,892,000 for 2010 from $2,864,000 for 2009.  See Note 5 to the Partnership’s December 31, 2010 financial statements for further discussion of the nature of these revenues.

Revenues from Affiliate under Performance Agreements increased $118,000 or 4.3% to $2,864,000 for 2009 from $2,746,000 for 2008.  See Note 5 to the Partnership’s December 31, 2010 financial statements for further discussion of the nature of these revenues.

Depreciation Expense

Depreciation expense was $91,000 and $73,000 for 2010 and 2009, respectively, representing an increase of $18,000 or 24.7%.  The increase in depreciation expense is primarily related to additional capital improvements.

Depreciation expense was $73,000 and $67,000 for 2009 and 2008, respectively, representing an increase of $6,000 or 9.0%.  The increase in depreciation expense is primarily related to additional capital improvements.

General and Administrative Expense

General and administrative expense was $61,000 and $62,000 in 2010 and 2009, respectively, representing a decrease of $1,000 or 1.6%.

General and administrative expense was $62,000 in each of 2009 and 2008.

The Partnership expects general and administrative expense to increase primarily based upon inflation in 2011.

Liquidity and Capital Resources

At March 31, 2011, the Partnership had cash of $433,000 as compared to total liabilities of $315,000.  Cash generated from operations ($878,000 for the three months ended March 31, 2011) has been sufficient to meet all current obligations of the Partnership.  Capital improvements totaled $28,000 and $17,000 for the three months ended March 31, 2011 and 2010, respectively.  Capital improvements are budgeted at $364,000 for the year ending December 31, 2011.

The Partnership does not anticipate issuing securities, making loans to other persons, investing in the securities of other issuers for the purpose of exercising control, underwriting the securities of other issuers, engaging in the purchase and sale of investments, offering securities in exchange for property, or repurchasing or otherwise reacquiring its outstanding securities.  The Partnership may consider borrowing money with the intent of using the proceeds for distribution to partners.  As the capital and credit markets are currently constrained and in flux, there can be no assurance that the Partnership would be able to access any such borrowings in order to do so, if such a course of action were otherwise deemed necessary.

Distributions

The Partnership Agreement requires that cash available for distribution (cash flow from all sources less cash necessary for any obligations or capital improvement needs) be distributed at least quarterly.  During the three months ended March 31, 2011, the Partnership paid distributions to the limited and General partners totaling $415,000 ($41.96 per unit) and $145,000, respectively, as compared to $801,000 ($80.99 per unit) and $279,000, respectively, for the same period in 2010.  During the year ended December 31, 2010, the Partnership paid distributions to the limited and general partners totaling $3,214,000 ($324.97 per unit) and $1,119,000, respectively.  During the year ended December 31, 2009, the Partnership paid distributions to the limited and General partners totaling $3,195,000 ($323.05 per unit) and $1,112,000, respectively.  During 2008, the Partnership paid distributions to the limited and General partners totaling $3,155,000 ($310.01 per unit) and $1,098,000, respectively.  Future distribution rates will be adjusted to levels which are supported by operating cash flow after provisions for capital improvements and any other necessary obligations.

PSP3

The following discussion and analysis should be read in conjunction with the Partnership’s (PSP3) condensed financial statements and notes thereto for the three months ended March 31, 2011 and financial statements and notes thereto for the three years ended December 31, 2010, included elsewhere in this information statement.

Forward Looking Statements:  This discussion and analysis contains forward-looking statements within the meaning of the federal securities laws.  All statements in this section, other than statements of historical fact, are forward-looking statements which may be identified by the use of the words "expects,"   "believes,"   "anticipates,"  "plans," "would," "should," "may," "estimates" and similar expressions.  These forward-looking statements involve known and unknown risks and uncertainties, which may cause the Partnership’s actual results and performance to be materially different from those expressed or implied in the forward-looking statements.  As a result, you should not rely on any forward-looking statements in this information statement, or which management may make orally or in writing from time to time, as predictions of future events nor guarantees of future performance.  The Partnership cautions you not to place undue reliance on forward-looking statements, which speak only as of the date of this report or as of the dates indicated in the statements.  All of the Partnership’s forward-looking statements are qualified in their entirety by this statement.

Factors and risks that may impact the Partnership’s future results and performance include, but are not limited to, those described in Item 1A, “Risk Factor” in Public Storage’s most recent Annual Report on Form 10-K and in Public Storage’s other filings with the SEC that are incorporate herein by reference, and the following:

•
general risks associated with the ownership and operation of real estate including changes in demand, potential liability for environmental contamination, adverse changes in tax laws, including property tax, real estate and zoning laws and regulations, and the impact of natural disasters;

•	risks associated with downturns in the local economies in the markets in which the Partnership operates, including risks related to current economic conditions and the economic health of our tenants;

•	the impact of competition from new and existing self-storage and commercial facilities and other storage alternatives;

•
the impact of the regulatory environment as well as national, state, and local laws and regulations including, without limitation, those governing environmental, tax and tenant insurance matters, and risks related to the impact of existing and potential new laws and regulations;

•	disruptions or shutdowns of the automated processes and systems used by Public Storage in managing the Partnership’s properties or breaches of Public Storage’s data security; and

• economic uncertainty due to the impact of war or terrorism.

The Partnership and Public Storage expressly disclaim any obligation to update publicly or otherwise revise any forward-looking statements, whether as a result of new information, new estimates, or other factors, events or circumstances after the date of this information statement, except where required by law.

Overview of Management’s Discussion and Analysis of Operations

The self-storage industry is highly fragmented and is composed predominantly of numerous local and regional operators.  Competition in the markets in which the Partnership owns facilities is significant and has increased over the past several years due to additional development of self-storage facilities.  The Partnership believes that the increase in competition has had a negative impact on the Partnership’s occupancy levels and rental rates in many markets.

The self-storage industry is subject to general economic conditions, particularly those that affect the disposable income and spending of consumers, as well as those that affect moving trends.  Due to the recessionary pressures in the U.S., demand for self-storage space has been negatively impacted since the fourth quarter of 2008.  As a result, the Partnership’s properties have experienced downward pressure on occupancy levels, rental rates and revenues.  Rental income trends improved each quarter in 2010, with reduced levels of year-over-year rental income declines, and in the most recent quarter ended March 31, 2011 rental income increased 0.7%.  While trends have been improving, there can be no assurance that this trend will continue.

Critical Accounting Policies

Management’s Discussion and Analysis of Financial Condition and Results of Operations discusses the Partnership’s condensed financial statements, which have been prepared in accordance with GAAP.  The preparation of the Partnership’s financial statements and related disclosures in conformity with GAAP and the Partnership’s discussion and analysis of the Partnership’s financial condition and results of operations requires management to make judgments, assumptions and estimates that affect the amounts reported in the Partnership’s financial statements and accompanying notes.  The notes to the Partnership’s March 31, 2011 condensed financial statements and December 31, 2010 financial statements, primarily Note 2, summarize the significant accounting policies and methods used in the preparation of the Partnership’s respective financial statements and related disclosures.

Management believes the following are critical accounting policies, the application of which has a material impact on the Partnership’s financial statement presentation.  That is, they are both important to the portrayal of the Partnership’s financial condition and results, and they require management to make judgments and estimates about matters that are inherently uncertain.

Impairment of Real Estate: Substantially all of the Partnership’s assets consist of real estate.  The evaluation of the Partnership’s real estate for impairment includes determining whether indicators of impairment exist, which is a subjective process.  When any indicators of impairment are found, the evaluation of such real estate then entails projections of future operating cash flows, which also involves significant judgment.  Future events, or facts and circumstances that currently exist, that the Partnership has not yet identified, could cause the Partnership to conclude in the future that the Partnership’s real estate is impaired.  Any resulting impairment loss could have a material adverse impact on the Partnership’s financial condition and results of operations.

Estimated Useful Lives of Long-Lived Assets: Substantially all of the Partnership’s assets consist of depreciable, long-lived assets.  The Partnership records depreciation expense with respect to these assets based upon their estimated useful lives.  Any change in the estimated useful lives of those assets, caused by functional or economic obsolescence or other factors, could have a material adverse impact on the Partnership’s financial condition or results of operations.

Accruals for Contingencies: The Partnership is exposed to business and legal liability risks with respect to events that have occurred, but in accordance with GAAP, the Partnership has not accrued for certain potential liabilities because the loss is either not probable or not estimable or because the Partnership is not aware of the event.  Future events and the results of pending litigation could result in such potential losses becoming probable and estimable, which could have a material adverse impact on the Partnership’s financial condition or results of operations.  Significant unaccrued losses that we have determined are at least reasonably possible are described in Notes 5 and 6 to the Partnership’s March 31, 2011 condensed financial statements and Notes 5 and 8 to the Partnership’s December 31, 2010 financial statements..

Accruals for Operating Expenses: The Partnership accrues for property tax expense and other operating expenses based upon estimates and historical trends and current and anticipated local and state government rules and regulations.  If these estimates and assumptions are incorrect, the Partnership’s expenses could be misstated.

Results of Operations

Operating Results for the Three Months Ended March 31, 2011 and 2010:

Net Income

The Partnership's net income for the three months ended March 31, 2011 was $1,281,000, as compared to $1,261,000 for the same period in 2010, representing an increase of $20,000 or 1.6%.  This increase was due primarily to a $12,000 increase in rental income described below.

Rental Income

Rental income for the three months ended March 31, 2011 was $1,788,000, as compared to $1,776,000 for the same period in 2010, representing an increase of $12,000 or 0.7%.  The increase in rental income was primarily a result of a 1.5% increase in weighted average occupancy levels to 92.5% for the three months ended March 31, 2011, as compared to 91.1% for the same period in 2010.  Rental income for the three months ended March 31, 2011 decreased to $15.72 per occupied square foot, as compared to $15.86 per occupied square foot for the same period in 2010, representing a decrease of 0.9%.

The Partnership’s operating strategy is to maintain occupancy levels at an average of 89% to 90% for the full year.  In order to achieve this strategy, Public Storage adjusts rental rates and promotional discounts offered to new tenants, as well as the frequency of television advertising, increasing or decreasing each, depending on traffic patterns of new tenants renting space offset by existing tenants vacating.  The Partnership experiences seasonal fluctuations in the occupancy levels with occupancies generally higher in the summer months than in the winter months.  Consequently, rates charged to new tenants are typically higher in the summer months than in the winter months.

The Partnership believes overall demand for self-storage space in the Partnership’s markets has been negatively impacted since late 2008 due to recessionary pressures, including increased unemployment, reduced housing sales, and reduced moving activity, in the markets in which the Partnership operates.  As occupancies declined, the Partnership reduced rental rates and increased promotional discounts in order to stimulate move-in activity and restore occupancies.  Year-over-year decreases in rental income peaked in the quarter ended December 31, 2009 at 6.9%, however the decreases have abated progressively each quarter since then as occupancies improved and year-over-year comparables became more favorable, such that rental income had a 0.7% increase in the quarter ended March 31, 2011.

The following chart sets forth the Partnership’s rental income, occupancy, and rental income per occupied square foot trends in the Partnership’s facilities in 2010 and the first quarter of 2011:

	Year-over-Year Change for Partnership’s Properties
Three Months Ended:	Rental income	Rental income per occupied square foot	Square foot occupancy

March 31, 2010	(4.4)%	(3.3)%	(1.2)%
June 30, 2010	(1.6)%	(2.4)%	0.8%
September 30, 2010	(1.0)%	(2.2)%	1.1%
December 31, 2010	0.0%	(1.4)%	1.5%
For entire year: 2010	(1.8)%	(2.3)%	0.4%

March 31, 2011	0.7%	(0.9)%	1.5%

Notwithstanding the Partnership’s increases in occupancy in 2010, the Partnership will continue to be competitive in its pricing and discounting in order to compete with other operators to attract new incoming tenants.  The Partnership expects to be more aggressive in increasing rental rates to existing tenants in 2011, as compared to 2010.  The Partnership expects the improved operating trends that have been experienced in the last year to continue in the quarter ending June 30, 2011.

Cost of Operations

Cost of operations includes management fees paid to Public Storage, (see Note 5 to the Partnership’s March 31, 2011 condensed financial statements) and all other costs of operating the properties such as payroll, property tax, advertising and promotion expense, utilities, and repairs and maintenance.  Cost of operations for the three months ended March 31, 2011 was $483,000, as compared to $498,000 for the same period in 2010, representing a decrease of $15,000 or 3.0%, due to decreases in advertising and promotion and repairs and maintenance expenses.

Estimating future cost of operations is difficult, particularly with respect to (i) utility expense, which is dependent upon changes in demand driven by weather and temperature as well as fuel costs, (ii) repairs and maintenance, which varies based upon weather and the timing of periodic needs throughout the Partnership’s portfolio as well as random events, and (iii), advertising expense, which is driven in part by demand for self-storage space and current occupancy levels, which are not predictable.  Aggregate utility, repairs and maintenance, and advertising and promotion expenses totaled $91,000 and $107,000 in the three months ended March 31, 2011 and 2010, respectively.  Exclusive of utility, repairs and maintenance, and advertising and promotion expense, the Partnership expects inflationary increases in the Partnership’s cost of operations in the remainder of 2011.

Other Income

Other income includes interest earned on cash balances, as well as access fees paid by PSICH, a corporation owned by Public Storage (described more fully in Note 5 to the Partnership’s March 31, 2011 condensed financial statements).

Other income was $48,000 for the three months ended March 31, 2011, as compared to $53,000 for the same period in 2010, representing a decrease of $5,000 or 9.4%.  Included in other income are access fees totaling $48,000 and $52,000 for the three months ended March 31, 2011 and 2010, respectively.  Access fees are paid to the Partnership by PSICH in return for providing tenant listings in connection with PSICH’s reinsurance business.

Interest income on cash balances declined during the three months ended March 31, 2011, as compared to the same period in 2010 due to lower average cash balances.  The Partnership has $298,000 in cash at March 31, 2011 invested primarily in money-market funds, which earn nominal rates of interest in the current interest rate environment.

Future interest income will depend upon the level of interest rates.  Based upon current interest rates on the Partnership’s outstanding money-market fund investments of approximately 0.1%, earned interest is expected to be minimal.

Depreciation Expense

Depreciation expense was $35,000 and $36,000 for the three months ended March 31, 2011 and 2010, respectively, representing a decrease of $1,000 or 2.8%.

General and Administrative Expense

General and administrative expense was $37,000 and $34,000 in the three months ended March 31, 2011 and 2010, respectively, representing an increase of $3,000, or 8.8%.

The Partnership expects general and administrative expense to increase primarily based upon inflation in the remainder of 2011.

Operating Results for the Years Ended December 31, 2010, 2009 and 2008:

Net Income

The Partnership's net income for 2010 was $5,259,000, as compared to $5,386,000 for 2009, representing a decrease of $127,000 or 2.4%.  This decrease was due primarily to a $130,000 reduction in rental income described below.

The Partnership's net income for 2009 was $5,386,000, as compared to $5,649,000 for 2008, representing a decrease of $263,000 or 4.7%.  This decrease was due primarily to a $319,000 reduction in rental income and a $48,000 reduction in other income described below.

Rental Income

Rental income for 2010 was $7,172,000, as compared to $7,302,000 for 2009, representing a decrease of $130,000 or 1.8%.  The decrease in rental income was primarily a result of a 2.3% decrease in rental income per occupied square foot.  Rental income for 2010 decreased to $16.01 per occupied square foot, as compared to $16.39 per occupied square foot for 2009.  Weighted average occupancy levels at the self-storage facilities were 91.0% and 90.6% for 2010 and 2009, respectively, representing an increase of 0.4%.

Rental income for 2009 was $7,302,000, as compared to $7,621,000 for 2008, representing a decrease of $319,000 or 4.2%.  The decrease in rental income was primarily a result of a 3.2% decrease in rental income per square foot.

Rental income for 2009 decreased to $16.39 per occupied square foot, as compared to $16.94 per occupied square foot for 2008.  Weighted average occupancy levels at the self-storage facilities were 90.6% and 91.5% for 2009 and 2008, respectively, representing a decrease of 1.0%.

The Partnership’s operating strategy is to maintain occupancy levels at approximately 89% to 90% throughout the year.  In order to achieve this strategy, Public Storage adjusts rental rates and promotional discounts offered to new tenants, and increases or decreases television and other media advertising, depending on traffic patterns of new tenants renting space offset by existing tenants vacating.  The Partneship experiences seasonal fluctuations in the occupancy levels with occupancies generally higher in the summer months than in the winter months.  Consequently, rates charged to new tenants are typically higher in the summer months than in the winter months.

The Partnership believes overall demand for self-storage space in the Partnership’s markets has been negatively impacted since late 2008 due to recessionary pressures, including increased unemployment, reduced housing sales, and reduced moving activity, in the markets in which the Partnership operates.  As occupancies declined, the Partneship reduced rental rates and increased promotional discounts in order to stimulate move-in activity and restore occupancies.  Year over year decreases in rental income peaked in the quarter ended December 31, 2009 at 6.9%, however the decreases have abated progressively each quarter since then as occupancies improved and year-over-year comparables became more favorable, such that rental income was flat in the quarter ended December 31, 2010.

The following chart sets forth the Partnership’s rental income, occupancy, and rental income per occupied square foot trends in our facilities in 2009 and 2010:

	Year over Year Change for Partnership’s Properties
Three Months Ended:	Rental income	Rental income per occupied square foot	Square foot occupancy

March 31, 2009	(0.7)%	(1.0)%	0.2%
June 30, 2009	(3.4)%	(3.2)%	(0.2)%
September 30, 2009	(5.6)%	(3.4)%	(2.4)%
December 31, 2009	(6.9)%	(5.3)%	(1.8)%
For entire year: 2009	(4.2)%	(3.2)%	(1.0)%

March 31, 2010	(4.4)%	(3.3)%	(1.2)%
June 30, 2010	(1.6)%	(2.4)%	0.8%
September 30, 2010	(1.0)%	(2.2)%	1.1%
December 31, 2010	0.0%	(1.4)%	1.5%
For entire year: 2010	(1.8)%	(2.3)%	0.4%

Cost of Operations

Cost of operations includes management fees paid to Public Storage, (see Note 5 to the Partnership’s December 31, 2010 financial statements) and all other costs of operating the properties such as payroll, property tax, advertising and promotion expense, utilities, and repairs and maintenance.  Cost of operations for 2010 was $1,890,000, as compared to $1,887,000 for 2009, representing an increase of $3,000 or 0.2%, as increases in repairs and maintenance and property tax expenses were offset by lower advertising and promotion expense.

Cost of operations for 2009 was $1,887,000 compared to $1,983,000 for 2008, representing a decrease of $96,000 or 4.8%, as decreases in repairs and maintenance and utilities expense were partially offset by increases in advertising and promotion and property tax expense.

Estimating future cost of operations is difficult, particularly with respect to (i) utility expense, which is dependent upon changes in demand driven by weather and temperature as well as fuel costs, (ii) repairs and maintenance, which varies based upon weather and the timing of periodic needs throughout the Partnership’s portfolio as well as random events, and (iii), advertising expense, which is driven in part by demand for self-storage space and current occupancy levels, which are not predictable.  Aggregate utility, repairs and maintenance, and advertising and promotion expenses totaled $399,000, $397,000 and $434,000 in 2010, 2009 and 2008, respectively.  Exclusive of utility, repairs and maintenance, and advertising and promotion expense, the Partnership expects inflationary increases in its cost of operations in 2011.

Other Income

Other income includes interest earned on cash balances, as well as access fees paid by PSICH, a corporation owned by PS (described more fully in Note 5 to the Partnership’s December 31, 2010 financial statements).

Other income was $213,000 for 2010, as compared to $203,000 for 2009, representing an increase of $10,000 or 4.9%.  Included in other income are access fees totaling $211,000 and $196,000 for 2010 and 2009, respectively.  Access fees are paid to the Partnership by PSICH in return for providing tenant listings in connection with PSICH’s reinsurance business.

Other income was $203,000 for 2009, as compared to $251,000 for 2008, representing a decrease of $48,000 or 19.1%.  Included in other income are access fees totaling $196,000 and $215,000 for 2009 and 2008, respectively.  The decline is due to adjustments in timing of the recording of income in 2008 due to changes in accounting estimates.

Interest on cash balances has declined during the three years ended December 31, 2010, due to reductions in interest rates.  The Partnership has $273,000 in cash at December 31, 2010 invested primarily in money-market funds, which earn nominal rates of interest in the current interest rate environment.

Assuming a continuation of the current nominal rates of interest, the Partnership expects other income in 2011 to approximate other income in 2010.

Depreciation Expense

Depreciation expense was $150,000 and $147,000 for 2010 and 2009, respectively, representing an increase of $3,000 or 2.0%.  The increase in depreciation expense is primarily related to additional capital improvements.

Depreciation expense was $147,000 and $142,000 for 2009 and 2008, respectively, representing an increase of $5,000 or 3.5%.  The increase in depreciation expense is primarily related to additional capital improvements.

General and Administrative Expense

General and administrative expense was $86,000 and $85,000 in 2010 and 2009, respectively, representing an increase of $1,000, or 1.2%.

General and administrative expense was $85,000 and $98,000 in 2009 and 2008, respectively, representing a decrease of $13,000 or 13.3%.  This decrease is attributable to legal fees incurred in 2008 related to a proposed property condemnation which is no longer under consideration.

The Partnership expects general and administrative expense to increase primarily based upon inflation in 2011.

Liquidity and Capital Resources

At March 31, 2011, the Partnership had cash of $298,000 as compared to total liabilities of $358,000.  Cash generated from operations ($1,185,000 for the three months ended March 31, 2011) has been sufficient to meet all current obligations of the Partnership.  Capital improvements totaled $2,000 and $12,000 for the three months ended March 31, 2011 and 2010, respectively.  Capital improvements are budgeted at $113,000 for the year ending December 31, 2011.

The Partnership does not anticipate issuing securities, making loans to other persons, investing in the securities of other issuers for the purpose of exercising control, underwriting the securities of other issuers, engaging in the purchase and sale of investments, offering securities in exchange for property, or repurchasing or otherwise reacquiring its outstanding securities.  The Partnership may consider borrowing money with the intent of using the proceeds for distribution to partners.  As the capital and credit markets are currently constrained and in flux, there can be no assurance that the Partnership would be able to access any such borrowings in order to do so, if such a course of action were otherwise deemed necessary.

Distributions

The partnership agreement requires that cash available for distribution (cash flow from all sources less cash necessary for any obligations or capital improvement needs) be distributed at least quarterly.  During the three months ended March 31, 2011, the Partnership paid distributions to the limited and general partners totaling $860,000 ($43.00 per unit) and $298,000, respectively, as compared to $1,440,000 ($72.00 per unit) and $499,000, respectively, for the same period in 2010.  During the year ended December 31, 2010, the Partnership paid distributions to the limited and general partners totaling $4,500,000 ($225.00 per unit) and $1,561,000, respectively.  During the year ended December 31, 2009, the Partnership paid distributions to the limited and general partners totaling $3,820,000 ($191.00 per unit) and $1,325,000, respectively.  During the year ended December 31, 2008, the Partnership paid distributions to the limited and general partners totaling $3,980,000 ($199.00 per unit) and $1,380,000, respectively.  Future distribution rates will be adjusted to levels which are supported by operating cash flow after provisions for capital improvements and any other necessary obligations.

PSP4

The following discussion and analysis should be read in conjunction with the Partnership’s (PSP4) condensed financial statements and notes thereto for the three months ended March 31, 2011 and financial statements and notes thereto for the three years ended December 31, 2010, included elsewhere in this information statement.

Forward Looking Statements:  This discussion and analysis contains forward-looking statements within the meaning of the federal securities laws.  All statements in this section, other than statements of historical fact, are forward-looking statements which may be identified by the use of the words "expects,"   "believes,"   "anticipates,"  "plans," "would," "should," "may," "estimates" and similar expressions.  These forward-looking statements involve known and unknown risks and uncertainties, which may cause the Partnership’s actual results and performance to be materially different from those expressed or implied in the forward-looking statements.  As a result, you should not rely on any forward-looking statements in this information statement, or which management may make orally or in writing from time to time, as predictions of future events nor guarantees of future performance.  The Partnership cautions you not to place undue reliance on forward-looking statements, which speak only as of the date of this report or as of the dates indicated in the statements.  All of the Partnership’s forward-looking statements are qualified in their entirety by this statement.

Factors and risks that may impact the Partnership’s future results and performance include, but are not limited to, those described in Item 1A, “Risk Factor” in Public Storage’s most recent Annual Report on Form 10-K and in Public Storage’s other filings with the SEC that are incorporate herein by reference, and the following:

•
general risks associated with the ownership and operation of real estate including changes in demand, potential liability for environmental contamination, adverse changes in tax laws, including property tax, real estate and zoning laws and regulations, and the impact of natural disasters;

•	risks associated with downturns in the local economies in the markets in which the Partnership operates, including risks related to current economic conditions and the economic health of our tenants;

•	the impact of competition from new and existing self-storage and commercial facilities and other storage alternatives;

•
the impact of the regulatory environment as well as national, state, and local laws and regulations including, without limitation, those governing environmental, tax and tenant insurance matters, and risks related to the impact of existing and potential new laws and regulations;

•	disruptions or shutdowns of the automated processes and systems used by Public Storage in managing the Partnership’s properties or breaches of Public Storage’s data security; and

• economic uncertainty due to the impact of war or terrorism.

The Partnership and Public Storage expressly disclaim any obligation to update publicly or otherwise revise any forward-looking statements, whether as a result of new information, new estimates, or other factors, events or circumstances after the date of this information statement, except where required by law.

Overview of Management’s Discussion and Analysis of Operations

The self-storage industry is highly fragmented and is composed predominantly of numerous local and regional operators.  Competition in the markets in which the Partnership owns facilities is significant and has increased over the past several years due to additional development of self-storage facilities.  The Partnership believes that the increase in competition has had a negative impact on the Partnership’s occupancy levels and rental rates in many markets.

The self-storage industry is subject to general economic conditions, particularly those that affect the disposable income and spending of consumers, as well as those that affect moving trends.  Due to the recessionary pressures in the U.S., demand for self-storage space has been negatively impacted since the fourth quarter of 2008.  As a result, the Partnership’s properties have experienced downward pressure on occupancy levels, rental rates and revenues.  Rental income trends improved each quarter in 2010, with reduced levels of year-over-year rental income declines, and in the quarters ended December 31, 2010 and March 31, 2011 rental income increased 0.3% and 1.5%, respectively.  While trends have been improving, there can be no assurance that this trend will continue.

Critical Accounting Policies

Management’s Discussion and Analysis of Financial Condition and Results of Operations discusses the Partnership’s condensed financial statements, which have been prepared in accordance with GAAP.  The preparation of the Partnership’s financial statements and related disclosures in conformity with GAAP and the Partnership’s discussion and analysis of the Partnership’s financial condition and results of operations requires management to make judgments, assumptions and estimates that affect the amounts reported in the Partnership’s financial statements and accompanying notes.  The notes to the Partnership’s March 31, 2011 condensed financial statements and December 31, 2010 financial statements, primarily Note 2, summarize the significant accounting policies and methods used in the preparation of the Partnership’s respective financial statements and related disclosures.

Management believes the following are critical accounting policies, the application of which has a material impact on the Partnership’s financial statement presentation.  That is, they are both important to the portrayal of the Partnership’s financial condition and results, and they require management to make judgments and estimates about matters that are inherently uncertain.

Impairment of Real Estate: Substantially all of the Partnership’s assets consist of real estate.  The evaluation of the Partnership’s real estate for impairment includes determining whether indicators of impairment exist, which is a subjective process.  When any indicators of impairment are found, the evaluation of such real estate then entails projections of future operating cash flows, which also involves significant judgment.  Future events, or facts and circumstances that currently exist, that the Partnership has not yet identified, could cause the Partnership to conclude in the future that the Partnership’s real estate is impaired.  Any resulting impairment loss could have a material adverse impact on the Partnership’s financial condition and results of operations.

Estimated Useful Lives of Long-Lived Assets: Substantially all of the Partnership’s assets consist of depreciable, long-lived assets.  The Partnership records depreciation expense with respect to these assets based upon their estimated useful lives.  Any change in the estimated useful lives of those assets, caused by functional or economic obsolescence or other factors, could have a material adverse impact on the Partnership’s financial condition or results of operations.

Accruals for Contingencies: The Partnership is exposed to business and legal liability risks with respect to events that have occurred, but in accordance with GAAP, the Partnership has not accrued for certain potential liabilities because the loss is either not probable or not estimable or because the Partnership is not aware of the event.  Future events and the results of pending litigation could result in such potential losses becoming probable and estimable, which could have a material adverse impact on the Partnership’s financial condition or results of operations.  Significant unaccrued losses that we have determined are at least reasonably possible are described in Notes 5 and 6 to the Partnership’s March 31, 2011 condensed financial statements and Notes 5 and 8 to the Partnership’s December 31, 2010 financial statements..

Accruals for Operating Expenses: The Partnership accrues for property tax expense and other operating expenses based upon estimates and historical trends and current and anticipated local and state government rules and regulations.  If these estimates and assumptions are incorrect, the Partnership’s expenses could be misstated.

Results of Operations

Operating Results for the Three Months Ended March 31, 2011 and 2010:

Net Income

The Partnership's net income for the three months ended March 31, 2011 was $2,136,000, as compared to $2,093,000 for the same period in 2010, representing an increase of $43,000 or 2.1%.  This increase was due primarily to a $41,000 increase in rental income described below.

Rental Income

Rental income for the three months ended March 31, 2011 was $2,742,000, as compared to $2,701,000 for the same period in 2010, representing an increase of $41,000 or 1.5%.  The increase in rental income was primarily a result of a 0.5% increase in rental income per occupied square foot.  Rental income for the three months ended March 31, 2011 increased to $15.40 per occupied square foot, as compared to $15.32 per occupied square foot for the same period in 2010.  Weighted average occupancy levels at the self-storage facilities were 91.9% and 91.0% for the three months ended March 31, 2011 and 2010, respectively, representing an increase of 1.0%.  These amounts exclude the property operated pursuant to the management and performance agreement (the “Performance Agreement”) with a subsidiary of Public Storage (the “PS Sub”).  See Note 5 to the Partnership’s March 31, 2011 condensed financial statements for additional information.

The Partnership’s operating strategy is to maintain occupancy levels at an average of 89% to 90% for the full year.  In order to achieve this strategy, Public Storage adjusts rental rates and promotional discounts offered to new tenants, as well as the frequency of television advertising, increasing or decreasing each, depending on traffic patterns of new tenants renting space offset by existing tenants vacating.  The Partneship experiences seasonal fluctuations in the occupancy levels with occupancies generally higher in the summer months than in the winter months.  Consequently, rates charged to new tenants are typically higher in the summer months than in the winter months.

The Partnership believes overall demand for self-storage space in the Partnership’s markets has been negatively impacted since late 2008 due to recessionary pressures, including increased unemployment, reduced housing sales, and reduced moving activity, in the markets in which the Partnership operates.  As occupancies declined, the Partnership reduced rental rates and increased promotional discounts in order to stimulate move-in activity and restore occupancies.  Year-over-year decreases in rental income peaked in the quarter ended September 30, 2009 at 6.7%, however the decreases have abated progressively each quarter since then as occupancies improved and year-over-year comparables became more favorable, such that rental income increased 1.5% in the quarter ended March 31, 2011.

The following chart sets forth the Partnership’s rental income, occupancy, and rental income per occupied square foot trends in the Partnership’s facilities in 2010 and the first quarter of 2011, excluding the property operated pursuant to the Performance Agreement with the PS Sub:

	Year-over-Year Change for Partnership’s Properties
Three Months Ended:	Rental income	Rental income per occupied square foot	Square foot occupancy

March 31, 2010	(3.1)%	(4.5)%	1.6%
June 30, 2010	(1.8)%	(3.6)%	1.8%
September 30, 2010	0.0%	(2.0)%	1.0%
December 31, 2010	0.3%	(1.2)%	3.0%
For entire year: 2010	(1.1)%	(2.8)%	1.7%

March 31, 2011	1.5%	0.5%	1.0%

Analysis by State

The following table sets forth trends by state in the Partnership’s facilities, excluding the property operated pursuant to the Performance Agreement with the PS Sub:

	Three Months Ended March 31,
	2011	2010	Change
	(Amounts in thousands, except for weighted average data)
Facilities Operating Trends by State
Rental income:
California (11 facilities)	$2,053	$2,038	0.7%
Florida (5 facilities)	689	663	3.9%
Total rental income	2,742	2,701	1.5%

Cost of operations:
California	443	460	(3.7)%
Florida	279	272	(2.6)%
Total cost of operations	722	732	(1.4)%

Weighted average occupancy:
California	92.2%	90.9%	1.4%
Florida	91.4%	91.4%	0.0%
Total weighted average occupancy	91.9%	91.0%	1.0%

Notwithstanding the Partnership’s increases in occupancy in 2010, the Partnership will continue to be competitive in its pricing and discounting in order to compete with other operators to attract new incoming tenants.

       The Partnership expects to be more aggressive in increasing rental rates to existing tenants in 2011 as compared to 2010.  The Partnership expects the improved operating trends that have been experienced in the last year to continue in the quarter ending June 30, 2011.

Cost of Operations

Cost of operations includes management fees paid to Public Storage, (see Note 5 to the Partnership’s March 31, 2011 condensed financial statements) and all other costs of operating the properties such as payroll, property tax, advertising and promotion expense, utilities, and repairs and maintenance.  Cost of operations for the three months ended March 31, 2011 was $887,000, as compared to $894,000 for the same period in 2010, representing a decrease of $7,000 or 0.8%, as decreases in advertising and promotion and repairs and maintenance expenses were partially offset by increases in property taxes and office expenses.  These amounts exclude the property operated pursuant to the Performance Agreement with the PS Sub.  See Note 5 to the Partnership’s March 31, 2011 condensed financial statements for additional information.

Estimating future cost of operations is difficult, particularly with respect to (i) utility expense, which is dependent upon changes in demand driven by weather and temperature as well as fuel costs, (ii) repairs and maintenance, which varies based upon weather and the timing of periodic needs throughout the Partnership’s portfolio as well as random events, and (iii), advertising expense, which is driven in part by demand for self-storage space and current occupancy levels, which are not predictable.  Aggregate utility, repairs and maintenance, and advertising and promotion expenses totaled $156,000 and $175,000 in the three months ended March 31, 2011 and 2010, respectively.  Exclusive of utility, repairs and maintenance, and advertising and promotion expense, we expect inflationary increases in the Partnership’s cost of operations in the remainder of 2011.

Other Income

Other income includes interest earned on cash balances, as well as access fees paid by PSICH, a corporation owned by Public Storage (described more fully in Note 5 to the Partnership’s March 31, 2011 condensed financial statements).

Other income was $93,000 for the three months ended March 31, 2011, as compared to $100,000 for the same period in 2010, representing a decrease of $7,000 or 7.0%.  Included in other income are access fees totaling $93,000 and $99,000 for the three months ended March 31, 2011 and 2010, respectively.  Access fees are paid to the Partnership by PSICH in return for providing tenant listings in connection with PSICH’s reinsurance business.

Interest income on cash balances declined during the three months ended March 31, 2011, as compared to the same period in 2010 due to lower average cash balances.  The Partnership has $889,000 in cash at March 31, 2011 invested primarily in money-market funds, which earn nominal rates of interest in the current interest rate environment.

Future interest income will depend upon the level of interest rates.  Based upon current interest rates on the Partnership’s outstanding money-market fund investments of approximately 0.1%, earned interest is expected to be minimal.

Revenues from Affiliate Under Performance Agreement

Revenues from Affiliate under Performance Agreement increased $3,000 or 0.9% to $336,000 for the three months ended March 31, 2011 from $333,000 for the same period in 2010.  See Note 5 to the Partnership’s March 31, 2011 condensed financial statements for further discussion of the nature of these revenues.

Depreciation Expense

Depreciation expense was $104,000 and $108,000 for the three months ended March 31, 2011 and 2010, respectively, representing a decrease of $4,000 or 3.7%.

General and Administrative Expense

General and administrative expense was $44,000 and $39,000 in the three months ended March 31, 2011 and 2010, respectively, representing an increase of $5,000 or 12.8%.

The Partnership expects general and administrative expense to increase primarily based upon inflation in the remainder of 2011.

Operating Results for the Years Ended December 31, 2010, 2009 and 2008:

Net Income

The Partnership's net income for 2010 was $8,860,000, as compared to $9,033,000 for 2009, representing a decrease of $173,000 or 1.9%.  This decrease was due primarily to a $224,000 reduction in rental income described below.

The Partnership's net income for 2009 was $9,033,000, as compared to $9,250,000 for 2008, representing a decrease of $217,000 or 2.3%.  This decrease was due primarily to a $335,000 reduction in rental income and an $85,000 reduction in other income described below.

Rental Income

Rental income for 2010 was $10,942,000, as compared to $11,069,000 for 2009, representing a decrease of $127,000 or 1.1%.  The decrease in rental income was primarily a result of a 2.8% decrease in rental income per occupied square foot.  Rental income for 2010 decreased to $15.47 per occupied square foot, as compared to $15.92 per occupied square foot for 2009.  Weighted average occupancy levels at the self-storage facilities were 91.3% and 89.8% for 2010 and 2009, respectively, representing an increase of 1.7%. These amounts exclude the property operated pursuant to the Performance Agreement with the PS Sub.  See Note 5 to the Partnership’s December 31, 2010 financial statements for additional information.

Rental income for 2009 was $11,069,000, as compared to $11,501,000 for 2008, representing a decrease of $432,000 or 3.8%.  The decrease in rental income was primarily a result of a 3.8% decrease in rental income per occupied square foot.  Rental income for 2009 decreased to $15.92 per occupied square foot, as compared to $16.55 per occupied square foot for 2008.  Weighted average occupancy levels at the self-storage facilities were 89.8% for both 2009 and 2008, respectively.  These amounts exclude the property operated pursuant to the Performance Agreement with the PS Sub.  See Note 5 to the Partnership’s December 31, 2010 financial statements for additional information.

The Partnership’s operating strategy is to maintain occupancy levels at approximately 89% to 90% throughout the year.  In order to achieve this strategy, Public Storage adjusts rental rates and promotional discounts offered to new tenants, and increases or decreases television and other media advertising, depending on traffic patterns of new tenants renting space offset by existing tenants vacating.  The Partnership experiences seasonal fluctuations in the occupancy levels with occupancies generally higher in the summer months than in the winter months.  Consequently, rates charged to new tenants are typically higher in the summer months than in the winter months.

The Partnership believes overall demand for self-storage space in the Partnership’s markets has been negatively impacted since late 2008 due to recessionary pressures, including increased unemployment, reduced housing sales, and reduced moving activity, in the markets in which the Partnership operates.  As occupancies declined, the Partnership reduced rental rates and increased promotional discounts in order to stimulate move-in activity and restore occupancies.  Year over year decreases in rental income peaked in the quarter ended September 30, 2009 at 6.7%, however the decreases have abated progressively each quarter since then as occupancies improved and year-over-year comparables became more favorable, such that rental income increased 0.3% in the quarter ended December 31, 2010.

The following chart sets forth the Partnership’s rental income, occupancy, and rental income per occupied square foot trends in the Partnership’s facilities in 2009 and 2010, excluding the property operated pursuant to the Performance Agreement with the PS Sub:

	Year over Year Change for Partnership’s Properties
Three Months Ended:	Rental income	Rental income per occupied square foot	Square foot occupancy

March 31, 2009	(0.6)%	(0.8)%	0.1%
June 30, 2009	(3.8)%	(3.0)%	(0.8)%
September 30, 2009	(6.7)%	(6.2)%	(0.6)%
December 31, 2009	(3.7)%	(5.0)%	1.4%
For entire year: 2009	(3.8)%	(3.8)%	0.1%

March 31, 2010	(3.1)%	(4.5)%	1.6%
June 30, 2010	(1.8)%	(3.6)%	1.8%
September 30, 2010	0.0%	(2.0)%	1.0%
December 31, 2010	0.3%	(1.2)%	3.0%
For entire year: 2010	(1.1)%	(2.8)%	1.7%

Analysis by State

The following table sets forth trends by state in the Partnership’s facilities:\

	Year Ended December 31,			Year Ended December 31,
	2010	2009	Change	2009	2008	Change
	(Amounts in thousands, except for weighted average data)
Facilities Operating Trends by State
Rental income:
California (12 facilities)	$8,241	$8,389	(1.8)%	$8,389	$8,653	(3.1)%
Florida (5 facilities)	2,701	2,680	0.8%	2,680	2,848	(5.9)%
Total revenues	10,942	11,069	(1.1)%	11,069	11,501	(3.1)%

Cost of operations:
California	1,703	1,704	(0.1)%	1,704	1,755	(2.9)%
Florida	955	996	(4.1)%	996	1,078	(7.6)%
Total cost of operations	2,658	2,700	(1.6)%	2,700	2,833	(4.7)%

Weighted average occupancy:
California	91.3%	90.3%	1.1%	90.3%	90.1%	0.2%
Florida	91.4%	88.4%	3.4%	88.4%	88.9%	(0.6)%
Total weighted average occupancy	91.3%	89.8%	1.7%	89.8%	89.8%	0.0%

Cost of Operations

Cost of operations includes management fees paid to Public Storage, (see Note 5 to the Partnership’s December 31, 2010 financial statements) and all other costs of operating the properties such as payroll, property tax, advertising and promotion expense, utilities, and repairs and maintenance.  Cost of operations for 2010 was $3,314,000, as compared to $3,369,000 for 2009, representing a decrease of $55,000 or 1.6%, as reductions in advertising and promotion and property taxes were partially offset by increases in repairs and maintenance and payroll expenses.  These amounts exclude the property operated pursuant to the Performance Agreement with the PS Sub.  See Note 5 to the Partnership’s December 31, 2010 financial statements for additional information.

Cost of operations for 2009 was $3,369,000 compared to $3,522,000 for 2008, representing a decrease of $153,000 or 4.3%, as reductions in repairs and maintenance and payroll expense were partially offset by increases in office expense and professional fees.  These amounts exclude the property operated pursuant to the Performance Agreement with the PS Sub.  See Note 5 to the Partnership’s December 31, 2010 financial statements for additional information.

Estimating future cost of operations is difficult, particularly with respect to (i) utility expense, which is dependent upon changes in demand driven by weather and temperature as well as fuel costs, (ii) repairs and maintenance, which varies based upon weather and the timing of periodic needs throughout the Partnership’s portfolio as well as random events, and (iii), advertising expense, which is driven in part by demand for self-storage space and current occupancy levels, which are not predictable.  Aggregate utility, repairs and maintenance, and advertising and promotion expenses totaled $686,000, $723,000 and $733,000 in 2010, 2009 and 2008, respectively.  Exclusive of utility, repairs and maintenance, and advertising and promotion expense, the Partnership expects inflationary increases in our cost of operations in 2011.

Other Income

Other income includes interest earned on cash balances, as well as access fees paid by PSICH, a corporation owned by Public Storage (described more fully in Note 5 to the Partnership’s December 31, 2010 financial statements).

Other income was $407,000 for 2010, as compared to $483,000 for 2009, representing a decrease of $76,000 or 15.7%.  Included in other income are access fees totaling $403,000 and $374,000 for 2010 and 2009, respectively.  Access fees are paid to the Partnership by PSICH in return for providing tenant listings in connection with PSICH’s reinsurance business.  Included in other income for 2009 is $97,000 in nonrecurring income in settlement of a contractual issue.

Other income was $483,000 for 2009, as compared to $471,000 for 2008, representing an increase of $12,000 or 2.5%.  Included in other income are access fees totaling $374,000 and $412,000 for 2009 and 2008, respectively.  The decline is due to adjustments in timing of the recording of income in 2008 due to changes in accounting estimates.  Included in other income for 2009 is $97,000 in nonrecurring income in settlement of a contractual issue.

Interest on cash balances has declined during the three years ended December 31, 2010, due to reductions in interest rates.  The Partnership has $371,000 in cash at December 31, 2010 invested primarily in money-market funds, which earn nominal rates of interest in the current interest rate environment.

Assuming a continuation of the current nominal rates of interest, the Partnership expects other income in 2011 to approximate other income in 2010.

Revenues from Affiliate Under Performance Agreement

Revenues from Affiliate under Performance Agreement increased $14,000 or 1.0% to $1,406,000 for 2010 from $1,392,000 for 2009.  See Note 5 to the Partnership’s December 31, 2010 financial statements for further discussion of the nature of these revenues.

Revenues from Affiliate under Performance Agreement increased $58,000 or 4.3% to $1,392,000 for 2009 from $1,334,000 for 2008.  See Note 5 to the Partnership’s December 31, 2010 financial statements for further discussion of the nature of these revenues.

Depreciation Expense

Depreciation expense was $464,000 and $433,000 for 2010 and 2009, respectively, representing an increase of $31,000 or 7.2%.  The increase in depreciation expense is primarily related to additional capital improvements.

Depreciation expense was $433,000 and $422,000 for 2009 and 2008, respectively, representing an increase of $11,000 or 2.6%.  The increase in depreciation expense is primarily related to additional capital improvements.

General and Administrative Expense

General and administrative expense was $117,000 and $109,000 in 2010 and 2009, respectively, representing an increase of $8,000 or 7.3%.

General and administrative expense was $109,000 and $112,000 in 2009 and 2008, respectively, representing a decrease of $3,000 or 2.7%.

The Partnership expects general and administrative expense to increase primarily based upon inflation in 2011.

Liquidity and Capital Resources

At March 31, 2011, the Partnership had cash of $889,000 as compared to total liabilities of $708,000.  Cash generated from operations ($2,523,000 for the three months ended March 31, 2011) has been sufficient to meet all current obligations of the Partnership.  Capital improvements totaled $66,000 and $17,000 for the three months ended March 31, 2011 and 2010, respectively.  Capital improvements are budgeted at $404,000 for the year ending December 31, 2011.

The Partnership does not anticipate issuing securities, making loans to other persons, investing in the securities of other issuers for the purpose of exercising control, underwriting the securities of other issuers, engaging in the purchase and sale of investments, offering securities in exchange for property, or repurchasing or otherwise reacquiring its outstanding securities.  The Partnership may consider borrowing money with the intent of using the proceeds for distribution to partners.  As the capital and credit markets are currently constrained and in flux, there can be no assurance that the Partnership would be able to access any such borrowings in order to do so, if such a course of action were otherwise deemed necessary.

Distributions

The partnership agreement requires that cash available for distribution (cash flow from all sources less cash necessary for any obligations or capital improvement needs) be distributed at least quarterly During the three months ended March 31, 2011, the Partnership paid distributions to the limited and general partners totaling $1,440,000 ($36.00 per unit) and $499,000, respectively, as compared to $1,520,000 ($38.00 per unit) and $527,000, respectively, for the same period in 2010.  During the year ended December 31, 2010, the Partnership paid distributions to the limited and general partners totaling $6,520,000 ($163.00 per unit) and $2,261,000, respectively.  During the year ended December 31, 2009, the Partnership paid distributions to the limited and general partners totaling $7,280,000 ($182.00 per unit) and $2,525,000, respectively.  During the year ended December 31, 2008, the Partnership paid distributions to the limited and general partners totaling $6,680,000 ($167.00 per unit) and $2,317,000, respectively.  Future distribution rates will be adjusted to levels which are supported by operating cash flow after provisions for capital improvements and any other necessary obligations.

PSP5

The following discussion and analysis should be read in conjunction with the Partnership’s (PSP5) condensed financial statements and notes thereto for the three months ended March 31, 2011 and financial statements and notes thereto for the three years ended December 31, 2010, included elsewhere in this information statement.

Forward Looking Statements:  This discussion and analysis contains forward-looking statements within the meaning of the federal securities laws.  All statements in this section, other than statements of historical fact, are forward-looking statements which may be identified by the use of the words expects,"   "believes,"   "anticipates,"  "plans," "would," "should," "may," "estimates" and similar expressions. These forward-looking statements involve known and unknown risks and uncertainties, which may cause the Partnership’s actual results and performance to be materially different from those expressed or implied in the forward-looking statements.  As a result, you should not rely on any forward-looking statements in this information statement, or which management may make orally or in writing from time to time, as predictions of future events nor guarantees of future performance.  The Partnership cautions you not to place undue reliance on forward-looking statements, which speak only as of the date of this report or as of the dates indicated in the statements.  All of the Partnership’s forward-looking statements are qualified in their entirety by this statement.

Factors and risks that may impact the Partnership’s future results and performance include, but are not limited to, those described in Item 1A, “Risk Factor” in Public Storage’s most recent Annual Report on Form 10-K and in Public Storage’s other filings with the SEC that are incorporate herein by reference, and the following:

•
general risks associated with the ownership and operation of real estate including changes in demand, potential liability for environmental contamination, adverse changes in tax laws, including property tax, real estate and zoning laws and regulations, and the impact of natural disasters;

•	risks associated with downturns in the local economies in the markets in which the Partnership operates, including risks related to current economic conditions and the economic health of our tenants;

•	the impact of competition from new and existing self-storage and commercial facilities and other storage alternatives;

•
the impact of the regulatory environment as well as national, state, and local laws and regulations including, without limitation, those governing environmental, tax and tenant insurance matters, and risks related to the impact of existing and potential new laws and regulations;

•	disruptions or shutdowns of the automated processes and systems used by Public Storage in managing the Partnership’s properties or breaches of Public Storage’s data security; and

• economic uncertainty due to the impact of war or terrorism.

The Partnership and Public Storage expressly disclaim any obligation to update publicly or otherwise revise any forward-looking statements, whether as a result of new information, new estimates, or other factors, events or circumstances after the date of this information statement, except where required by law.

Overview of Management’s Discussion and Analysis of Operations

The self-storage industry is highly fragmented and is composed predominantly of numerous local and regional operators.  Competition in the markets in which the Partnership owns facilities is significant and has increased over the past several years due to additional development of self-storage facilities.  We believe that the increase in competition has had a negative impact on the Partnership’s occupancy levels and rental rates in many markets.

The self-storage industry is subject to general economic conditions, particularly those that affect the disposable income and spending of consumers, as well as those that affect moving trends.  Due to the recessionary pressures in the U.S., demand for self-storage space has been negatively impacted since the fourth quarter of 2008.  As a result, the Partnership’s properties have experienced downward pressure on occupancy levels, rental rates and revenues.  Rental income trends improved each quarter in 2010, with reduced levels of year-over-year rental income declines, and in the quarters ended December 31, 2010 and March 31, 2011 rental income increased 1.9% and 1.8%, respectively.  While trends have been improving, there can be no assurance that this trend will continue.

Critical Accounting Policies

Management’s Discussion and Analysis of Financial Condition and Results of Operations discusses the Partnership’s condensed financial statements, which have been prepared in accordance with GAAP.  The preparation of the Partnership’s financial statements and related disclosures in conformity with GAAP and the Partnership’s discussion and analysis of the Partnership’s financial condition and results of operations requires management to make judgments, assumptions and estimates that affect the amounts reported in the Partnership’s financial statements and accompanying notes.  The notes to the Partnership’s March 31, 2011 condensed financial statements and December 31, 2010 financial statements, primarily Note 2, summarize the significant accounting policies and methods used in the preparation of the Partnership’s respective financial statements and related disclosures.

Management believes the following are critical accounting policies, the application of which has a material impact on the Partnership’s financial statement presentation.  That is, they are both important to the portrayal of the Partnership’s financial condition and results, and they require management to make judgments and estimates about matters that are inherently uncertain.

Impairment of Real Estate: Substantially all of the Partnership’s assets consist of real estate.  The evaluation of the Partnership’s real estate for impairment includes determining whether indicators of impairment exist, which is a subjective process.  When any indicators of impairment are found, the evaluation of such real estate then entails projections of future operating cash flows, which also involves significant judgment.  Future events, or facts and circumstances that currently exist, that the Partnership has not yet identified, could cause the Partnership to conclude in the future that the Partnership’s real estate is impaired.  Any resulting impairment loss could have a material adverse impact on the Partnership’s financial condition and results of operations.

Estimated Useful Lives of Long-Lived Assets: Substantially all of the Partnership’s assets consist of depreciable, long-lived assets.  The Partnership records depreciation expense with respect to these assets based upon their estimated useful lives.  Any change in the estimated useful lives of those assets, caused by functional or economic obsolescence or other factors, could have a material adverse impact on the Partnership’s financial condition or results of operations.

Accruals for Contingencies: The Partnership is exposed to business and legal liability risks with respect to events that have occurred, but in accordance with GAAP, the Partnership has not accrued for certain potential liabilities because the loss is either not probable or not estimable or because the Partnership is not aware of the event.  Future events and the results of pending litigation could result in such potential losses becoming probable and estimable, which could have a material adverse impact on the Partnership’s financial condition or results of operations.  Significant unaccrued losses that we have determined are at least reasonably possible are described in Notes 5 and 6 to the Partnership’s March 31, 2011 condensed financial statements and Notes 5 and 8 to the Partnership’s December 31, 2010 financial statements.

Accruals for Operating Expenses: The Partnership accrues for property tax expense and other operating expenses based upon estimates and historical trends and current and anticipated local and state government rules and regulations.  If these estimates and assumptions are incorrect, the Partnership’s expenses could be misstated.

Results of Operations

Operating Results for the Three Months Ended March 31, 2011 and 2010:

Net Income

The Partnership's net income for the three months ended March 31, 2011 was $1,526,000, as compared to $1,504,000 for the same period in 2010, representing an increase of $22,000 or 1.5%.  This increase was due primarily to a $44,000 increase in rental income described below.

Rental Income

Rental income for the three months ended March 31, 2011 was $2,436,000, as compared to $2,392,000 for the same period in 2010, representing an increase of $44,000 or 1.8%.  The increase in rental income was primarily a result of a 2.0% increase in rental income per occupied square foot.  Rental income for the three months ended March 31, 2011 increased to $14.66 per occupied square foot, as compared to $14.37 per occupied square foot for the same period in 2010.  Weighted average occupancy levels at the self-storage facilities were 90.0% and 88.1% for the three months ended March 31, 2011 and 2010, respectively, representing an increase of 2.2%.

The Partnership’s operating strategy is to maintain occupancy levels at an average of 89% to 90% for the full year.  In order to achieve this strategy, Public Storage adjusts rental rates and promotional discounts offered to new tenants, as well as the frequency of television advertising, increasing or decreasing each, depending on traffic patterns of new tenants renting space offset by existing tenants vacating.  The Partnership experiences seasonal fluctuations in the occupancy levels with occupancies generally higher in the summer months than in the winter months.  Consequently, rates charged to new tenants are typically higher in the summer months than in the winter months.

The Partnership believes overall demand for self-storage space in the Partnership’s markets has been negatively impacted since late 2008 due to recessionary pressures, including increased unemployment, reduced housing sales, and reduced moving activity, in the markets in which the Partnership operates.  As occupancies declined, the Partnership reduced rental rates and increased promotional discounts in order to stimulate move-in activity and restore occupancies.  Year-over-year decreases in rental income peaked in the quarter ended September 30, 2009 at 6.8%, however the decreases have abated progressively each quarter since then as occupancies improved and year-over-year comparables became more favorable, such that rental income increased 1.9% in the quarter ended December 31, 2010.  Rental income increased 1.8% in the quarter ended March 31, 2011.

The following chart sets forth the Partnership’s rental income, occupancy, and rental income per occupied square foot trends in the Partnership’s facilities in 2010 and the first quarter of 2011:

	Year-over-Year Change for Partnership’s Properties
Three Months Ended:	Rental income	Rental income per occupied square foot	Square foot occupancy

March 31, 2010	(3.9)%	(4.0)%	1.6%
June 30, 2010	(2.1)%	(2.8)%	0.5%
September 30, 2010	(2.0)%	(2.6)%	0.6%
December 31, 2010	1.9%	(1.1)%	3.1%
For entire year: 2010	(1.5)%	(3.1)%	1.6%

March 31, 2011	1.8%	2.0%	2.2%

Analysis by State

The following table sets forth trends by state in the Partnership’s facilities

	For the Three Months Ended March 31,
	2011	2010	Change
	(Amounts in thousands, except for weighted average data)
Facilities Operating Trends by State
Rental income:
California (9 facilities)	$1,798	$1,762	2.0%
Georgia (3 facilities)	337	330	2.1%
Florida (2 facilities)	301	300	0.3%
Total rental income	2,436	2,392	1.8%

Cost of operations:
California	430	428	0.5%
Georgia	131	127	3.1%
Florida	113	115	(1.7)%
Total cost of operations	674	670	0.6%

Weighted average occupancy:
California	91.5%	87.9%	4.1%
Georgia	87.6%	85.7%	2.2%
Florida	87.4%	93.0%	(6.0)%
Total weighted average occupancy	90.0%	88.1%	2.2%

Notwithstanding the Partnership’s increases in occupancy in 2010, the Partnership will continue to be competitive in its pricing and discounting in order to compete with other operators to attract new incoming tenants.  The Partnership expects to be more aggressive in increasing rental rates to existing tenants in 2011 as compared to 2010.  The Partnership expects the improved operating trends that have been experienced in the last year to continue in the quarter ending June 30, 2011.

Cost of Operations

Cost of operations includes management fees paid to affiliates (see Note 5 to the Partnership’s March 31, 2011 condensed financial statements) and all other costs of operating the properties such as payroll, property tax, advertising and promotion expense, utilities, and repairs and maintenance.  Cost of operations for the three months ended March 31, 2011 was $819,000, as compared to $813,000 for the same period in 2010, representing an increase of $6,000 or 0.7%, as increases in commercial lease and payroll expenses were mostly offset by decreases in repair and maintenance and advertising and promotion expenses.

Estimating future cost of operations is difficult, particularly with respect to (i) utility expense, which is dependent upon changes in demand driven by weather and temperature as well as fuel costs, (ii) repairs and maintenance, which varies based upon weather and the timing of periodic needs throughout the Partnership’s portfolio as well as random events, and (iii), advertising expense, which is driven in part by demand for self-storage space and current occupancy levels, which are not predictable.  Aggregate utility, repairs and maintenance, and advertising and promotion expenses totaled $161,000 and $179,000 in the three months ended March 31, 2011 and 2010, respectively.  Exclusive of utility, repairs and maintenance, and advertising and promotion expense, the Partnership expects inflationary increases in its cost of operations in the remainder of 2011.

Other Income

Other income includes interest earned on cash balances, as well as access fees paid by PSICH, a corporation owned by Public Storage (described more fully in Note 5 to the Partnership’s March 31, 2011 condensed financial statements).

Other income was $74,000 for the three months ended March 31, 2011, as compared to $80,000 for the same period in 2010, representing a decrease of $6,000 or 7.5%.  Included in other income are access fees totaling $73,000 and $78,000 for the three months ended March 31, 2011 and 2010, respectively.  Access fees are paid to the Partnership by PSICH in return for providing tenant listings in connection with PSICH’s reinsurance business.

Interest income on cash balances declined during the three months ended March 31, 2011, as compared to the same period in 2010 due to lower average cash balances.  The Partnership has $727,000 in cash at March 31, 2011 invested primarily in money-market funds, which earn nominal rates of interest in the current interest rate environment.

Future interest income will depend upon the level of interest rates.  Based upon current interest rates on the Partnership’s outstanding money-market fund investments of approximately 0.1%, earned interest is expected to be minimal.

Depreciation Expense

Depreciation expense was $121,000 and $115,000 for the three months ended March 31, 2011 and 2010, respectively, representing an increase of $6,000 or 5.2%.  The increase in depreciation expense is primarily related to additional capital improvements.

General and Administrative Expense

General and administrative expense was $44,000 and $40,000 in for the three months ended March 31, 2011 and 2010, respectively, representing an increase of $4,000, or 10.0%.

The Partnership expects general and administrative expense to increase primarily based upon inflation in the remainder of 2011.

Operating Results for the Years Ended December 31, 2010, 2009 and 2008:

Net Income

The Partnership's net income for 2010 was $6,299,000, as compared to $6,486,000 for 2009, representing a decrease of $187,000 or 2.9%.  This decrease was due primarily to a $151,000 reduction in rental income described below.

The Partnership's net income for 2009 was $6,486,000, as compared to $7,120,000 for 2008, representing a decrease of $634,000 or 8.9%.  This decrease was due primarily to a $540,000 reduction in rental income and a $69,000 reduction in other income described below.

Rental Income

Rental income for 2010 was $9,694,000, as compared to $9,845,000 for 2009, representing a decrease of $151,000 or 1.5%.  The decrease in rental income was primarily a result of a 3.1% decrease in rental income per occupied square foot.  Rental income for 2010 decreased to $14.36 per occupied square foot, as compared to $14.82 per occupied square foot for 2009.  Weighted average occupancy levels at the self-storage facilities were 89.3% and 87.9% for 2010 and 2009, respectively, representing an increase of 1.6%.

Rental income for 2009 was $9,845,000, as compared to $10,385,000 for 2008, representing a decrease of $540,000 or 5.2%.  The decrease in rental income was primarily a result of a 3.7% decrease in rental income per occupied square foot.  Rental income for 2009 decreased to $14.82 per occupied square foot, as compared to $15.39 per occupied square foot for 2008.  Weighted average occupancy levels at the self-storage facilities were 87.9% and 89.3% for 2009 and 2008, respectively, representing a decrease of 1.6%.

The Partnership’s operating strategy is to maintain occupancy levels at approximately 89% to 90% throughout the year.  In order to achieve this strategy, Public Storage adjusts rental rates and promotional discounts offered to new tenants, and increases or decreases television and other media advertising, depending on traffic patterns of new tenants renting space offset by existing tenants vacating.  The Partnership experiences seasonal fluctuations in the occupancy levels with occupancies generally higher in the summer months than in the winter months.  Consequently, rates charged to new tenants are typically higher in the summer months than in the winter months.

The Partnership believes overall demand for self-storage space in the Partnership’s markets has been negatively impacted since late 2008 due to recessionary pressures, including increased unemployment, reduced housing sales, and reduced moving activity, in the markets in which the Partnership operates.  As occupancies declined, the Partnership reduced rental rates and increased promotional discounts in order to stimulate move-in activity and restore occupancies.  Year over year decreases in rental income peaked in the quarter ended September 30, 2009 at 6.8%, however the decreases have abated progressively each quarter since then as occupancies improved and year-over-year comparables became more favorable, such that rental income increased 1.9% in the quarter ended December 31, 2010.

The following chart sets forth the Partnership’s rental income, occupancy, and rental income per occupied square foot trends in the Partnership’s facilities in 2009 and 2010:

	Year over Year Change for Partnership’s Properties
Three Months Ended:	Rental income	Rental income per occupied square foot	Square foot occupancy

March 31, 2009	(2.2)%	(1.3)%	(2.4)%
June 30, 2009	(5.1)%	(2.8)%	(2.2)%
September 30, 2009	(6.8)%	(5.5)%	(1.4)%
December 31, 2009	(6.7)%	(6.5)%	(0.2)%
For entire year: 2009	(5.2)%	(3.7)%	(1.6)%

March 31, 2010	(3.9)%	(4.0)%	1.6%
June 30, 2010	(2.1)%	(2.8)%	0.5%
September 30, 2010	(2.0)%	(2.6)%	0.6%
December 31, 2010	1.9%	(1.1)%	3.1%
For entire year: 2010	(1.5)%	(3.1)%	1.6%

Analysis by State

The following table sets forth trends by state in the Partnership’s facilities:

	Year Ended December 31,			Year Ended December 31,
	2010	2009	Change	2009	2008	Change
	(Amounts in thousands, except for weighted average data)
Facilities Operating Trends by State
Rental income:
California (9 facilities)	$7,140	$7,287	(2.0)%	$7,287	$7,590	(4.0)%
Georgia (3 facilities)	1,350	1,352	(0.1)%	1,352	1,481	(8.7)%
Florida (2 facilities)	1,204	1,206	(0.2)%	1,206	1,314	(8.2)%
Total revenues	9,694	9,845	(1.5)%	9,845	10,385	(5.2)%

Cost of operations:
California	1,627	1,646	(1.2)%	1,646	1,596	3.1%
Georgia	487	470	3.6%	470	501	(6.2)%
Florida	422	414	1.9%	414	448	(7.6)%
Total cost of operations	2,536	2,530	0.2%	2,530	2,545	(0.6)%

Weighted average occupancy:
California	91.3%	88.2%	3.5%	88.2%	89.4%	(1.3)%
Georgia	86.8%	86.5%	0.3%	86.5%	88.4%	(2.1)%
Florida	92.3%	89.1%	3.6%	89.1%	90.5%	(1.5)%
Total weighted average occupancy	89.3%	87.9%	1.6%	87.9%	89.3%	(1.6)%

Cost of Operations

Cost of operations includes management fees paid to Public Storage, (see Note 5 to the Partnership’s December 31, 2010 financial statements) and all other costs of operating the properties such as payroll, property tax, advertising and promotion expense, utilities, and repairs and maintenance.  Cost of operations for 2010 was $3,114,000, as compared to $3,117,000 for 2009, representing a decrease of $3,000 or 0.1%, as decreases in advertising and promotion expense were mostly offset by increases in payroll, professional fees and office expenses.

Cost of operations for 2009 was $3,117,000 compared to $3,164,000 for 2008, representing a decrease of $47,000 or 1.5%, as decreases in management fees and insurance expense were mostly offset by increases in property tax and advertising and promotion expenses.

Estimating future cost of operations is difficult, particularly with respect to (i) utility expense, which is dependent upon changes in demand driven by weather and temperature as well as fuel costs, (ii) repairs and maintenance, which varies based upon weather and the timing of periodic needs throughout the Partnership’s portfolio as well as random events, and (iii), advertising expense, which is driven in part by demand for self-storage space and current occupancy levels, which are not predictable.  Aggregate utility, repairs and maintenance, and advertising and promotion expenses totaled $694,000, $740,000 and $713,000 in 2010, 2009 and 2008, respectively.  Exclusive of utility, repairs and maintenance, and advertising and promotion expense, the Partnership expects inflationary increases in our cost of operations in 2011.

Other Income

Other income includes interest earned on cash balances, as well as access fees paid by PSICH, a corporation owned by Public Storage (described more fully in Note 5 to the Partnership’s December 31, 2010 financial statements).

Other income was $323,000 for 2010, as compared to $309,000 for 2009, representing an increase of $14,000 or 4.5%.  Included in other income are access fees totaling $320,000 and $297,000 for 2010 and 2009, respectively.  Access fees are paid to the Partnership by PSICH in return for providing tenant listings in connection with PSICH’s reinsurance business.

Other income was $309,000 for 2009, as compared to $378,000 for 2008, representing a decrease of $69,000 or 18.3%.  Included in other income are access fees totaling $297,000 and $326,000 for 2009 and 2008, respectively.  The decline is due to adjustments in timing of the recording of income in 2008 due to changes in accounting estimates.

Interest on cash balances has declined during the three years ended December 31, 2010, due to reductions in interest rates.  The Partnership has $332,000 in cash at December 31, 2010 invested primarily in money-market funds, which earn nominal rates of interest in the current interest rate environment.

Assuming a continuation of the current nominal rates of interest, the Partnership expects other income in 2011 to approximate other income in 2010.

Depreciation Expense

Depreciation expense was $485,000 and $439,000 for 2010 and 2009, respectively, representing an increase of $46,000 or 10.5%.  The increase in depreciation expense is primarily related to additional capital improvements.

Depreciation expense was $439,000 and $366,000 for 2009 and 2008, respectively, representing an increase of $73,000 or 19.9%.  The increase in depreciation expense is primarily related to additional capital improvements.

General and Administrative Expense

General and administrative expense was $119,000 and $112,000 in 2010 and 2009, respectively, representing an increase of $7,000, or 6.3%.  The increase is due to settlement of a legal claim during 2010.

General and administrative expense was $112,000 and $113,000 in 2009 and 2008, respectively, representing a decrease of $1,000 or 0.9%.

The Partnership expects general and administrative expense to increase primarily based upon inflation in 2011.

Liquidity and Capital Resources

At March 31, 2011, the Partnership had cash of $727,000 as compared to total liabilities of $644,000.  Cash generated from operations ($1,839,000 for the three months ended March 31, 2011) has been sufficient to meet all current obligations of the Partnership.  Capital improvements totaled $140,000 and $14,000 for the three months ended March 31, 2011 and 2010, respectively.  Capital improvements are budgeted at $513,000 for the year ending December 31, 2011.

The Partnership does not anticipate issuing securities, making loans to other persons, investing in the securities of other issuers for the purpose of exercising control, underwriting the securities of other issuers, engaging in the purchase and sale of investments, offering securities in exchange for property, or repurchasing or otherwise reacquiring its outstanding securities.  The Partnership may consider borrowing money with the intent of using the proceeds for distribution to partners.  As the capital and credit markets are currently constrained and in flux, there can be no assurance that the Partnership would be able to access any such borrowings in order to do so, if such a course of action were otherwise deemed necessary.

Distributions

The partnership agreement requires that cash available for distribution (cash flow from all sources less cash necessary for any obligations or capital improvement needs) be distributed at least quarterly.  During the three months ended March 31, 2011, the Partnership paid distributions to the limited and general partners totaling $968,000 ($22.00 per unit) and $336,000, respectively, as compared to $1,100,000 ($25.00 per unit) and $381,000, respectively, for the same period in 2010.  During the year ended December 31, 2010, the Partnership paid distributions to the limited and general partners totaling $4,752,000 ($108.00 per unit) and $1,648,000, respectively.  During the year ended December 31, 2009, the Partnership paid distributions to the limited and general partners totaling $5,060,000 ($115.00 per unit) and $1,755,000, respectively.  During the year ended December 31, 2008, the Partnership paid distributions to the limited and general partners totaling $5,104,000 ($116.00 per unit) and $1,770,000, respectively.  Future distribution rates will be adjusted to levels which are supported by operating cash flow after provisions for capital improvements and any other necessary obligations.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following discussion describes the material U.S. federal income tax considerations to public limited partners (i) of the mergers, and (ii) for those public limited partners who do not make a cash election in connection with a merger, of the acquisition, ownership, and disposition of Public Storage common shares.

Because this is a summary that is intended to address only the U.S. federal income tax considerations that generally apply to all limited partners, it may not contain all the information that may be important in your specific circumstances. As you review this discussion, you should keep in mind that:

(1)	the tax consequences to you may vary depending on your particular tax situation;

(2)
special rules that are not discussed below may apply to you if, for example, you are a tax-exempt organization, a broker-dealer, a non-U.S. person, a trust, an estate, a real estate investment trust or regulated investment company, a financial institution or an insurance company, or otherwise subject to special tax treatment under the IRC;

(3)	this summary does not address state, local or non-U.S. tax considerations;

(4)
to the extent that this summary concerns Public Storage common shareholders, it deals only with those shareholders that hold common shares as “capital assets,” within the meaning of Section 1221 of the IRC; and

(5)	this discussion is not intended to be, and should not be construed as, tax advice.

You are urged both to review the following discussion and to consult with your own tax advisor to determine the effect of the mergers and of acquiring, owning and disposing Public Storage common shares in your particular circumstances, including any state, local or non-U.S. tax consequences.

The information in this section is based on the IRC, current, temporary and proposed regulations issued by the U.S. Treasury Department, the legislative history of the IRC, current administrative interpretations and practices of the Internal Revenue Service (the “IRS”) and court decisions. The reference to IRS interpretations and practices includes IRS practices and policies as endorsed in private letter rulings, which are not binding on the IRS except with respect to the taxpayer that receives the ruling. In each case, these sources are relied upon as they exist on the date of this information statement. Future legislation, regulations, administrative interpretations and court decisions could change current law or adversely affect existing interpretations of current law. Any change could apply retroactively. Except as described under “—Taxation of Public Storage as a REIT—Income Tests Applicable to REITs,” Public Storage has not obtained any rulings from the IRS concerning the tax treatment of the matters discussed below. Accordingly, even if there is no change in the applicable law, no assurance can be provided that the statements made in the following discussion, which do not bind the IRS or the courts, will not be challenged by the IRS or will be sustained by a court if so challenged.

Opinion of Counsel

The law firm of Hogan Lovells US LLP ("Hogan Lovells") has acted as special tax counsel to Public Storage in connection with the mergers. Public Storage will receive an opinion of Hogan Lovells to the effect that (i) this discussion describes the material U.S. federal income tax considerations to the public limited partners as a result of the  mergers, as described below, and as a result of their respective subsequent ownership of Public Storage common shares, and (ii) Public Storage is organized and currently operates in conformity with the requirements for qualification and taxation as a REIT, and that Public Storage’s proposed method of operation will enable it to continue to meet the requirements for qualification and taxation as a REIT for the taxable year ending December 31, 2011, and for subsequent taxable years.

It must be emphasized that the opinion of Hogan Lovells will be based on various assumptions relating to, among other things, the organization and operation of Public Storage, and is conditioned upon factual representations and covenants made by the management of Public Storage regarding, among other things, its organization, assets, income, the present and future conduct of its business operations, and other items regarding its satisfaction, and its ability to meet in the future, the various requirements for qualification as a REIT. This opinion will assume that such representations and covenants are accurate and complete and that Public Storage will take no action inconsistent with its qualification as a REIT. The opinion will be expressed only as of the date issued. Hogan Lovells does not have and will not have any obligation to advise Public Storage or any of its shareholders of any subsequent change in the matters stated, represented or assumed, or of any subsequent change in the applicable law. You should also be aware that opinions of counsel are not binding on the IRS, and that no assurance can be given that the IRS will not challenge the conclusions set forth in such opinions. Finally, the opinion will be expressly limited to the specific conclusions described in the first sentence of the preceding paragraph and will not purport to or otherwise address any other federal state, local or non-U.S. tax consequences that may result from the mergers or any other transaction.

The opinion of Hogan Lovells will not foreclose the possibility that Public Storage may have to utilize one or more of the REIT “savings” provisions discussed below, which could require Public Storage to pay an excise or penalty tax (which could be significant in amount) in order for it to maintain its REIT qualification. Although Public Storage intends to operate so that it will qualify as a REIT, given the highly complex nature of the rules governing REITs, the ongoing importance of factual determinations, and the possibility of future changes in its circumstances, no assurance can be given by Hogan Lovells or by Public Storage that Public Storage will qualify as a REIT for any particular year.

The Mergers

Consequences to Public Storage. It is not expected that Public Storage will recognize either gain or loss for U.S. federal income tax purposes in connection with either the merger of PSOP into Public Storage (as described in the next paragraph) or any of the mergers.

The PSOP Merger. Prior to the mergers, PSOP will merge with and into Public Storage. As a result of the PSOP merger, the separate existence of PSOP will terminate and PSOP shareholders (other than Public Storage) will receive cash.

The Mergers. The following discussion applies only to public limited partners that are U.S. persons and that receive either cash or Public Storage common shares in connection with the mergers.

The mergers will be treated for U.S. federal income tax purposes as a taxable sale by you of your Partnership units regardless of whether you elect to receive cash or Public Storage common shares. As a result, you will, as a general matter, recognize taxable gain or loss, as the case may be, to the extent of the excess of your amount realized over your adjusted tax basis in your Partnership units. Your amount realized in connection with a Partnership merger generally will equal the sum of the amount of cash and the fair market value of Public Storage common shares you receive in connection with the merger, plus your share of liabilities of the relevant Partnership.  The market value of the common shares will be measured on the date of the merger, rather than using the average price value over a period of days, as will be done in computing the number of shares to be issued in the mergers. Your share of liabilities is not expected to be material. Subject to the discussion below, this gain or loss generally will be a capital gain or loss if you have held your Partnership units as a capital asset.

The applicable tax rate generally will depend on your tax bracket and your holding period in the asset. (Generally, if an asset has been held for more than one year, gain or loss recognized in connection with a taxable sale or exchange of the asset will be long-term capital gain or loss). Nevertheless, to the extent that the consideration that you receive in connection with the merger is attributable to your allocable share of the value of a Partnership’s “Section 751 assets,” such consideration will be treated as having been realized from the sale or exchange of a non-capital asset, and the difference between such amount and the portion of your adjusted tax basis (if any) in your Partnership units attributable to such items generally would be treated as ordinary income (even if a loss is otherwise recognized). It is expected that, at the time of the mergers, the Section 751 assets of each Partnership will not be material.  The use of capital losses to offset ordinary income, and, the use of losses to offset income, generally is subject to significant limitations.

For individuals, trusts and estates, net capital gain from the sale of a capital asset held one year or less is subject to tax at the applicable rate for ordinary income. For these taxpayers, the maximum rate of tax on the net capital gain from a sale or exchange of an asset held for more than one year generally is 15%. However, a 25% rate applies to the extent that net capital gains attributable to the sale of depreciable real property are attributable to prior depreciation deductions not otherwise recaptured as ordinary income under other depreciation recapture rules. The applicable Treasury Regulations apply the 25% rate to a sale of an interest in a pass-through entity, such as a partnership, to the extent that the gain realized on the sale of the interest is attributable to prior depreciation deductions by the partnership that have not otherwise been recaptured as ordinary income. Accordingly, if you are such a noncorporate taxpayer, any gain that you recognize in a merger with respect to Partnership units held for more than one year could be treated partly as gain from the sale of a long-term capital asset subject to a 15% tax rate, partly as gain from the sale of depreciable real property subject to a 25% tax rate to the extent attributable to prior depreciation deductions by the relevant Partnership that have not been otherwise recaptured as ordinary income, and partly as ordinary income to the extent attributable to the Section 751 assets of the relevant Partnership.

The particular tax consequences of a merger for a public limited partner will depend upon a number of factors related to the partner’s tax situation, including the tax basis of the partner’s Partnership units. Accordingly, the tax impact to public limited partners that acquired their units after the original offerings may be significantly different than if they had acquired their Partnership units in the original offerings. Public limited partners who acquired their Partnership units in the original offering of each Partnership are expected to recognize substantial gain as a result of the mergers.

As a general matter, if you receive Public Storage common shares in connection with a merger you will have an initial tax basis in those shares equal to the aggregate fair market value of those common shares on the date of the merger, and your holding period in such shares generally will begin on the day after the merger.

The U.S. federal income tax consequences related to the acquisition, ownership, and disposition of investment in an entity that is treated as a partnership for U.S. federal income tax purposes (such as the Partnerships) are particularly complex. You are urged to consult your own tax adviser as to the consequences of a merger to you in your particular circumstances.

Certification of Non-Foreign Status to Avoid FIRPTA Withholding: Whether you receive common shares or you elect to receive cash in the mergers, you will need to complete and return a certificate of non-foreign status, to ensure that 10% U.S. federal income tax withholding is not required. The certificate of non-foreign status will be included in the election form. If you fail to return a completed certificate, 10% of your proceeds may be withheld and paid to the federal government.

Tax Shelter Reporting. If you are a public limited partner of any of the Partnerships and you recognize a loss as a result of a Partnership merger, (i) for a holder that is an individual, S corporation, trust or a partnership with at least one noncorporate partner, of $2 million or more in a single taxable year or $4 million or more in a combination of taxable years, or (ii) for a holder that is either a corporation or a partnership with only corporate partners, of $10 million or more in a single taxable year or of $20 million or more in a combination of taxable years, such holder may be required to file a disclosure statement with the IRS on Form 8886. Direct shareholders of portfolio securities are in many cases exempt from this reporting requirement, but shareholders of a REIT or partners in an entity treated as a partnership for U.S. federal income tax purposes currently are not excepted. The fact that a loss is reportable under these regulations does not affect the legal determination of whether the taxpayer’s treatment of the loss is proper. Investors should consult their tax advisors to determine the applicability of these regulations in light of their individual circumstances.

Taxation of Public Storage as a REIT

General. Public Storage elected to be taxed as a REIT under the IRC beginning with its taxable year ended December 31, 1981. A REIT generally is not subject to U.S. federal income tax on the net income that it distributes to shareholders if it meets the applicable REIT distribution requirements and other requirements for REIT qualification under the IRC.

Qualification and taxation as a REIT depends on the ability of Public Storage to meet on a continuing basis, through actual operating results, the lack of “C” corporation earnings and profits, distribution levels, and diversity of share and asset ownership, various qualification requirements imposed upon REITs by the IRC, the compliance with which will not be monitored by Hogan Lovells. In addition, the ability of Public Storage to qualify as a REIT may depend in part upon the operating results, organizational structure and entity classification for U.S. federal income tax purposes of certain entities in which Public Storage invests, including, as described in greater detail below, PS Business Parks, Inc. The ability of Public Storage to qualify as a REIT also requires that it satisfy certain asset tests, some of which depend upon the fair market values of assets that its owns directly or indirectly. Such values may not be susceptible to a precise determination. Accordingly, no assurance can be given that the actual results of Public Storage’s operations for any taxable year will satisfy such requirements for qualification and taxation as a REIT.

The sections of the IRC that relate to our qualification and operation as a REIT are highly technical and complex. This discussion sets forth the material aspects of the sections of the IRC that govern the U.S. federal income tax treatment of a REIT and its shareholders. This summary is qualified in its entirety by the applicable IRC provisions, relevant rules and Treasury regulations, and related administrative and judicial interpretations.

Taxation.  For each taxable year in which we qualify for taxation as a REIT, we generally will not be subject to federal corporate income tax on our net income that is distributed currently to our shareholders. U.S. Shareholders (as defined below) generally will be subject to taxation on dividends (other than designated capital gain dividends and “qualified dividend income”) at rates applicable to ordinary income, instead of at lower capital gain rates. Qualification for taxation as a REIT enables the REIT and its shareholders to substantially eliminate the “double taxation” (that is, taxation at both the corporate and shareholder levels) that generally results from an investment in a regular corporation. Regular corporations (non-REIT “C” corporations) generally are subject to U.S. federal corporate income taxation on their income, and shareholders of regular corporations are subject to tax on any dividends that are received. Currently, however, shareholders of regular corporations who are taxed at individual rates generally are taxed on dividends they receive at capital gains rates, which are lower for individuals than ordinary income rates, and shareholders of regular corporations who are taxed at regular corporate rates will receive the benefit of a dividends-received deduction that substantially reduces the effective rate that they pay on such dividends. Income earned by a REIT and distributed currently to its shareholders generally will be subject to lower aggregate rates of U.S. federal income taxation than if such income were earned by a non-REIT “C” corporation, subjected to corporate income tax, and then distributed to shareholders and subjected to tax either at capital gain rates or the effective rate paid by a corporate recipient entitled to the benefit of the dividends-received deduction.

While Public Storage generally will not be subject to corporate income taxes on income that it distributes currently to its shareholders, Public Storage will be subject to U.S. federal income tax as follows:

(1)
Public Storage will be taxed at regular corporate rates on any undistributed “REIT taxable income.” REIT taxable income is the taxable income of the REIT subject to specified adjustments, including a deduction for dividends paid.

(2)	Public Storage may be subject to the “alternative minimum tax” on its undistributed items of tax preference, if any.

(3)
If Public Storage has (a) net income from the sale or other disposition of “foreclosure property” that is held primarily for sale to customers in the ordinary course of business, or (b) other nonqualifying income from foreclosure property, this income will be subject to tax at the highest corporate rate.

(4)
Public Storage’s net income from “prohibited transactions” will be subject to a 100% tax. In general, prohibited transactions are sales or other dispositions of property (other than foreclosure property) held primarily for sale to customers in the ordinary course of business.

(5)
If Public Storage fails to satisfy either the 75% gross income test or the 95% gross income test discussed below, but still maintains its qualification as a REIT because other requirements are met, Public Storage will be subject to a tax equal to the gross income attributable to the greater of either (a) the amount by which 75% of its gross income exceeds the amount of its income qualifying under the 75% test for the taxable year or (b) the amount by which 95% of its gross income exceeds the amount of its income qualifying for the 95% income test for the taxable year, multiplied by a fraction intended to reflect Public Storage’s profitability.

(6)
Public Storage will be subject to a 4% nondeductible excise tax on the excess of the required distribution over the sum of amounts actually distributed, excess distributions from the preceding tax year and amounts retained for which U.S. federal income tax was paid, if we fail to make the required distribution by the end of a calendar year (taking into account certain distributions declared in the last three months of a calendar year and paid prior to the end of January of the following calendar year). The required distribution for each calendar year is equal to the sum of:

(a)	85% of its REIT ordinary income for the year;

(b)	95% of its REIT capital gain net income for the year; and

(c)	any undistributed taxable income from prior taxable years.

(7)
Public Storage will be subject to a 100% penalty tax on some payments it receives (or on certain expenses deducted by a taxable REIT subsidiary) if arrangements among Public Storage, its tenants, and its taxable REIT subsidiaries are not comparable to similar arrangements among unrelated parties.

(8)
If Public Storage acquired or acquires any assets from a non-REIT “C” corporation in a carry-over basis transaction, Public Storage would be liable for corporate income tax, at the highest applicable corporate rate for the “built-in gain” with respect to those assets if Public Storage disposed of those assets within 10 years after they were acquired (5 years for assets sold in 2011). Built-in gain is the amount by which an asset’s fair market value exceeds its adjusted tax basis at the time Public Storage acquired the asset. To the extent that assets are transferred to Public Storage in a carry-over basis transaction by a partnership in which a corporation owns an interest, Public Storage will be subject to this tax in proportion to the non-REIT “C” corporation’s interest in the partnership. Public Storage acquired assets in carryover basis merger transactions in its 1995 merger with Public Storage Management and in mergers with a number of REITs, (including its 1999 merger with Storage Trust Realty). If any such acquired REIT failed to qualify as a REIT at the time of its merger into Public Storage, it would have been a non-REIT “C” corporation and Public Storage also would be liable for tax liabilities inherited from it.

(9)
With regard to Public Storage’s 2005 and subsequent taxable years, if Public Storage fails to satisfy one of the REIT asset tests (other than certain de minimis failures), but nonetheless maintains Public Storage’s qualification as a REIT because other requirements are met, Public Storage will be subject to a tax equal to the greater of $50,000 or the amount determined by multiplying the net income generated by the non-qualifying assets during the period of time that the assets were held as non-qualifying assets by the highest rate of tax applicable to corporations.

(10)
With regard to Public Storage’s 2005 and subsequent taxable years, if Public Storage fails to satisfy certain of the requirements under the IRC the failure of which would result in the loss of Public Storage’s REIT status, and the failure is due to reasonable cause and not willful neglect, Public Storage may be required to pay a penalty of $50,000 for each such failure in order to maintain Public Storage’s qualification as a REIT.

(11)
If Public Storage fails to comply with the requirements to send annual letters to Public Storage’s shareholders requesting information regarding the actual ownership of Public Storage’s shares and the failure was not due to reasonable cause or was due to willful neglect, Public Storage will be subject to a $25,000 penalty or, if the failure is intentional, a $50,000 penalty.

Furthermore, notwithstanding Public Storage’s status as a REIT, Public Storage also may have to pay certain state and local income taxes, because not all states and localities treat REITs the same as they are treated for U.S. federal income tax purposes. Moreover, each of Public Storage’s taxable REIT subsidiaries (as further described below) is subject to U.S. federal, state and local corporate income taxes on its net income.

If Public Storage is subject to taxation on Public Storage’s REIT taxable income or subject to tax due to the sale of a built-in gain asset that was acquired with carry-over basis from a non-REIT “C” corporation, some of the dividends Public Storage pays to its shareholders during the following year may be subject to tax at the reduced capital gains rates, rather than taxed at ordinary income rates. See “—Taxation of U.S. Shareholders—Qualified Dividend Income.”

Requirements for Qualification as a REIT.  The IRC defines a REIT as a corporation, trust or association:

(1)	that is managed by one or more trustees or directors;

(2)	that issues transferable shares, or transferable certificates to evidence its beneficial ownership;

(3)	that would be taxable as a domestic corporation, but for Sections 856 through 859 of the IRC;

(4)	that is neither a financial institution nor an insurance company within the meaning of certain provisions of the IRC;

(5)	that is beneficially owned by 100 or more persons;

(6)
not more than 50% in value of the outstanding shares or other beneficial interests of which is owned actually or constructively by five or fewer individuals (as defined in the IRC to include certain entities and as determined by applying certain attribution rules) during the last half of each taxable year;

(7)
that makes an election to be taxable as a REIT for the current year, or has made such an election for a previous taxable year that has not been revoked or terminated, and satisfies all relevant filing and other administrative requirements established by the IRS that must be met to elect and maintain REIT status;

(8)	that uses a calendar year for U.S. federal income tax purposes and complies with the recordkeeping requirements of the IRC and regulations; and

(9)	that meets other applicable tests, described below, regarding the nature of its income and assets and the amount of its distributions.

The IRC provides that conditions (1), (2), (3) and (4) above must be met during the entire taxable year and condition (5) above must be met during at least 335 days of a taxable year of 12 months, or during a proportionate part of a taxable year of less than 12 months. Conditions (5) and (6) do not apply until after the first taxable year for which an election is made to be taxed as a REIT. Condition (6) must be met during the last half of each taxable year. For purposes of determining share ownership under condition (6) above, a supplemental unemployment compensation benefits plan, a private foundation or a portion of a trust permanently set aside or used exclusively for charitable purposes generally is considered an individual. However, a trust that is a qualified trust under IRC Section 401(a) generally is not considered an individual, and beneficiaries of a qualified trust are treated as holding shares of a REIT in proportion to their actuarial interests in the trust for purposes of condition (6) above.

Public Storage believes that it has been organized, has operated, and has issued sufficient shares of beneficial ownership with sufficient diversity of ownership to allow it to satisfy the above conditions. In addition, Public Storage’s organizational documents contain restrictions regarding the transfer of its shares that are intended to assist it in continuing to satisfy the share ownership requirements described in conditions (5) and (6) above. The ownership restrictions in Public Storage’s declaration of trust generally prohibit the actual or constructive ownership of more than 3% of the outstanding common shares or more than 9.9% of the outstanding shares of any class or series of preferred or equity shares, in each case, other than by certain “excepted holders” or “designated investment entities,” (each as defined in Public Storage’s declaration of trust), which are subject to separate limits set forth in the declaration of trust, unless an exception is established by the board of trustees. See “Description of Common Shares—Ownership Limitations.”At the time of the merger with Public Storage Management, to further assist Public

Storage in meeting the ownership restrictions, the Hughes family entered into an agreement with Public Storage for the benefit of Public Storage and certain designated charitable beneficiaries providing that if, at any time, for any reason, more than 50% in value of Public Storage’s outstanding shares otherwise would be considered owned by five or fewer individuals, then a number of common shares owned by Wayne Hughes necessary to cure such violation would automatically and irrevocably be transferred to a designated charitable beneficiary.

The REIT protective provisions of Public Storage’s organizational documents are modeled after certain arrangements that the IRS ruled in private letter rulings would preclude a REIT from being considered violation of the ownership restrictions so long as the arrangements are enforceable as a matter of state law and the REIT seeks to enforce them as and when necessary. There can be no assurance, however, that the IRS might not seek to take a different position concerning Public Storage (a private letter ruling is legally binding only as to the taxpayer to whom it was issued and Public Storage will not seek a private ruling on this or any other issue) or contend that Public Storage failed to enforce these various arrangements. Accordingly, there can be no assurance that these arrangements necessarily will preserve Public Storage’s REIT status. If Public Storage fails to satisfy these share ownership requirements, it will fail to qualify as a REIT.

To monitor compliance with condition (6) above, a REIT is required to send annual letters to its shareholders requesting information regarding the actual ownership of its shares. If Public Storage complies with the annual letters requirement and does not know, or exercising reasonable diligence, would not have known, of a failure to meet condition (6) above, then Public Storage will be treated as having met condition (6) above.

To qualify as a REIT, Public Storage cannot have at the end of any taxable year any undistributed earnings and profits that are attributable to a non-REIT taxable year. As a result of the 1995 merger with Public Storage Management, the 1999 merger with Storage Trust Realty and mergers with other affiliated REITs, Public Storage has succeeded to various tax attributes of those entities and their predecessors, including any undistributed earnings and profits. Public Storage does not believe that it has acquired any undistributed non-REIT earnings and profits and Public Storage believes that the REITs with which it has merged qualified as REITs at the time of acquisition. However, neither these entities nor Public Storage has sought an opinion of counsel or outside accountants to the effect that Public Storage did not acquire any undistributed non-REIT earnings and profits. There can be no assurance that the IRS would not contend otherwise on a subsequent audit.

If the IRS determined that Public Storage inherited undistributed non-REIT earnings and profits and that Public Storage did not distribute the non-REIT earnings and profits by the end of that taxable year, it appears that Public Storage could avoid disqualification as a REIT by using “deficiency dividend” procedures to distribute the non-REIT earnings and profits. The deficiency dividend procedures would require Public Storage to make a distribution to shareholders, in addition to the regularly required REIT distributions, within 90 days of the IRS determination. In addition, Public Storage would have to pay to the IRS interest on 50% of the non-REIT earnings and profits that were not distributed prior to the end of the taxable year in which Public Storage inherited the undistributed non-REIT earnings and profits. If, however, Public Storage were considered to be a “successor” under the applicable Treasury regulations to a corporation that had failed to qualify as a REIT at the time of its merger with Public Storage, Public Storage could fail to qualify as a REIT and could be prevented from reelecting REIT status for the four taxable years after the year during which REIT qualification was lost.

Qualified REIT Subsidiaries.  Public Storage may acquire 100% of the stock of one or more corporations that are qualified REIT subsidiaries. A corporation will qualify as a qualified REIT subsidiary if Public Storage owns 100% of its stock and it is not a taxable REIT subsidiary. A qualified REIT subsidiary will not be treated as a separate corporation, and all assets, liabilities and items of income, deduction and credit of a qualified REIT subsidiary will be treated as Public Storage’s assets, liabilities and such items (as the case may be) for all purposes of the IRC, including the REIT qualification tests. For this reason, references in this discussion to Public Storage’s income and assets should be understood to include the income and assets of any qualified REIT subsidiary Public Storage owns. A qualified REIT subsidiary will not be subject to U.S. federal income tax, although it may be subject to state and local taxation in some states. Public Storage’s ownership of the voting stock of a qualified REIT subsidiary will not violate the asset test restrictions against ownership of securities of any one issuer which constitute more than 10% of the voting power or value of such issuer’s securities or more than 5% of the value of Public Storage’s total assets, as described below in “—Asset Tests Applicable to REITs”.

Taxable REIT Subsidiaries.  A “taxable REIT subsidiary” of Public Storage is a corporation in which Public Storage directly or indirectly owns stock and that elects, together with Public Storage, to be treated as a taxable REIT subsidiary under Section 856(l) of the IRC. A taxable REIT subsidiary also includes any corporation other than a REIT in which a taxable REIT subsidiary of Public Storage owns, directly or indirectly, securities, (other than certain “straight debt” securities), which represent more than 35% of the total voting power or value of the outstanding securities of such corporation. Other than some activities relating to lodging and health care facilities, a taxable REIT subsidiary may generally engage in any business, including the provision of customary or non-customary services to Public Storage’s tenants, without causing Public Storage to receive impermissible tenant service income under the REIT gross income tests. A taxable REIT subsidiary is required to pay regular U.S. federal income tax, and state and local income tax where applicable, as a non-REIT “C” corporation. In addition, a taxable REIT subsidiary may be prevented from deducting interest on debt funded directly or indirectly by Public Storage if certain tests regarding the taxable REIT subsidiary’s debt- to- equity ratio and interest expense are not satisfied. If dividends are paid to Public Storage by a taxable REIT subsidiary, then a portion of the dividends that Public Storage distributes to shareholders who are taxed at individual rates will generally be eligible for taxation at lower capital gains rates, rather than at ordinary income rates. See “Taxation of U.S. Shareholders—Qualified Dividend Income.”

Generally, a taxable REIT subsidiary can perform impermissible tenant services without causing Public Storage to receive impermissible tenant services income under the REIT income tests. However, several provisions applicable to the arrangements between a REIT and its taxable REIT subsidiaries are intended to ensure that a taxable REIT subsidiary will be subject to an appropriate level of U.S. federal income taxation. For example, a taxable REIT subsidiary is limited in its ability to deduct interest payments made directly or indirectly to Public Storage in excess of a certain amount. In addition, a REIT will be obligated to pay a 100% penalty tax on some payments that it receives or on certain expenses deducted by the taxable REIT subsidiary if the economic arrangements between the REIT, the REIT’s tenants and the taxable REIT subsidiary are not comparable to similar arrangements among unrelated parties. Public Storage’s taxable REIT subsidiaries may make interest and other payments to Public Storage and to third parties in connection with activities related to Public Storage’s properties. There can be no assurance that Public Storage’s taxable REIT subsidiaries will not be limited in their ability to deduct certain interest payments made to us. In addition, there can be no assurance that the IRS might not seek to impose the 100% excise tax on a portion of payments received by Public Storage from, or expenses deducted by, Public Storage’s taxable REIT subsidiaries.

PS Orangeco Holdings, Inc. (and its direct and indirect subsidiaries, including PS Orangeco, Inc., PS Pickup & Delivery, Inc. and PS Insurance Co., Hawaii, Ltd), PSCC, Inc. and certain other corporations (including corporations the interests in which were directly or indirectly acquired in connection with the Shurgard merger) have elected, together with Public Storage, to be treated as taxable REIT subsidiaries of Public Storage. These entities have engaged in businesses such as selling locks, boxes and packing materials, renting trucks, the portable self-storage business, providing moving services, reinsuring policies of insurance obtained by tenants covering losses to their goods while in storage, among other activities.

Ownership of Partnership Interests by a REIT.  A REIT that owns an equity interest in an entity treated as a partnership for U.S. federal income tax purposes is deemed to own its share (based upon its proportionate share of the capital of the partnership) of the assets of the partnership and is deemed to earn its proportionate share of the partnership’s income. The assets and gross income of the partnership retain the same character in the hands of the REIT for purposes of the gross income and asset tests applicable to REITs as described below. In the mergers with Public Storage Management and Storage Trust Realty, the formation of PS Business Parks, L.P., and in other transactions, Public Storage has acquired interests in various partnerships that own and operate properties. Thus, Public Storage’s proportionate share of the assets and items of income of Storage Trust Properties, L.P., PS Business Parks, L.P. or other partnerships, including any such partnerships’ shares of assets and items of income of any subsidiaries that are partnerships or limited liability companies treated as partnerships for U.S. federal income tax purposes, are treated as assets and items of income of Public Storage for purposes of applying the REIT asset and income tests. For these purposes, under current Treasury regulations, Public Storage’s interest in each of the partnerships must be determined in accordance with Public Storage’s “capital interest” in each entity, as applicable.

Public Storage believes that Storage Trust Properties, L.P., PS Business Parks, L.P. and each of the partnerships and limited liability companies in which Public Storage owns an interest, directly or through another partnership or limited liability company, will be treated as partnerships or disregarded for U.S. federal income tax purposes and will not be taxable as corporations. If any of these entities were treated as a corporation, it would be subject to an entity level tax on its income and Public Storage could fail to meet the REIT income and asset tests. See “—Taxation of Public Storage as a REIT—Income Tests Applicable to REITs” and “—Taxation of Public Storage as a REIT—Asset Tests Applicable to REITs” below.

Income Tests Applicable to REITs.  To qualify as a REIT, Public Storage must satisfy two gross income tests which are applied on an annual basis. First, in each taxable year Public Storage must derive directly or indirectly at least 75% of its gross income, excluding gross income from prohibited transactions, from investments relating to real property or mortgages on real property or from some types of temporary investments. Income from investments relating to real property or mortgages on related property includes “rents from real property,” gains on the disposition of real estate, dividends paid by other REITs and interest on obligations secured by mortgages on real property or on interests in real property. Second, in each taxable year Public Storage must derive at least 95% of its gross income, excluding gross income from prohibited transactions, from any combination of income qualifying under the 75% test and dividends, interest, and gain from the sale or disposition of stock or securities.

Rents Public Storage receives will qualify as “rents from real property” for the purpose of satisfying the gross income requirements for a REIT described above only if following  conditions are met:

(1)
The amount of rent must not be based in whole or in part on the income or profits of any person. However, an amount received or accrued generally will not be excluded from the term “rents from real property” solely by reason of being based on a fixed percentage or percentages of gross receipts or sales.

(2)
Public Storage, or an actual or constructive owner of 10% or more of Public Storage’s shares, must not actually or constructively own 10% or more of the interests in a tenant, or, if the tenant is a corporation, 10% or more of the voting power or value of all classes of stock of the tenant. Rents received from such a tenant that is a taxable REIT subsidiary, however, will not be excluded from the definition of “rents from real property” as a result of this condition if either (i) at least 90% of the space at the property to which the rents relate is leased to third parties, and the rents paid by the taxable REIT subsidiary are comparable to rents paid by Public Storage’s other tenants for comparable space or (ii) the property is a qualified lodging property or, for taxable years of REITs beginning after July 30, 2008, a qualified health care property, and such property is operated on behalf of the taxable REIT subsidiary by a person who is an independent contractor and certain other requirements are met.

(3)
Rent attributable to personal property, leased in connection with a lease of real property, is not greater than 15% of the total rent received under the lease. If this requirement is not met, then the portion of rent attributable to personal property will not qualify as “rents from real property.

(4)
Public Storage generally must not provide impermissible tenant services to the tenants of a property, subject to a 1% de minimis exception, other than through an independent contractor from which Public Storage derives no income or a taxable REIT subsidiary. Public Storage may, however, directly perform certain services that are “usually or customarily rendered” in connection with the rental of space for occupancy only and are not otherwise considered “rendered primarily for the convenience of the tenant” of the property. Examples of such services include the provision of light, heat, or other utilities, trash removal and general maintenance of common areas. In addition, Public Storage may provide through an independent contractor or a taxable REIT subsidiary, both customary and non-customary services to Public Storage’s tenants without causing the rent Public Storage receive from those tenants to fail to qualify as “rents from real property.” If the total amount of income Public Storage receive from providing impermissible tenant services at a property exceeds 1% of Public Storage’s total income from that property, then all of the income from that property will fail to qualify as “rents from real property.” Impermissible tenant service income is deemed to be at least 150% of Public Storage’s direct cost in providing the service.

In light of these requirements, Public Storage does not intend to take any of the actions listed below, unless Public Storage determines that the resulting nonqualifying income, taken together with all other nonqualifying income that Public Storage earns in the taxable year, will not jeopardize its status as a REIT:

(1)
charge rent for any property that is based in whole or in part on the income or profits of any person (unless based on a fixed percentage or percentages of receipts or sales, as permitted and described above);

(2)
rent any property to a related party tenant, including a taxable REIT subsidiary, unless the rent from the lease to the taxable REIT subsidiary would qualify for the special exception from the related party tenant rule applicable to certain leases with a taxable REIT subsidiary;

(3)
derive rental income attributable to personal property other than personal property leased in connection with the lease of real property, the amount of which is less than 15% of the total rent received under the lease; or

(4)	directly perform services considered to be noncustomary or “rendered to the occupant” of the property.

In connection with Public Storage’s merger with Public Storage Management, Public Storage and the various other owners of self-storage facilities and business parks for which Public Storage performed management activities entered into an agreement with PSCC, Inc. under which PSCC provides the owners and Public Storage certain administrative and cost-sharing services in connection with the operation of the properties and the performance of certain administrative functions. The services include the provision of corporate office space and certain equipment, personnel required for the operation and maintenance of the properties, and corporate or partnership administration. Each of the owners and Public Storage pay PSCC directly for services rendered by PSCC in connection with the administrative and cost sharing agreement. That payment is separate from and in addition to the compensation paid to Public Storage under the management agreements for the management of the properties owned by the owners. At the time of the merger with Public Storage Management, Public Storage received a private letter ruling from the IRS to the effect that the reimbursements and other payments made to PSCC by the owners would not be treated as Public Storage’s revenues for purposes of the 95% gross income test, and to the effect that Public Storage’s income from self-storage facility rentals generally would qualify as rent from real property for purposes of the REIT gross income tests. Public Storage subsequently received a private letter ruling indicating that the truck rental activities of an affiliated corporation (PS Orangeco, Inc., now a taxable REIT subsidiary of Public Storage) would not adversely affect the treatment of Public Storage’s income from self-storage facility rentals as rent from real property for purposes of the REIT gross income tests. PS Orangeco later ceased its truck rental activities.

Public Storage now owns directly and indirectly all of Pickup & Delivery (the portable self-storage business, which has been discontinued). The income from that business would be nonqualifying income to Public Storage and the business was conducted by a limited partnership between Public Storage and a subsidiary of PS Orangeco, Inc. The share of gross income of that business attributable to Public Storage’s direct partnership interest, when combined with Public Storage’s other nonqualifying income, needed to be less than 5% of Public Storage’s total gross income. While Public Storage has earned and will continue to earn some nonqualifying income from various sources, Public Storage anticipates that it will be able to continue to satisfy both the 75% and 95% gross income tests.

The ownership of certain partnership interests creates several issues regarding Public Storage’s satisfaction of the 95% gross income test. First, Public Storage earns property management fees from these partnerships. Existing treasury regulations do not address the treatment of management fees derived by a REIT from a partnership in which the REIT holds a partnership interest, but the IRS has issued a number of private letter rulings to other taxpayers  holding that the portion of the management fee that corresponds to the REIT’s interest in the partnership in effect is disregarded in applying the 95% gross income test when the REIT holds a “substantial” interest in the partnership. Public Storage disregards the portion of management fees derived from partnerships in which Public Storage is a partner that corresponds to its interest in these partnerships in determining the amount of its nonqualifying income. There can be no assurance, however, that the IRS would not take a contrary position with respect to Public Storage, either rejecting the approach set forth in the private letter rulings that were issued to other taxpayers and mentioned above or contending that Public Storage’s situation is distinguishable from those addressed in the private letter rulings (for example, arguing that Public Storage does not have a “substantial” interest in the partnerships).

In addition, Public Storage owns interests in certain partnerships (such as the Partnerships) that entitle Public Storage to a percentage of profits (either from operations, or upon a sale, or both) in excess of the percentage of total capital originally contributed to the partnership with respect to such interest. Existing Treasury regulations do not specifically address how Public Storage’s “capital interest” in partnerships of this type should be determined. This determination is relevant because it affects both the percentage of the gross rental income of the partnership that is considered gross rental income (or qualifying income) to Public Storage and the percentage of the management fees paid to Public Storage that is disregarded in determining its nonqualifying income. For example, if Public Storage takes the position that it has a 25% “capital interest” in a partnership (because Public Storage would receive 25% of the partnership’s assets upon a sale and liquidation) but the IRS determines Public Storage only has a 1% “capital interest” (because the original holder of that interest only contributed 1% of the total capital contributed to the partnership), Public Storage’s share of the qualifying income from the partnership would be reduced and the portion of the management fee from the partnership that would be treated as nonqualifying income would be increased, both of which might adversely affect Public Storage’s ability to satisfy the 75% and 95% gross income tests. In determining Public Storage’s “capital interest” in the various partnerships, Public Storage estimates the percentage of the partnership’s assets that would be distributed to Public Storage if those assets were sold and distributed among the partners in accordance with the applicable provisions of the partnership agreements. There can be no assurance, however, that the IRS will agree with this methodology and not contend that another, perhaps less favorable, method must be used for purposes of determining Public Storage’s “capital interests,” which could adversely affect its ability to satisfy the 75% and 95% gross income tests.

Moreover, in connection with the Shurgard merger, Public Storage acquired indirect equity interests in real estate located outside of the United States, and Public Storage may acquire additional interests in non-U.S. properties both directly and through equity interests in partnerships, joint ventures, or other legal entities that have invested in real estate. These invests carry risks and uncertainties with respect to Public Storage’s status as a REIT that are not present when Public Storage invest directly in real estate in the U.S. and Public Storage may not be able to protect against those concerns.  For purposes of the 75% and 95% gross income tests, certain foreign currency income and gains recognized after July 30, 2008 are disregarded for purposes of determining gross income.

“Interest” income that depends in whole or in part on the income or profits of any person generally will be non-qualifying income for purposes of the 75% or 95% gross income tests. However, interest based on a fixed percentage or percentages of gross receipts or sales may still qualify under the gross income tests. Public Storage does not expect to derive significant amounts of interest that would fail to qualify under the 75% and 95% gross income tests.

Public Storage’s share of any dividends received from its corporate subsidiaries that are not “qualified REIT subsidiaries” (and from other corporations in which Public Storage owns an interest) will qualify for purposes of the 95% gross income test but not for purposes of the 75% gross income test. Public Storage does not anticipate that it will receive sufficient dividends to cause it to exceed the limit on nonqualifying income under the 75% gross income test. Dividends that Public Storage receives from other qualifying REITs will qualify for purposes of both REIT income tests.

If Public Storage fails to satisfy one or both of the 75% or 95% gross income tests for any taxable year, Public Storage may nevertheless qualify as a REIT for that year if it is entitled to relief under the IRC. These relief provisions generally will be available if Public Storage’s failure to meet the tests is due to reasonable cause and not due to willful neglect, and Public Storage discloses to the IRS the sources of its income as required by the IRC and applicable regulations. It is not possible, however, to state whether in all circumstances Public Storage would be entitled to the benefit of these relief provisions. For example, if Public Storage fails to satisfy the gross income tests because nonqualifying income that Public Storage intentionally earns exceeds the limits on nonqualifying income, the IRS could conclude that the failure to satisfy the tests was not due to reasonable cause. If these relief provisions are inapplicable to a particular set of circumstances, Public Storage will fail to qualify as a REIT. As discussed under “—Taxation of Public Storage as a REIT—General” even if these relief provisions apply, a tax would be imposed based on the amount of nonqualifying income.

Prohibited Transaction Income. Any gain that Public Storage realizes on the sale of any property held as inventory or otherwise held primarily for sale to customers in the ordinary course of business, including Public Storage’s share of any such gain realized through Public Storage’s subsidiary partnerships and disregarded entities for U.S. federal income tax purposes, will be treated as income from a prohibited transaction that is subject to a 100% penalty tax.  Under existing law, whether property is held as inventory or primarily for sale to customers in the ordinary course of a trade or business is a question of fact that depends on all the facts and circumstances surrounding the particular transaction. However, Public Storage will not be treated as a dealer in real property with respect to a property Public Storage sells for the purposes of the 100% tax if (i) Public Storage has held the property for at least two years (or, for sales on or prior to July 30, 2008, four years) for the production of rental income prior to the sale, (ii) capitalized expenditures on the property in the two years (or, for sales on or prior to July 30, 2008, four years) preceding the sale are less than 30% of the net selling price of the property, and (iii) Public Storage (a) has seven or fewer sales of property for the year of sale or (b) either (I) the aggregate tax basis of property sold during the year of sale is 10% or less of the aggregate tax basis of all of Public Storage’s assets as of the beginning of the taxable year, or (II) for sales after July 30, 2008, the aggregate fair market value of property sold during the year of sale is 10% or less of the aggregate fair market value of all of Public Storage’s assets as of the beginning of the taxable year, and (III) in the case of either (I) or (II), substantially all of the marketing and development expenditures with respect to the property sold are made through an independent contractor from which Public Storage derives no income. The sale of more than one property to one buyer as part of one transaction constitutes one sale for purposes of this “safe harbor.”  For purposes of either (iii)(a) or (iii)(b), certain property obtained through foreclosure is generally not included in determining whether the asset tests are satisfied.

Penalty Tax.  Any redetermined rents, redetermined deductions or excess interest Public Storage generates will be subject to a 100% penalty tax. In general, redetermined rents are rents from real property that are overstated as a result of services furnished by one of Public Storage’s taxable REIT subsidiaries to any of Public Storage’s tenants, and redetermined deductions and excess interest represent amounts that are deducted by a taxable REIT subsidiary for payments to Public Storage that are in excess of the amounts that would have been deducted based on arm’s-length negotiations. Rents Public Storage receives will not constitute redetermined rents if they qualify for the safe harbor provisions contained in the IRC. Safe harbor provisions are provided where:

(1)	amounts are excluded from the definition of impermissible tenant service income as a result of satisfying the 1% de minimis exception;

(2)	a taxable REIT subsidiary renders a significant amount of similar services to unrelated parties and the charges for such services are substantially comparable;

(3)
rents paid to Public Storage by tenants who are not receiving services from the taxable REIT subsidiary are substantially comparable to the rents paid by Public Storage’s tenants leasing comparable space who are receiving services from the taxable REIT subsidiary and the charge for the services is separately stated; or

(4)	the taxable REIT subsidiary’s gross income from the service is not less than 150% of the taxable REIT subsidiary’s direct cost of furnishing the service.

While Public Storage anticipates that any fees paid to a taxable REIT subsidiary for tenant services will reflect arm’s-length rates, a taxable REIT subsidiary may under certain circumstances provide tenant services which do not satisfy any of the safe-harbor provisions described above. Nevertheless, these determinations are inherently factual, and the IRS has broad discretion to assert that amounts paid between related parties should be reallocated to clearly reflect their respective incomes. If the IRS successfully made such an assertion, Public Storage would be required to pay a 100% penalty tax on the redetermined rent, redetermined deductions or excess interest, as applicable.

Asset Tests Applicable to REITs.  At the close of each quarter of a taxable year, Public Storage must satisfy four tests relating to the nature and diversification of its assets:

(1)
at least 75% of the value of its total assets must be represented by real estate assets, cash, cash items and government securities. For purposes of this test, real estate assets include Public Storage’s allocable share of real estate assets held by entities that are treated as partnerships or that are disregarded for U.S. federal income tax purposes, as well as stock or debt instruments that are purchased with the proceeds of an offering of shares or a public offering of debt with a term of at least five years, but only for the one-year period beginning on the date Public Storage receive such proceeds;

(2)
not more than 25% of its total assets may be represented by securities other than those securities includable in the 75% asset class (e.g., securities that qualify as real estate assets and government securities);

(3)
except for equity investments in REITs, debt or equity investments in qualified REIT subsidiaries and taxable REIT subsidiaries, and other securities that qualify as “real estate assets” for purposes of the 75% asset test described in clause (1):

(a)	the value of any one issuer’s securities owned by Public Storage may not exceed 5% of the value of Public Storage’s total assets;

(b)	Public Storage may not own more than 10% of any one issuer’s outstanding voting securities; and

(c)	Public Storage may not own more than 10% of the value of the outstanding securities of any one issuer other than securities that qualify for the “straight debt” exception discussed below; and

(4)	not more than 25% of the value of Public Storage’s total assets may be represented by the securities of one or more taxable REIT subsidiaries (20% for Public Storage’s taxable years prior to 2009).

Securities for purposes of the asset tests may include debt securities. However, the IRC specifically provides that the following types of debt will not be taken into account for purposes of the 10% value test: (1) securities that meet the “straight debt” safe-harbor, as discussed in the next paragraph; (2) loans to individuals or estates; (3) obligations to pay rent from real property; (4) rental agreements described in Section 467 of the IRC; (5) any security issued by other REITs; (6) certain securities issued by a state, the District of Columbia, a foreign government, or a political subdivision of any of the foregoing, or the Commonwealth of Puerto Rico; and (7) any other arrangement as determined by the IRS. In addition, for purposes of the 10% value test only, to the extent Public Storage holds debt securities that are not described in the preceding sentence, (a) debt issued by partnerships that derive at least 75% of their gross income from sources that constitute qualifying income for purposes of the 75% gross income test, and (b) debt that is issued by any partnership, to the extent of Public Storage’s interest as a partner in the partnership, are not considered securities.

Debt will meet the “straight debt” safe harbor if (1) neither Public Storage, nor any of its controlled taxable REIT subsidiaries (i.e., taxable REIT subsidiary more than 50% of the vote or value of the outstanding stock of which is directly or indirectly owned by Public Storage), own any securities not described in the preceding paragraph that have an aggregate value greater than one percent of the issuer’s outstanding securities, as calculated under the IRC, (2) the debt is a written unconditional promise to pay on demand or on a specified date a sum certain in money, (3) the debt is not convertible, directly or indirectly, into stock, and (4) the interest rate and the interest payment dates of the debt are not contingent on the profits, the borrower’s discretion or similar factors. However, contingencies regarding time of payment and interest are permissible for purposes of qualifying as a straight debt security if either (1) such contingency does not have the effect to changing the effective yield of maturity, as determined under the IRC, other than a change in the annual yield to maturity that does not exceed the greater of (i) 5% of the annual yield to maturity or (ii) 0.25%, or (2) neither the aggregate issue price nor the aggregate face amount of the issuer’s debt instruments held by the REIT exceeds $1,000,000 and not more than 12 months of unaccrued interest can be required to be prepaid thereunder. In addition, debt will not be disqualified from being treated as “straight debt” solely because the time or amount of payment is subject to a contingency upon a default or the exercise of a prepayment right by the issuer of the debt, provided that such contingency is consistent with customary commercial practice.

Public Storage currently owns approximately 24% of the outstanding common stock of PS Business Parks, Inc., which has elected to be taxed as a REIT for U.S. federal income tax purposes (as well as a substantial portion of the outstanding common units of limited partnership interest of PS Business Parks, L.P., which may be exchangeable for shares of PS Business Parks, Inc.’s common stock). As a REIT, PS Business Parks, Inc. is subject to the various REIT qualification requirements. Public Storage believes that PS Business Parks, Inc. has been organized and has operated in a manner to qualify for taxation as a REIT for U.S. federal income tax purposes and will continue to be organized and operated in this manner. If PS Business Parks, Inc. were to fail to qualify as a REIT, Public Storage’s stock investment in PS Business Parks, Inc. would cease to be a qualifying real estate asset for purposes of the 75%

gross asset test and would become subject to the 5% asset test, the 10% voting stock limitation, and the 10% value limitation generally applicable to Public Storage’s ownership in corporations (other than REITs, qualified REIT subsidiaries and taxable REIT subsidiaries). If PS Business Parks, Inc. failed to qualify as a REIT, Public Storage would not meet the 10% voting securities limitation and the 10% value limitation with respect to Public Storage’s interest in PS Business Parks, Inc., and accordingly, Public Storage also would fail to qualify as a REIT.

Public Storage believes that the aggregate value of Public Storage’s interests in its taxable REIT subsidiaries does not exceed, and in the future will not exceed, 25% of the aggregate value of Public Storage’s gross assets (20% for Public Storage’s taxable years prior to 2009). As of each relevant testing date prior to the election to treat each corporate subsidiary of Public Storage or any other corporation in which Public Storage owns an interest as a taxable REIT subsidiary, Public Storage believes Public Storage did not own more than 10% of the voting securities of any such entity. In addition, Public Storage believes that as of each relevant testing date prior to the election to treat each corporate subsidiary of Public Storage or any other corporation in which Public Storage owns an interest as a taxable REIT subsidiary of Public Storage, Public Storage’s pro rata share of the value of the securities, including debt, of any such corporation or other issuer did not exceed 5% of the total value of Public Storage’s assets.

With respect to each issuer in which Public Storage currently owns an interest that does not qualify as a REIT, a qualified REIT subsidiary or a taxable REIT subsidiary, Public Storage believes that its pro rata share of the value of the securities, including debt, of any such issuer does not exceed 5% of the total value of Public Storage’s assets and that Public Storage complies with the 10% voting securities limitation and 10% value limitation with respect to each such issuer. No independent appraisals have been obtained to support these conclusions, however, and Public Storage cannot provide any assurance that the IRS might not disagree with Public Storage’s determinations.

The asset tests must be satisfied not only on the last day of the calendar quarter in which Public Storage, directly or through pass-through subsidiaries, acquires securities in the applicable issuer, but also on the last day of the calendar quarter in which Public Storage increases its ownership of securities of such issuer, including as a result of increasing Public Storage’s interest in pass-through subsidiaries. After initially meeting the asset tests at the close of any quarter, Public Storage will not lose its status as a REIT for failure to satisfy the 25%, 25% TRS (20% for Public Storage’s taxable years prior to 2009), or 5% asset tests solely by reason of changes in the relative values of Public Storage’s assets. If failure to satisfy the 25%, 25% TRS  (20% for Public Storage’s taxable years prior to 2009) or 5% asset tests results from an acquisition of securities or other property during a quarter, Public Storage can cure this failure by disposing of sufficient non-qualifying assets within 30 days after the close of that quarter. Public Storage intends to maintain adequate records of the value of Public Storage’s assets to ensure compliance with the asset tests and to take any available action within 30 days after the close of any quarter as may be required to cure any noncompliance with the 25%, 25% TRS  (20% for Public Storage’s taxable years prior to 2009) or 5% asset tests. Although Public Storage plans to take steps to ensure that Public Storage satisfies such tests for any quarter with respect to which testing is to occur, there can be no assurance that such steps will always be successful. If Public Storage fails to timely cure any noncompliance with the asset tests, Public Storage would cease to qualify as a REIT, unless Public Storage satisfies certain relief provisions described in the next paragraph.

For Public Storage’s 2005 and subsequent taxable years, the failure to satisfy the asset tests can be remedied even after the 30-day cure period under certain circumstances. If the total value of the assets that caused a failure of the 5% asset test, the 10% voting securities test or the 10% value test does not exceed either 1% of Public Storage’s assets at the end of the relevant quarter or $10,000,000, Public Storage can cure such a failure by disposing of sufficient assets to cure such a violation within six months following the last day of the quarter in which Public Storage first identifies the failure of the asset test. For a violation of any of the asset tests not described in the prior sentence, including the 75%, 25% and the 25% TRS (20% for Public Storage’s taxable years prior to 2009) asset tests, Public Storage can avoid disqualification as a REIT if the violation is due to reasonable cause and Public Storage disposes of an amount of assets sufficient to cure such violation within the six-month period described in the preceding sentence, pays a tax equal to the greater of $50,000 or the highest corporate tax rate multiplied by the net income generated by the nonqualifying assets during the period of time that the assets were held as nonqualifying assets, and files in accordance with applicable Treasury regulations a schedule with the IRS that describes the assets. The applicable Treasury regulations have not yet been issued. Thus, it is not possible to state with precision under what circumstances Public Storage would be entitled to the benefit of these provisions.

Annual Distribution Requirements Applicable to REITs.  To qualify as a REIT, Public Storage is required to distribute dividends, other than capital gain dividends, to its shareholders each year in an amount at least equal to the sum of:

(1)	90% of Public Storage’s “REIT taxable income” computed without regard to the dividends paid deduction and Public Storage’s net capital gain; and

(2)	90% of Public Storage’s after tax net income, if any, from foreclosure property; minus

(3)	the excess of the sum of certain items of non-cash income over 5% of Public Storage’s “REIT taxable income.”

In addition, for purposes of this test, non-cash income means income attributable to leveled stepped rents, original issue discount included in Public Storage’s taxable income without the receipt of a corresponding payment, cancellation of indebtedness or a like-kind exchange that is later determined to be taxable. Public Storage must pay these distributions in the taxable year to which they relate, or in the following taxable year if they are declared during the last three months of the taxable year, payable to shareholders of record on a specified date during such period and paid during January of the following year. Such distributions are treated as paid by Public Storage and received by Public Storage’s shareholders on December 31 of the year in which they are declared. In addition, at Public Storage’s election, a distribution for a taxable year may be declared before Public Storage timely files its tax return for such year and paid on or before the first regular dividend payment date after such declaration, provided such payment is made during the twelve-month period following the close of such year. These distributions are taxable to Public Storage’s shareholders, other than tax-exempt entities, in the year in which paid. This is so even though these distributions relate to the prior year for purposes of Public Storage’s 90% distribution requirement. The amount distributed must not be preferential—i.e., every shareholder of the class of shares with respect to which a distribution is made must be treated the same as every other shareholder of that class, and no class of shares may be treated otherwise than in accordance with its dividend rights as a class. To the extent that Public Storage does not distribute all of its net capital gain or distributes at least 90%, but less than 100%, of Public Storage’s “REIT taxable income,” as adjusted, Public Storage will be required to pay tax on that amount at regular corporate tax rates. Public Storage intends to make timely distributions sufficient to satisfy these annual distribution requirements.

In years prior to 1990, Public Storage made distributions in excess of its REIT taxable income. During 1990, Public Storage reduced the level of distributions to its shareholders. As a result, distributions paid by Public Storage in 1990 were less than 95% of its REIT taxable income for 1990. The same circumstance existed with respect to each year through 2003.  Public Storage satisfied the REIT distribution requirements for 1990 through 2003 by attributing distributions in 1991 through 2004 to the prior year’s taxable income. Public Storage may be required to continue this pattern of making distributions after the close of a taxable year that are attributed to the prior year for this purpose, but shareholders will be treated for U.S. federal income tax purposes as having received such distributions in the taxable years in which they actually are made. The extent to which Public Storage will be required to attribute distributions to the prior year will depend on its operating results and the level of distributions as determined by the board of trustees. As noted below, reliance on subsequent year distributions could cause Public Storage to be subject to an excise tax, although Public Storage intends to comply with the 85% current distribution requirement under the excise tax in an effort to avoid or minimize any effect of that tax.

Public Storage intends to make timely distributions sufficient to satisfy Public Storage’s annual distribution requirements. Although Public Storage anticipates that its cash flow will permit it to make those distributions, it is possible that, from time to time, Public Storage may not have sufficient cash or other liquid assets to meet these distribution requirements. In this event, Public Storage may find it necessary to arrange for short-term, or possibly long-term, borrowings to fund required distributions, or to pay dividends in the form of taxable dividends of Public Storage’s shares.

Under some circumstances, Public Storage may be able to rectify an inadvertent failure to meet the distribution requirement for a year by paying deficiency dividends to its shareholders in a later year, which may be included in Public Storage’s deduction for dividends paid for the earlier year. Thus, Public Storage may be able to avoid being taxed on amounts distributed as deficiency dividends. However, Public Storage will be required to pay interest to the IRS based upon the amount of any deduction claimed for deficiency dividends.

Public Storage will be subject to a 4% nondeductible excise tax on the excess of the required distribution over the sum of amounts actually distributed, excess distributions from the preceding tax year and amounts retained for which U.S. federal income tax was paid if Public Storage fails to make the required distribution by the end of a calendar year (taking into account certain distributions declared in the last three months of a calendar year and paid prior to the end of January of the following calendar year). The required distribution for each calendar year is equal to the sum of:

(1)	85% of Public Storage’s REIT ordinary income for the year;

(2)	95% of Public Storage’s REIT capital gain net income for the year; and

(3)	any undistributed taxable income from prior taxable years.

A REIT may elect to retain rather than distribute all or a portion of its net capital gains and pay the tax on the gains. In that case, a REIT may elect to have its shareholders include their proportionate shares of the undistributed net capital gains in income as long-term capital gains and receive a credit for their shares of the tax paid by the REIT. For purposes of the 4% excise tax described above, any retained amounts would be treated as having been distributed.

Record-Keeping Requirements.  Public Storage is required to comply with applicable record-keeping requirements. Failure to comply could result in monetary fines.

Failure of Public Storage to Qualify as a REIT.  If Public Storage failed to comply with one or more of the conditions required for qualification as a REIT (other than asset tests and the income tests that have the specific savings clauses discussed above in “—Asset Tests Applicable to REITs,” and “—Income Tests Applicable to REITs”), Public Storage can avoid termination of its REIT status by paying a penalty of $50,000 for each such failure, provided that Public Storage’s noncompliance was due to reasonable cause and not willful neglect. If Public Storage fails to qualify for taxation as a REIT in any taxable year and the statutory relief provisions do not apply, Public Storage will be subject to tax, including any applicable alternative minimum tax, on Public Storage’s taxable income at regular corporate rates. Distributions to shareholders in any year in which Public Storage fails to qualify will not be deductible by Public Storage, and Public Storage will not be required to distribute any amounts to its shareholders. As a result, Public Storage’s failure to qualify as a REIT would significantly reduce the cash available for distribution by Public Storage to its shareholders. In addition, if Public Storage fails to qualify as a REIT, all distributions to shareholders will be taxable as dividends to the extent of Public Storage’s current and accumulated earnings and profits, whether or not attributable to capital gains earned by Public Storage. Noncorporate shareholders currently would be taxed on these dividends at capital gains rates; corporate shareholders may be eligible for the dividends-received deduction with respect to such dividends. Unless entitled to relief under specific statutory provisions, Public Storage will also be disqualified from taxation as a REIT for the four taxable years following the year during which Public Storage lost its REIT qualification. There can be no assurance that Public Storage would be entitled to any statutory relief.

Tax Liabilities Inherited from Shurgard.  In connection with the Shurgard merger, Public Storage’s indirect subsidiary (“Merger Sub”) succeeded to the tax and other liabilities of Shurgard. If Shurgard failed to qualify as a REIT in any taxable year, it would have been subject to U.S. federal income tax (including any applicable alternative minimum tax) on its taxable income at regular corporate rates. Unless statutory relief provisions apply, Shurgard would be disqualified from treatment as a REIT for the four taxable years following the year during which it lost its REIT qualification. Merger Sub, as successor to Shurgard, would be required to pay this tax. As is the case with Public Storage, qualification as a REIT required Shurgard to satisfy numerous requirements, some on an annual basis, others on a quarterly basis and still others on an ongoing basis, established under highly technical and complex IRC provisions. As a condition to closing, tax counsel to Shurgard rendered an opinion relating to Shurgard’s REIT status and related tax matters.

Public Storage assumed, based on public filings and due diligence performed in connection with Public Storage’s acquisition of Shurgard, that Shurgard qualified as a REIT and that Public Storage would be able to continue to qualify as a REIT following the Shurgard merger. If Shurgard failed to qualify as a REIT, however, Public Storage generally would have succeeded to or incurred significant tax liabilities and possibly would lose Public Storage’s REIT status should disqualifying activities of Shurgard continue after the Shurgard merger.

If Shurgard were not to have qualified as a REIT at the time of the merger, Shurgard would incur a U.S. federal corporate income tax liability in connection with the merger, which would have been treated as a taxable asset sale by Shurgard for U.S. federal income tax purposes. The resulting gain subject to tax would have been equal to the excess of the value of the merger consideration and the Shurgard liabilities assumed by Merger Sub at the time of the merger over Shurgard’s adjusted tax basis in its assets at that time. Merger Sub, as the successor to Shurgard, would be obligated to pay this tax.

In addition, if Shurgard did not qualify as a REIT at any time during the 10 years preceding the Shurgard merger, even if it qualified as a REIT at the time of the merger, Shurgard would incur a U.S. federal corporate income tax liability on an amount equal to the “built-in gain” that existed with respect to its assets at the time it “requalified” as a REIT prior to the merger. Again, Merger Sub, as the successor to Shurgard, would be obligated to pay this tax.

Taxation of U.S. Shareholders

As used in the remainder of this discussion, the term “U.S. shareholder” means a beneficial owner of a Public Storage common share that is, for U.S. federal income tax purposes:

(1)	a citizen or resident, as defined in Section 7701(b) of the IRC, of the U.S.;

(2)
a corporation or partnership, limited liability company or other entity treated as a corporation or partnership for U.S. federal income tax purposes that was created or organized in or under the laws of the United States or of any State thereof or in the District of Columbia unless, in the case of a partnership or limited liability company, Treasury regulations provide otherwise;

(3)	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

(4)
in general, a trust whose administration is subject to the primary supervision of a U.S. court and which has one or more U.S. persons who have the authority to control all substantial decisions of the trust. Notwithstanding the preceding sentence, to the extent provided in the Treasury regulations, certain trusts in existence on August 20, 1996, and treated as U.S. persons prior to this date that elect to continue to be treated as U.S. persons, shall also be considered U.S. shareholders.

If you hold Public Storage’s common shares and are not a U.S. shareholder, you are a “non-U.S. shareholder.” If a partnership holds Public Storage’s common shares, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. If you are a partner of a partnership holding Public Storage’s common shares, you should consult your tax advisor regarding the tax consequences of the ownership and disposition of Public Storage’s common shares.

Distributions by Public Storage--General.  As long as Public Storage qualifies as a REIT, distributions out of Public Storage’s current or accumulated earnings and profits that are not designated as capital gains dividends or “qualified dividend income” will be taxable to Public Storage’s taxable U.S. shareholders as ordinary income and will not be eligible for the dividends-received deduction in the case of U.S. shareholders that are corporations. For purposes of determining whether distributions to holders of common shares or equity shares are out of current or accumulated earnings and profits, Public Storage’s earnings and profits will be allocated first to Public Storage’s outstanding preferred shares and then to Public Storage’s outstanding common shares and equity shares.

To the extent that Public Storage make distributions in excess of Public Storage’s current and accumulated earnings and profits, these distributions will be treated first as a tax-free return of capital to each U.S. shareholder. This treatment will reduce the adjusted tax basis that each U.S. shareholder has in its shares for tax purposes by the amount of the distribution, but not below zero. Distributions in excess of a U.S. shareholder’s adjusted tax basis in its shares will be taxable as capital gains, provided that the shares have been held as a capital asset, and will be taxable as long-term capital gain if the shares have been held for more than one year. Dividends Public Storage declares in October, November, or December of any year that are payable to a shareholder of record on a specified date in any of these months shall be treated as both paid by Public Storage and received by the shareholder on December 31 of that year, provided Public Storage actually pays the dividend on or before January 31 of the following calendar year.

Capital Gain Distributions.  Public Storage may elect to designate distributions of Public Storage’s net capital gain as “capital gain dividends.” Distributions that Public Storage properly designate as “capital gain dividends” will be taxable to Public Storage’s taxable U.S. shareholders as gain from the sale or disposition of a capital asset to the extent that such gain does not exceed Public Storage’s actual net capital gain for the taxable year. Designations made by Public Storage will only be effective to the extent that they comply with Revenue Ruling 89-81, which requires that distributions made to different classes of shares be composed proportionately of dividends of a particular type. If Public Storage designates any portion of a dividend as a capital gain dividend, a U.S. shareholder will receive an IRS Form 1099-DIV indicating the amount that will be taxable to the shareholder as capital gain. Corporate shareholders, however, may be required to treat up to 20% of capital gain dividends as ordinary income.

Instead of paying capital gain dividends, Public Storage may designate all or part of its net capital gain as “undistributed capital gain.” Public Storage will be subject to tax at regular corporate rates on any undistributed capital gain. A U.S. shareholder will include in its income as long-term capital gains its proportionate share of such undistributed capital gain and will be deemed to have paid its proportionate share of the tax paid by Public Storage on such undistributed capital gain and receive a credit or a refund to the extent that the tax paid by Public Storage exceeds the U.S. shareholder’s tax liability on the undistributed capital gain. A U.S. shareholder will increase the basis in its common shares by the difference between the amount of capital gain included in its income and the amount of tax it is deemed to have paid. A U.S. shareholder that is a corporation will appropriately adjust its earnings and profits for the retained capital gain in accordance with Treasury regulations to be prescribed by the IRS. Public Storage’s earnings and profits will be adjusted appropriately.

Public Storage will classify portions of any designated capital gain dividend or undistributed capital gain as either:

(1)	a 15% rate gain distribution, which would be taxable to noncorporate U.S. shareholders at a maximum rate of 15%; or

(2)	an “unrecaptured Section 1250 gain” distribution, which would be taxable to noncorporate U.S. shareholders at a maximum rate of 25%.

Public Storage must determine the maximum amounts that Public Storage may designate as 15% and 25% rate capital gain dividends by performing the computation required by the IRC as if the REIT were an individual whose ordinary income were subject to a marginal tax rate of at least 28%.

Recipients of capital gain dividends from Public Storage that are taxed at corporate income tax rates will be taxed at the normal corporate income tax rates on those dividends.

Qualified Dividend Income.  With respect to shareholders who are taxed at the rates applicable to individuals, Public Storage may elect to designate a portion of Public Storage’s distributions paid to shareholders as “qualified dividend income.” A portion of a distribution that is properly designated as qualified dividend income is taxable to noncorporate U.S. shareholders as capital gain, provided that the shareholder has held the common shares with respect to which the distribution is made for more than 60 days during the 121-day period beginning on the date that is 60 days before the date on which such common shares become ex-dividend with respect to the relevant distribution (or, in the case of preferred shares, for more than 90 days during the 181-period beginning on the date that is 90 days before such ex-dividend date where the dividend is attributable to a period or periods aggregating in excess of 366 days). The maximum amount of Public Storage’s distributions eligible to be designated as qualified dividend income for a taxable year is equal to the sum of:

(1)
the qualified dividend income received by Public Storage during such taxable year from non-REIT “C” corporations (including Public Storage’s corporate subsidiaries, other than qualified REIT subsidiaries, and Public Storage’s taxable REIT subsidiaries);

(2)
the excess of any “undistributed” REIT taxable income recognized during the immediately preceding year over the U.S. federal income tax paid by Public Storage with respect to such undistributed REIT taxable income; and

(3)
the excess of any income recognized during the immediately preceding year attributable to the sale of a built-in-gain asset that was acquired in a carry-over basis transaction from a non-REIT “C” corporation over the U.S. federal income tax paid by Public Storage with respect to such built-in gain.

Generally, dividends that Public Storage receives will be treated as qualified dividend income for purposes of (1) above if the dividends are received from a domestic corporation (other than a REIT or a regulated investment company) or a “qualified foreign corporation” and specified holding period requirements and other requirements are met. A foreign corporation (other than a “passive foreign investment company”) will be a qualified foreign corporation if it is incorporated in a possession of the United States, the corporation is eligible for benefits of an income tax treaty with the United States that the Secretary of Treasury determines is satisfactory, or the stock of the foreign corporation on which the dividend is paid is readily tradable on an established securities market in the U.S. Public Storage generally expects that an insignificant portion, if any, of Public Storage’s distributions will consist of qualified dividend income. If Public Storage designate any portion of a dividend as qualified dividend income, a U.S. shareholder will receive an IRS Form 1099-DIV indicating the amount that will be taxable to the shareholder as qualified dividend income.

Sunset of Reduced Tax Rate Provisions.  The applicable provisions of the U.S. federal income tax laws relating to the 15% rate of capital gain taxation and the applicability of capital gain rates for designated qualified dividend income of REITs are currently scheduled to “sunset” or revert back to provisions of prior law effective for taxable years beginning after December 31, 2012. Upon the sunset of the current provisions, all dividend income of REITs and non-REIT corporations would be taxable at ordinary income rates and the maximum capital gain tax rate for gains other than “unrecaptured section 1250 gains” would be increased (from 15% to 20%). The impact of this reversion is not discussed herein. Consequently, shareholders should consult their tax advisors regarding the effect of sunset provisions on an investment in common shares.

Other Tax Considerations.  Distributions that Public Storage makes and gain arising from the sale or exchange by a U.S. shareholder of Public Storage’s shares will not be treated as passive activity income. As a result, U.S. shareholders generally will not be able to apply any “passive losses” against this income or gain. Distributions Public Storage makes, to the extent they do not constitute a return of capital, generally will be treated as investment income for purposes of computing the investment interest limitation. A U.S. shareholder may elect, depending on its particular situation, to treat capital gain dividends, capital gains from the disposition of shares and income designated as qualified dividend income as investment income for purposes of the investment interest limitation, in which case the applicable capital gains will be taxed at ordinary income rates. Public Storage will notify shareholders regarding the portions of Public Storage’s distributions for each year that constitute ordinary income, return of capital and qualified dividend income. U.S. shareholders may not include in their individual income tax returns any of Public Storage’s net operating losses or capital losses. Public Storage’s operating or capital losses would be carried over by Public Storage for potential offset against future income, subject to applicable limitations.

Sales of Shares.  If a U.S. shareholder sells or otherwise disposes of its shares in a taxable transaction, it will recognize gain or loss for U.S. federal income tax purposes in an amount equal to the difference between the amount of cash and the fair market value of any property received on the sale or other disposition and the holder’s adjusted basis in the shares for tax purposes. This gain or loss will be a capital gain or loss if the shares have been held by the U.S. shareholder as a capital asset. The applicable tax rate will depend on the U.S. shareholder’s holding period in the asset (generally, if an asset has been held for more than one year, such gain or loss will be long-term capital gain or loss) and the U.S. shareholder’s tax bracket. A U.S. shareholder who is an individual or an estate or trust and who has long-term capital gain or loss will be subject to a maximum capital gain rate, which is currently 15%. The IRS has the authority to prescribe, but has not yet prescribed, regulations that would apply a capital gain tax rate of 25% (which is generally higher than the long-term capital gain tax rates for noncorporate shareholders) to a portion of capital gain realized by a noncorporate shareholder on the sale of REIT shares that would correspond to the REIT’s “unrecaptured Section 1250 gain.” In general, any loss recognized by a U.S. shareholder upon the sale or other disposition of common shares that have been held for six months or less, after applying the holding period rules, will be treated by such U.S. shareholders as a long-term capital loss, to the extent of distributions received by the U.S. shareholder from Public Storage that were required to be treated as long-term capital gains. Shareholders are advised to consult their tax advisors with respect to the capital gain liability.

Expansion of Medicare Tax.  The Health Care and Reconciliation Act of 2010 requires, in certain circumstances, certain U.S. Shareholders that are individuals, estates and trusts to pay a 3.8% tax on “net investment income,” which includes, among other things, dividends on and gains from the sale or other disposition of stock, effective for taxable years beginning after December 31, 2012. Prospective investors should consult with their own tax advisors regarding this new legislation.

New Legislation Relating To Foreign Accounts.  Under newly enacted legislation, certain payments made after December 2012 to “foreign financial institutions” in respect of accounts of U.S. shareholders at such financial institutions may be subject to withholding at a rate of 30%. Prospective investors should consult their own tax advisors regarding the effect, if any, of this new legislation on their ownership and disposition of common shares. See “Taxation of Non-U.S. Shareholders – Withholding on Payments to Certain Foreign Entities.”

Taxation of Tax-Exempt Shareholders

Provided that a tax-exempt shareholder, except certain tax-exempt shareholders described below, has not held its common shares as “debt-financed property” within the meaning of the IRC and the shares are not otherwise used in its trade or business, the dividend income from Public Storage and gain from the sale of Public Storage’s common shares will not be unrelated business taxable income,  (“UBTI”) to a tax-exempt shareholder. Generally, “debt-financed property” is property, the acquisition or holding of which was financed through a borrowing by the tax-exempt shareholder.

For tax-exempt shareholders that are social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts, or qualified group legal services plans exempt from U.S. federal income taxation under Sections 501(c)(7), (c)(9), (c)(17) or (c)(20) of the IRC, respectively, or single parent title-holding corporations exempt under Section 501(c)(2) and whose income is payable to any of the aforementioned tax-exempt organizations, income from an investment in Public Storage will constitute unrelated business taxable income unless the organization is able to properly claim a deduction for amounts set aside or placed in reserve for certain purposes so as to offset the income generated by its investment in Public Storage’s shares. These prospective investors should consult with their tax advisors concerning these set aside and reserve requirements.

Notwithstanding the above, however, a portion of the dividends paid by a “pension-held REIT” are treated as UBTI if received by any trust which is described in Section 401(a) of the IRC, is tax-exempt under Section 501(a) of the IRC and holds more than 10%, by value, of the interests in the REIT. A pension-held REIT includes any REIT if:

(1)
at least one of such trusts holds more than 25%, by value, of the interests in the REIT, or two or more of such trusts, each of which owns more than 10%, by value, of the interests in the REIT, hold in the aggregate more than 50%, by value, of the interests in the REIT; and

(2)
it would not have qualified as a REIT but for the fact that Section 856(h)(3) of the IRC provides that shares owned by such trusts shall be treated, for purposes of the “not closely held” requirement, as owned by the beneficiaries of the trust, rather than by the trust itself.

The percentage of any REIT dividend from a “pension-held REIT” that is treated as UBTI is equal to the ratio of the UBTI earned by the REIT, treating the REIT as if it were a pension trust and therefore subject to tax on UBTI, to the total gross income of the REIT. An exception applies where the percentage is less than 5% for any year, in which case none of the dividends would be treated as UBTI. The provisions requiring pension trusts to treat a portion of REIT distributions as UBTI will not apply if the REIT is able to satisfy the “not closely held requirement” without relying upon the “look-through” exception with respect to pension trusts. As a result of certain limitations on the transfer and ownership of Public Storage’s shares contained in Public Storage’s organizational documents, Public Storage does not expect to be classified as a “pension-held REIT,” and accordingly, the tax treatment described above should be inapplicable to Public Storage’s tax-exempt shareholders.

Taxation of Non-U.S. Shareholders

The following discussion addresses the rules governing U.S. federal income taxation of the ownership and disposition of Public Storage’s common shares by non-U.S. shareholders. These rules are complex, and no attempt is made herein to provide more than a brief summary of such rules. Accordingly, the discussion does not address all aspects of U.S. federal income taxation and does not address state, local or non-U.S. tax consequences that may be relevant to a non-U.S. shareholder in light of its particular circumstances.

Distributions by Public Storage.  As described in the discussion below, distributions paid by Public Storage with respect to Public Storage’s common shares will be treated for U.S. federal income tax purposes as either:

(1)	ordinary income dividends;

(2)	long-term capital gain; or

(3)	return of capital distributions.

This discussion assumes that Public Storage’s shares will continue to be considered regularly traded on an established securities market located in the U.S. for purposes of the “FIRPTA” provisions described below. If Public Storage’s shares are no longer regularly traded on an established securities market located in the U.S., the tax considerations described below would differ.

Ordinary Income Dividends.  A distribution paid by Public Storage to a non-U.S. shareholder will be treated as an ordinary income dividend if the distribution is paid out of Public Storage’s current or accumulated earnings and profits and:

(1)	the distribution is not attributable to Public Storage’s net capital gain; or

(2)
the distribution is attributable to the sale of “U.S. real property interests” and the non-U.S. common shareholder owns 5% or less of Public Storage’s common shares at all times during the one-year period ending on the date of the distribution.

Ordinary dividends that are effectively connected with a U.S. trade or business of the non-U.S. shareholder will be subject to tax on a net basis (that is, after allowance for deductions) at graduated rates in the same manner as U.S. shareholders (including any applicable alternative minimum tax), except that a non-U.S. shareholder that is a corporation also may be subject to a 30% branch profits tax.

Generally, Public Storage will withhold and remit to the IRS 30% of dividend distributions (including distributions that may later be determined to have been made in excess of current and accumulated earnings and profits) that could not be treated as capital gain distributions with respect to the non-U.S. shareholder (and that are not deemed to be capital gain dividends for purposes of the FIRPTA withholding rules described below) unless:

(1)	a lower treaty rate applies and the non-U.S. shareholder files an IRS Form W-8BEN evidencing eligibility for that reduced treaty rate with Public Storage; or

(2)	the non-U.S. shareholder files an IRS Form W-8ECI with Public Storage claiming that the distribution is income effectively connected with the non-U.S. shareholder’s trade or business.

Return of Capital Distributions.  A distribution in excess of Public Storage’s current and accumulated earnings and profits will be taxable to a non-U.S. shareholder, if at all, as gain from the sale of common shares to the extent that the distribution exceeds the non-U.S. shareholder’s basis in its common shares. A distribution in excess of Public Storage’s current and accumulated earnings and profits will reduce the non-U.S. shareholder’s basis in its common shares and will not be subject to U.S. federal income to the extent the reduces such non-U.S. shareholder’s basis in its common shares.

Public Storage may be required to withhold at least 10% of any distribution in excess of Public Storage’s current and accumulated earnings and profits, even if a lower treaty rate applies and the non-U.S. shareholder is not liable for tax on the receipt of that distribution. However, the non-U.S. shareholder may seek a refund of these amounts from the IRS if the non-U.S. shareholder’s U.S. tax liability with respect to the distribution is less than the amount withheld.

Capital Gain Dividends.  A distribution paid by Public Storage to a non-U.S. shareholder will be treated as long-term capital gain if the distribution is paid out of Public Storage’s current or accumulated earnings and profits and:

(1)
the distribution is attributable to Public Storage’s net capital gain (other than from the sale of “U.S. real property interests”) and Public Storage timely designate the distribution as a capital gain dividend; or

(2)
the distribution is attributable to the sale of “U.S. real property interests” and the non-U.S. shareholder owns more than 5% of the value of the shares at any time during the one-year period ending on the date of the distribution.

It is not entirely clear whether designated capital gain dividends described in item (1) immediately above (that is, distributions attributable to sources other than the sale of “U.S. real property interests”) that are paid to non-U.S. shareholders who own less than 5% of the value of the relevant class of shares at all times during the one-year period ending on the date of the distribution will be treated as long-term capital gain to such non-U.S. shareholders. If Public Storage were to pay such a capital gain dividend, non-U.S. shareholders should consult their tax advisors regarding the taxation of such distribution. Long-term capital gain that a non-U.S. shareholder is deemed to receive from a capital gain dividend that is not attributable to the sale of “U.S. real property interests” generally will not be subject to U.S. tax in the hands of the non-U.S. shareholder unless:

(1)
the non-U.S. shareholder’s investment in Public Storage’s common shares is effectively connected with a U.S. trade or business of the non-U.S. shareholder, in which case the non-U.S. shareholder will be subject to the same treatment as U.S. shareholders with respect to any gain, except that a non-U.S. shareholder that is a corporation also may be subject to the 30% branch profits tax; or

(2)
the non-U.S. shareholder is a nonresident alien individual who is present in the United States for 183 days or more during the taxable year and has a “tax home” in the United States in which case the nonresident alien individual will be subject to a 30% tax on its capital gains.

Under the Foreign Investment in Real Property Tax Act, referred to as “FIRPTA,” distributions that are attributable to net capital gain from the sales by Public Storage of U.S. real property interests and paid to a non-U.S. shareholder that owns more than 5% of the value of the relevant class of shares at any time during the one-year period ending on the date of the distribution will be subject to U.S. tax as income effectively connected with a U.S. trade or business. The FIRPTA tax will apply to these distributions whether or not the distribution is designated as a capital gain dividend.

Any distribution paid by Public Storage that is treated as a capital gain dividend or that could be treated as a capital gain dividend with respect to a particular non-U.S. shareholder that owns more than 5% of the value of the relevant class of shares at any time during the one-year period ending on the date of the distribution will be subject to special withholding rules under FIRPTA. Public Storage will be required to withhold and remit to the IRS 35% of any distribution that could be treated as a capital gain dividend with respect to the non-U.S. shareholder, whether or not the distribution is attributable to the sale by Public Storage of U.S. real property interests. The amount withheld is creditable against the non-U.S. shareholder’s U.S. federal income tax liability or refundable when the non-U.S. shareholder properly and timely files a tax return with the IRS.

Undistributed Capital Gain.  Although the law is not entirely clear on the matter, it appears that amounts designated by Public Storage as undistributed capital gains in respect of Public Storage’s shares held by non-U.S. shareholders generally should be treated in the same manner as actual distributions by Public Storage of capital gain dividends. Under that approach, the non-U.S. shareholder would be able to offset as a credit against its U.S. federal income tax liability resulting therefrom its proportionate share of the tax paid by Public Storage on the undistributed capital gains treated as long-term capital gain to the non-U.S. shareholder, and generally to receive from the IRS a refund to the extent its proportionate share of the tax paid by Public Storage were to exceed the non-U.S. shareholder’s actual U.S. federal income tax liability on such long-term capital gain. If Public Storage were to designate any portion of Public Storage’s net capital gain as undistributed capital gain, a non-U.S. shareholder should consult its tax advisor regarding the taxation of such undistributed capital gain.

Sale of Common Shares.  Gain recognized by a non-U.S. shareholder upon the sale or exchange of Public Storage’s common shares generally would not be subject to U.S. taxation unless:

(1)
the investment in Public Storage’s common shares is effectively connected with the non-U.S. shareholder’s United States trade or business, in which case the non-U.S. shareholder will be subject to the same treatment as domestic shareholders with respect to any gain, except that a non-U.S. shareholder that is a corporation also may be subject to a 30% branch profits tax;

(2)
the non-U.S. shareholder is a nonresident alien individual who is present in the United States for 183 days or more during the taxable year and has a “tax home” in the United States, in which case the nonresident alien individual will be subject to a 30% tax on the individual’s net capital gains from United States sources for the taxable year; or

(3)	Public Storage’s common shares constitute a U.S. real property interest within the meaning of FIRPTA, as described below.

Public Storage’s common shares will not constitute a U.S. real property interest if Public Storage is a domestically controlled REIT. Public Storage will be a domestically controlled REIT if, at all times during a specified testing period, less than 50% in value of Public Storage’s common shares is held directly or indirectly by non-U.S. shareholders.

Public Storage believes that Public Storage will be a domestically controlled REIT and, therefore, that the sale of Public Storage’s common shares by a non-U.S. shareholder would not be subject to taxation under FIRPTA. Because Public Storage’s common shares are publicly traded, however, Public Storage cannot guarantee that Public Storage is or will continue to be a domestically controlled REIT.

Even if Public Storage does not qualify as a domestically controlled REIT at the time a non-U.S. shareholder sells Public Storage’s common shares, gain arising from the sale still would not be subject to FIRPTA tax if:

(1)	the class or series of shares sold is considered regularly traded under applicable Treasury regulations on an established securities market, such as the New York Stock Exchange; and

(2)
the selling non-U.S. shareholder owned, actually or constructively, 5% or less in value of the outstanding class or series of shares being sold throughout the shorter of the period during which the non-U.S. shareholders held such class or series of shares or the five-year period ending on the date of the sale or exchange.

If gain on the sale or exchange of Public Storage’s common shares by a non-U.S. shareholder were subject to taxation under FIRPTA, the non-U.S. shareholder would be subject to regular U.S. federal income tax with respect to any gain on a net basis in the same manner as a taxable U.S. shareholder, subject to any applicable alternative minimum tax and special alternative minimum tax in the case of nonresident alien individuals. In addition, the transferee of such shares may, in certain circumstances, be required to withhold at least 10% of the proceeds of any such sale or exchange. However, the non-U.S. shareholder may seek a refund of these amounts from the IRS if the non-U.S.

shareholder’s U.S. tax liability with respect to the distribution is less than the amount withheld.

Withholding on Payments to Certain Non-U.S. Entities.  The Hiring Incentives to Restore Employment Act imposes withholding taxes on certain types of payments made to “foreign financial institutions” and certain other non-U.S. entities unless additional certification, information reporting and other specified requirements are satisfied. Failure to comply with the new reporting requirements could result in withholding tax being imposed on payments of interest, dividends, sales proceeds and other payments to foreign intermediaries and certain non-U.S. shareholders. This legislation is generally effective for payments made after December 31, 2012. However, no withholding is required on payments made under obligations that are outstanding on March 31, 2012, or from the gross proceeds of any disposition of such an obligation. Prospective investors should consult their own tax advisors regarding this new legislation.

Information Reporting and Backup Withholding Tax Applicable to Shareholders

U.S. Shareholders.  In general, information-reporting requirements will apply to payments of distributions on Public Storage’s common shares and payments of the proceeds of the sale of Public Storage’s common shares to some U.S. shareholders, unless an exception applies. Further, the payer will be required to withhold backup withholding tax on such payments at the rate of 28% if:

(1)	the payee fails to furnish a taxpayer identification number, or TIN, to the payer or to establish an exemption from backup withholding;

(2)	the IRS notifies the payer that the TIN furnished by the payee is incorrect;

(3)	there has been a notified payee under-reporting with respect to interest, dividends or original issue discount described in Section 3406(c) of the IRC; or

(4)	there has been a failure of the payee to certify under the penalty of perjury that the payee is not subject to backup withholding under the IRC.

Some shareholders, including corporations, may be exempt from backup withholding. Any amounts withheld under the backup withholding rules from a payment to a shareholder will be allowed as a credit against the shareholder’s U.S. federal income tax liability and may entitle the shareholder to a refund, provided that the required information is furnished to the IRS.

Non-U.S. Shareholders.  Generally, information reporting will apply to payments of distributions on Public Storage’s common shares, and backup withholding described above for a U.S. shareholder will apply, unless the payee certifies that it is not a U.S. person or otherwise establishes an exemption.

The payment of the proceeds from the disposition of Public Storage’s common shares to or through the U.S. office of a U.S. or foreign broker will be subject to information reporting and, possibly, backup withholding as described above for U.S. shareholders, or the withholding tax for non-U.S. shareholders, as applicable, unless the non-U.S. shareholder certifies as to its non-U.S. status or otherwise establishes an exemption, provided that the broker does not have actual knowledge that the shareholder is a U.S. person or that the conditions of any other exemption are not, in fact, satisfied. The proceeds of the disposition by a non-U.S. shareholder of Public Storage’s common shares to or through a foreign office of a broker generally will not be subject to information reporting or backup withholding. However, if the broker is a U.S. person, a controlled foreign corporation for United States tax purposes, or a foreign person 50% or more of whose gross income from all sources for specified periods is from activities that are effectively connected with a U.S. trade or business, a foreign partnership 50% or more of whose interests are held by partners who are U.S. persons, or a foreign partnership that is engaged in the conduct of a trade or business in the U.S., then information reporting generally will apply as though the payment was made through a U.S. office of a U.S. or foreign broker unless the broker has documentary evidence as to the non-U.S. shareholder’s foreign status and has no actual knowledge to the contrary.

Applicable Treasury regulations provide presumptions regarding the status of shareholders when payments to the shareholders cannot be reliably associated with appropriate documentation provided to the payer. If a non-U.S. shareholder fails to comply with the information reporting requirement, payments to such person may be subject to the full withholding tax even if such person might have been eligible for a reduced rate of withholding or no withholding under an applicable income tax treaty. Because the application of these Treasury regulations varies depending on the shareholder’s particular circumstances, you are urged to consult your tax advisor regarding the information reporting requirements applicable to you.

Backup withholding is not an additional tax. Any amounts that Public Storage withholds under the backup withholding rules will be refunded or credited against the non-U.S. shareholder’s U.S. federal income tax liability if certain required information is furnished to the IRS. Non-U.S. shareholders should consult with their tax advisors regarding application of backup withholding in their particular circumstances and the availability of and procedure for obtaining an exemption from backup withholding under current Treasury regulations.

Other Tax Consequences for Public Storage and Public Storage’s Shareholders

Public Storage may be required to pay tax in various state or local jurisdictions, including those in which Public Storage transacts business, and Public Storage’s shareholders may be required to pay tax in various state or local jurisdictions, including those in which they reside. Public Storage’s state and local tax treatment may not conform to the U.S. federal income tax consequences discussed above. In addition, a shareholder’s state and local tax treatment may not conform to the U.S. federal income tax consequences discussed above. Consequently, prospective investors should consult with their tax advisors regarding the effect of state and local tax laws on an investment in Public Storage’s common shares.

A portion of Public Storage’s income is earned through Public Storage’s taxable REIT subsidiaries. The taxable REIT subsidiaries are subject to U.S. federal, state and local income tax at the full applicable corporate rates and to applicable non-U.S. taxes for Public Storage’s foreign subsidiaries. In addition, a taxable REIT subsidiary will be limited in its ability to deduct interest payments in excess of a certain amount made directly or indirectly to Public Storage. To the extent that Public Storage’s taxable REIT subsidiaries and Public Storage are required to pay foreign, U.S. federal, state or local taxes, Public Storage will have less cash available for distribution to shareholders.

Legislative or Other Actions Affecting REITs

The present U.S. federal income tax treatment of REITs may be modified, possibly with retroactive effect, by legislative, judicial or administrative action at any time. The REIT rules are constantly under review by persons involved in the legislative process and by the IRS and the U.S. Treasury Department, which may result in statutory changes as well as revisions to regulations and interpretations. Changes to the U.S. federal tax laws and interpretations thereof could adversely affect an investment in Public Storage’s securities.

Tax Shelter Reporting

If a holder recognizes a loss as a result of a transaction with respect to Public Storage’s shares of at least (i) for a holder that is an individual, S corporation, trust or a partnership with at least one noncorporate partner, $2 million or more in a single taxable year or $4 million or more in a combination of taxable years, or (ii) for a holder that is either a corporation or a partnership with only corporate partners, $10 million or more in a single taxable year or $20 million or more in a combination of taxable years, such holder may be required to file a disclosure statement with the IRS on Form 8886. Direct shareholders of portfolio securities are in many cases exempt from this reporting requirement, but shareholders of a REIT currently are not excepted. The fact that a loss is reportable under these regulations does not affect the legal determination of whether the taxpayer’s treatment of the loss is proper. Shareholders should consult their tax advisors to determine the applicability of these regulations in light of their individual circumstances.

STATE AND LOCAL TAXES

The tax treatment of limited partners, Public Storage and Public Storage’s shareholders in states having taxing jurisdiction over them may differ from the U.S. federal income tax treatment. Accordingly, no discussion of state taxation of limited partners, Public Storage or Public Storage’s shareholders is provided nor is any representation made as to the tax status of Public Storage in such states. All limited partners should consult their own tax advisors as to the treatment under the respective state and local tax laws applicable to them.

LEGAL OPINIONS

Certain legal matters relating to the common shares to be issued in the mergers and certain U.S. federal income tax matters will be passed upon for Public Storage by Hogan Lovells US LLP. Hogan Lovells US LLP has represented Public Storage and its affiliates on unrelated matters.

EXPERTS

The consolidated financial statements of Public Storage appearing in Public Storage's Annual Report (Form 10-K) for the year ended December 31, 2010 (including the schedule appearing therein), and the effectiveness of Public Storage’s internal control over financial reporting as of December 31, 2010, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon included therein, and incorporated herein by reference. Such consolidated financial statements and schedule are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

In addition, the financial statements and schedules of Public Storage Partners, Ltd., Public Storage Partners II, Ltd., Public Storage Properties, Ltd., Public Storage Properties IV, Ltd. and Public Storage Properties V, Ltd. at December 31, 2010 and 2009, and for each of the three years in the period ended December 31, 2010 appearing in this Registration Statement and related Information Statement, Notice of Action without a Meeting and Prospectus have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon included elsewhere herein, have been included in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

ABOUT THIS INFORMATION STATEMENT

This information statement is part of a registration statement that Public Storage filed with the Securities and Exchange Commission (the “Commission”) relating to the registration of Public Storage common shares of beneficial interest being issued in connections with the mergers. This statement provides you with a general description of the securities Public Storage will offer. You should read both this information statement together with the additional information described under the heading “Where You Can Find More Information.”

WHERE YOU CAN FIND MORE INFORMATION

Public Storage is subject to the reporting requirements of the Securities Exchange Act of 1934, and are required to file annual, quarterly and special reports with the Securities and Exchange Commission (the “SEC”). You may read and copy any of these documents at the SEC public reference rooms at 100 F Street, N.E., Washington, D.C. 20549. You may telephone the SEC at 1-800-SEC-0330 for further information on SEC public reference facilities. The SEC also maintains a website at http://www.sec.gov that contains the reports, proxy and information statements and other information that we and other registrants file electronically with the SEC. You also can inspect reports and other information filed by Public Storage at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

This information statement is part of a registration statement on Form S-4 filed with the SEC to register common shares of beneficial interest of Public Storage that may be issued in connection with the merger. This information statement provides you with a general description of the securities Public Storage will offer and does not contain all the information set forth in the registration statement because certain parts of the registration statement are omitted as provided by the rules and regulations of the SEC. The registration statement contains additional information about us and the securities. You may obtain the registration statement and its exhibits from the SEC as indicated above or from us.

The SEC allows Public Storage to provide information about their respective businesses and other important information to you by “incorporating by reference” the information each files with the SEC, which means that Public Storage can disclose that information to you by referring in this prospectus to the documents each files with the SEC. Under SEC regulations, any statement contained in a document incorporated by reference in this information statement is automatically updated and superseded by any information contained in this information statement, or in any subsequently filed document of the types described below.

Public Storage incorporates into this information statement by reference the following documents filed with the SEC by Public Storage, each of which should be considered an important part of this information statement:

SEC Filing	Period Covered or Date of Filing

Annual Report on Form 10-K	Year ended December 31, 2010 (filed by Public Storage on March 1, 2011)

Quarterly Report on Form 10-Q	Quarter ended March 31, 2011 (filed by Public Storage on May 9, 2011)

Current Reports on Form 8-K	Filed on April 6, 2011; May 2, 2011; May 6, 2011

Description of Public Storage’s common shares of beneficial interest contained in its Current Report on Form 8-K, filed June 6, 2007, as supplemented by the description contained in this prospectus

All subsequent documents filed by Public Storage under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act of 1934 (other than those “furnished” pursuant to Item 2.02 or Item 7.01 of Form 8-K or other information furnished to the SEC)
After the date of this information statement and before the termination of the offering

The Commission has assigned file number 1-33519 to the reports and other information that Public Storage files with the Commission.

You may request a copy of each of the filings of Public Storage at no cost, by writing or telephoning Public Storage at the following address, telephone or facsimile number:

Investor Services Department
Public Storage
701 Western Avenue
Glendale, California 91201-2397
Telephone:   (800) 421-2856
   (818) 244-8080
Facsimile:      (818) 241-0627

Exhibits to a document will not be provided unless they are specifically incorporated by reference in that document.  You may also find more information concerning Public Storage at the following Internet address: www.publicstorage.com.

You should rely only on the information in this information statement or incorporated into this information statement. Public Storage has not authorized anyone else to provide you with different information. Public Storage is not making an offer of its common shares in any state where the offer is not permitted. You should not assume that the information in this statement is accurate as of any date other than the date indicated.

AND
FINANCIAL STATEMENT SCHEDULE
(Item 15 (a))

Page References
PUBLIC STORAGE PARTNERS, LTD.

Report of Independent Registered Public Accounting Firm	F-1

Balance sheets as of December 31, 2010 and 2009	F-2

For each of the three years ended December 31, 2010, 2009 and 2008:

Statements of income	F-3

Statements of partners' equity	F-4

Statements of cash flows	F-5

Notes to financial statements	F-6 – F-10

Schedule:

III - Real estate and accumulated depreciation	F-11 – F-12

PUBLIC STORAGE PARTNERS II, LTD.

Report of Independent Registered Public Accounting Firm	F-13

Balance sheets as of December 31, 2010 and 2009	F-14

For each of the three years ended December 31, 2010, 2009 and 2008:

Statements of income	F-15

Statements of partners' equity	F-16

Statements of cash flows	F-17

Notes to financial statements	F-18 – F-23

Schedule:

III - Real estate and accumulated depreciation	F-24 – F-25

AND
FINANCIAL STATEMENT SCHEDULE
(Item 15 (a))
(continued)

Page References
PUBLIC STORAGE PROPERTIES, LTD.

Report of Independent Registered Public Accounting Firm	F-26

Balance sheets as of December 31, 2010 and 2009	F-27

For each of the three years ended December 31, 2010, 2009 and 2008:

Statements of income	F-28

Statements of partners' equity	F-29

Statements of cash flows	F-30

Notes to financial statements	F-31 – F-36

Schedule:

III - Real estate and accumulated depreciation	F-37 – F-38

PUBLIC STORAGE PROPERTIES IV, LTD.

Report of Independent Registered Public Accounting Firm	F-39

Balance sheets as of December 31, 2010 and 2009	F-40

For each of the three years ended December 31, 2010, 2009 and 2008:

Statements of income	F-41

Statements of partners' equity	F-42

Statements of cash flows	F-43

Notes to financial statements	F-44 – F-50

Schedule:

III - Real estate and accumulated depreciation	F-51 – F-52

AND
FINANCIAL STATEMENT SCHEDULE
(Item 15 (a))
(continued)

Page References
PUBLIC STORAGE PROPERTIES V, LTD.

	Report of Independent Registered Public Accounting Firm	F-53

	Balance sheets as of December 31, 2010 and 2009	F-54

For each of the three years ended December 31, 2010, 2009 and 2008:

	Statements of income	F-55

	Statements of partners' equity	F-56

	Statements of cash flows	F-57

	Notes to financial statements	F-58 – F-63

Schedule:

	III - Real estate and accumulated depreciation	F-64 – F-65

PUBLIC STORAGE PARTNERS, LTD.

PART I	FINANCIAL INFORMATION

Item 1	Financial Statements (Unaudited)

	Condensed Balance Sheets at March 31, 2011 and December 31, 2010	F-66

	Condensed Statements of Income for the Three Months Ended March 31, 2011 and 2010	F-67

	Condensed Statement of Partners’ Equity for the Three Months Ended March 31, 2011	F-68

	Condensed Statements of Cash Flows for the Three Months Ended March 31, 2011 and 2010	F-69

	Notes to Condensed Financial Statements	F-70 – F-74

AND
FINANCIAL STATEMENT SCHEDULE
(Item 15 (a))
(continued)

Page References
PUBLIC STORAGE PARTNERS II, LTD.

PART I	FINANCIAL INFORMATION

Item 1	Financial Statements (Unaudited)

	Condensed Balance Sheets at March 31, 2011 and December 31, 2010	F-75

	Condensed Statements of Income for the Three Months Ended March 31, 2011 and 2010	F-76

	Condensed Statement of Partners’ Equity for the Three Months Ended March 31, 2011	F-77

	Condensed Statements of Cash Flows for the Three Months Ended March 31, 2011 and 2010	F-78

	Notes to Condensed Financial Statements	F-79 – F-83

PUBLIC STORAGE PROPERTIES, LTD.

PART I	FINANCIAL INFORMATION

Item 1	Financial Statements (Unaudited)

	Condensed Balance Sheets at March 31, 2011 and December 31, 2010	F-84

	Condensed Statements of Income for the Three Months Ended March 31, 2011 and 2010	F-85

	Condensed Statement of Partners’ Equity for the Three Months Ended March 31, 2011	F-86

	Condensed Statements of Cash Flows for the Three Months Ended March 31, 2011 and 2010	F-87

	Notes to Condensed Financial Statements	F-88 – F-92

AND
FINANCIAL STATEMENT SCHEDULE
(Item 15 (a))
(continued)

Page References
PUBLIC STORAGE PROPERTIES IV, LTD.

PART I	FINANCIAL INFORMATION

Item 1	Financial Statements (Unaudited)

	Condensed Balance Sheets at March 31, 2011 and December 31, 2010	F-93

	Condensed Statements of Income for the Three Months Ended March 31, 2011 and 2010	F-94

	Condensed Statement of Partners’ Equity for the Three Months Ended March 31, 2011	F-95

	Condensed Statements of Cash Flows for the Three Months Ended March 31, 2011 and 2010	F-96

	Notes to Condensed Financial Statements	F-97 – F-101

PUBLIC STORAGE PROPERTIES V, LTD.

PART I	FINANCIAL INFORMATION

Item 1	Financial Statements (Unaudited)

	Condensed Balance Sheets at March 31, 2011 and December 31, 2010	F-102

	Condensed Statements of Income for the Three Months Ended March 31, 2011 and 2010	F-103

	Condensed Statement of Partners’ Equity for the Three Months Ended March 31, 2011	F-104

	Condensed Statements of Cash Flows for the Three Months Ended March 31, 2011 and 2010	F-105

	Notes to Condensed Financial Statements	F-106 – F-110

All other schedules have been omitted since the required information is not present or not present in amounts sufficient to require submission of the schedule, or because the information required is included in the financial statements or notes thereto.

REPORT OF INDEPENDENT AUDITORS

The Partners
Public Storage Partners, Ltd.
A California Limited Partnership

We have audited the accompanying balance sheets of Public Storage Partners, Ltd., a California Limited Partnership, as of December 31, 2010 and 2009, and the related statements of income, partners’ equity, and cash flows for each of the three years in the period ended December 31, 2010.  Our audits also included the financial statement schedule listed in the Index at Item 15(a). These financial statements and financial statement schedule are the responsibility of the Partnership's management.  Our responsibility is to express an opinion on these financial statements and financial statement schedule based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States.  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  We were not engaged to perform an audit of the Partnership’s internal control over financial reporting.  Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Partnership’s internal control over financial reporting.  Accordingly we express no such opinion.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Public Storage Partners, Ltd., a California Limited Partnership, at December 31, 2010 and 2009, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 2010, in conformity with U.S. generally accepted accounting principles.  Also, in our opinion, the related financial statement schedule, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

/s/ ERNST & YOUNG LLP

June 9, 2011
Los Angeles, California

PUBLIC STORAGE PARTNERS, LTD.
A CALIFORNIA LIMITED PARTNERSHIP
BALANCE SHEETS
December 31, 2010 and 2009

	December 31, 2010	December 31, 2009

ASSETS

Cash and cash equivalents	$99,000	$84,000
Rent and other receivables	12,000	15,000

Real estate facilities, at cost:
Buildings, land improvements and equipment	2,434,000	2,313,000
Land	739,000	739,000
	3,173,000	3,052,000
Less: accumulated depreciation	(2,298,000)	(2,262,000)
	875,000	790,000

Other assets	33,000	30,000

Total assets	$1,019,000	$919,000

LIABILITIES AND PARTNERS' EQUITY

Accounts payable and accrued liabilities	$44,000	$20,000
Due to affiliate	145,000	141,000
Deferred revenue	42,000	43,000
Total liabilities	231,000	204,000

Commitments and contingencies (Note 7)

Partners' equity
Limited partners' equity, $500 per unit, 6,000 units
authorized, 4,628 issued and outstanding	503,000	456,000
General partner's equity	285,000	259,000

Total partners' equity	788,000	715,000

Total liabilities and partners' equity	$1,019,000	$919,000

See accompanying notes.

PUBLIC STORAGE PARTNERS, LTD.
STATEMENTS OF INCOME
For the years ended December 31, 2010, 2009 and 2008

	2010	2009	2008

REVENUES:

Rental income	$2,271,000	$2,303,000	$2,400,000
Other income	95,000	89,000	106,000

	2,366,000	2,392,000	2,506,000

COSTS AND EXPENSES:

Cost of operations	471,000	439,000	437,000
Management fees paid to affiliate	135,000	141,000	143,000
Depreciation	36,000	26,000	24,000
General and administrative	55,000	59,000	67,000

	697,000	665,000	671,000

NET INCOME	$1,669,000	$1,727,000	$1,835,000

Allocation of Net Income:
Limited partners’ share of net income	$1,080,000	$1,033,000	$1,216,000
General partner’s share of net income	589,000	694,000	619,000

	$1,669,000	$1,727,000	$1,835,000

Limited partners’ share of net income per unit (4,628 units outstanding)	$233.36	$223.21	$262.75

See accompanying notes.

PUBLIC STORAGE PARTNERS, LTD.
STATEMENTS OF PARTNERS’ EQUITY
For the years ended December 31, 2010, 2009 and 2008

	Limited Partners’	General Partner’s	Total Partners’ Equity

Balance at December 31, 2007	$521,000	$296,000	$817,000

Net income	1,216,000	619,000	1,835,000

Cash distributions	(1,032,000)	(586,000)	(1,618,000)

Equity transfer	(45,000)	45,000	-

Balance at December 31, 2008	660,000	374,000	1,034,000

Net income	1,033,000	694,000	1,727,000

Cash distributions	(1,305,000)	(741,000)	(2,046,000)

Equity transfer	68,000	(68,000)	-

Balance at December 31, 2009	456,000	259,000	715,000

Net income	1,080,000	589,000	1,669,000

Cash distributions	(1,018,000)	(578,000)	(1,596,000)

Equity transfer	(15,000)	15,000	-

Balance at December 31, 2010	$503,000	$285,000	$788,000

See accompanying notes.

PUBLIC STORAGE PARTNERS, LTD.
STATEMENTS OF CASH FLOWS
For the years ended December 31, 2010, 2009 and 2008

	2010	2009	2008

Cash flows from operating activities:

Net income	$1,669,000	$1,727,000	$1,835,000

Adjustments to reconcile net income to net cash provided by operating activities:

Depreciation	36,000	26,000	24,000
Decrease (increase) in rent and other receivables	3,000	7,000	(15,000)
(Increase) decrease in other assets	(3,000)	2,000	(2,000)
Increase (decrease) in accounts payable and accrued liabilities	24,000	(21,000)	23,000
Increase in due to affiliate	4,000	60,000	12,000
Decrease in deferred revenue	(1,000)	(7,000)	(5,000)
Total adjustments	63,000	67,000	37,000

Net cash provided by operating activities	1,732,000	1,794,000	1,872,000

Cash flows from investing activities:

Additions to real estate facilities	(121,000)	(8,000)	(40,000)

Net cash used in investing activities	(121,000)	(8,000)	(40,000)

Cash flows from financing activities:

Distributions paid to partners	(1,596,000)	(2,046,000)	(1,618,000)
Decrease in payable to Public Storage	-	-	(434,000)

Net cash used in financing activities	(1,596,000)	(2,046,000)	(2,052,000)

Net increase (decrease) in cash and cash equivalents	15,000	(260,000)	(220,000)

Cash and cash equivalents at the beginning of the year	84,000	344,000	564,000

Cash and cash equivalents at the end of the year	$99,000	$84,000	$344,000

See accompanying notes.

PUBLIC STORAGE PARTNERS, LTD.
NOTES TO FINANCIAL STATEMENTS
December 31, 2010

1.	Description of Partnership

Public Storage Partners, Ltd. (the "Partnership", “we” or “our”) was formed in 1976 with the proceeds of a public offering. The general partner in the Partnership is Public Storage, formerly Public Storage, Inc. (herein referred to as “Public Storage”, “General Partner” or “PS”).

The Partnership was formed to engage in the business of developing and operating self-storage facilities which offer storage spaces for lease, generally on a month-to-month basis, for personal and business use.  The Partnership owns three self-storage facilities located in California which are managed pursuant to a management agreement by PS under the “Public Storage” name.

2.           Summary of Significant Accounting Policies and Partnership Matters

Use of Estimates:

The preparation of financial statements in conformity with United States (“U.S.”) generally accepted accounting principles (“GAAP”) requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes.  Actual results could differ from those estimates.

Financial Instruments:

We have estimated the fair value of financial instruments using available market information and generally accepted valuation methodologies.  Considerable judgment is required in interpreting market data to develop estimates of market value.  Accordingly, estimated fair values are not necessarily indicative of the amounts that could be realized in current market exchanges.

For purposes of financial statement presentation, we consider all highly liquid financial instruments such as short-term treasury securities, money market funds with daily liquidity and a rating of at least AAA by Standard and Poor’s, or investment grade (rated A1 by Standard and Poor’s) short-term commercial paper with remaining maturities of three months or less at the date of acquisition to be cash equivalents.

Due to the short maturity and the underlying characteristics of our cash and cash equivalents, other assets, and accrued and other liabilities, we believe the carrying values as presented on the balance sheets are reasonable estimates of fair value.

Financial assets that are exposed to credit risk consist primarily of cash and cash equivalents as well as rent and other receivables.  Cash and cash equivalents, as described above, are only invested in instruments with an investment grade rating.  Our receivables consist of small individual amounts.  Accordingly, credit risk on these assets as a whole is minimal.

Real Estate Facilities and Evaluation of Asset Impairment:

Real estate facilities are recorded at cost.  Costs associated with the development, construction, renovation and improvement of properties are capitalized.  Interest, property taxes, and other costs associated with development incurred during the construction period are capitalized as building cost.  Expenditures for repairs and maintenance are expensed when incurred.  Depreciation expense is computed using the straight-line method over the estimated useful lives of the buildings and improvements, which generally range from 5 to 25 years.  At December 31, 2010, all of the real estate facilities have been in service longer than 25 years, and accordingly the original development costs of such buildings are fully depreciated.

We evaluate our real estate for impairment on a quarterly basis.  We first evaluate these assets for indicators of impairment, and if any indicators of impairment are noted, we determine whether the carrying value of the real estate is in excess of the future estimated undiscounted cash flows attributable to the real estate.  If there is excess carrying value over such future undiscounted cash flows, an impairment charge is recorded for the excess of carrying value over the real estate’s estimated fair value.  Any real estate facility which we expect to sell or otherwise dispose of prior to its estimated useful life is stated at the lower of its estimated net realizable value (estimated fair value less cost to sell) or its carrying value.  No impairment was identified from our evaluations in any periods presented in the accompanying financial statements.

PUBLIC STORAGE PARTNERS, LTD.
NOTES TO FINANCIAL STATEMENTS
December 31, 2010

Revenue and Expense Recognition:

Rental income, which is generally earned pursuant to month-to-month leases for storage space, as well as late charges and administrative fees, are recognized as earned.  Promotional discounts are recognized as a reduction to rental income over the promotional period, which is generally during the first month of occupancy.  Interest income is recognized as earned.

We accrue for property tax expense based upon actual amounts billed for the related time periods and, in some circumstances due to taxing authority assessment and billing timing and disputes of assessed amounts, estimates and historical trends.  If these estimates are incorrect, the timing and amount of expense recognition could be affected.

Cost of operations, general and administrative expense, as well as television, yellow page, and other advertising expenditures are expensed as incurred.

Allocation of Net Income:

The General Partner's share of net income consists of amounts attributable to their 14.94% capital contribution and an additional percentage of cash flow (as defined) which relates to the General Partner’s share of cash distributions as set forth in the Partnership Agreement (Note 4).  All remaining net income is allocated to the limited partners.

Per unit data is based on the weighted average number of the limited partnership units (4,628) outstanding during the period.

Deferred Revenue:

Deferred revenue totaling $42,000 at December 31, 2010 ($43,000 at December 31, 2009), consists of prepaid rents, which are recognized as rental income when earned.

Environmental Cost:

Our policy is to accrue environmental assessments and/or remediation costs when it is probable that such efforts will be required and the related costs can be reasonably estimated.  Although there can be no assurance, we are not aware of any environmental contamination at any of our facilities, which, individually or in the aggregate, would be material to our overall business, financial condition or results of operations.

Income Taxes:

The Partnership is treated as a partnership for federal and state income tax purposes with the taxable income of the entity allocated to each partner in accordance with the Partnership Agreement.  Accordingly, no federal income tax expense is recorded by the Partnership.

PUBLIC STORAGE PARTNERS, LTD.
NOTES TO FINANCIAL STATEMENTS
December 31, 2010

Recent Accounting Pronouncements and Guidance:

There have been no recent accounting pronouncements and guidance, which were not effective for implementation at December 31, 2010, that we estimate would have a future material impact upon reporting the operations or financial position of the Partnership.

Subsequent Events:

The Partnership has evaluated subsequent events occurring between the end of the most recent fiscal year end and June 9, 2011, the date the financial statements were available for issuance. The Partnership has also evaluated subsequent events occurring from the date the financial statements were available for issuance and July 1, 2011, the S-4 filing date (UNAUDITED).

3.	Cash Distributions

The Partnership Agreement requires that cash available for distribution (cash flow from all sources less cash necessary for any obligations or capital improvements) be distributed at least quarterly.  During 2010, we paid distributions to the limited and General partners totaling $1,018,000 ($219.97 per unit) and $578,000, respectively.  During 2009, we paid distributions to the limited and General partners totaling $1,305,000 ($281.98 per unit) and $741,000, respectively.  During 2008, we paid distributions to the limited and General partners totaling $1,032,000 ($222.99 per unit) and $586,000, respectively.  Future distribution rates may be adjusted to levels which are supported by operating cash flow after provisions for capital improvements and any other obligations.

4.	Partners’ Equity

The general partner has a 1.7% contributed interest in the partnership.  In addition, the General Partner had an 8% interest in cash distributions attributable to operations (exclusive of distributions attributable to sale and financing proceeds) until the limited partners recovered all of their initial investment, when the General Partner had a 25% interest in all cash distributions (including sale and financing proceeds).   For all periods presented, due to the limited partners recovering all of their initial investment, the General Partner has a 25% interest in all cash distributions (including sale and financing proceeds), and as a result cash distributions are being made 26.24% to the General Partner (including the 1.7% contributed interest) and 73.76% to the limited partners.   The amounts presented as General Partner’s interest on the accompanying balance sheets, statements of income and statements of partners’ equity include the 26.24% interest attributable to the general partnership interest, as well as amounts attributed to 723 limited partnership units acquired by PS in 1986.  The 723 limited partnership units have the same rights as the other 4,628 limited partnership units.  The other 4,628 limited partnership units are presented as “limited partner interests” on the accompanying balance sheets, statements of income, and statements of partner’s equity.  Transfers of equity are made periodically to reconcile the partners’ equity accounts to the provisions of the Partnership Agreement.  These transfers have no effect on the results of operations or distributions to partners.

5.	Related Party Transactions

Management Agreement and Shared Expenses with PS

The Partnership has a management agreement (the “Management Agreement”) with PS pursuant to which PS operates the self-storage facilities for a fee equal to 6% of the facilities' gross revenue (as defined).  For 2010, 2009 and 2008, the Partnership paid PS $135,000, $141,000 and $143,000, respectively, under this Management Agreement.

The Management Agreement between the Partnership and PS provides that the Management Agreement may be terminated without cause upon 60 days written notice by the Partnership or six months notice by PS.

The Partnership’s facilities, along with facilities owned by PS and its affiliates, are managed and marketed jointly by PS in order to take advantage of scale and other efficiencies.  Joint costs are allocated on a methodology meant to fairly allocate such costs based upon the related activities.  As a result, significant components of cost of operations, such as payroll costs, advertising and promotion, data processing and insurance expenses are shared and allocated among the properties using methodologies meant to fairly allocate such costs based upon the related activities.  The total of such expenses, substantially all of which are included in cost of operations in our accompanying statements of income, amounted to $227,000, $247,000 and $252,000 for the years ended December 31, 2010, 2009 and 2008, respectively.

PUBLIC STORAGE PARTNERS, LTD.
NOTES TO FINANCIAL STATEMENTS
December 31, 2010

Captive Insurance Activities with PS

The Partnership has a 0.3% ownership interest in STOR-Re Mutual Insurance Corporation (“STOR-Re”), which was formed in 1994 as an association captive insurance company, and is controlled by PS.  The Partnership accounts for its investment in STOR-Re, which is included in other assets on our accompanying balance sheets, on the cost method, and has received no distributions during the three years ended December 31, 2010.

STOR-Re provides limited property and liability insurance coverage to the Partnership, PS, and affiliates for losses occurring before April 1, 2004.  STOR-Re was succeeded with respect to these activities for losses occurring after March 31, 2004 by PS Insurance Company – Hawaii Ltd. (“PSICH”) a wholly-owned subsidiary of PS.

The following table sets forth certain condensed consolidated financial information (unaudited) with respect to STOR-Re (representing 100% of this entity’s operations and not the Partnership’s pro-rata share):

	2010	2009
	(Amount in thousands)
For the year ended December 31,
Net investment income	$379	$332
Loss and loss adjustment (expense) benefit	(580)	444
Other expenses	(156)	(199)
Net (loss) income	$(357)	$577

At December 31,
Total assets (primarily cash and other investments)	$21,506	$20,367
Liabilities for losses and loss adjustment expenses	3,141	4,065
Other liabilities	2,867	1,613
Member’s surplus	15,498	14,689

Premiums paid to PSICH for the years ended December 31, 2010, 2009 and 2008 were $13,000, $13,000 and $16,000, respectively.

Other Activities with PS

PSICH also reinsures insurance policies providing certain coverage for losses to goods stored by tenants in the Partnership’s and PS’ storage facilities.  PSICH receives the premiums and bears the risks associated with the re-insurance.  The Partnership receives a fee (an “Access Fee”) from PSICH in return for providing tenant listings.  This Access Fee is based on the number of spaces the Partnership has to rent.  Included in other income are Access Fees totaling $94,000, $86,000 and $93,000 for the years ended December 31, 2010, 2009 and 2008, respectively.

A subsidiary of PS sells locks and boxes to the general public and tenants to be used in securing their spaces and moving their goods.  The subsidiary of PS receives the revenues and bears the cost of the activities and pays the Partnership rent for any space it uses at the Partnership’s facilities in conducting its activities.   Included in rental income is rent received by the Partnership with respect to this space totaling $2,000 for each of the years ended December 2010, 2009 and 2008.

PUBLIC STORAGE PARTNERS, LTD.
NOTES TO FINANCIAL STATEMENTS
December 31, 2010

Adjacent Public Storage Facilities

In September 1985, PS opened a self-storage facility (the “New PS Costa Mesa Facility”) next to the Partnership’s existing Costa Mesa, California facility, and these two facilities now share a single leasing office in the New PS Costa Mesa Facility.  In August 2003, PS opened a self-storage facility (the “New PS Van Nuys Facility”) next to the Partnership’s existing Van Nuys, California facility, and these two facilities now share a single leasing office in the New PS Van Nuys Facility.  Costs which cannot be specifically attributed to either site at the New PS Costa Mesa Facility or at the New PS Van Nuys Facility, such as on-site property managers, advertising and promotion and office expense, are allocated between the two facilities on a basis meant to fairly allocate these costs based upon the related activities.  Such costs totaled $139,000, $153,000 and $150,000 for the years ended December 31, 2010, 2009 and 2008, respectively.  Other costs that are specifically allocable to either facility, such as property taxes, are directly charged to each facility.

Due to Affiliate

At December 31, 2010, the Partnership owed $145,000 ($141,000 at December 31, 2009) to an affiliate due to an error in the recognition of certain rental income between Partnership and PS properties that have adjacent facilities, which impacted revenues and net income in the years ended December 31, 2010, 2009, 2008 and periods prior to 2008.

6.	Taxes Based on Income

Taxes based on income are the responsibility of the individual partners and, accordingly, the Partnership's financial statements do not reflect a provision for such taxes.

Taxable net income (unaudited) was $1,629,000, $1,775,000 and $1,826,000 for the years ended December 31, 2010, 2009 and 2008, respectively.  The difference between taxable net income and net income is primarily related to depreciation expense resulting from differences in depreciation and capitalization methodologies.

7.	Commitments and Contingencies

Legal Matters

PS and the Partnership are a party to various claims, complaints, and other legal actions that have arisen in the normal course of business from time to time.  We believe that it is remote that the outcome of these pending legal proceedings including employment and tenant claims, individually or in the aggregate, will have a material adverse impact upon the results of our operations, financial position, or cash flows.

Public Storage Partners, Ltd.
Schedule III - Real Estate and Accumulated Depreciation

	Initial Cost			Gross Carrying Amount at December 31, 2010
Description	Land	Buildings & Equipment	Costs Subsequent to Construction (Improvements)	Land	Buildings & Equipment	Total	Accumulated Depreciation	Date Completed

California

Costa Mesa	$189,000	$626,000	$143,000	$189,000	$769,000	$958,000	$699,000	03/77
Van Nuys	341,000	738,000	126,000	341,000	864,000	1,205,000	829,000	07/77
Pico Rivera	209,000	716,000	85,000	209,000	801,000	1,010,000	770,000	08/77

	$739,000	$2,080,000	$354,000	$739,000	$2,434,000	$3,173,000	$2,298,000

Note:  Buildings are depreciated over a useful life of 25 years.

Public Storage Partners, Ltd.
Schedule III - Real Estate and Accumulated Depreciation
(continued)

Reconciliation of Real Estate Cost and Accumulated Depreciation

COST RECONCILIATION

	2010	2009

Balance at the beginning of the year	$3,052,000	$3,044,000

Additions during the year: Improvements	121,000	8,000

Balance at the end of the year	$3,173,000	$3,052,000

ACCUMULATED DEPRECIATION RECONCILIATION

	2010	2009

Balance at the beginning of the year	$2,262,000	$2,236,000

Depreciation expense	36,000	26,000

Balance at the end of the year	$2,298,000	$2,262,000

(a)	The aggregate depreciable cost prior to depreciation of real estate (excluding land) for federal income tax purposes is $2,350,000 (unaudited).

REPORT OF INDEPENDENT AUDITORS

The Partners
Public Storage Partners II, Ltd.

We have audited the accompanying balance sheets of Public Storage Partners II, Ltd. as of December 31, 2010 and 2009, and the related statements of income, partners’ equity, and cash flows for each of the three years in the period ended December 31, 2010.  Our audits also included the financial statement schedule listed in the Index at Item 15(a).  These financial statements and financial statement schedule are the responsibility of the Partnership's management.  Our responsibility is to express an opinion on these financial statements and financial statement schedule based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States.  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  We were not engaged to perform an audit of the Partnership’s internal control over financial reporting.  Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Partnership’s internal control over financial reporting.  Accordingly we express no such opinion.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Public Storage Partners II, Ltd., at December 31, 2010 and 2009, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 2010, in conformity with U.S. generally accepted accounting principles.  Also, in our opinion, the related financial statement schedule, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

/s/ ERNST & YOUNG LLP

April 11, 2011
Los Angeles, California

PUBLIC STORAGE PARTNERS II, LTD.
BALANCE SHEETS
December 31, 2010 and 2009

	December 31, 2010	December 31, 2009
ASSETS

Cash and cash equivalents	$143,000	$249,000
Rent and other receivables	38,000	38,000

Real estate facilities, at cost:
Buildings and equipment	4,620,000	4,507,000
Land	1,256,000	1,256,000
	5,876,000	5,763,000
Less: accumulated depreciation	(4,421,000)	(4,330,000)
	1,455,000	1,433,000

Other assets	26,000	55,000

Total assets	$1,662,000	$1,775,000

LIABILITIES AND PARTNERS’ EQUITY

Accounts payable and accrued liabilities	$283,000	$219,000
Deferred revenue	109,000	117,000
Total liabilities	392,000	336,000

Commitments and contingencies (Note 7)

Partners’ equity:
Limited partners’ equity, $500 per unit, 10,000 units
authorized, 9,890 issued and outstanding	942,000	1,067,000
General partner’s equity	328,000	372,000

Total partners’ equity	1,270,000	1,439,000

Total liabilities and partners’ equity	$1,662,000	$1,775,000

See accompanying notes.

PUBLIC STORAGE PARTNERS II, LTD.
STATEMENTS OF INCOME
For the years ended December 31, 2010, 2009 and 2008

	2010	2009	2008

REVENUES:

Rental income	$1,701,000	$1,737,000	$1,822,000
Revenues from affiliate under performance agreements	2,892,000	2,864,000	2,746,000
Other income	151,000	143,000	178,000
	4,744,000	4,744,000	4,746,000

COSTS AND EXPENSES:

Cost of operations	326,000	320,000	345,000
Management fees paid to affiliate	102,000	104,000	109,000
Depreciation	91,000	73,000	67,000
General and administrative	61,000	62,000	62,000
	580,000	559,000	583,000

NET INCOME	$4,164,000	$4,185,000	$4,163,000

Allocation of Net Income:
Limited partners’ share of net income	$3,047,000	$3,074,000	$3,066,000
General partner’s share of net income	1,117,000	1,111,000	1,097,000

	$4,164,000	$4,185,000	$4,163,000

Limited partners’ share of net income per unit (9,890 units outstanding)	$308.09	$310.82	$310.01

See accompanying notes.

PUBLIC STORAGE PARTNERS II, LTD.
STATEMENTS OF PARTNERS’ EQUITY
For the years ended December 31, 2010, 2009 and 2008

	Limited Partners’	General Partner’s	Total Partners’ Equity

Balance at December 31, 2007	$1,225,000	$426,000	$1,651,000

Net income	3,066,000	1,097,000	4,163,000

Cash distributions	(3,155,000)	(1,098,000)	(4,253,000)

Equity transfer	22,000	(22,000)	-

Balance at December 31, 2008	1,158,000	403,000	1,561,000

Net income	3,074,000	1,111,000	4,185,000

Cash distributions	(3,195,000)	(1,112,000)	(4,307,000)

Equity transfer	30,000	(30,000)	-

Balance at December 31, 2009	1,067,000	372,000	1,439,000

Net income	3,047,000	1,117,000	4,164,000

Cash distributions	(3,214,000)	(1,119,000)	(4,333,000)

Equity transfer	42,000	(42,000)	-

Balance at December 31, 2010	$942,000	$328,000	$1,270,000

See accompanying notes.

PUBLIC STORAGE PARTNERS II, LTD.
STATEMENTS OF CASH FLOWS
For the years ended December 31, 2010, 2009 and 2008

	2010	2009	2008
Cash flows from operating activities:

Net income	$4,164,000	$4,185,000	$4,163,000

Adjustments to reconcile net income to net cash provided by operating activities:

Depreciation	91,000	73,000	67,000
Increase in rent and other receivables	-	(8,000)	(3,000)
Decrease (increase) in other assets	29,000	(15,000)	3,000
Increase (decrease) in accounts payable and accrued liabilities	64,000	(2,000)	8,000
Decrease in deferred revenue	(8,000)	(14,000)	(5,000)
Total adjustments	176,000	34,000	70,000

Net cash provided by operating activities	4,340,000	4,219,000	4,233,000

Cash flows from investing activities:

Additions to real estate facilities	(113,000)	(128,000)	(67,000)

Net cash used in investing activities	(113,000)	(128,000)	(67,000)

Cash flows from financing activities:

Distributions paid to partners	(4,333,000)	(4,307,000)	(4,253,000)

Net cash used in financing activities	(4,333,000)	(4,307,000)	(4,253,000)

Net decrease in cash and cash equivalents	(106,000)	(216,000)	(87,000)

Cash and cash equivalents at the beginning of the year	249,000	465,000	552,000

Cash and cash equivalents at the end of the year	$143,000	$249,000	$465,000

See accompanying notes.

PUBLIC STORAGE PARTNERS II, LTD.
NOTES TO FINANCIAL STATEMENTS
December 31, 2010

1.	Description of Partnership

Public Storage Partners II, Ltd. (the "Partnership", “we” or “our”) was formed in 1976 with the proceeds of a public offering.  The general partner in the Partnership is Public Storage, formerly Public Storage, Inc. (herein referred to as “Public Storage”, “General Partner” or “PS”.)

The Partnership was formed to engage in the business of developing and operating self-storage facilities which offer storage spaces for lease, generally on a month-to-month basis, for personal and business use.  The Partnership owns four self-storage facilities located in California, which are managed pursuant to a management agreement by PS under the “Public Storage” name.

2.	Summary of Significant Accounting Policies and Partnership Matters

Use of Estimates:

The preparation of financial statements in conformity with United States (“U.S.”) generally accepted accounting principles (“GAAP”) requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes.  Actual results could differ from those estimates.

Financial Instruments:

We have estimated the fair value of financial instruments using available market information and generally accepted valuation methodologies.  Considerable judgment is required in interpreting market data to develop estimates of market value.  Accordingly, estimated fair values are not necessarily indicative of the amounts that could be realized in current market exchanges.

For purposes of financial statement presentation, we consider all highly liquid financial instruments such as short-term treasury securities, money market funds with daily liquidity and a rating of at least AAA by Standard and Poor’s, or investment grade (rated A1 by Standard and Poor’s) short-term commercial paper with remaining maturities of three months or less at the date of acquisition to be cash equivalents.

Due to the short maturity and the underlying characteristics of our cash and cash equivalents, other assets, and accrued and other liabilities, we believe the carrying values as presented on the balance sheets are reasonable estimates of fair value.

Financial assets that are exposed to credit risk consist primarily of cash and cash equivalents as well as rent and other receivables.  Cash and cash equivalents, as described above, are only invested in instruments with an investment grade rating.  Our receivables consist of small individual amounts.  Accordingly, credit risk on these assets as a whole is minimal.

Real Estate Facilities and Evaluation of Asset Impairment:

Real estate facilities are recorded at cost.  Costs associated with the development, construction, renovation and improvement of properties are capitalized.  Interest, property taxes, and other costs associated with development incurred during the construction period are capitalized as building cost.  Expenditures for repairs and maintenance are expensed when incurred.  Depreciation expense is computed using the straight-line method over the estimated useful lives of the buildings and improvements, which generally range from 5 to 25 years.  At December 31, 2010, all of the real estate facilities have been in service longer than 25 years, and accordingly the original development costs of such buildings are fully depreciated.

We evaluate our real estate for impairment on a quarterly basis.  We first evaluate these assets for indicators of impairment, and if any indicators of impairment are noted, we determine whether the carrying value of the real estate is in excess of the future estimated undiscounted cash flows attributable to the real estate.  If there is excess carrying value over such future undiscounted cash flows, an impairment charge is recorded for the excess of carrying value over the real estate’s estimated fair value.  Any real estate facility which we expect to sell or otherwise dispose of prior to its estimated useful life is stated at the lower of its estimated net realizable value (estimated fair value less cost to sell) or its carrying value.  No impairment was identified from our evaluations in any periods presented in the accompanying financial statements.

PUBLIC STORAGE PARTNERS II, LTD.
NOTES TO FINANCIAL STATEMENTS
December 31, 2010

Revenue and Expense Recognition:

Rental income, which is generally earned pursuant to month-to-month leases for storage space, as well as late charges and administrative fees, are recognized as earned.  Promotional discounts are recognized as a reduction to rental income over the promotional period, which is generally during the first month of occupancy.  Interest income is recognized as earned.

We accrue for property tax expense based upon actual amounts billed for the related time periods and, in some circumstances due to taxing authority assessment and billing timing and disputes of assessed amounts, estimates and historical trends.  If these estimates are incorrect, the timing and amount of expense recognition could be affected.

Cost of operations, general and administrative expense, as well as television, yellow page, and other advertising expenditures are expensed as incurred.

Allocation of Net Income:

The General Partner’s share of net income consists of amounts attributable to their 1.1% capital contribution and an additional percentage of cash flow (as defined) which relates to the General Partner’s share of cash distributions as set forth in the Partnership Agreement (Note 4).  All remaining net income is allocated to the limited partners.

Per unit data is based on the weighted average number of the limited partnership units (9,890) outstanding during the period.

Deferred Revenue:

Deferred revenue totaling $109,000 at December 31, 2010 ($117,000 at December 31, 2009), consists of prepaid rents, which are recognized as rental income when earned.

Environmental Cost:

Our policy is to accrue environmental assessments and/or remediation costs when it is probable that such efforts will be required and the related costs can be reasonably estimated.  Although there can be no assurance, we are not aware of any environmental contamination at any of our facilities, which, individually or in the aggregate, would be material to our overall business, financial condition or results of operations.

Income Taxes:

The Partnership is treated as a partnership for federal and state income tax purposes with the taxable income of the entity allocated to each partner in accordance with the Partnership Agreement.  Accordingly, no federal income tax expense is recorded by the Partnership.

PUBLIC STORAGE PARTNERS II, LTD.
NOTES TO FINANCIAL STATEMENTS
December 31, 2010

Recent Accounting Pronouncements and Guidance:

There have been no recent accounting pronouncements and guidance, which were not effective for implementation at December 31, 2010, that we estimate would have a future material impact upon reporting the operations or financial position of the Partnership.

Subsequent Events:

The Partnership has evaluated subsequent events occurring between the end of the most recent fiscal year end and April 11, 2011, the date the financial statements were available for issuance. The Partnership has also evaluated subsequent events occurring from the date the financial statements were available for issuance and July 1, 2011, the S-4 filing date (UNAUDITED).

3.	Cash Distributions

The Partnership Agreement requires that cash available for distribution (cash flow from all sources less cash necessary for any obligations or capital improvements) be distributed at least quarterly.  During 2010, we paid distributions to the limited and General partners totaling $3,214,000 ($324.97 per unit) and $1,119,000, respectively.  During 2009, we paid distributions to the limited and General partners totaling $3,195,000 ($323.05 per unit) and $1,112,000, respectively.  During 2008, we paid distributions to the limited and General partners totaling $3,155,000 ($310.01 per unit) and $1,098,000, respectively.  Future distribution rates may be adjusted to levels which are supported by operating cash flow after provisions for capital improvements and any other obligations.

4.	Partners' Equity

The General Partner has a 1.1% interest in the Partnership.  In addition, the General Partner has an 8% interest in cash distributions attributable to operations (exclusive of distributions attributable to sale and financing proceeds) until the limited partners recover all of their initial investment.  Thereafter, the General Partner has a 25% interest in all cash distributions (including sale and financing proceeds).  In 1984, the limited partners recovered all of their initial investment.  All subsequent cash distributions are being made 25.83% (including the 1.1% interest) to the General Partner and 74.17% to the limited partners.  Transfers of equity are made periodically to reconcile the partners’ equity accounts to the provisions of the Partnership Agreement.  These transfers have no effect on the results of operations or distributions to partners.

5.	Related Party Transactions

Management Agreement and Shared Expenses with Affiliates

The Partnership has a management agreement (the “Management Agreement”) with PS pursuant to which PS operates the self-storage facilities for a fee equal to 6% of the facilities' gross revenue (as defined).  For 2010, 2009 and 2008, the Partnership paid PS $102,000, $104,000 and $109,000, respectively, under this Management Agreement.

The Management Agreement between the Partnership and PS provides that the Management Agreement may be terminated without cause upon 60 days written notice by the Partnership or six months notice by PS.

Two of the self-storage facilities (the “Combo Properties”) are operated pursuant to management and performance agreements (the “Performance Agreements”) with a subsidiary of PS (the “PS Sub”).  These Performance Agreements commenced in January 1999 and January 2001.  Following the commencement of each property’s respective Performance Agreement when these facilities had an aggregate of 140,000 (unaudited) net rentable square feet of storage space, each facility was initially expanded to include industrial space, and this industrial space was subsequently converted to self-storage space.  At December 31, 2010, these two facilities have an aggregate of 270,000 (unaudited) net rentable square feet of storage space.  These improvements were funded entirely by the PS Sub.  During the term of the Performance Agreements, the Partnership is guaranteed to receive the same net operating income it received with respect to each property prior to the effective date of the Performance Agreements, with an annual increase of the greater of a) 1% or b) the percentage increase in net operating income achieved at the self-storage facilities managed by PS in the markets in which these facilities are located (the “Guaranteed Amounts”).  The Performance Agreements expire on December 31, 2015, at which time the Partnership will commence collecting the actual net operating income currently earned by the PS Sub from operating each facility, and the Guaranteed Amounts will no longer apply.  The PS Sub recorded revenues of $4,606,000, $4,621,000 and $4,587,000 in 2010, 2009 and 2008, respectively, and cost of operations (excluding depreciation) of $1,121,000, $1,119,000 and $1,112,000 in 2010, 2009 and 2008, respectively, with respect to the operation of the Combo Properties.  Capital expenditures for these two facilities totaled $107,000, $96,000 and $40,000 in 2010, 2009 and 2008, respectively.  Average occupancy of the Combo Properties was 91.1%, 91.3% and 88.8% during 2010, 2009 and 2008, respectively.  Included in the line item “revenues from affiliate under performance agreements” in the Partnership’s accompanying statements of income, are the Guaranteed Amounts earned by the Partnership under the Performance Agreements.  The Partnership recorded a total of $2,892,000, $2,864,000 and $2,746,000 in revenue with respect to the Performance Agreements for the years ended December 31, 2010, 2009 and 2008, respectively.

PUBLIC STORAGE PARTNERS II, LTD.
NOTES TO FINANCIAL STATEMENTS
December 31, 2010

The Partnership’s facilities, along with facilities owned by PS and its affiliates, are managed and marketed jointly by PS in order to take advantage of scale and other efficiencies.  Joint costs are allocated on a methodology meant to fairly allocate such costs based upon the related activities.  As a result, significant components of cost of operations, such as payroll costs, advertising and promotion, data processing and insurance expenses are shared and allocated among the properties using methodologies meant to fairly allocate such costs based upon the related activities.  The total of such expenses, substantially all of which are included in cost of operations in our accompanying statements of income, amounted to $1,050,000, $1,050,000 and $1,060,000 for the years ended December 31, 2010, 2009 and 2008, respectively.  These expenses exclude amounts associated with the Combo Properties.

Captive Insurance Activities with PS

The Partnership has a 0.4% ownership interest in STOR-Re Mutual Insurance Corporation (“STOR-Re”), which was formed in 1994 as an association captive insurance company, and is controlled by PS.  The Partnership accounts for its investment in STOR-Re, which is included in other assets on our accompanying balance sheets, on the cost method, and has received no distributions during the three years ended December 31, 2010.

STOR-Re provides limited property and liability insurance coverage to the Partnership, PS, and affiliates for losses occurring before April 1, 2004.  STOR-Re was succeeded with respect to these activities for losses occurring after March 31, 2004 by PS Insurance Company – Hawaii, Ltd. (“PSICH”), a wholly-owned subsidiary of PS.

The following table sets forth certain condensed consolidated financial information (unaudited) with respect to STOR-Re (representing 100% of this entity’s operations and not the Partnership’s pro-rata share):

PUBLIC STORAGE PARTNERS II, LTD.
NOTES TO FINANCIAL STATEMENTS
December 31, 2010

	2010	2009
	(Amounts in thousands)
For the year ended December 31,
Net investment income	$379	$332
Loss and loss adjustment (expense) benefit	(580)	444
Other expenses	(156)	(199)
Net (loss) income	$(357)	$577

At December 31,
Total assets (primarily cash and other investments)	$21,506	$20,367
Liabilities for losses and loss adjustment expenses	3,141	4,065
Other liabilities	2,867	1,613
Member’s surplus	15,498	14,689

Premiums paid to PSICH were $32,000, $33,000 and $40,000 for the years ended December 31, 2010, 2009 and 2008, respectively.

Other Activities with PS

PSICH also reinsures insurance policies providing certain coverage for losses to goods stored by tenants in the Partnership’s and PS’ storage facilities.  PSICH receives the premiums and bears the risks associated with the re-insurance.  The Partnership receives a fee (an “Access Fee”) from PSICH in return for providing tenant listings.  This Access Fee is based on the number of spaces the Partnership has to rent.  Included in other income are Access Fees totaling $149,000, $138,000 and $152,000 for the years ended December 31, 2010, 2009 and 2008, respectively.

A subsidiary of PS sells locks and boxes to the general public and tenants to be used in securing their spaces and moving their goods.  The subsidiary of PS receives the revenues and bears the cost of the activities and pays the Partnership rent for any space it used at the Partnership’s facilities in conducting its activities.  Included in rental income is rent received by the Partnership with respect to this space totaling $3,000 for each of the years ended December 31, 2010, 2009 and 2008.

6.	Taxes Based on Income

Taxes based on income are the responsibility of the individual partners and, accordingly, the Partnership's financial statements do not reflect a provision for such taxes.

Taxable net income (unaudited) was $4,063,000, $4,523,000 and $4,144,000 for the years ended December 31, 2010, 2009 and 2008, respectively.  The difference between taxable net income and net income is primarily related to depreciation expense resulting from differences in depreciation and capitalization methodologies.

7.	Commitments and Contingencies

Legal Matters

PS and the Partnership are a party to various claims, complaints, and other legal actions that have arisen in the normal course of business from time to time.  We believe that it is remote that the outcome of these pending legal proceedings including employment and tenant claims, individually or in the aggregate, will have a material adverse impact upon the results of our operations, financial position, or cash flows.

PUBLIC STORAGE PARTNERS II, LTD.
NOTES TO FINANCIAL STATEMENTS
December 31, 2010

Revenues from Affiliate Under Performance Agreements

As noted above, two of the real estate facilities are operated pursuant to Performance Agreements.  Accordingly, net operating income received by the Partnership from these properties is based upon the Performance Agreement and classified as “revenues from affiliate under performance agreements” on the Partnership’s accompanying statements of income.

The minimum amounts to be received pursuant to these Performance Agreements as defined in Note 5, for each of the years ending December 31 until expiration of the Performance Agreements in 2015 is as follows:

2011	$2,921,000
2012	2,950,000
2013	2,980,000
2014	3,010,000
2015	3,040,000
$14,901,000

Public Storage Partners II, Ltd.
Schedule III - Real Estate and Accumulated Depreciation

	Initial Cost			Gross Carrying Amount at December 31, 2010
Description	Land	Buildings & Equipment	Costs Subsequent to Construction (Improvements)	Land	Buildings & Equipment	Total	Accumulated Depreciation	Date Completed

California

San Dimas	$95,000	$879,000	$148,000	$95,000	$1,027,000	$1,122,000	$1,007,000	12/77
Long Beach	343,000	942,000	240,000	342,000	1,183,000	1,525,000	1,086,000	12/77
East Los Angeles	272,000	1,108,000	110,000	287,000	1,203,000	1,490,000	1,207,000	05/78
Glendale	532,000	1,018,000	189,000	532,000	1,207,000	1,739,000	1,121,000	04/78

	$1,242,000	$3,947,000	$687,000	$1,256,000	$4,620,000	$5,876,000	$4,421,000

Note:  Buildings are depreciated over a useful life of 25 years.

Public Storage Partners II, Ltd.
Schedule III - Real Estate and Accumulated Depreciation
(continued)

Reconciliation of Real Estate Cost and Accumulated Depreciation

COST RECONCILIATION

	2010	2009

Balance at the beginning of the year	$5,763,000	$5,635,000

Additions during the year: Improvements	113,000	128,000

Balance at the end of the year	$5,876,000	$5,763,000

ACCUMULATED DEPRECIATION RECONCILIATION

	2010	2009

Balance at the beginning of the year	$4,330,000	$4,257,000

Depreciation expense	91,000	73,000

Balance at the end of the year	$4,421,000	$4,330,000

(a)	The aggregate depreciable cost prior to depreciation of real estate (excluding land) for federal income tax purposes is $4,490,000 (unaudited).

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Partners
Public Storage Properties, Ltd.

We have audited the accompanying balance sheets of Public Storage Properties, Ltd. (the “Partnership”) as of December 31, 2010 and 2009, and the related statements of income, partners' equity and cash flows for each of the three years in the period ended December 31, 2010.  Our audits also included the financial statement schedule listed in the Index at Item 15(a).  These financial statements and financial statement schedule are the responsibility of the Partnership's management.  Our responsibility is to express an opinion on these financial statements and financial statement schedule based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  We were not engaged to perform an audit of the Partnership’s internal control over financial reporting.  Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Partnership’s internal control over financial reporting.  Accordingly we express no such opinion.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Public Storage Properties, Ltd. at December 31, 2010 and 2009, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 2010, in conformity with U.S. generally accepted accounting principles.  Also, in our opinion, the related financial statement schedule, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

/s/ ERNST & YOUNG LLP

March 25, 2011
Los Angeles, California

PUBLIC STORAGE PROPERTIES, LTD.
BALANCE SHEETS
December 31, 2010 and 2009

	December 31, 2010	December 31, 2009

ASSETS

Cash and cash equivalents	$273,000	$422,000
Rent and other receivables	50,000	68,000
Due from affiliates	-	559,000

Real estate facilities, at cost:
Buildings, land improvements and equipment	10,397,000	10,296,000
Land	2,476,000	2,476,000
	12,873,000	12,772,000
Less accumulated depreciation	(9,738,000)	(9,588,000)
	3,135,000	3,184,000

Other assets	46,000	47,000

Total assets	$3,504,000	$4,280,000

LIABILITIES AND PARTNERS’ EQUITY

Accounts payable and accrued liabilities	$134,000	$111,000
Deferred revenue	168,000	165,000
Total liabilities	302,000	276,000

Commitments and contingencies (Note 8)

Partners’ equity:
Limited partners’ equity, $500 per unit, 20,000 units authorized, issued and outstanding	2,377,000	2,973,000
General partners’ equity	825,000	1,031,000

Total partners’ equity	3,202,000	4,004,000

Total liabilities and partners’ equity	$3,504,000	$4,280,000

See accompanying notes.

PUBLIC STORAGE PROPERTIES, LTD.
STATEMENTS OF INCOME
For the years ended December 31, 2010, 2009 and 2008

	2010	2009	2008

REVENUES:

Rental income	$7,172,000	$7,302,000	$7,621,000
Other income	213,000	203,000	251,000

	7,385,000	7,505,000	7,872,000

COSTS AND EXPENSES:

Cost of operations	1,460,000	1,449,000	1,526,000
Management fees paid to affiliate	430,000	438,000	457,000
Depreciation	150,000	147,000	142,000
General and administrative	86,000	85,000	98,000

	2,126,000	2,119,000	2,223,000

NET INCOME	$5,259,000	$5,386,000	$5,649,000

Allocation of Net Income:
Limited partners’ share of net income	$3,707,000	$4,059,000	$4,266,000
General partners’ share of net income	1,552,000	1,327,000	1,383,000

	$5,259,000	$5,386,000	$5,649,000

Limited partners’ share of net income per unit (20,000 units outstanding)	$185.35	$202.95	$213.30

See accompanying notes.

PUBLIC STORAGE PROPERTIES, LTD.
STATEMENTS OF PARTNERS’ EQUITY
For the years ended December 31, 2010, 2009 and 2008

	Limited Partners	General Partners	Total Partners’ Equity

Balance at December 31, 2007	$2,579,000	$895,000	$3,474,000

Net income	4,266,000	1,383,000	5,649,000

Cash distributions	(3,980,000)	(1,380,000)	(5,360,000)

Equity transfer	(71,000)	71,000	-

Balance at December 31, 2008	2,794,000	969,000	3,763,000

Net income	4,059,000	1,327,000	5,386,000

Cash distributions	(3,820,000)	(1,325,000)	(5,145,000)

Equity transfer	(60,000)	60,000	-

Balance at December 31, 2009	2,973,000	1,031,000	4,004,000

Net income	3,707,000	1,552,000	5,259,000

Cash distributions	(4,500,000)	(1,561,000)	(6,061,000)

Equity transfer	197,000	(197,000)	-

Balance at December 31, 2010	$2,377,000	$825,000	$3,202,000

See accompanying notes.

PUBLIC STORAGE PROPERTIES, LTD.
STATEMENTS OF CASH FLOWS
For the years ended December 31, 2010, 2009 and 2008

	2010	2009	2008
Cash flows from operating activities:

Net income	$5,259,000	$5,386,000	$5,649,000

Adjustments to reconcile net income to net cash provided by operating activities:

Depreciation	150,000	147,000	142,000
Decrease (increase) in rent and other receivables	18,000	(8,000)	(7,000)
Decrease (increase) in due from affiliates	559,000	(559,000)	-
Decrease in other assets	1,000	20,000	11,000
Increase (decrease) in accounts payable and accrued liabilities	23,000	(25,000)	48,000
Increase (decrease) in deferred revenue	3,000	(25,000)	7,000
Total adjustments	754,000	(450,000)	201,000

Net cash provided by operating activities	6,013,000	4,936,000	5,850,000

Cash flows from investing activities:

Additions to real estate facilities	(101,000)	(171,000)	(247,000)

Net cash used in investing activities	(101,000)	(171,000)	(247,000)

Cash flows from financing activities:

Distributions paid to partners	(6,061,000)	(5,145,000)	(5,360,000)

Net cash used in financing activities	(6,061,000)	(5,145,000)	(5,360,000)

Net (decrease) increase in cash and cash equivalents	(149,000)	(380,000)	243,000

Cash and cash equivalents at the beginning of the year	422,000	802,000	559,000

Cash and cash equivalents at the end of the year	$273,000	$422,000	$802,000

See accompanying notes.

PUBLIC STORAGE PROPERTIES, LTD.
NOTES TO FINANCIAL STATEMENTS
December 31, 2010

1.	Description of Partnership

Public Storage Properties, Ltd. (the “Partnership”, “we” or “our”) is a publicly held limited partnership formed under the California Uniform Limited Partnership Act in November 1976.  The Partnership raised $10,000,000 in gross proceeds by selling 20,000 units of limited partnership interest ("Units") in an interstate offering, which commenced in October 1977 and completed in January 1978.  The general partners in the Partnership are Public Storage, formerly Public Storage, Inc., (herein referred to as “Public Storage” or “PS”) and B. Wayne Hughes (“Hughes”).

The Partnership was formed to engage in the business of developing and operating self-storage facilities which offer storage spaces for lease, generally on a month-to-month basis, for personal and business use.  The Partnership owns nine self-storage facilities located in California which are managed pursuant to a management agreement by PS under the “Public Storage” name.

2.	Summary of Significant Accounting Policies and Partnership Matters

Use of Estimates:

The preparation of financial statements in conformity with United States (“U.S.”) generally accepted accounting principles (“GAAP”) requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes.  Actual results could differ from those estimates.

Financial Instruments:

We have estimated the fair value of financial instruments using available market information and generally accepted valuation methodologies.  Considerable judgment is required in interpreting market data to develop estimates of market value.  Accordingly, estimated fair values are not necessarily indicative of the amounts that could be realized in current market exchanges.

For purposes of financial statement presentation, we consider all highly liquid financial instruments such as short-term treasury securities, money market funds with daily liquidity and a rating of at least AAA by Standard and Poor’s, or investment grade (rated A1 by Standard and Poor’s) short-term commercial paper with remaining maturities of three months or less at the date of acquisition to be cash equivalents.

Due to the short maturity and the underlying characteristics of our cash and cash equivalents, other assets, due from affiliates, and accrued and other liabilities, we believe the carrying values as presented on the balance sheets are reasonable estimates of fair value.

Financial assets that are exposed to credit risk consist primarily of cash and cash equivalents as well as rent and other receivables.  Cash and cash equivalents, as described above, are only invested in instruments with an investment grade rating.  Our receivables consist of small individual amounts.  Accordingly, credit risk on these assets as a whole is minimal.

Real Estate Facilities and Evaluation of Asset Impairment:

Real estate facilities are recorded at cost.  Costs associated with the development, construction, renovation and improvement of properties are capitalized.  Interest, property taxes, and other costs associated with development incurred during the construction period are capitalized as building cost.  Expenditures for repairs and maintenance are expensed when incurred.  Depreciation expense is computed using the straight-line method over the estimated useful lives of the buildings and improvements, which generally range from 5 to 25 years.  At December 31, 2010, all of the real estate facilities have been in service longer than 25 years, and accordingly the original development costs of such buildings are fully depreciated.

PUBLIC STORAGE PROPERTIES, LTD.
NOTES TO FINANCIAL STATEMENTS
December 31, 2010

We evaluate our real estate for impairment on a quarterly basis.  We first evaluate these assets for indicators of impairment, and if any indicators of impairment are noted, we determine whether the carrying value of the real estate is in excess of the future estimated undiscounted cash flows attributable to the real estate.  If there is excess carrying value over such future undiscounted cash flows, an impairment charge is recorded for the excess of carrying value over the real estate’s estimated fair value.  Any real estate facility which we expect to sell or otherwise dispose of prior to its estimated useful life is stated at the lower of its estimated net realizable value (estimated fair value less cost to sell) or its carrying value.  No impairment was identified from our evaluations in any periods presented in the accompanying financial statements.

Revenue and Expense Recognition:

Rental income, which is generally earned pursuant to month-to-month leases for storage space, as well as late charges and administrative fees, are recognized as earned.  Promotional discounts are recognized as a reduction to rental income over the promotional period, which is generally during the first month of occupancy.  Interest income is recognized as earned.

We accrue for property tax expense based upon actual amounts billed for the related time periods and, in some circumstances due to taxing authority assessment and billing timing and disputes of assessed amounts, estimates and historical trends.  If these estimates are incorrect, the timing and amount of expense recognition could be affected.

Cost of operations, general and administrative expense, as well as television, yellow page, and other advertising expenditures are expensed as incurred.

Allocation of Net Income:

The general partners' share of net income consists of amounts attributable to their 1% capital contribution and an additional percentage of cash flow (as defined) which relates to the general partners' share of cash distributions as set forth in the Partnership Agreement (Note 4).  All remaining net income is allocated to the limited partners.

Per unit data is based on the weighted average number of the limited partnership units (20,000) outstanding during the period.

Deferred Revenue:

Deferred revenue totaling $168,000 at December 31, 2010 ($165,000 at December 31, 2009), consists of prepaid rents, which are recognized as rental income when earned.

Environmental Cost:

Our policy is to accrue environmental assessments and/or remediation costs when it is probable that such efforts will be required and the related costs can be reasonably estimated.  Although there can be no assurance, we are not aware of any environmental contamination at any of our facilities, which, individually or in the aggregate, would be material to our overall business, financial condition or results of operations.

Income Taxes:

The Partnership is treated as a partnership for federal and state income tax purposes with the taxable income of the entity allocated to each partner in accordance with the Partnership Agreement.  Accordingly, no federal income tax expense is recorded by the Partnership.

PUBLIC STORAGE PROPERTIES, LTD.
NOTES TO FINANCIAL STATEMENTS
December 31, 2010

Recent Accounting Pronouncements and Guidance:

As of March 25, 2011, there have been no recent accounting pronouncements and guidance, which were not effective for implementation prior to December 31, 2010, that we estimate would have a future material impact upon reporting the operations or financial position of the Partnership.

Segment Reporting:

The Partnership only has one reportable segment.

3.	Cash Distributions

The Partnership Agreement requires that cash available for distribution (cash flow from all sources less cash necessary for any obligations or capital improvements) be distributed at least quarterly.  During 2010, we paid distributions to the limited and general partners totaling $4,500,000 ($225.00 per unit) and $1,561,000, respectively.  During 2009, we paid distributions to the limited and general partners totaling $3,820,000 ($191.00 per unit) and $1,325,000, respectively.  During 2008, we paid distributions to the limited and general partners totaling $3,980,000 ($199.00 per unit) and $1,380,000, respectively.  Future distribution rates may be adjusted to levels which are supported by operating cash flow after provisions for capital improvements and any other obligations.

4.	Partners' Equity

PS and Hughes are general partners of the Partnership.  In 1995, Hughes contributed his ownership and rights to distributions from the Partnership to BWH Marina Corporation II, a corporation wholly-owned by Hughes.  In 2002, BWH Marina Corporation II sold its interests to H-G Family Corporation.  As such, Mr. Hughes continues to act as a general partner but receives no direct compensation or other consideration from the Partnership.

The general partners have a 1% interest in the Partnership.  In addition, the general partners have an 8% interest in cash distributions attributable to operations (exclusive of distributions attributable to sale and financing proceeds until the limited partners recover all of their initial investment).  Thereafter, the general partners have a 25% interest in all cash distributions (including sale and financing proceeds).  In 1985, the limited partners recovered all of their initial investment.  All subsequent cash distributions are being made 25.75% (including the 1% interest) to the general partners and 74.25% to the limited partners.  Transfers of equity are made periodically to reconcile the partners' equity accounts to the provisions of the Partnership Agreement.  These transfers have no effect on the results of operations or distributions to partners.

5.	Related Party Transactions

Management Agreement and Shared Expenses with PS

The Partnership has a management agreement (the “Management Agreement”) with PS pursuant to which PS operates the self-storage facilities for a fee equal to 6% of the facilities' gross revenue (as defined).  For 2010, 2009 and 2008, the Partnership paid PS $430,000, $438,000 and $457,000, respectively, under this Management Agreement.

The Management Agreement between the Partnership and PS provides that the Management Agreement may be terminated without cause upon 60 days written notice by the Partnership or six months notice by PS.

The Partnership’s facilities, along with facilities owned by PS and its affiliates, are managed and marketed jointly by PS in order to take advantage of scale and other efficiencies.  Joint costs are allocated on a methodology meant to fairly allocate such costs based upon the related activities.  As a result, significant components of cost of operations, such as payroll costs, advertising and promotion, data processing and insurance expenses are shared and allocated among the properties using methodologies meant to fairly allocate such costs based upon the related activities.  The total of such expenses, substantially all of which are included in cost of operations in our accompanying statements of income, amounted to $683,000, $708,000 and $737,000 for the years ended December 31, 2010, 2009, and 2008, respectively.

PUBLIC STORAGE PROPERTIES, LTD.
NOTES TO FINANCIAL STATEMENTS
December 31, 2010

Ownership of Limited Partnership Interest by the General Partners

As of December 31, 2010, PS owns 6,274 Units, as to which PS has sole voting and dispositive power and Hughes owns 6,000 Units.

In addition, as of December 31, 2010, 196 Units are owned by PS Orangeco Partnerships, Inc., a corporation in which the Hughes Family owns approximately 48% of the voting stock, PS owns 46% and members of PS management and related individuals own approximately 6%.

Captive Insurance Activities with PS

The Partnership has a 0.9% ownership interest in STOR-Re Mutual Insurance Corporation (“STOR-Re”), which was formed in 1994 as an association captive insurance company, and is controlled by PS.  The Partnership accounts for its investment in STOR-Re, which is included in other asset on our accompanying balance sheets, on the cost method, and has received no distributions during the three years ended December 31, 2010.

STOR-Re provides limited property and liability insurance coverage to the Partnership, PS, and affiliates for losses occurring before April 1, 2004.  STOR-Re was succeeded with respect to these activities for losses occurring after March 31, 2004 by PS Insurance Company - Hawaii, Ltd. (“PSICH”), a wholly-owned subsidiary of PS.

The following table sets forth certain condensed consolidated financial information (unaudited) with respect to STOR-Re (representing 100% of this entity’s operations and not the Partnership’s pro-rata share):

	2010	2009
	(Amount in thousands)
For the year ended December 31,
Net investment income	$379	$332
Loss and loss adjustment (expense) benefit	(580)	444
Other expenses	(156)	(199)
Net (loss) income	$(357)	$577

At December 31,
Total assets (primarily cash and other investments)	$21,506	$20,367
Liabilities for losses and loss adjustment expenses	3,141	4,065
Other liabilities	2,867	1,613
Member’s surplus	15,498	14,689

Premiums paid to PSICH for the years ended December 31, 2010, 2009 and 2008 were $45,000, $45,000 and $55,000, respectively.

Other Activities with PS

PSICH also reinsures insurance policies providing certain coverage for losses to goods stored by tenants in the Partnership’s and PS’ storage facilities.  PSICH receives the premiums and bears the risks associated with the re-insurance.  The Partnership receives a fee (an “Access Fee”) from PSICH in return for providing tenant listings.  This Access Fee is based on the number of spaces the Partnership has to rent.  Included in other income are Access Fees totaling $211,000, $196,000 and $215,000 for the years ended December 31, 2010, 2009 and 2008, respectively.

PUBLIC STORAGE PROPERTIES, LTD.
NOTES TO FINANCIAL STATEMENTS
December 31, 2010

A subsidiary of PS sells locks and boxes to the general public and tenants to be used in securing their spaces and moving their goods.  The subsidiary of PS receives the revenues and bears the cost of the activities, and pays the Partnership rent for any space it uses at the Partnership’s facilities in conducting its activities.  Included in rental income is rent received by the Partnership with respect to this space totaling $5,000 for each of the years ended December 31, 2010, 2009 and 2008.

Due from Affiliates

At December 31, 2009, the Partnership was owed $559,000 from affiliates of PS.  These amounts arose in December 2009 from the timing of the settlement of shared costs and were collected in January 2010.

6.	Taxes Based on Income

Taxes based on income are the responsibility of the individual partners and, accordingly, the Partnership's financial statements do not reflect a provision for such taxes.

Taxable net income (unaudited) was $5,273,000, $5,023,000 and $5,516,000 for the years ended December 31, 2010, 2009 and 2008, respectively.  The difference between taxable net income and net income is primarily related to depreciation expense resulting from differences in depreciation and capitalization methodologies.

7.	Supplementary Quarterly Financial Data (unaudited)

	Three Months Ended
	March 31, 2010	June 30, 2010	September 30, 2010	December 31, 2010
Rental Income	$1,776,000	$1,811,000	$1,801,000	$1,784,000
Cost of Operations (including management fees and depreciation)	$534,000	$535,000	$504,000	$467,000
Net Income	$1,261,000	$1,298,000	$1,341,000	$1,359,000
Net Income Per Limited Partner Unit	$38.40	$49.90	$49.05	$48.00
Cash Distributions	$1,939,000	$1,159,000	$1,400,000	$1,563,000

	Three Months Ended
	March 31, 2009	June 30, 2009	September 30, 2009	December 31, 2009
Rental Income	$1,858,000	$1,840,000	$1,820,000	$1,784,000
Cost of Operations (including management fees and depreciation)	$540,000	$515,000	$503,000	$476,000
Net Income	$1,340,000	$1,331,000	$1,376,000	$1,339,000
Net Income Per Limited Partner Unit	$49.00	$50.55	$51.75	$51.65
Cash Distributions	$1,401,000	$1,239,000	$1,320,000	$1,185,000

PUBLIC STORAGE PROPERTIES, LTD.
NOTES TO FINANCIAL STATEMENTS
December 31, 2010

8.	Commitments and Contingencies

Legal Matters

PS and the Partnership are a party to various claims, complaints, and other legal actions that have arisen in the normal course of business from time to time.  We believe that it is remote that the outcome of these pending legal proceedings including employment and tenant claims, individually or in the aggregate, will have a material adverse impact upon the results of our operations, financial position, or cash flows.

Public Storage Properties, Ltd.
Schedule III - Real Estate and Accumulated Depreciation

	Initial Cost			Gross Carrying Amount at December 31, 2010
Description	Land	Buildings & Equipment	Costs Subsequent to Construction (Improvements)	Land	Buildings & Equipment	Total	Accumulated Depreciation	Date Completed

California

Pasadena	$327,000	$515,000	$350,000	$327,000	$865,000	$1,192,000	$816,000	08/78
Whittier - El Monte	166,000	763,000	438,000	134,000	1,233,000	1,367,000	1,203,000	07/78
Fremont	112,000	741,000	552,000	112,000	1,293,000	1,405,000	1,187,000	11/78
Milpitas	198,000	649,000	415,000	195,000	1,068,000	1,263,000	958,000	11/78
Wilmington	815,000	1,336,000	799,000	815,000	2,134,000	2,949,000	2,023,000	08/78
Sun Valley	329,000	611,000	390,000	329,000	1,001,000	1,330,000	955,000	10/78
Corona	155,000	757,000	407,000	155,000	1,164,000	1,319,000	1,070,000	12/78
Norco	95,000	456,000	257,000	95,000	713,000	808,000	649,000	12/78
North Hollywood	314,000	553,000	373,000	314,000	926,000	1,240,000	877,000	12/79

	$2,511,000	$6,381,000	$3,981,000	$2,476,000	$10,397,000	$12,873,000	$9,738,000

Note:  Buildings are depreciated over a useful life of 25 years.

Public Storage Properties, Ltd.
Schedule III - Real Estate and Accumulated Depreciation
(continued)

Reconciliation of Real Estate Cost and Accumulated Depreciation

COST RECONCILIATION

	2010	2009

Balance at the beginning of the year	$12,772,000	$12,601,000

Additions during the year: Improvements	101,000	171,000

Balance at the end of the year	$12,873,000	$12,772,000

ACCUMULATED DEPRECIATION RECONCILIATION

	2010	2009

Balance at the beginning of the year	$9,588,000	$9,441,000

Depreciation expense	150,000	147,000

Balance at the end of the year	$9,738,000	$9,588,000

(a)	The aggregate depreciable cost prior to depreciation of real estate (excluding land) for federal income tax purposes is $9,280,000 (unaudited).

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Partners
Public Storage Properties IV, Ltd.

We have audited the accompanying balance sheets of Public Storage Properties IV, Ltd. (the “Partnership”) as of December 31, 2010 and 2009, and the related statements of income, partners' equity and cash flows for each of the three years in the period ended December 31, 2010.  Our audits also included the financial statement schedule listed in the Index at Item 15(a).  These financial statements and financial statement schedule are the responsibility of the Partnership's management.  Our responsibility is to express an opinion on these financial statements and financial statement schedule based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  We were not engaged to perform an audit of the Partnership’s internal control over financial reporting.  Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Partnership’s internal control over financial reporting.  Accordingly we express no such opinion.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Public Storage Properties IV, Ltd. at December 31, 2010 and 2009, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 2010, in conformity with U.S. generally accepted accounting principles.  Also, in our opinion, the related financial statement schedule, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

/s/ ERNST & YOUNG LLP

March 25, 2011
Los Angeles, California

PUBLIC STORAGE PROPERTIES IV, LTD.
BALANCE SHEETS

December 31, 2010 and 2009

	December 31, 2010	December 31, 2009

ASSETS

Cash and cash equivalents	$371,000	$654,000
Rent and other receivables	88,000	83,000

Real estate facilities, at cost:
Buildings and equipment	21,192,000	20,785,000
Land	5,021,000	5,021,000
	26,213,000	25,806,000
Less accumulated depreciation	(19,539,000)	(19,075,000)
	6,674,000	6,731,000

Other assets	81,000	101,000

Total assets	$7,214,000	$7,569,000

LIABILITIES AND PARTNERS’ EQUITY

Accounts payable and accrued liabilities	$148,000	$214,000
Due to affiliate	-	331,000
Deferred revenue	252,000	289,000
Total liabilities	400,000	834,000

Commitments and contingencies (Note 8)

Partners’ equity:
Limited partners’ equity, $500 per unit, 40,000 units authorized, issued and outstanding	5,059,000	5,001,000
General partners’ equity	1,755,000	1,734,000

Total partners’ equity	6,814,000	6,735,000

Total liabilities and partners’ equity	$7,214,000	$7,569,000

See accompanying notes.

PUBLIC STORAGE PROPERTIES IV, LTD.
STATEMENTS OF INCOME
For the years ended December 31, 2010, 2009 and 2008

	2010	2009	2008
REVENUES:

Rental income	$10,942,000	$11,069,000	$11,501,000
Other income	407,000	483,000	471,000
Revenues from affiliate under performance agreement	1,406,000	1,392,000	1,334,000

	12,755,000	12,944,000	13,306,000

COSTS AND EXPENSES:

Cost of operations	2,658,000	2,700,000	2,833,000
Management fees paid to affiliate	656,000	669,000	689,000
Depreciation	464,000	433,000	422,000
General and administrative	117,000	109,000	112,000

	3,895,000	3,911,000	4,056,000

NET INCOME	$8,860,000	$9,033,000	$9,250,000

Allocation of Net Income:
Limited partners’ share of net income	$6,598,000	$6,516,000	$6,931,000
General partners’ share of net income	2,262,000	2,517,000	2,319,000

	$8,860,000	$9,033,000	$9,250,000

Limited partners’ share of net income per unit (40,000 units outstanding)	$164.95	$162.90	$173.28

See accompanying notes.

PUBLIC STORAGE PROPERTIES IV, LTD.
STATEMENTS OF PARTNERS’ EQUITY
For the years ended December 31, 2010, 2009 and 2008

	Limited Partners’	General Partners’	Total Partners’ Equity

Balance at December 31, 2007	$5,386,000	$1,868,000	$7,254,000

Net income	6,931,000	2,319,000	9,250,000

Cash distributions	(6,680,000)	(2,317,000)	(8,997,000)

Equity transfer	(63,000)	63,000	-

Balance at December 31, 2008	5,574,000	1,933,000	7,507,000

Net income	6,516,000	2,517,000	9,033,000

Cash distributions	(7,280,000)	(2,525,000)	(9,805,000)

Equity transfer	191,000	(191,000)	-

Balance at December 31, 2009	5,001,000	1,734,000	6,735,000

Net income	6,598,000	2,262,000	8,860,000

Cash distributions	(6,520,000)	(2,261,000)	(8,781,000)

Equity transfer	(20,000)	20,000	-

Balance at December 31, 2010	$5,059,000	$1,755,000	$6,814,000

See accompanying notes.

PUBLIC STORAGE PROPERTIES IV, LTD.
STATEMENTS OF CASH FLOWS
For the years ended December 31, 2010, 2009 and 2008

	2010	2009	2008
Cash flows from operating activities:

Net income	$8,860,000	$9,033,000	$9,250,000

Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	464,000	433,000	422,000
(Increase) decrease in rent and other receivables	(5,000)	(9,000)	11,000
Decrease in other assets	20,000	23,000	16,000
(Decrease) increase in accounts payable and accrued liabilities	(66,000)	(56,000)	97,000
(Decrease) increase in due to affiliate	(331,000)	331,000	-
Decrease in deferred revenue	(37,000)	(8,000)	(28,000)
Total adjustments	45,000	714,000	518,000

Net cash provided by operating activities	8,905,000	9,747,000	9,768,000

Cash flows from investing activities:

Additions to real estate facilities	(407,000)	(427,000)	(419,000)

Net cash used in investing activities	(407,000)	(427,000)	(419,000)

Cash flows from financing activities:

Distributions paid to partners	(8,781,000)	(9,805,000)	(8,997,000)

Net cash used in financing activities	(8,781,000)	(9,805,000)	(8,997,000)

Net (decrease) increase in cash and cash equivalents	(283,000)	(485,000)	352,000

Cash and cash equivalents at the beginning of the year	654,000	1,139,000	787,000

Cash and cash equivalents at the end of the year	$371,000	$654,000	$1,139,000

See accompanying notes.

PUBLIC STORAGE PROPERTIES IV, LTD.
NOTES TO FINANCIAL STATEMENTS
December 31, 2010

1.	Description of Partnership

Public Storage Properties IV, Ltd., (the “Partnership”, “we” or “our”) is a publicly held limited partnership formed under the California Uniform Limited Partnership Act in December 1977.  The Partnership raised $20,000,000 in gross proceeds by selling 40,000 units of limited partnership interest ("Units") in an interstate offering, which commenced in May 1978 and completed in November 1978.  The general partners in the Partnership are Public Storage, formerly Public Storage, Inc., (herein referred to as “Public Storage” or “PS”) and B. Wayne Hughes (“Hughes”).

The Partnership was formed to engage in the business of developing and operating self-storage facilities which offer storage spaces for lease, generally on a month-to-month basis, for personal and business use.  The Partnership owns 17 self-storage facilities located in California and Florida which are managed pursuant to a management agreement by PS under the “Public Storage” name.

2.	Summary of Significant Accounting Policies and Partnership Matters

Use of Estimates:

The preparation of financial statements in conformity with United States (“U.S.”) generally accepted accounting principles (“GAAP”) requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes.  Actual results could differ from those estimates.

Financial Instruments:

We have estimated the fair value of financial instruments using available market information and generally accepted valuation methodologies.  Considerable judgment is required in interpreting market data to develop estimates of market value.  Accordingly, estimated fair values are not necessarily indicative of the amounts that could be realized in current market exchanges.

For purposes of financial statement presentation, we consider all highly liquid financial instruments such as short-term treasury securities, money market funds with daily liquidity and a rating of at least AAA by Standard and Poor’s, or investment grade (rated A1 by Standard and Poor’s) short-term commercial paper with remaining maturities of three months or less at the date of acquisition to be cash equivalents.

Due to the short maturity and the underlying characteristics of our cash and cash equivalents, other assets, accrued and other liabilities, and due to affiliate, we believe the carrying values as presented on the balance sheets are reasonable estimates of fair value.

Financial assets that are exposed to credit risk consist primarily of cash and cash equivalents as well as rent and other receivables.  Cash and cash equivalents, as described above, are only invested in instruments with an investment grade rating.  Our receivables consist of small individual amounts.  Accordingly, credit risk on these assets as a whole is minimal.

Real Estate Facilities and Evaluation of Asset Impairment:

Real estate facilities are recorded at cost.  Costs associated with the development, construction, renovation and improvement of properties are capitalized.  Interest, property taxes, and other costs associated with development incurred during the construction period are capitalized as building cost.  Expenditures for repairs and maintenance are expensed when incurred.  Depreciation expense is computed using the straight-line method over the estimated useful lives of the buildings and improvements, which generally range from 5 to 25 years.  At December 31, 2010, all of the real estate facilities have been in service longer than 25 years, and accordingly the original development costs of such buildings are fully depreciated.

PUBLIC STORAGE PROPERTIES IV, LTD.
NOTES TO FINANCIAL STATEMENTS
December 31, 2010

We evaluate our real estate for impairment on a quarterly basis.  We first evaluate these assets for indicators of impairment, and if any indicators of impairment are noted, we determine whether the carrying value of the real estate is in excess of the future estimated undiscounted cash flows attributable to the real estate.  If there is excess carrying value over such future undiscounted cash flows, an impairment charge is recorded for the excess of carrying value over the real estate’s estimated fair value.  Any real estate facility which we expect to sell or otherwise dispose of prior to its estimated useful life is stated at the lower of its estimated net realizable value (estimated fair value less cost to sell) or its carrying value.  No impairment was identified from our evaluations in any periods presented in the accompanying financial statements.

Revenue and Expense Recognition:

Rental income, which is generally earned pursuant to month-to-month leases for storage space, as well as late charges and administrative fees, are recognized as earned.  Promotional discounts are recognized as a reduction to rental income over the promotional period, which is generally during the first month of occupancy.  Interest income is recognized as earned.

We accrue for property tax expense based upon actual amounts billed for the related time periods and, in some circumstances due to taxing authority assessment and billing timing and disputes of assessed amounts, estimates and historical trends.  If these estimates are incorrect, the timing and amount of expense recognition could be affected.

Cost of operations, general and administrative expense, as well as television, yellow page, and other advertising expenditures are expensed as incurred.

Allocation of Net Income:

The general partners' share of net income consists of amounts attributable to their 1% capital contribution and an additional percentage of cash flow (as defined) which relates to the general partners' share of cash distributions as set forth in the Partnership Agreement (Note 4).  All remaining net income is allocated to the limited partners.

Per unit data is based on the weighted average number of the limited partnership units (40,000) outstanding during the period.

Deferred Revenue:

Deferred revenue totaling $252,000 at December 31, 2010 ($289,000 at December 31, 2009), consists of prepaid rents, which are recognized as rental income when earned.

Environmental Cost:

Our policy is to accrue environmental assessments and/or remediation costs when it is probable that such efforts will be required and the related costs can be reasonably estimated.  Although there can be no assurance, we are not aware of any environmental contamination at any of our facilities, which, individually or in the aggregate, would be material to our overall business, financial condition or results of operations.

PUBLIC STORAGE PROPERTIES IV, LTD.
NOTES TO FINANCIAL STATEMENTS
December 31, 2010

Income Taxes:

The Partnership is treated as a partnership for federal and state income tax purposes with the taxable income of the entity allocated to each partner in accordance with the Partnership Agreement.  Accordingly, no federal income tax expense is recorded by the Partnership.

Recent Accounting Pronouncements and Guidance:

As of March 25, 2011, there have been no recent accounting pronouncements and guidance, which were not effective for implementation prior to December 31, 2010, that we estimate would have a future material impact upon reporting the operations or financial position of the Partnership.

Segment Reporting:

The Partnership only has one reportable segment.

3.	Cash Distributions

The Partnership Agreement requires that cash available for distribution (cash flow from all sources less cash necessary for any obligations or capital improvements) be distributed at least quarterly.  During 2010, we paid distributions to the limited and general partners totaling $6,520,000 ($163.00 per unit) and $2,261,000, respectively.  During 2009, we paid distributions to the limited and general partners totaling $7,280,000 ($182.00 per unit) and $2,525,000, respectively.  During 2008, we paid distributions to the limited and general partners totaling $6,680,000 ($167.00 per unit) and $2,317,000, respectively.  Future distribution rates may be adjusted to levels, which are supported by operating cash flow after provisions for capital improvements and any other obligations.

4.	Partners' Equity

PS and Hughes are general partners of the Partnership.  In 1995, Hughes contributed his ownership and rights to distributions from the Partnership to BWH Marina Corporation II, a corporation wholly-owned by Hughes.  As such, Mr. Hughes continues to act as a general partner but receives no direct compensation, or other consideration from the Partnership.

The general partners have a 1% interest in the Partnership.  In addition, the general partners have 8% interest in cash distributions attributable to operations (exclusive of distributions attributable to sale and financing proceeds) until the limited partners recover all of their initial investment.  Thereafter, the general partners have a 25% interest in all cash distributions (including sale and financing proceeds).  In 1986, the limited partners recovered all of their initial investment.  All subsequent cash distributions are being made 25.75% (including the 1% interest) to the general partners and 74.25% to the limited partners.  Transfers of equity are made periodically to reconcile the partners’ equity accounts to the provisions of the Partnership Agreement.  These transfers have no effect on the results of operations or distributions to partners.

PUBLIC STORAGE PROPERTIES IV, LTD.
NOTES TO FINANCIAL STATEMENTS
December 31, 2010

5.	Related Party Transactions

Management Agreements and Shared Expenses with Affiliates

The Partnership has a management agreement (the “Management Agreement”) with PS pursuant to which PS operates the self-storage facilities for a fee equal to 6% of the facilities' gross revenue (as defined).  For 2010, 2009 and 2008, the Partnership paid PS $656,000, $669,000 and $689,000, respectively, under to this Management Agreement.

The Management Agreement between the Partnership and PS provides that the Management Agreement may be terminated without cause upon 60 days written notice by the Partnership or six months notice by PS.

A real estate facility owned by the Partnership (the “Azusa Property”) is operated pursuant to a management and performance agreement (the “Performance Agreement”) with a subsidiary of PS (the “PS Sub”).  Following the commencement of the Performance Agreement in March 2001, the facility was initially expanded to include industrial space, and this industrial space was subsequently converted to self-storage space.  These improvements were funded entirely by the PS Sub.  During the term of the Performance Agreement, the Partnership is guaranteed to receive the same net operating income it received with respect to the Azusa Property prior to the effective date of the Performance Agreement, with an annual increase of the greater of a) 1% or b) the percentage increase in net operating income achieved at the self-storage facilities managed by PS in the market in which this facility is located (the “Guaranteed Amounts”).  The Performance Agreement expires on December 31, 2015, at which time the Partnership will commence collecting the actual net operating income currently earned by the PS Sub from operating the Azusa Property, and the Guaranteed Amounts will no longer apply.  The PS Sub recorded revenues of $2,103,000, $2,080,000, and $2,037,000 in 2010, 2009, and 2008, respectively, and costs of operations (excluding depreciation) of $651,000, $658,000, and $659,000 in 2010, 2009, and 2008, respectively, with respect to the operation of the Azusa Property.  Capital expenditures for the Azusa Property totaled $26,000, $25,000, and $7,000, in 2010, 2009, and 2008, respectively.  Average occupancy of the Azusa Property was 89.4%, 88.2%, and 84.7% during 2010, 2009, and 2008, respectively.  Included in the line item “revenues from affiliate under performance agreement” in the Partnership’s accompanying statements of income, is the Guaranteed Amounts earned by the Partnership under the Performance Agreement.  The Partnership recorded a total of $1,406,000, $1,392,000 and $1,334,000 in revenue with respect to the Performance Agreement for the years ended December 31, 2010, 2009 and 2008, respectively.

The Partnership’s facilities, along with facilities owned by PS and its affiliates, are managed and marketed jointly by PS in order to take advantage of scale and other efficiencies.  Joint costs are allocated on a methodology meant to fairly allocate such costs based upon the related activities.  As a result, significant components of cost of operations, such as payroll costs, advertising and promotion, data processing and insurance expenses are shared and allocated among the properties using methodologies meant to fairly allocate such costs based upon the related activities.  The total of such expenses, substantially all of which are included in cost of operations in our accompanying statements of income, amounted to $1,598,000, $1,652,000, and $1,709,000 for the years ended December 31, 2010, 2009 and 2008, respectively.  These expenses exclude amounts associated with the Azusa Property.

Ownership of Limited Partnership Interest by the General Partners

As of December 31, 2010 PS owns 11,671 Units, as to which PS has sole voting and dispositive power and Hughes owns 5,892 Units.

PUBLIC STORAGE PROPERTIES IV, LTD.
NOTES TO FINANCIAL STATEMENTS
December 31, 2010

In addition, as of December 31, 2010, 7,299 Units are owned by PS Orangeco Partnerships, Inc., a corporation in which the Hughes Family owns approximately 48% of the voting stock, PS owns 46% and members of PS management and related individuals own approximately 6%.

Captive Insurance Activities with PS

The Partnership has a 1.6% ownership interest in STOR-Re Mutual Insurance Corporation (“STOR-Re”), which was formed in 1994 as an association captive insurance company, and is controlled by PS.  The Partnership accounts for its investment in STOR-Re, which is included in other assets on our accompanying balance sheets, on the cost method, and has received no distributions during the three years ended December 31, 2010.

STOR-Re provides limited property and liability insurance coverage to the Partnership, PS, and affiliates for losses occurring before April 1, 2004.  STOR-Re was succeeded with respect to these activities for losses occurring after March 31, 2004 by PS Insurance Company - Hawaii, Ltd. (“PSICH”), a wholly-owned subsidiary of PS.

The following table sets forth certain condensed consolidated financial information (unaudited) with respect to STOR-Re (representing 100% of this entity’s operations and not the Partnership’s pro-rata share):

	2010	2009
	(Amount in thousands)
For the year ended December 31,
Net investment income	$379	$332
Loss and loss adjustment (expense) benefit	(580)	444
Other expenses	(156)	(199)
Net (loss) income	$(357)	$577

At December 31,
Total assets (primarily cash and other investments)	$21,506	$20,367
Liabilities for losses and loss adjustment expenses	3,141	4,065
Other liabilities	2,867	1,613
Member’s surplus	15,498	14,689

Premiums paid to PSICH for the years ended December 31, 2010, 2009 and 2008 were $84,000, $88,000 and $103,000, respectively.

Other Activities with PS

PSICH also reinsures insurance policies providing certain coverage for losses to goods stored by tenants in the Partnership’s and PS’ storage facilities.  PSICH receives the premiums and bears the risks associated with the re-insurance.  The Partnership receives a fee (an “Access Fee”) from PSICH in return for providing tenant listings.  This Access Fee is based on the number of spaces the Partnership has to rent.  Included in other income are Access Fees totaling $403,000, $374,000 and $412,000 for the years ended December 31, 2010, 2009 and 2008, respectively.

A subsidiary of PS sells locks and boxes to the general public and tenants to be used in securing their spaces and moving their goods.  The subsidiary of PS receives the revenues and bears the cost of the activities, and pays the Partnership rent for any space it uses at the Partnership’s facilities in conducting its activities.  Included in rental income is rent received by the Partnership with respect to this space totaling $10,000 for each of the years ended December 31, 2010, 2009 and 2008.

PUBLIC STORAGE PROPERTIES IV, LTD.
NOTES TO FINANCIAL STATEMENTS
December 31, 2010

Due to Affiliate

At December 31, 2009, the Partnership owed $331,000 to an affiliate of PS.  This amount arose in December 2009 from the timing of the settlement of shared costs and was paid in January 2010.

6.	Taxes Based on Income

Taxes based on income are the responsibility of the individual partners and, accordingly, the Partnership's financial statements do not reflect a provision for such taxes.

Taxable net income (unaudited) was $8,694,000, $8,401,000 and $9,113,000 for the years ended December 31, 2010, 2009 and 2008, respectively.  The difference between taxable net income and net income is primarily related to depreciation expense resulting from differences in depreciation and capitalization methodologies.

7.	Supplementary Quarterly Financial Data (unaudited)

	Three Months Ended
	March 31, 2010	June 30, 2010	September 30, 2010	December 31, 2010
Rental Income	$2,701,000	$2,736,000	$2,775,000	$2,730,000
Cost of Operations (including management fees and depreciation)	$1,002,000	$1,014,000	$966,000	$796,000
Net Income	$2,093,000	$2,125,000	$2,269,000	$2,373,000
Net Income Per Limited Partner Unit	$39.12	$41.93	$43.50	$40.40
Cash Distributions	$2,047,000	$1,724,000	$2,047,000	$2,963,000

	Three Months Ended
	March 31, 2009	June 30, 2009	September 30, 2009	December 31, 2009
Rental Income	$2,786,000	$2,786,000	$2,775,000	$2,722,000
Cost of Operations (including management fees and depreciation)	$1,001,000	$990,000	$978,000	$833,000
Net Income	$2,169,000	$2,275,000	$2,287,000	$2,302,000
Net Income Per Limited Partner Unit	$39.00	$43.98	$42.60	$37.32
Cash Distributions	$2,370,000	$1,993,000	$2,263,000	$3,179,000

PUBLIC STORAGE PROPERTIES IV, LTD.
NOTES TO FINANCIAL STATEMENTS
December 31, 2010

8.	Commitments and Contingencies

Legal Matters

PS and the Partnership are a party to various claims, complaints, and other legal actions that have arisen in the normal course of business from time to time.  We believe that it is remote that the outcome of these pending legal proceedings including employment and tenant claims, individually or in the aggregate, will have a material adverse impact upon the results of our operations, financial position, or cash flows.

Revenues from Affiliate Under Performance Agreement

As noted above, one of the real estate facilities is operated pursuant to a Performance Agreement.  Accordingly, net operating income received by the Partnership from this property is based upon the Performance Agreement and classified as “revenues from affiliate under performance agreement” on the Partnership’s accompanying statements of income.

The minimum amounts to be received pursuant to the Performance Agreement as defined in Note 5, for each of the years ending December 31 until expiration of the Performance Agreement in 2015 is as follows:

2011	$1,420,000
2012	1,434,000
2013	1,449,000
2014	1,463,000
2015	1,478,000
$7,244,000

Public Storage Properties IV, Ltd.
Schedule III - Real Estate and Accumulated Depreciation

	Initial Cost			Gross Carrying Amount at December 31, 2010
Description	Land	Buildings & Equipment	Costs Subsequent to Construction (Improvements)	Land	Buildings & Equipment	Total	Accumulated Depreciation	Date Completed

California

Concord	$349,000	$805,000	$405,000	$349,000	$1,210,000	$1,559,000	$1,115,000	01/79
Tustin	517,000	844,000	651,000	517,000	1,495,000	2,012,000	1,300,000	12/78
Pasadena	379,000	496,000	324,000	379,000	820,000	1,199,000	755,000	11/79
Azusa	501,000	1,093,000	436,000	501,000	1,529,000	2,030,000	1,476,000	11/78
Redlands	227,000	771,000	461,000	227,000	1,232,000	1,459,000	1,110,000	02/79
Riverside	51,000	595,000	397,000	50,000	993,000	1,043,000	947,000	05/79
Oakland	177,000	650,000	430,000	177,000	1,080,000	1,257,000	1,026,000	04/79
Richmond	225,000	639,000	463,000	226,000	1,101,000	1,327,000	1,034,000	03/79
Santa Clara	633,000	1,156,000	627,000	633,000	1,783,000	2,416,000	1,681,000	6 & 7/79
San Carlos	396,000	902,000	272,000	396,000	1,174,000	1,570,000	1,131,000	10/79
Sacramento/Howe	194,000	666,000	376,000	194,000	1,042,000	1,236,000	995,000	08/79
Sacramento/West Capitol	100,000	719,000	726,000	100,000	1,445,000	1,545,000	1,257,000	06/79

Florida

Miami/Airport Expressway	186,000	442,000	606,000	186,000	1,048,000	1,234,000	858,000	01/79
Miami/Cutler Ridge	525,000	901,000	240,000	302,000	1,364,000	1,666,000	1,249,000	04/79
Pembroke Park	255,000	607,000	629,000	255,000	1,236,000	1,491,000	1,156,000	07/79
Ft. Lauderdale/I-95 & 23rd Ave.	243,000	611,000	593,000	243,000	1,204,000	1,447,000	1,138,000	07/79
Ft. Lauderdale/I-95 & Sunrise	286,000	690,000	746,000	286,000	1,436,000	1,722,000	1,311,000	10/79

	$5,244,000	$12,587,000	$8,382,000	$5,021,000	$21,192,000	$26,213,000	$19,539,000

Note:                      Buildings are depreciated over a useful life of 25 years.

Public Storage Properties IV, Ltd.
Schedule III - Real Estate and Accumulated Depreciation
(continued)

Reconciliation of Real Estate Cost and Accumulated Depreciation

COST RECONCILIATION

	2010	2009

Balance at the beginning of the year	$25,806,000	$25,379,000

Additions during the year: Improvements	407,000	427,000

Balance at the end of the year	$26,213,000	$25,806,000

ACCUMULATED DEPRECIATION RECONCILIATION

Balance at the beginning of the year	$19,075,000	$18,642,000

Depreciation expense	464,000	433,000

Balance at the end of the year	$19,539,000	$19,075,000

(a)	The aggregate depreciable cost prior to depreciation, of real estate (excluding land) for federal income tax purposes is $18,098,000 (unaudited).

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Partners
Public Storage Properties V, Ltd.

We have audited the accompanying balance sheets of Public Storage Properties V, Ltd. (the “Partnership”) as of December 31, 2010 and 2009, and the related statements of income, partners' equity and cash flows for each of the three years in the period ended December 31, 2010.  Our audits also included the financial statement schedule listed in the Index at Item 15(a).  These financial statements and financial statement schedule are the responsibility of the Partnership's management.  Our responsibility is to express an opinion on these financial statements and financial statement schedule based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  We were not engaged to perform an audit of the Partnership’s internal control over financial reporting.  Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Partnership’s internal control over financial reporting.  Accordingly we express no such opinion.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Public Storage Properties V, Ltd. at December 31, 2010 and 2009, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 2010, in conformity with U.S. generally accepted accounting principles.  Also, in our opinion, the related financial statement schedule, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

/s/ ERNST & YOUNG LLP

March 25, 2011
Los Angeles, California

PUBLIC STORAGE PROPERTIES V, LTD.
BALANCE SHEETS
December 31, 2010 and 2009

	December 31, 2010	December 31, 2009

ASSETS

Cash and cash equivalents	$332,000	$592,000
Rent and other receivables	74,000	61,000

Real estate facilities, at cost:
Buildings and equipment	20,589,000	20,183,000
Land	4,484,000	4,484,000
	25,073,000	24,667,000
Less accumulated depreciation	(18,791,000)	(18,306,000)
	6,282,000	6,361,000

Other assets	76,000	80,000

Total assets	$6,764,000	$7,094,000

LIABILITIES AND PARTNERS’ EQUITY

Accounts payable and accrued liabilities	$237,000	$228,000
Due to affiliate	-	228,000
Deferred revenue	205,000	215,000
Total liabilities	442,000	671,000

Commitments and contingencies (Note 8)

Partners’ equity:
Limited partners’ equity, $500 per unit, 44,000 units authorized, issued and outstanding	4,694,000	4,769,000
General partners’ equity	1,628,000	1,654,000

Total partners’ equity	6,322,000	6,423,000

Total liabilities and partners’ equity	$6,764,000	$7,094,000

See accompanying notes.

PUBLIC STORAGE PROPERTIES V, LTD.
STATEMENTS OF INCOME
For the years ended December 31, 2010, 2009 and 2008

	2010	2009	2008
REVENUES:

Rental income	$9,694,000	$9,845,000	$10,385,000
Other income	323,000	309,000	378,000

	10,017,000	10,154,000	10,763,000

COSTS AND EXPENSES:

Cost of operations	2,536,000	2,530,000	2,545,000
Management fees paid to affiliates	578,000	587,000	619,000
Depreciation	485,000	439,000	366,000
General and administrative	119,000	112,000	113,000

	3,718,000	3,668,000	3,643,000

NET INCOME	$6,299,000	$6,486,000	$7,120,000

Allocation of Net Income:
Limited partners’ share of net income	$4,652,000	$4,734,000	$5,347,000
General partners’ share of net income	1,647,000	1,752,000	1,773,000

	$6,299,000	$6,486,000	$7,120,000

Limited partners’ share of net income per unit (44,000 units outstanding)	$105.73	$107.59	$121.52

See accompanying notes.

PUBLIC STORAGE PROPERTIES V, LTD.
STATEMENTS OF PARTNERS’ EQUITY
For the years ended December 31, 2010, 2009 and 2008

	Limited Partners	General Partners	Total Partners’ Equity

Balance at December 31, 2007	$4,831,000	$1,675,000	$6,506,000

Net income	5,347,000	1,773,000	7,120,000

Cash distributions	(5,104,000)	(1,770,000)	(6,874,000)

Equity transfer	(61,000)	61,000	-

Balance at December 31, 2008	5,013,000	1,739,000	6,752,000

Net income	4,734,000	1,752,000	6,486,000

Cash distributions	(5,060,000)	(1,755,000)	(6,815,000)

Equity transfer	82,000	(82,000)	-

Balance at December 31, 2009	4,769,000	1,654,000	6,423,000

Net income	4,652,000	1,647,000	6,299,000

Cash distributions	(4,752,000)	(1,648,000)	(6,400,000)

Equity transfer	25,000	(25,000)	-

Balance at December 31, 2010	$4,694,000	$1,628,000	$6,322,000

See accompanying notes.

PUBLIC STORAGE PROPERTIES V, LTD.
STATEMENTS OF CASH FLOWS
For the years ended December 31, 2010, 2009 and 2008

	2010	2009	2008
Cash flows from operating activities:

Net income	$6,299,000	$6,486,000	$7,120,000

Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	485,000	439,000	366,000
(Increase) decrease in rent and other receivables	(13,000)	(5,000)	65,000
Decrease in other assets	4,000	30,000	25,000
Increase (decrease) in accounts payable and accrued liabilities	9,000	(10,000)	(22,000)
(Decrease) increase in due to affiliate	(228,000)	228,000	-
(Decrease) increase in deferred revenue	(10,000)	10,000	(31,000)
Total adjustments	247,000	692,000	403,000

Net cash provided by operating activities	6,546,000	7,178,000	7,523,000

Cash flows from investing activities:

Additions to real estate facilities	(406,000)	(773,000)	(365,000)

Net cash used in investing activities	(406,000)	(773,000)	(365,000)

Cash flows from financing activities:

Distributions paid to partners	(6,400,000)	(6,815,000)	(6,874,000)

Net cash used in financing activities	(6,400,000)	(6,815,000)	(6,874,000)

Net (decrease) increase in cash and cash equivalents	(260,000)	(410,000)	284,000

Cash and cash equivalents at the beginning of the year	592,000	1,002,000	718,000

Cash and cash equivalents at the end of the year	$332,000	$592,000	$1,002,000

See accompanying notes.

PUBLIC STORAGE PROPERTIES V, LTD.
NOTES TO FINANCIAL STATEMENTS
December 31, 2010

1.	Description of Partnership

Public Storage Properties V, Ltd. (the “Partnership”, “we” or “our”) is a publicly held limited partnership formed under the California Uniform Limited Partnership Act in May 1978.  The Partnership raised $22,000,000 in gross proceeds by selling 44,000 units of limited partnership interest ("Units") in an interstate offering, which commenced in March 1979 and completed in October 1979.  The general partners in the Partnership are Public Storage, formerly Public Storage, Inc., (herein referred to as “Public Storage” or “PS”) and B. Wayne Hughes (“Hughes”).

The Partnership was formed to engage in the business of developing and operating self-storage facilities which offer storage spaces for lease, generally on a month-to-month basis, for personal and business use.  The Partnership owns 14 operating facilities located in three states which are managed pursuant to a management agreement by PS under the “Public Storage” name.  A portion of one of the operating facilities was developed as a business park and is operated, pursuant to a management agreement, by PS Business Parks, L.P. (see Note 5).

2.	Summary of Significant Accounting Policies and Partnership Matters

Use of Estimates:

The preparation of financial statements in conformity with United States (“U.S.”) generally accepted accounting principles (“GAAP”) requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes.  Actual results could differ from those estimates.

Financial Instruments:

We have estimated the fair value of financial instruments using available market information and generally accepted valuation methodologies.  Considerable judgment is required in interpreting market data to develop estimates of market value.  Accordingly, estimated fair values are not necessarily indicative of the amounts that could be realized in current market exchanges.

For purposes of financial statement presentation, we consider all highly liquid financial instruments such as short-term treasury securities, money market funds with daily liquidity and a rating of at least AAA by Standard and Poor’s, or investment grade (rated A1 by Standard and Poor’s) short-term commercial paper with remaining maturities of three months or less at the date of acquisition to be cash equivalents.

Due to the short maturity and the underlying characteristics of our cash and cash equivalents, other assets, accrued and other liabilities, and due to affiliate, we believe the carrying values as presented on the balance sheets are reasonable estimates of fair value.

Financial assets that are exposed to credit risk consist primarily of cash and cash equivalents as well as rent and other receivables.  Cash and cash equivalents, as described above, are only invested in instruments with an investment grade rating.  Our receivables consist of small individual amounts.  Accordingly, credit risk on these assets as a whole is minimal.

Real Estate Facilities and Evaluation of Asset Impairment:

Real estate facilities are recorded at cost.  Costs associated with the development, construction, renovation and improvement of properties are capitalized.  Interest, property taxes, and other costs associated with development incurred during the construction period are capitalized as building cost.  Expenditures for repairs and maintenance are expensed when incurred.  Depreciation expense is computed using the straight-line method over the estimated useful lives of the buildings and improvements, which generally range from 5 to 25 years.  At December 31, 2010, all of the real estate facilities have been in service longer than 25 years, and accordingly the original development costs of such buildings are fully depreciated.

PUBLIC STORAGE PROPERTIES V, LTD.
NOTES TO FINANCIAL STATEMENTS
December 31, 2010

We evaluate our real estate for impairment on a quarterly basis.  We first evaluate these assets for indicators of impairment, and if any indicators of impairment are noted, we determine whether the carrying value of the real estate is in excess of the future estimated undiscounted cash flows attributable to the real estate.  If there is excess carrying value over such future undiscounted cash flows, an impairment charge is recorded for the excess of carrying value over the real estate’s estimated fair value.  Any real estate facility which we expect to sell or otherwise dispose of prior to its estimated useful life is stated at the lower of its estimated net realizable value (estimated fair value less cost to sell) or its carrying value.  No impairment was identified from our evaluations in any periods presented in the accompanying financial statements.

Revenue and Expense Recognition:

Rental income, which is generally earned pursuant to month-to-month leases for storage space, as well as late charges and administrative fees, are recognized as earned.  Promotional discounts are recognized as a reduction to rental income over the promotional period, which is generally during the first month of occupancy.  Interest income is recognized as earned.

We accrue for property tax expense based upon actual amounts billed for the related time periods and, in some circumstances due to taxing authority assessment and billing timing and disputes of assessed amounts, estimates and historical trends.  If these estimates are incorrect, the timing and amount of expense recognition could be affected.

Cost of operations, general and administrative expense, as well as television, yellow page, and other advertising expenditures are expensed as incurred.

Allocation of Net Income:

The general partners' share of net income consists of amounts attributable to their 1% capital contribution and an additional percentage of cash flow (as defined) which relates to the general partners' share of cash distributions as set forth in the Partnership Agreement (Note 4).  All remaining net income is allocated to the limited partners.

Per unit data is based on the weighted average number of the limited partnership units (44,000) outstanding during the period.

Deferred Revenue:

Deferred revenue totaling $205,000 at December 31, 2010 ($215,000 at December 31, 2009), consists of prepaid rents, which are recognized as rental income when earned.

Environmental Cost:

Our policy is to accrue environmental assessments and/or remediation costs when it is probable that such efforts will be required and the related costs can be reasonably estimated.  Although there can be no assurance, we are not aware of any environmental contamination at any of our facilities, which, individually or in the aggregate, would be material to our overall business, financial condition or results of operations.

PUBLIC STORAGE PROPERTIES V, LTD.
NOTES TO FINANCIAL STATEMENTS
December 31, 2010

Income Taxes:

The Partnership is treated as a partnership for federal and state income tax purposes with the taxable income of the entity allocated to each partner in accordance with the Partnership Agreement.  Accordingly, no federal income tax expense is recorded by the Partnership.

Recent Accounting Pronouncements and Guidance:

As of March 25, 2011, there have been no recent accounting pronouncements and guidance, which were not effective for implementation prior to December 31, 2010, that we estimate would have a future material impact upon reporting the operations or financial position of the Partnership.

Segment Reporting:

The Partnership only has one reportable segment.

3.	Cash Distributions

The Partnership Agreement requires that cash available for distribution (cash flow from all sources less cash necessary for any obligations or capital improvements) be distributed at least quarterly.  During 2010, we paid distributions to the limited and general partners totaling $4,752,000 ($108.00 per unit) and $1,648,000, respectively.  During 2009, we paid distributions to the limited and general partners totaling $5,060,000 ($115.00 per unit) and $1,755,000, respectively.  During 2008, we paid distributions to the limited and general partners totaling $5,104,000 ($116.00 per unit) and $1,770,000, respectively.  Future distribution rates may be adjusted to levels which are supported by operating cash flow after provisions for capital improvements and any other obligations.

4.	Partners' Equity

PS and Hughes are general partners of the Partnership.  In 1995, Hughes contributed his ownership and rights to distributions from the Partnership to BWH Marina Corporation II, a corporation wholly-owned by Hughes.  As such, Hughes continues to act as a general partner but receives no direct compensation, or other consideration from the Partnership.

The general partners have a 1% interest in the Partnership.  In addition, the general partners have an 8% interest in cash distributions attributable to operations (exclusive of distributions attributable to sale and financing proceeds) until the limited partners recover all of their initial investment.  Thereafter, the general partners have a 25% interest in all cash distributions (including sale and financing proceeds).  In 1987, the limited partners recovered all of their initial investment.  All subsequent cash distributions are being made 25.75% (including the 1% interest) to the general partners and 74.25% to the limited partners.  Transfers of equity are made periodically to reconcile the partners’ equity accounts to the provisions of the Partnership Agreement.  These transfers have no effect on the results of operations or distributions to partners

PUBLIC STORAGE PROPERTIES V, LTD.
NOTES TO FINANCIAL STATEMENTS
December 31, 2010

5.	Related Party Transactions

Management Agreements and Shared Expenses with Affiliates

The Partnership has a management agreement (the “Management Agreement”) with PS pursuant to which PS operates the Partnership’s self-storage facilities for a fee equal to 6% of the facilities’ gross revenue (as defined).  The Partnership’s business park is managed by PS Business Parks, L.P. (“PSBP”) pursuant to a management contract, (the “PSBP Management Agreement”).  The PSBP Management Agreement between the Partnership and PSBP provides that the PSBP Management Agreement may be terminated (i) without cause upon 60 days written notice by the Partnership and upon seven years notice by PSBP and (ii) at any time by either party for cause.  PSBP, an affiliate of PS operates the Partnership’s business park for a fee equal to 5% of the facility’s gross income.  For the years ended December 31, 2010, 2009 and 2008, the Partnership paid $578,000, $587,000 and $619,000, respectively, pursuant to these Management Agreements.

The Management Agreement between the Partnership and PS provides that the Management Agreement may be terminated without cause upon 60 days written notice by the Partnership or six months notice by PS.

The Partnership’s facilities, along with facilities owned by PS and its affiliates, are managed and marketed jointly by PS in order to take advantage of scale and other efficiencies.  Joint costs are allocated on a methodology meant to fairly allocate such costs based upon the related activities.  As a result, significant components of cost of operations, such as payroll costs, advertising and promotion, data processing and insurance expenses are shared and allocated among the properties using methodologies meant to fairly allocate such costs based upon the related activities.  The total of such expenses, substantially all of which are included in cost of operations in our accompanying statements of income, amounted to $1,018,000, $1,058,000, and $1,072,000 for the years ended December 31, 2010, 2009, and 2008, respectively.

Ownership of Limited Partnership Interest by the General Partners

As of December 31, 2010, PS owns 14,740 Units, as to which PS has sole voting and dispositive power and Hughes owns 4,852 Units..

In addition, as of December 31, 2010, 7,415 Units are owned by PS Orangeco Partnerships, Inc., a corporation in which the Hughes Family owns approximately 48% of the voting stock, PS owns 46% and members of PS management and related individuals own approximately 6%.

Captive Insurance Activities with PS

The Partnership has a 1.4% ownership interest in STOR-Re Mutual Insurance Corporation (“STOR-Re”), which was formed in 1994 as an association captive insurance company, and is controlled by PS.  The Partnership accounts for its investment in STOR-Re, which is included in other assets on our accompanying balance sheets, on the cost method, and has received no distributions during the three years ended December 31, 2010.

STOR-Re provides limited property and liability insurance coverage to the Partnership, PS, and affiliates for losses occurring before April 1, 2004.  STOR-Re was succeeded with respect to these activities for losses occurring after March 31, 2004 by PS Insurance Company - Hawaii, Ltd. (“PSICH”), a wholly-owned subsidiary of PS.

PUBLIC STORAGE PROPERTIES V, LTD.
NOTES TO FINANCIAL STATEMENTS
December 31, 2010

The following table sets forth certain condensed consolidated financial information (unaudited) with respect to STOR-Re (representing 100% of this entity’s operations and not the Partnership’s pro-rata share):

	2010	2009
	(Amounts in thousands)
For the year ended December 31,
Net investment income	$379	$332
Loss and loss adjustment (expense) benefit	(580)	444
Other expenses	(156)	(199)
Net (loss) income	$(357)	$577

At December 31,
Total assets (primarily cash and other investments)	$21,506	$20,367
Liabilities for losses and loss adjustment expenses	3,141	4,065
Other liabilities	2,867	1,613
Member’s surplus	15,498	14,689

Premiums paid to PSICH for the years ended December 31, 2010, 2009 and 2008 were $61,000, $69,000 and $77,000, respectively.

Other Activities with PS

PSICH also reinsures insurance policies providing certain coverage for losses to goods stored by tenants in the Partnership’s and PS’ storage facilities.  PSICH receives the premiums and bears the risks associated with the re-insurance.  The Partnership receives a fee (an “Access Fee”) from PSICH in return for providing tenant listings.  This Access Fee is based on the number of spaces the Partnership has to rent.  Included in other income are Access Fees totaling $320,000, $297,000 and $326,000 for the years ended December 31, 2010, 2009 and 2008, respectively.

A subsidiary of PS sells locks and boxes to the general public and tenants to be used in securing their spaces and moving their goods.  The subsidiary of PS receives the revenues and bears the cost of the activities, and pays the Partnership rent for any space it uses at the Partnership’s facilities in conducting its activities.  Included in rental income is rent received by the Partnership with respect to this space totaling $7,000 for each of the years ended December 31, 2010, 2009 and 2008.

Due to Affiliate

At December 31, 2009, the Partnership owed $228,000 to an affiliate of PS.  This amount arose in December 2009 from the timing of the settlement of shared costs and was paid in January 2010.

6.	Taxes Based on Income

Taxes based on income are the responsibility of the individual partners and, accordingly, the Partnership's financial statements do not reflect a provision for such taxes.

Taxable net income (unaudited) was $6,358,000, $5,869,000 and $7,106,000 for the years ended December 31, 2010, 2009 and 2008, respectively.  The difference between taxable net income and net income is primarily related to depreciation expense resulting from differences in depreciation and capitalization methodologies.

PUBLIC STORAGE PROPERTIES V, LTD.
NOTES TO FINANCIAL STATEMENTS
December 31, 2010

7.	Supplementary Quarterly Financial Data (unaudited)

	Three Months Ended
	March 31, 2010	June 30, 2010	September 30, 2010	December 31, 2010
Rental Income	$2,392,000	$2,413,000	$2,432,000	$2,457,000
Cost of Operations (including management fees and depreciation)	$928,000	$943,000	$900,000	$828,000
Net Income	$1,504,000	$1,505,000	$1,594,000	$1,696,000
Net Income Per Limited Partner Unit	$25.52	$26.84	$26.86	$26.51
Cash Distributions	$1,481,000	$1,245,000	$1,600,000	$2,074,000

	Three Months Ended
	March 31, 2009	June 30, 2009	September 30, 2009	December 31, 2009
Rental Income	$2,488,000	$2,464,000	$2,482,000	$2,411,000
Cost of Operations (including management fees and depreciation)	$927,000	$917,000	$902,000	$810,000
Net Income	$1,598,000	$1,567,000	$1,671,000	$1,650,000
Net Income Per Limited Partner Unit	$26.62	$28.27	$28.25	$24.45
Cash Distributions	$1,659,000	$1,245,000	$1,659,000	$2,252,000

8.	Commitments and Contingencies

Legal Matters

PS and the Partnership are a party to various claims, complaints, and other legal actions that have arisen in the normal course of business from time to time.  We believe that it is remote that the outcome of these pending legal proceedings including employment and tenant claims, individually or in the aggregate, will have a material adverse impact upon the results of our operations, financial position, or cash flows.

Public Storage Properties V, Ltd.
Schedule III – Real Estate and Accumulated Depreciation

	Initial Cost			Gross Carrying Amount at December 31, 2010
Description	Land	Buildings & Equipment	Costs Subsequent to Construction (Improvements)	Land	Buildings & Equipment	Total	Accumulated Depreciation	Date Completed

California
Belmont	$478,000	$811,000	$406,000	$478,000	$1,217,000	$1,695,000	$1,174,000	12/79
Carson Street	265,000	563,000	335,000	265,000	898,000	1,163,000	851,000	01/80
Palmdale	114,000	721,000	474,000	114,000	1,195,000	1,309,000	1,157,000	01/80
Pasadena Fair Oaks	686,000	1,219,000	532,000	686,000	1,753,000	2,439,000	1,629,000	03/80
Sacramento Carmichael	305,000	850,000	473,000	305,000	1,323,000	1,628,000	1,187,000	07/80
Sacramento Florin	326,000	1,063,000	1,374,000	326,000	2,437,000	2,763,000	1,887,000	06/80
San Jose Capitol Quimby	209,000	742,000	329,000	209,000	1,070,000	1,279,000	1,004,000	07/80
San Jose Felipe	270,000	935,000	432,000	270,000	1,367,000	1,637,000	1,301,000	12/80
So. San Francisco Spruce (1)	532,000	1,488,000	838,000	532,000	2,326,000	2,858,000	2,160,000	11/80

Florida
Miami 27th Avenue	142,000	878,000	636,000	142,000	1,514,000	1,656,000	1,427,000	05/80
Miami 29th	270,000	520,000	577,000	270,000	1,097,000	1,367,000	914,000	10/79

Georgia
Atlanta Montreal Road	397,000	888,000	539,000	397,000	1,427,000	1,824,000	1,318,000	06/80
Atlanta Mountain Industrial Blvd.	271,000	725,000	559,000	271,000	1,283,000	1,554,000	1,219,000	09/80
Marietta-Cobb Parkway	219,000	914,000	768,000	219,000	1,682,000	1,901,000	1,563,000	10/79

	$4,484,000	$12,317,000	$8,272,000	$4,484,000	$20,589,000	$25,073,000	$18,791,000

Note:      Buildings are depreciated over a useful life of 25 years.

(1)           A portion of the property has been developed as a business park.

Public Storage Properties V, Ltd.

Schedule III – Real Estate and Accumulated Depreciation
(continued)

Reconciliation of Real Estate Cost and Accumulated Depreciation

COST RECONCILIATION

	2010	2009

Balance at the beginning of the year	$24,667,000	$23,894,000

Additions during the year: Improvements	406,000	773,000

Balance at the end of the year	$25,073,000	$24,667,000

ACCUMULATED DEPRECIATION RECONCILIATION

	2010	2009

Balance at the beginning of the year	$18,306,000	$17,867,000

Depreciation expense	485,000	439,000

Balance at the end of the year	$18,791,000	$18,306,000

(a)	The aggregate depreciable cost prior to depreciation of real estate (excluding land) for federal income tax purposes is $18,273,000 (unaudited).

PUBLIC STORAGE PARTNERS, LTD.
CONDENSED BALANCE SHEETS

	March 31, 2011	December 31, 2010
	(Unaudited)
ASSETS

Cash and cash equivalents	$127,000	$99,000
Rent and other receivables	20,000	12,000

Real estate facilities, at cost:
Buildings, land improvements and equipment	2,515,000	2,434,000
Land	739,000	739,000
	3,254,000	3,173,000
Less: accumulated depreciation	(2,312,000)	(2,298,000)
	942,000	875,000

Other assets	25,000	33,000

Total assets	$1,114,000	$1,019,000

LIABILITIES AND PARTNERS' EQUITY

Accounts payable and accrued liabilities	$118,000	$44,000
Due to affiliate	145,000	145,000
Deferred revenue	57,000	42,000
Total liabilities	320,000	231,000

Commitments and contingencies (Note 6)

Partners' equity
Limited partners' equity, $500 per unit, 6,000 units
authorized, 4,628 issued and outstanding	507,000	503,000
General partner's equity	287,000	285,000

Total partners' equity	794,000	788,000

Total liabilities and partners' equity	$1,114,000	$1,019,000

See accompanying notes.

PUBLIC STORAGE PARTNERS, LTD.
CONDENSED STATEMENTS OF INCOME
(UNAUDITED)

	Three Months Ended March 31,
	2011	2010

REVENUES:

Rental income	$565,000	$560,000
Other income	22,000	23,000

	587,000	583,000

COSTS AND EXPENSES:

Cost of operations	105,000	116,000
Management fees paid to affiliate	34,000	33,000
Depreciation	14,000	6,000
General and administrative	29,000	27,000

	182,000	182,000

NET INCOME	$405,000	$401,000

Allocation of Net Income:
Limited partners’ share of net income	$259,000	$242,000
General partner’s share of net income	146,000	159,000

	$405,000	$401,000

Limited partners’ share of net income per unit (4,628 units outstanding)	$55.96	$52.29

See accompanying notes.

PUBLIC STORAGE PARTNERS, LTD.
CONDENSED STATEMENT OF PARTNERS’ EQUITY
(UNAUDITED)

	Limited Partners’	General Partner’s	Total Partners’ Equity

Balance at December 31, 2010	$503,000	$285,000	$788,000

Net income	259,000	146,000	405,000

Cash distributions	(255,000)	(144,000)	(399,000)

Equity transfer	-	-	-

Balance at March 31, 2011	$507,000	$287,000	$794,000

See accompanying notes.

PUBLIC STORAGE PARTNERS, LTD.
CONDENSED STATEMENTS OF CASH FLOWS
(UNAUDITED)

	For the Three Months Ended March 31,
	2011	2010

Cash flows from operating activities:

Net income	$405,000	$401,000

Adjustments to reconcile net income to net cash provided by operating activities:

Depreciation	14,000	6,000
Increase in rent and other receivables	(8,000)	(4,000)
Decrease in other assets	8,000	5,000
Increase in accounts payable and accrued liabilities	74,000	21,000
Increase in due to affiliate	-	81,000
Increase in deferred revenue	15,000	3,000

Total adjustments	103,000	112,000

Net cash provided by operating activities	508,000	513,000

Cash flows from investing activities:

Additions to real estate facilities	(81,000)	-

Net cash used in investing activities	(81,000)	-

Cash flows from financing activities:

Distributions paid to partners	(399,000)	(464,000)

Net cash used in financing activities	(399,000)	(464,000)

Net increase in cash and cash equivalents	28,000	49,000

Cash and cash equivalents at the beginning of the period	99,000	84,000

Cash and cash equivalents at the end of the period	$127,000	$133,000

See accompanying notes.

PUBLIC STORAGE PARTNERS, LTD.
NOTES TO CONDENSED FINANCIAL STATEMENTS
(UNAUDITED)

1.	Description of Partnership

Public Storage Partners, Ltd. (the "Partnership", “we” or “our”) was formed in 1976 with the proceeds of a public offering. The general partner in the Partnership is Public Storage, formerly Public Storage, Inc. (herein referred to as “Public Storage”, “General Partner” or “PS”).

The Partnership was formed to engage in the business of developing and operating self-storage facilities which offer storage spaces for lease, generally on a month-to-month basis, for personal and business use.  The Partnership owns three self-storage facilities located in California which are managed pursuant to a management agreement by PS under the “Public Storage” name.

2.	Summary of Significant Accounting Policies and Partnership Matters

Basis of Presentation:

The accompanying unaudited condensed financial statements have been prepared in accordance with U.S. generally accepted accounting principles (“GAAP”) as defined in the Financial Accounting Standards Board Accounting Standards Codification (the “Codification”), including the related guidance with respect to interim financial information, and in conformity with the instructions to Form 10-Q and Article 10 of Regulation S-X.  Accordingly, they do not include all of the information and notes required by GAAP for complete financial statements.  In the opinion of management, all adjustments (consisting of normal and recurring adjustments) considered necessary for a fair presentation have been reflected in these unaudited condensed financial statements.  Operating results for the three months ended March 31, 2011 are not necessarily indicative of the results that may be expected for the year ending December 31, 2011 due to seasonality and other factors.  The accompanying unaudited condensed financial statements should be read together with the financial statements and related notes included in the Partnership’s financial statements included herein for the year ended December 31, 2010.

Use of Estimates:

The preparation of the condensed financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the amounts reported in the condensed financial statements and accompanying notes.  Actual results could differ from those estimates.

Financial Instruments:

We have estimated the fair value of financial instruments using available market information and generally accepted valuation methodologies.  Considerable judgment is required in interpreting market data to develop estimates of market value.  Accordingly, estimated fair values are not necessarily indicative of the amounts that could be realized in current market exchanges.

For purposes of financial statement presentation, we consider all highly liquid financial instruments such as short-term treasury securities, money market funds with daily liquidity and a rating of at least AAA by Standard and Poor’s, or investment grade (rated A1 by Standard and Poor’s) short-term commercial paper with remaining maturities of three months or less at the date of acquisition to be cash equivalents.

Due to the short maturity and the underlying characteristics of our cash and cash equivalents, other assets, accrued and other liabilities, and due to affiliate, we believe the carrying values as presented on the condensed balance sheets are reasonable estimates of fair value.

Financial assets that are exposed to credit risk consist primarily of cash and cash equivalents as well as rent and other receivables.  Cash and cash equivalents, as described above, are only invested in instruments with an investment grade rating.  Our receivables consist of small individual amounts.  Accordingly, credit risk on these assets as a whole is minimal.

PUBLIC STORAGE PARTNERS, LTD.
NOTES TO CONDENSED FINANCIAL STATEMENTS
(UNAUDITED)

Real Estate Facilities and Evaluation of Asset Impairment:

Real estate facilities are recorded at cost.  Costs associated with the development, construction, renovation and improvement of properties are capitalized.  Interest, property taxes, and other costs associated with development incurred during the construction period are capitalized as building cost.  Expenditures for repairs and maintenance are expensed when incurred.  Depreciation expense is computed using the straight-line method over the estimated useful lives of the buildings and improvements, which generally range from 5 to 25 years.  At March 31, 2011, all of the real estate facilities have been in service longer than 25 years, and accordingly the original development costs of such buildings are fully depreciated.

We evaluate our real estate for impairment on a quarterly basis.  We first evaluate these assets for indicators of impairment, and if any indicators of impairment are noted, we determine whether the carrying value of the real estate is in excess of the future estimated undiscounted cash flows attributable to the real estate.  If there is excess carrying value over such future undiscounted cash flows, an impairment charge is recorded for the excess of carrying value over the real estate’s estimated fair value.  Any real estate facility which we expect to sell or otherwise dispose of prior to its estimated useful life is stated at the lower of its estimated net realizable value (estimated fair value less cost to sell) or its carrying value.  No impairment was identified from our evaluations in any periods presented in the accompanying condensed financial statements.

Revenue and Expense Recognition:

Rental income, which is generally earned pursuant to month-to-month leases for storage space, as well as late charges and administrative fees, are recognized as earned.  Promotional discounts are recognized as a reduction to rental income over the promotional period, which is generally during the first month of occupancy.  Interest income is recognized as earned.

We accrue for property tax expense based upon actual amounts billed for the related time periods and, in some circumstances due to taxing authority assessment and billing timing and disputes of assessed amounts, estimates and historical trends.  If these estimates are incorrect, the timing and amount of expense recognition could be affected.

Cost of operations, general and administrative expense, as well as television, yellow page, and other advertising expenditures are expensed as incurred.

Allocation of Net Income:

The General Partner's share of net income consists of amounts attributable to their 14.94% capital contribution and an additional percentage of cash flow (as defined) which relates to the General Partner’s share of cash distributions as set forth in the Partnership Agreement (Note 5).  All remaining net income is allocated to the limited partners.

Per unit data is based on the weighted average number of the limited partnership units (4,628) outstanding during the period.

Deferred Revenue:

Deferred revenue totaling $57,000 at March 31, 2011 ($42,000 at December 31, 2010), consists of prepaid rents, which are recognized as rental income when earned.

PUBLIC STORAGE PARTNERS, LTD.
NOTES TO CONDENSED FINANCIAL STATEMENTS
(UNAUDITED)

Environmental Cost:

Our policy is to accrue environmental assessments and/or remediation costs when it is probable that such efforts will be required and the related costs can be reasonably estimated.  Although there can be no assurance, we are not aware of any environmental contamination at any of our facilities, which, individually or in the aggregate, would be material to our overall business, financial condition or results of operations.

Income Taxes:

The Partnership is treated as a partnership for federal and state income tax purposes with the taxable income of the entity allocated to each partner in accordance with the Partnership Agreement.  Accordingly, no federal income tax expense is recorded by the Partnership.

Recent Accounting Pronouncements and Guidance:

There have been no recent accounting pronouncements and guidance, which were not effective for implementation at March 31, 2011, that we estimate would have a future material impact upon reporting the operations or financial position of the Partnership.

Subsequent Events:

The Partnership has evaluated subsequent events occurring between the end of the most recent fiscal quarter end and June 9, 2011, the date the financial statements were available for issuance.

Segment Reporting:

The Partnership only has one reportable segment.

3.	Cash Distributions

The Partnership Agreement requires that cash available for distribution (cash flow from all sources less cash necessary for any obligations or capital improvements) be distributed at least quarterly.  During the three months ended March 31, 2011, we paid distributions to the limited and General partners totaling $255,000 ($55.10 per unit) and $144,000, respectively, as compared to $296,000 ($63.96 per unit) and $168,000, respectively, for the same period in 2010.  Future distribution rates may be adjusted to levels which are supported by operating cash flow after provisions for capital improvements and any other obligations.

4.	Partners’ Equity

The general partner has a 1.7% contributed interest in the partnership.  In addition, the General Partner had an 8% interest in cash distributions attributable to operations (exclusive of distributions attributable to sale and financing proceeds) until the limited partners recovered all of their initial investment, when the General Partner had a 25% interest in all cash distributions (including sale and financing proceeds).   For all periods presented, due to the limited partners recovering all of their initial investment, the General Partner has a 25% interest in all cash distributions (including sale and financing proceeds), and as a result cash distributions are being made 26.24% to the General Partner (including the 1.7% contributed interest) and 73.76% to the limited partners.   The amounts presented as General Partner’s interest on the accompanying balance sheets, statements of income and statements of partners’ equity include the 26.24% interest attributable to the general partnership interest, as well as amounts attributed to 723 limited partnership units acquired by PS in 1986.  The 723 limited partnership units have the same rights as the other 4,628 limited partnership units.  The other 4,628 limited partnership units are presented as “limited partner interests” on the accompanying balance sheets, statements of income, and statements of partner’s equity.  Transfers of equity are made periodically to reconcile the partners’ equity accounts to the provisions of the Partnership Agreement.  These transfers have no effect on the results of operations or distributions to partners.

PUBLIC STORAGE PARTNERS, LTD.
NOTES TO CONDENSED FINANCIAL STATEMENTS
(UNAUDITED)

5.	Related Party Transactions

Management Agreement and Shared Expenses with PS

The Partnership has a management agreement (the “Management Agreement”) with PS pursuant to which PS operates the self-storage facilities for a fee equal to 6% of the facilities' gross revenue (as defined).  For the three months ended March 31, 2011 and 2010, the Partnership paid PS $34,000 and $33,000, respectively, under this Management Agreement.

The Management Agreement between the Partnership and PS provides that the Management Agreement may be terminated without cause upon 60 days written notice by the Partnership or six months notice by PS.

The Partnership’s facilities, along with facilities owned by PS and its affiliates, are managed and marketed jointly by PS in order to take advantage of scale and other efficiencies.  Joint costs are allocated on a methodology meant to fairly allocate such costs based upon the related activities.  As a result, significant components of cost of operations, such as payroll costs, advertising and promotion, data processing and insurance expenses are shared and allocated among the properties using methodologies meant to fairly allocate such costs based upon the related activities.  The total of such expenses, substantially all of which are included in cost of operations in our accompanying condensed statements of income, amounted to $73,000 and $77,000 for the three months ended March 31, 2011 and 2010, respectively.

Captive Insurance Activities with PS

The Partnership has a 0.3% ownership interest in STOR-Re Mutual Insurance Corporation (“STOR-Re”), which was formed in 1994 as an association captive insurance company, and is controlled by PS.  The Partnership accounts for its investment in STOR-Re, which is included in other assets on our accompanying condensed balance sheets, on the cost method, and has received no distributions during the three months ended March 31, 2011 or 2010.

STOR-Re provides limited property and liability insurance coverage to the Partnership, PS, and affiliates for losses occurring before April 1, 2004.  STOR-Re was succeeded with respect to these activities for losses occurring after March 31, 2004 by PS Insurance Company - Hawaii, Ltd. (“PSICH”), a wholly-owned subsidiary of PS.

Premiums paid to PSICH for the three months ended March 31, 2011 and 2010 were $4,000 and $5,000, respectively.

Other Activities with PS

PSICH also reinsures insurance policies providing certain coverage for losses to goods stored by tenants in the Partnership’s and PS’ storage facilities.  PSICH receives the premiums and bears the risks associated with the re-insurance.  The Partnership receives a fee (an “Access Fee”) from PSICH in return for providing tenant listings.  This Access Fee is based on the number of spaces the Partnership has to rent.  Included in other income are Access Fees totaling $22,000 and $23,000 for the three months ended      March 31, 2011 and 2010, respectively.

A subsidiary of PS sells locks and boxes to the general public and tenants to be used in securing their spaces and moving their goods.  The subsidiary of PS receives the revenues and bears the cost of the activities and pays the Partnership rent for any space it uses at the Partnership’s facilities in conducting its activities.  Included in rental income is rent received by the Partnership with respect to this space totaling less than $1,000 for each of the three months ended March 31, 2011 and 2010.

PUBLIC STORAGE PARTNERS, LTD.
NOTES TO CONDENSED FINANCIAL STATEMENTS
(UNAUDITED)

Adjacent Public Storage Facilities

In September 1985, PS opened a self-storage facility (the “New PS Costa Mesa Facility”) next to the Partnership’s existing Costa Mesa, California facility, and these two facilities now share a single leasing office in the New PS Costa Mesa Facility.  In August 2003, PS opened a self-storage facility (the “New PS Van Nuys Facility”) next to the Partnership’s existing Van Nuys, California facility, and these two facilities now share a single leasing office in the New PS Van Nuys Facility.  Costs which cannot be specifically attributed to either site at the New PS Costa Mesa Facility or at the New PS Van Nuys Facility, such as on-site property managers, advertising and promotion and office expense, are allocated between the two facilities on a basis meant to fairly allocate these costs based upon the related activities.  Such costs totaled $26,000 and $35,000 for the three months ended March 31, 2011 and 2010, respectively.  Other costs that are specifically allocable to either facility, such as property taxes, are directly charged to each facility.

Due to Affiliate

At March 31, 2011 and December 31, 2010, the Partnership owed $145,000 to an affiliate due to an error in the recognition of certain rental income between Partnership and PS properties that have adjacent facilities, which impacted revenues and net income in the year ended December 31, 2010 and prior periods.

6.	Commitments and Contingencies

Legal Matters

PS and the Partnership are a party to various claims, complaints, and other legal actions that have arisen in the normal course of business from time to time.  We believe that it is remote that the outcome of these pending legal proceedings including employment and tenant claims, individually or in the aggregate, will have a material adverse impact upon the results of our operations, financial position, or cash flows.

PUBLIC STORAGE PARTNERS II, LTD.
CONDENSED BALANCE SHEETS

	March 31, 2011	December 31, 2010
	(Unaudited)
ASSETS

Cash and cash equivalents	$433,000	$143,000
Rent and other receivables	48,000	38,000

Real estate facilities, at cost:
Buildings and equipment	4,648,000	4,620,000
Land	1,256,000	1,256,000
	5,904,000	5,876,000
Less: accumulated depreciation	(4,446,000)	(4,421,000)
	1,458,000	1,455,000

Other assets	38,000	26,000

Total assets	$1,977,000	$1,662,000

LIABILITIES AND PARTNERS’ EQUITY

Accounts payable and accrued liabilities	$198,000	$283,000
Deferred revenue	117,000	109,000
Total liabilities	315,000	392,000

Commitments and contingencies (Note 6)

Partners’ equity:
Limited partners’ equity, $500 per unit, 10,000 units
authorized, 9,890 issued and outstanding	1,233,000	942,000
General partner’s equity	429,000	328,000

Total partners’ equity	1,662,000	1,270,000

Total liabilities and partners’ equity	$1,977,000	$1,662,000

See accompanying notes.

PUBLIC STORAGE PARTNERS II, LTD.
CONDENSED STATEMENTS OF INCOME
(UNAUDITED)

	Three Months Ended March 31,
	2011	2010

REVENUES:

Rental income	$419,000	$425,000
Revenues from affiliate under performance agreements	661,000	655,000
Other income	34,000	37,000
	1,114,000	1,117,000

COSTS AND EXPENSES:

Cost of operations	81,000	82,000
Management fees paid to affiliate	25,000	26,000
Depreciation	25,000	21,000
General and administrative	31,000	28,000

	162,000	157,000

NET INCOME	$952,000	$960,000

Allocation of Net Income:
Limited partners’ share of net income	$803,000	$682,000
General partner’s share of net income	149,000	278,000

	$952,000	$960,000

Limited partners’ share of net income per unit (9,890 units outstanding)	$81.19	$68.96

See accompanying notes.

PUBLIC STORAGE PARTNERS II, LTD.
CONDENSED STATEMENT OF PARTNERS’ EQUITY
(UNAUDITED)

	Limited Partners’	General Partner’s	Total Partners’ Equity

Balance at December 31, 2010	$942,000	$328,000	$1,270,000

Net income	803,000	149,000	952,000

Cash distributions	(415,000)	(145,000)	(560,000)

Equity transfer	(97,000)	97,000	-

Balance at March 31, 2011	$1,233,000	$429,000	$1,662,000

See accompanying notes.

PUBLIC STORAGE PARTNERS II, LTD.
CONDENSED STATEMENTS OF CASH FLOWS
(UNAUDITED)

	For the Three Months Ended March 31,
	2011	2010
Cash flows from operating activities:

Net income	$952,000	$960,000

Adjustments to reconcile net income to net cash provided by operating activities:

Depreciation	25,000	21,000
Increase in rent and other receivables	(10,000)	(4,000)
Increase in other assets	(12,000)	(5,000)
(Decrease) increase in accounts payable and accrued liabilities	(85,000)	75,000
Increase in due to affiliate	-	203,000
Increase (decrease) in deferred revenue	8,000	(5,000)

Total adjustments	(74,000)	285,000

Net cash provided by operating activities	878,000	1,245,000

Cash flows from investing activities:

Additions to real estate facilities	(28,000)	(17,000)

Net cash used in investing activities	(28,000)	(17,000)

Cash flows from financing activities:

Distributions paid to partners	(560,000)	(1,080,000)

Net cash used in financing activities	(560,000)	(1,080,000)

Net increase in cash and cash equivalents	290,000	148,000

Cash and cash equivalents at the beginning of the period	143,000	249,000

Cash and cash equivalents at the end of the period	$433,000	$397,000

See accompanying notes.

PUBLIC STORAGE PARTNERS II, LTD.
NOTES TO CONDENSED FINANCIAL STATEMENTS
(UNAUDITED)

1.	Description of Partnership

Public Storage Partners II, Ltd. (the "Partnership", “we” or “our”) was formed in 1976 with the proceeds of a public offering.  The general partner in the Partnership is Public Storage, formerly Public Storage, Inc. (herein referred to as “Public Storage”, “General Partner” or “PS”.)

The Partnership was formed to engage in the business of developing and operating self-storage facilities which offer storage spaces for lease, generally on a month-to-month basis, for personal and business use.  The Partnership owns four self-storage facilities located in California, which are managed pursuant to a management agreement by PS under the “Public Storage” name.

2.	Summary of Significant Accounting Policies and Partnership Matters

Basis of Presentation:

The accompanying unaudited condensed financial statements have been prepared in accordance with U.S. generally accepted accounting principles (“GAAP”) as defined in the Financial Accounting Standards Board Accounting Standards Codification (the “Codification”), including the related guidance with respect to interim financial information, and in conformity with the instructions to Form 10-Q and Article 10 of Regulation S-X.  Accordingly, they do not include all of the information and notes required by GAAP for complete financial statements.  In the opinion of management, all adjustments (consisting of normal and recurring adjustments) considered necessary for a fair presentation have been reflected in these unaudited condensed financial statements.  Operating results for the three months ended March 31, 2011 are not necessarily indicative of the results that may be expected for the year ending December 31, 2011 due to seasonality and other factors.  The accompanying unaudited condensed financial statements should be read together with the financial statements and related notes included in the Partnership’s financial statements included herein for the year ended December 31, 2010.

Use of Estimates:

The preparation of the condensed financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the amounts reported in the condensed financial statements and accompanying notes.  Actual results could differ from those estimates.

Financial Instruments:

We have estimated the fair value of financial instruments using available market information and generally accepted valuation methodologies.  Considerable judgment is required in interpreting market data to develop estimates of market value.  Accordingly, estimated fair values are not necessarily indicative of the amounts that could be realized in current market exchanges.

For purposes of financial statement presentation, we consider all highly liquid financial instruments such as short-term treasury securities, money market funds with daily liquidity and a rating of at least AAA by Standard and Poor’s, or investment grade (rated A1 by Standard and Poor’s) short-term commercial paper with remaining maturities of three months or less at the date of acquisition to be cash equivalents.

Due to the short maturity and the underlying characteristics of our cash and cash equivalents, other assets, and accrued and other liabilities, we believe the carrying values as presented on the condensed balance sheets are reasonable estimates of fair value.

Financial assets that are exposed to credit risk consist primarily of cash and cash equivalents as well as rent and other receivables.  Cash and cash equivalents, as described above, are only invested in instruments with an investment grade rating.  Our receivables consist of small individual amounts.  Accordingly, credit risk on these assets as a whole is minimal.

PUBLIC STORAGE PARTNERS II, LTD.
NOTES TO CONDENSED FINANCIAL STATEMENTS
(UNAUDITED)

Real Estate Facilities and Evaluation of Asset Impairment:

Real estate facilities are recorded at cost.  Costs associated with the development, construction, renovation and improvement of properties are capitalized.  Interest, property taxes, and other costs associated with development incurred during the construction period are capitalized as building cost.  Expenditures for repairs and maintenance are expensed when incurred.  Depreciation expense is computed using the straight-line method over the estimated useful lives of the buildings and improvements, which generally range from 5 to 25 years.  At March 31, 2011, all of the real estate facilities have been in service longer than 25 years, and accordingly the original development costs of such buildings are fully depreciated.

We evaluate our real estate for impairment on a quarterly basis.  We first evaluate these assets for indicators of impairment, and if any indicators of impairment are noted, we determine whether the carrying value of the real estate is in excess of the future estimated undiscounted cash flows attributable to the real estate.  If there is excess carrying value over such future undiscounted cash flows, an impairment charge is recorded for the excess of carrying value over the real estate’s estimated fair value.  Any real estate facility which we expect to sell or otherwise dispose of prior to its estimated useful life is stated at the lower of its estimated net realizable value (estimated fair value less cost to sell) or its carrying value.  No impairment was identified from our evaluations in any periods presented in the accompanying condensed financial statements.

Revenue and Expense Recognition:

Rental income, which is generally earned pursuant to month-to-month leases for storage space, as well as late charges and administrative fees, are recognized as earned.  Promotional discounts are recognized as a reduction to rental income over the promotional period, which is generally during the first month of occupancy.  Interest income is recognized as earned.

We accrue for property tax expense based upon actual amounts billed for the related time periods and, in some circumstances due to taxing authority assessment and billing timing and disputes of assessed amounts, estimates and historical trends.  If these estimates are incorrect, the timing and amount of expense recognition could be affected.

Cost of operations, general and administrative expense, as well as television, yellow page, and other advertising expenditures are expensed as incurred.

Allocation of Net Income:

The General Partner’s share of net income consists of amounts attributable to their 1.1% capital contribution and an additional percentage of cash flow (as defined) which relates to the General Partner’s share of cash distributions as set forth in the Partnership Agreement (Note 4).  All remaining net income is allocated to the limited partners.

Per unit data is based on the weighted average number of the limited partnership units (9,890) outstanding during the period.

Deferred Revenue:

Deferred revenue totaling $117,000 at March 31, 2011 ($109,000 at December 31, 2010), consists of prepaid rents, which are recognized as rental income when earned.

PUBLIC STORAGE PARTNERS II, LTD.
NOTES TO CONDENSED FINANCIAL STATEMENTS
(UNAUDITED)

Environmental Cost:

Our policy is to accrue environmental assessments and/or remediation costs when it is probable that such efforts will be required and the related costs can be reasonably estimated.  Although there can be no assurance, we are not aware of any environmental contamination at any of our facilities, which, individually or in the aggregate, would be material to our overall business, financial condition or results of operations.

Income Taxes:

The Partnership is treated as a partnership for federal and state income tax purposes with the taxable income of the entity allocated to each partner in accordance with the Partnership Agreement.  Accordingly, no federal income tax expense is recorded by the Partnership.

Recent Accounting Pronouncements and Guidance:

There have been no recent accounting pronouncements and guidance, which were not effective for implementation at March 31, 2011, that we estimate would have a future material impact upon reporting the operations or financial position of the Partnership.

Subsequent Events:

The Partnership has evaluated subsequent events occurring between the end of the most recent fiscal quarter end and June 9, 2011, the date the financial statements were available for issuance.

Segment Reporting:

The Partnership only has one reportable segment.

3.	Cash Distributions

The Partnership Agreement requires that cash available for distribution (cash flow from all sources less cash necessary for any obligations or capital improvements) be distributed at least quarterly.  During the three months ended March 31, 2011, we paid distributions to the limited and General partners totaling $415,000 ($41.96 per unit) and $145,000, respectively, as compared to $801,000 ($80.99 per unit) and $279,000, respectively, for the same period in 2010.  Future distribution rates may be adjusted to levels which are supported by operating cash flow after provisions for capital improvements and any other obligations.

4.	Partners' Equity

The General Partner has a 1.1% interest in the Partnership.  In addition, the General Partner has an 8% interest in cash distributions attributable to operations (exclusive of distributions attributable to sale and financing proceeds) until the limited partners recover all of their initial investment.  Thereafter, the General Partner has a 25% interest in all cash distributions (including sale and financing proceeds).  In 1984, the limited partners recovered all of their initial investment.  All subsequent cash distributions are being made 25.83% (including the 1.1% interest) to the General Partner and 74.17% to the limited partners.  Transfers of equity are made periodically to reconcile the partners’ equity accounts to the provisions of the Partnership Agreement.  These transfers have no effect on the results of operations or distributions to partners.

PUBLIC STORAGE PARTNERS II, LTD.
NOTES TO CONDENSED FINANCIAL STATEMENTS
(UNAUDITED)

5.	Related Party Transactions

Management Agreement and Shared Expenses with Affiliates

The Partnership has a management agreement (the “Management Agreement”) with PS pursuant to which PS operates the self-storage facilities for a fee equal to 6% of the facilities' gross revenue (as defined).  For the three months ended March 31, 2011 and 2010, the Partnership paid PS $25,000 and $26,000, respectively, under this Management Agreement.

The Management Agreement between the Partnership and PS provides that the Management Agreement may be terminated without cause upon 60 days written notice by the Partnership or six months notice by PS.

Two of the self-storage facilities (the “Combo Properties”) are operated pursuant to management and performance agreements (the “Performance Agreements”) with a subsidiary of PS (the “PS Sub”).  These Performance Agreements commenced in January 1999 and January 2001.  Following the commencement of each property’s respective Performance Agreement when these facilities had an aggregate of 140,000 (unaudited) net rentable square feet of storage space, each facility was initially expanded to include industrial space, and this industrial space was subsequently converted to self-storage space.  At March 31, 2011, these two facilities have an aggregate of 270,000 (unaudited) net rentable square feet of storage space.  These improvements were funded entirely by the PS Sub.  During the term of the Performance Agreements, the Partnership is guaranteed to receive the same net operating income it received with respect to each property prior to the effective date of the Performance Agreements, with an annual increase of the greater of a) 1% or b) the percentage increase in net operating income achieved at the self-storage facilities managed by PS in the markets in which these facilities are located (the “Guaranteed Amounts”).  The Performance Agreements expire on December 31, 2015, at which time the Partnership will commence collecting the actual net operating income currently earned by the PS Sub from operating each facility, and the Guaranteed Amounts will no longer apply.  The PS Sub recorded revenues of $1,165,000 and $1,142,000 in the three months ended March 31, 2011 and 2010, respectively, and cost of operations (excluding depreciation) of $288,000 and $291,000 in the three months ended March 31, 2011 and 2010, respectively, with respect to the operation of the Combo Properties.  Capital expenditures for the Combo Properties totaled $16,000 and $28,000 in the three months ended March 31, 2011 and 2010, respectively.  Average occupancy of the Combo Properties was 93.6% and 91.5% during the three months ended March 31, 2011 and 2010, respectively.  Included in the line item “revenues from affiliate under performance agreements” in the Partnership’s accompanying condensed statements of income, are the Guaranteed Amounts earned by the Partnership under the Performance Agreements.  The Partnership recorded a total of $661,000 and $655,000 in revenue with respect to the Performance Agreements for the three months ended March 31, 2011 and 2010, respectively.

The Partnership’s facilities, along with facilities owned by PS and its affiliates, are managed and marketed jointly by PS in order to take advantage of scale and other efficiencies.  Joint costs are allocated on a methodology meant to fairly allocate such costs based upon the related activities.  As a result, significant components of cost of operations, such as payroll costs, advertising and promotion, data processing and insurance expenses are shared and allocated among the properties using methodologies meant to fairly allocate such costs based upon the related activities.  The total of such expenses, substantially all of which are included in cost of operations in our accompanying condensed statements of income, amounted to $274,000 and $287,000 for the three months ended March 31, 2011 and 2010, respectively.  These expenses exclude amounts associated with the Combo Properties.

Captive Insurance Activities with PS

The Partnership has a 0.4% ownership interest in STOR-Re Mutual Insurance Corporation (“STOR-Re”), which was formed in 1994 as an association captive insurance company, and is controlled by PS.  The Partnership accounts for its investment in STOR-Re, which is included in other assets on our accompanying condensed balance sheets, on the cost method, and has received no distributions during the three months ended March 31, 2011 or 2010.

PUBLIC STORAGE PARTNERS II, LTD.
NOTES TO CONDENSED FINANCIAL STATEMENTS
(UNAUDITED)

STOR-Re provides limited property and liability insurance coverage to the Partnership, PS, and affiliates for losses occurring before April 1, 2004.  STOR-Re was succeeded with respect to these activities for losses occurring after March 31, 2004 by PS Insurance Company – Hawaii, Ltd. (“PSICH”), a wholly-owned subsidiary of PS.

Premiums paid to PSICH for the three months ended March 31, 2011 and 2010 were $9,000 and $10,000, respectively.

Other Activities with PS

PSICH also reinsures insurance policies providing certain coverage for losses to goods stored by tenants in the Partnership’s and PS’ storage facilities.  PSICH receives the premiums and bears the risks associated with the re-insurance.  The Partnership receives a fee (an “Access Fee”) from PSICH in return for providing tenant listings.  This Access Fee is based on the number of spaces the Partnership has to rent.  Included in other income are Access Fees totaling $34,000 and $36,000 for the three months ended March 31, 2011 and 2010, respectively.

A subsidiary of PS sells locks and boxes to the general public and tenants to be used in securing their spaces and moving their goods.  The subsidiary of PS receives the revenues and bears the cost of the activities and pays the Partnership rent for any space it used at the Partnership’s facilities in conducting its activities.  Included in rental income is rent received by the Partnership with respect to this space totaling less than $1,000 for each of the three month periods ended March 31, 2011 and 2010.

6.	Commitments and Contingencies

Legal Matters

PS and the Partnership are a party to various claims, complaints, and other legal actions that have arisen in the normal course of business from time to time.  We believe that it is remote that the outcome of these pending legal proceedings including employment and tenant claims, individually or in the aggregate, will have a material adverse impact upon the results of our operations, financial position, or cash flows.

PUBLIC STORAGE PROPERTIES, LTD.
CONDENSED BALANCE SHEETS

	March 31, 2011	December 31, 2010
	(Unaudited)
ASSETS

Cash and cash equivalents	$298,000	$273,000
Rent and other receivables	65,000	50,000
Due from affiliates	162,000	-

Real estate facilities, at cost:
Buildings, land improvements and equipment	10,399,000	10,397,000
Land	2,476,000	2,476,000
	12,875,000	12,873,000
Less accumulated depreciation	(9,773,000)	(9,738,000)
	3,102,000	3,135,000

Other assets	56,000	46,000

Total assets	$3,683,000	$3,504,000

LIABILITIES AND PARTNERS’ EQUITY

Accounts payable and accrued liabilities	$210,000	$134,000
Deferred revenue	148,000	168,000
Total liabilities	358,000	302,000

Commitments and contingencies (Note 6)

Partners’ equity:
Limited partners’ equity, $500 per unit, 20,000 units authorized, issued and outstanding	2,469,000	2,377,000
General partners’ equity	856,000	825,000

Total partners’ equity	3,325,000	3,202,000

Total liabilities and partners’ equity	$3,683,000	$3,504,000

See accompanying notes.

PUBLIC STORAGE PROPERTIES, LTD.
CONDENSED STATEMENTS OF INCOME
(UNAUDITED)

	Three Months Ended March 31,
	2011	2010

REVENUES:

Rental income	$1,788,000	$1,776,000
Other income	48,000	53,000

	1,836,000	1,829,000

COSTS AND EXPENSES:

Cost of operations	376,000	392,000
Management fees paid to affiliate	107,000	106,000
Depreciation	35,000	36,000
General and administrative	37,000	34,000

	555,000	568,000

NET INCOME	$1,281,000	$1,261,000
Allocation of Net Income:
Limited partners’ share of net income	$981,000	$768,000
General partners’ share of net income	300,000	493,000

	$1,281,000	$1,261,000

Limited partners’ share of net income per unit (20,000 units outstanding)	$49.05	$38.40

See accompanying notes.

PUBLIC STORAGE PROPERTIES, LTD.
CONDENSED STATEMENT OF PARTNERS’ EQUITY
(UNAUDITED)

	Limited Partners’	General Partners’	Total Partners’ Equity

Balance at December 31, 2010	$2,377,000	$825,000	$3,202,000

Net income	981,000	300,000	1,281,000

Cash distributions	(860,000)	(298,000)	(1,158,000)

Equity transfer	(29,000)	29,000	-

Balance at March 31, 2011	$2,469,000	$856,000	$3,325,000

See accompanying notes.

PUBLIC STORAGE PROPERTIES, LTD.
CONDENSED STATEMENTS OF CASH FLOWS
(UNAUDITED)

	For the Three Months Ended March 31,
	2011	2010
Cash flows from operating activities:

Net income	$1,281,000	$1,261,000

Adjustments to reconcile net income to net cash provided by operating activities:

Depreciation	35,000	36,000
(Increase) decrease in rent and other receivables	(15,000)	5,000
(Increase) decrease in due from affiliates	(162,000)	559,000
Increase in other assets	(10,000)	(13,000)
Increase in accounts payable and accrued liabilities	76,000	101,000
Decrease in deferred revenue	(20,000)	(15,000)

Total adjustments	(96,000)	673,000

Net cash provided by operating activities	1,185,000	1,934,000

Cash flows from investing activities:

Additions to real estate facilities	(2,000)	(12,000)

Net cash used in investing activities	(2,000)	(12,000)

Cash flows from financing activities:

Distributions paid to partners	(1,158,000)	(1,939,000)

Net cash used in financing activities	(1,158,000)	(1,939,000)

Net increase (decrease) in cash and cash equivalents	25,000	(17,000)

Cash and cash equivalents at the beginning of the period	273,000	422,000

Cash and cash equivalents at the end of the period	$298,000	$405,000

See accompanying notes.

PUBLIC STORAGE PROPERTIES, LTD.
NOTES TO CONDENSED FINANCIAL STATEMENTS
(UNAUDITED)

1.	Description of Partnership

Public Storage Properties, Ltd. (the “Partnership”, “we” or “our”) is a publicly held limited partnership formed under the California Uniform Limited Partnership Act in November 1976.  The Partnership raised $10,000,000 in gross proceeds by selling 20,000 units of limited partnership interest ("Units") in an interstate offering, which commenced in October 1977 and completed in January 1978.  The general partners in the Partnership are Public Storage, formerly Public Storage, Inc., (herein referred to as “Public Storage” or “PS”) and B. Wayne Hughes (“Hughes”).

The Partnership was formed to engage in the business of developing and operating self-storage facilities which offer storage spaces for lease, generally on a month-to-month basis, for personal and business use.  The Partnership owns nine self-storage facilities located in California which are managed pursuant to a management agreement by PS under the “Public Storage” name.

2.	Summary of Significant Accounting Policies and Partnership Matters

Basis of Presentation:

The accompanying unaudited condensed financial statements have been prepared in accordance with U.S. generally accepted accounting principles (“GAAP”) as defined in the Financial Accounting Standards Board Accounting Standards Codification (the “Codification”), including the related guidance with respect to interim financial information, and in conformity with the instructions to Form 10-Q and Article 10 of Regulation S-X.  Accordingly, they do not include all of the information and notes required by GAAP for complete financial statements.  In the opinion of management, all adjustments (consisting of normal and recurring adjustments) considered necessary for a fair presentation have been reflected in these unaudited condensed financial statements.  Operating results for the three months ended March 31, 2011 are not necessarily indicative of the results that may be expected for the year ending December 31, 2011 due to seasonality and other factors.  The accompanying unaudited condensed financial statements should be read together with the financial statements and related notes included in the Partnership’s Annual Report on Form 10-K for the year ended December 31, 2010.

Use of Estimates:

The preparation of the condensed financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the amounts reported in the condensed financial statements and accompanying notes.  Actual results could differ from those estimates.

Financial Instruments:

We have estimated the fair value of financial instruments using available market information and generally accepted valuation methodologies.  Considerable judgment is required in interpreting market data to develop estimates of market value.  Accordingly, estimated fair values are not necessarily indicative of the amounts that could be realized in current market exchanges.

For purposes of financial statement presentation, we consider all highly liquid financial instruments such as short-term treasury securities, money market funds with daily liquidity and a rating of at least AAA by Standard and Poor’s, or investment grade (rated A1 by Standard and Poor’s) short-term commercial paper with remaining maturities of three months or less at the date of acquisition to be cash equivalents.

Due to the short maturity and the underlying characteristics of our cash and cash equivalents, other assets, due from affiliates, and accrued and other liabilities, we believe the carrying values as presented on the condensed balance sheets are reasonable estimates of fair value.

PUBLIC STORAGE PROPERTIES, LTD.
NOTES TO CONDENSED FINANCIAL STATEMENTS
(UNAUDITED)

Financial assets that are exposed to credit risk consist primarily of cash and cash equivalents as well as rent and other receivables.  Cash and cash equivalents, as described above, are only invested in instruments with an investment grade rating.  Our receivables consist of small individual amounts.  Accordingly, credit risk on these assets as a whole is minimal.

Real Estate Facilities and Evaluation of Asset Impairment:

Real estate facilities are recorded at cost.  Costs associated with the development, construction, renovation and improvement of properties are capitalized.  Interest, property taxes, and other costs associated with development incurred during the construction period are capitalized as building cost.  Expenditures for repairs and maintenance are expensed when incurred.  Depreciation expense is computed using the straight-line method over the estimated useful lives of the buildings and improvements, which generally range from 5 to 25 years.  At March 31, 2011, all of the real estate facilities have been in service longer than 25 years, and accordingly the original development costs of such buildings are fully depreciated.

We evaluate our real estate for impairment on a quarterly basis.  We first evaluate these assets for indicators of impairment, and if any indicators of impairment are noted, we determine whether the carrying value of the real estate is in excess of the future estimated undiscounted cash flows attributable to the real estate.  If there is excess carrying value over such future undiscounted cash flows, an impairment charge is recorded for the excess of carrying value over the real estate’s estimated fair value.  Any real estate facility which we expect to sell or otherwise dispose of prior to its estimated useful life is stated at the lower of its estimated net realizable value (estimated fair value less cost to sell) or its carrying value.  No impairment was identified from our evaluations in any periods presented in the accompanying condensed financial statements.

Revenue and Expense Recognition:

Rental income, which is generally earned pursuant to month-to-month leases for storage space, as well as late charges and administrative fees, are recognized as earned.  Promotional discounts are recognized as a reduction to rental income over the promotional period, which is generally during the first month of occupancy.  Interest income is recognized as earned.

We accrue for property tax expense based upon actual amounts billed for the related time periods and, in some circumstances due to taxing authority assessment and billing timing and disputes of assessed amounts, estimates and historical trends.  If these estimates are incorrect, the timing and amount of expense recognition could be affected.

Cost of operations, general and administrative expense, as well as television, yellow page, and other advertising expenditures are expensed as incurred.

Allocation of Net Income:

The general partners' share of net income consists of amounts attributable to their 1% capital contribution and an additional percentage of cash flow (as defined) which relates to the general partners' share of cash distributions as set forth in the Partnership Agreement (Note 4).  All remaining net income is allocated to the limited partners.

Per unit data is based on the weighted average number of the limited partnership units (20,000) outstanding during the period.

PUBLIC STORAGE PROPERTIES, LTD.
NOTES TO CONDENSED FINANCIAL STATEMENTS
(UNAUDITED)

Deferred Revenue:

Deferred revenue totaling $148,000 at March 31, 2011 ($168,000 at December 31, 2010), consists of prepaid rents, which are recognized as rental income when earned.

Environmental Cost:

Our policy is to accrue environmental assessments and/or remediation costs when it is probable that such efforts will be required and the related costs can be reasonably estimated.  Although there can be no assurance, we are not aware of any environmental contamination at any of our facilities, which, individually or in the aggregate, would be material to our overall business, financial condition or results of operations.

Income Taxes:

The Partnership is treated as a partnership for federal and state income tax purposes with the taxable income of the entity allocated to each partner in accordance with the Partnership Agreement.  Accordingly, no federal income tax expense is recorded by the Partnership.

Recent Accounting Pronouncements and Guidance:

As of May 13, 2011, there have been no recent accounting pronouncements and guidance, which were not effective for implementation at March 31, 2011, that we estimate would have a future material impact upon reporting the operations or financial position of the Partnership.

Segment Reporting:

The Partnership only has one reportable segment.

3.	Cash Distributions

The Partnership Agreement requires that cash available for distribution (cash flow from all sources less cash necessary for any obligations or capital improvements) be distributed at least quarterly.  During the three months ended March 31, 2011, we paid distributions to the limited and general partners totaling $860,000 ($43.00 per unit) and $298,000, respectively, as compared to $1,440,000 ($72.00 per unit) and $499,000, respectively, for the same period in 2010.  Future distribution rates may be adjusted to levels which are supported by operating cash flow after provisions for capital improvements and any other obligations.

4.	Partners' Equity

PS and Hughes are general partners of the Partnership.  In 1995, Hughes contributed his ownership and rights to distributions from the Partnership to BWH Marina Corporation II, a corporation wholly-owned by Hughes.  In 2002, BWH Marina Corporation II sold its limited partnership interests to H-G Family Corporation.  As such, Hughes continues to act as a general partner but receives no direct compensation or other consideration from the Partnership.

The general partners have a 1% interest in the Partnership.  In addition, the general partners have an 8% interest in cash distributions attributable to operations (exclusive of distributions attributable to sale and financing proceeds until the limited partners recover all of their initial investment).  Thereafter, the general partners have a 25% interest in all cash distributions (including sale and financing proceeds).  In 1985, the limited partners recovered all of their initial investment.  All subsequent cash distributions are being made 25.75% (including the 1% interest) to the general partners and 74.25% to the limited partners.  Transfers of equity are made periodically to reconcile the partners' equity accounts to the provisions of the Partnership Agreement.  These transfers have no effect on the results of operations or distributions to partners.

PUBLIC STORAGE PROPERTIES, LTD.
NOTES TO CONDENSED FINANCIAL STATEMENTS
(UNAUDITED)

5.	Related Party Transactions

Management Agreement and Shared Expenses with PS

The Partnership has a management agreement (the “Management Agreement”) with PS pursuant to which PS operates the self-storage facilities for a fee equal to 6% of the facilities' gross revenue (as defined).  For the three months ended March 31, 2011 and 2010, the Partnership paid PS $107,000 and $106,000, respectively, under this Management Agreement.
The Management Agreement between the Partnership and PS provides that the Management Agreement may be terminated without cause upon 60 days written notice by the Partnership or six months notice by PS.

The Partnership’s facilities, along with facilities owned by PS and its affiliates, are managed and marketed jointly by PS in order to take advantage of scale and other efficiencies.  Joint costs are allocated on a methodology meant to fairly allocate such costs based upon the related activities.  As a result, significant components of cost of operations, such as payroll costs, advertising and promotion, data processing and insurance expenses are shared and allocated among the properties using methodologies meant to fairly allocate such costs based upon the related activities.  The total of such expenses, substantially all of which are included in cost of operations in our accompanying condensed statements of income, amounted to $196,000 and $202,000 for the three months ended March 31, 2011 and 2010, respectively.

Ownership of Limited Partnership Interest by the General Partners

As of March 31, 2011, PS owns 6,274 Units, as to which PS has sole voting and dispositive power and Hughes owns 6,000 Units.

In addition, as of March 31, 2011, 196 Units are owned by PS Orangeco Partnerships, Inc., a corporation in which the Hughes Family owns approximately 48% of the voting stock, PS owns 46% and members of PS management and related individuals own approximately 6%.

Captive Insurance Activities with PS

The Partnership has a 0.9% ownership interest in STOR-Re Mutual Insurance Corporation (“STOR-Re”), which was formed in 1994 as an association captive insurance company, and is controlled by PS.  The Partnership accounts for its investment in STOR-Re, which is included in other assets on our accompanying condensed balance sheets, on the cost method, and has received no distributions during the three months ended March 31, 2011 or 2010.

STOR-Re provides limited property and liability insurance coverage to the Partnership, PS, and affiliates for losses occurring before April 1, 2004.  STOR-Re was succeeded with respect to these activities for losses occurring after March 31, 2004 by PS Insurance Company - Hawaii, Ltd. (“PSICH”), a wholly-owned subsidiary of PS.

Premiums paid to PSICH for the three months ended March 31, 2011 and 2010 were $13,000 and $15,000, respectively.

PUBLIC STORAGE PROPERTIES, LTD.
NOTES TO CONDENSED FINANCIAL STATEMENTS
(UNAUDITED)

Other Activities with PS

PSICH also reinsures insurance policies providing certain coverage for losses to goods stored by tenants in the Partnership’s and PS’ storage facilities.  PSICH receives the premiums and bears the risks associated with the re-insurance.  The Partnership receives a fee (an “Access Fee”) from PSICH in return for providing tenant listings.  This Access Fee is based on the number of spaces the Partnership has to rent.  Included in other income are Access Fees totaling $48,000 and $52,000 for the three months ended    March 31, 2011 and 2010, respectively.

A subsidiary of PS sells locks and boxes to the general public and tenants to be used in securing their spaces and moving their goods.  The subsidiary of PS receives the revenues and bears the cost of the activities, and pays the Partnership rent for any space it uses at the Partnership’s facilities in conducting its activities.  Included in rental income is rent received by the Partnership with respect to this space totaling $1,000 for each of the three months ended March 31, 2011 and 2010.

Due from Affiliates

At March 31, 2011, the Partnership was owed $162,000 from affiliates of PS.  These amounts arose in March 2011 from the timing of the settlement of shared costs and were collected in April 2011.

6.	Commitments and Contingencies

Legal Matters

PS and the Partnership are a party to various claims, complaints, and other legal actions that have arisen in the normal course of business from time to time.  We believe that it is remote that the outcome of these pending legal proceedings including employment and tenant claims, individually or in the aggregate, will have a material adverse impact upon the results of our operations, financial position, or cash flows.

PUBLIC STORAGE PROPERTIES IV, LTD.
CONDENSED BALANCE SHEETS

	March 31, 2011	December 31, 2010
	(Unaudited)

ASSETS

Cash and cash equivalents	$889,000	$371,000
Rent and other receivables	84,000	88,000

Real estate facilities, at cost:
Buildings and equipment	21,258,000	21,192,000
Land	5,021,000	5,021,000
	26,279,000	26,213,000
Less accumulated depreciation	(19,643,000)	(19,539,000)
	6,636,000	6,674,000

Other assets	110,000	81,000

Total assets	$7,719,000	$7,214,000

LIABILITIES AND PARTNERS’ EQUITY

Accounts payable and accrued liabilities	$343,000	$148,000
Due to affiliate	97,000	-
Deferred revenue	268,000	252,000
Total liabilities	708,000	400,000

Commitments and contingencies (Note 6)

Partners’ equity:
Limited partners’ equity, $500 per unit, 40,000 units authorized, issued and outstanding	5,206,000	5,059,000
General partners’ equity	1,805,000	1,755,000

Total partners’ equity	7,011,000	6,814,000

Total liabilities and partners’ equity	$7,719,000	$7,214,000

See accompanying notes.

PUBLIC STORAGE PROPERTIES IV, LTD.
CONDENSED STATEMENTS OF INCOME
(UNAUDITED)

	Three Months Ended March 31,
	2011	2010
REVENUES:

Rental income	$2,742,000	$2,701,000
Other income	93,000	100,000
Revenues from affiliate under performance agreement	336,000	333,000

	3,171,000	3,134,000

COSTS AND EXPENSES:

Cost of operations	722,000	732,000
Management fees paid to affiliate	165,000	162,000
Depreciation	104,000	108,000
General and administrative	44,000	39,000

	1,035,000	1,041,000

NET INCOME	$2,136,000	$2,093,000

Allocation of Net Income:
Limited partners’ share of net income	$1,634,000	$1,565,000
General partners’ share of net income	502,000	528,000

	$2,136,000	$2,093,000

Limited partners’ share of net income per unit (40,000 units outstanding)	$40.85	$39.13

See accompanying notes.

PUBLIC STORAGE PROPERTIES IV, LTD.
CONDENSED STATEMENT OF PARTNERS’ EQUITY
(UNAUDITED)

	Limited Partners’	General Partners’	Total Partners’ Equity

Balance at December 31, 2010	$5,059,000	$1,755,000	$6,814,000

Net income	1,634,000	502,000	2,136,000

Cash distributions	(1,440,000)	(499,000)	(1,939,000)

Equity transfer	(47,000)	47,000	-

Balance at March 31, 2011	$5,206,000	$1,805,000	$7,011,000

See accompanying notes.

PUBLIC STORAGE PROPERTIES IV, LTD.
CONDENSED STATEMENTS OF CASH FLOWS
(UNAUDITED)

	For the Three Months Ended March 31,
	2011	2010
Cash flows from operating activities:

Net income	$2,136,000	$2,093,000

Adjustments to reconcile net income to net cash provided by operating activities:

Depreciation	104,000	108,000
Decrease in rent and other receivables	4,000	5,000
Increase in other assets	(29,000)	(5,000)
Increase in accounts payable and accrued liabilities	195,000	277,000
Increase (decrease) in due to affiliate	97,000	(331,000)
Increase (decrease) in deferred revenue	16,000	(2,000)
Total adjustments	387,000	52,000

Net cash provided by operating activities	2,523,000	2,145,000

Cash flows from investing activities:

Additions to real estate facilities	(66,000)	(17,000)

Net cash used in investing activities	(66,000)	(17,000)

Cash flows from financing activities:

Distributions paid to partners	(1,939,000)	(2,047,000)

Net cash used in financing activities	(1,939,000)	(2,047,000)

Net increase in cash and cash equivalents	518,000	81,000

Cash and cash equivalents at the beginning of the period	371,000	654,000

Cash and cash equivalents at the end of the period	$889,000	$735,000

See accompanying notes.

PUBLIC STORAGE PROPERTIES IV, LTD.
NOTES TO CONDENSED FINANCIAL STATEMENTS
(UNAUDITED)

1.	Description of Partnership

Public Storage Properties IV, Ltd., (the “Partnership”, “we” or “our”) is a publicly held limited partnership formed under the California Uniform Limited Partnership Act in December 1977.  The Partnership raised $20,000,000 in gross proceeds by selling 40,000 units of limited partnership interest ("Units") in an interstate offering, which commenced in May 1978 and completed in November 1978.  The general partners in the Partnership are Public Storage, formerly Public Storage, Inc., (herein referred to as “Public Storage” or “PS”) and B. Wayne Hughes (“Hughes”).

The Partnership was formed to engage in the business of developing and operating self-storage facilities which offer storage spaces for lease, generally on a month-to-month basis, for personal and business use.  The Partnership owns 17 self-storage facilities located in California and Florida which are managed pursuant to a management agreement by PS under the “Public Storage” name.

2.	Summary of Significant Accounting Policies and Partnership Matters

Basis of Presentation:

The accompanying unaudited condensed financial statements have been prepared in accordance with U.S. generally accepted accounting principles (“GAAP”) as defined in the Financial Accounting Standards Board Accounting Standards Codification (the “Codification”), including the related guidance with respect to interim financial information, and in conformity with the instructions to Form 10-Q and Article 10 of Regulation S-X.  Accordingly, they do not include all of the information and notes required by GAAP for complete financial statements.  In the opinion of management, all adjustments (consisting of normal and recurring adjustments) considered necessary for a fair presentation have been reflected in these unaudited condensed financial statements.  Operating results for the three months ended March 31, 2011 are not necessarily indicative of the results that may be expected for the year ending December 31, 2011 due to seasonality and other factors.  The accompanying unaudited condensed financial statements should be read together with the financial statements and related notes included in the Partnership’s Annual Report on Form 10-K for the year ended December 31, 2010.

Use of Estimates:

The preparation of the condensed financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the amounts reported in the condensed financial statements and accompanying notes.  Actual results could differ from those estimates.

Financial Instruments:

We have estimated the fair value of financial instruments using available market information and generally accepted valuation methodologies.  Considerable judgment is required in interpreting market data to develop estimates of market value.  Accordingly, estimated fair values are not necessarily indicative of the amounts that could be realized in current market exchanges.

For purposes of financial statement presentation, we consider all highly liquid financial instruments such as short-term treasury securities, money market funds with daily liquidity and a rating of at least AAA by Standard and Poor’s, or investment grade (rated A1 by Standard and Poor’s) short-term commercial paper with remaining maturities of three months or less at the date of acquisition to be cash equivalents.

Due to the short maturity and the underlying characteristics of our cash and cash equivalents, other assets, accrued and other liabilities, and due to affiliate, we believe the carrying values as presented on the condensed balance sheets are reasonable estimates of fair value.

PUBLIC STORAGE PROPERTIES IV, LTD.
NOTES TO CONDENSED FINANCIAL STATEMENTS
(UNAUDITED)

Financial assets that are exposed to credit risk consist primarily of cash and cash equivalents as well as rent and other receivables.  Cash and cash equivalents, as described above, are only invested in instruments with an investment grade rating.  Our receivables consist of small individual amounts.  Accordingly, credit risk on these assets as a whole is minimal.

Real Estate Facilities and Evaluation of Asset Impairment:

Real estate facilities are recorded at cost.  Costs associated with the development, construction, renovation and improvement of properties are capitalized.  Interest, property taxes, and other costs associated with development incurred during the construction period are capitalized as building cost.  Expenditures for repairs and maintenance are expensed when incurred.  Depreciation expense is computed using the straight-line method over the estimated useful lives of the buildings and improvements, which generally range from 5 to 25 years.  At March 31, 2011, all of the real estate facilities have been in service longer than 25 years, and accordingly the original development costs of such buildings are fully depreciated.

We evaluate our real estate for impairment on a quarterly basis.  We first evaluate these assets for indicators of impairment, and if any indicators of impairment are noted, we determine whether the carrying value of the real estate is in excess of the future estimated undiscounted cash flows attributable to the real estate.  If there is excess carrying value over such future undiscounted cash flows, an impairment charge is recorded for the excess of carrying value over the real estate’s estimated fair value.  Any real estate facility which we expect to sell or otherwise dispose of prior to its estimated useful life is stated at the lower of its estimated net realizable value (estimated fair value less cost to sell) or its carrying value.  No impairment was identified from our evaluations in any periods presented in the accompanying condensed financial statements.

Revenue and Expense Recognition:

Rental income, which is generally earned pursuant to month-to-month leases for storage space, as well as late charges and administrative fees, are recognized as earned.  Promotional discounts are recognized as a reduction to rental income over the promotional period, which is generally during the first month of occupancy.  Interest income is recognized as earned.

We accrue for property tax expense based upon actual amounts billed for the related time periods and, in some circumstances due to taxing authority assessment and billing timing and disputes of assessed amounts, estimates and historical trends.  If these estimates are incorrect, the timing and amount of expense recognition could be affected.

Cost of operations, general and administrative expense, as well as television, yellow page, and other advertising expenditures are expensed as incurred.

Allocation of Net Income:

The general partners' share of net income consists of amounts attributable to their 1% capital contribution and an additional percentage of cash flow (as defined) which relates to the general partners' share of cash distributions as set forth in the Partnership Agreement (Note 4).  All remaining net income is allocated to the limited partners.

Per unit data is based on the weighted average number of the limited partnership units (40,000) outstanding during the period.

PUBLIC STORAGE PROPERTIES IV, LTD.
NOTES TO CONDENSED FINANCIAL STATEMENTS
(UNAUDITED)

Deferred Revenue:

Deferred revenue totaling $268,000 at March 31, 2011 ($252,000 at December 31, 2010), consists of prepaid rents, which are recognized as rental income when earned.

Environmental Cost:

Our policy is to accrue environmental assessments and/or remediation costs when it is probable that such efforts will be required and the related costs can be reasonably estimated.  Although there can be no assurance, we are not aware of any environmental contamination at any of our facilities, which, individually or in the aggregate, would be material to our overall business, financial condition or results of operations.

Income Taxes:

The Partnership is treated as a partnership for federal and state income tax purposes with the taxable income of the entity allocated to each partner in accordance with the Partnership Agreement.  Accordingly, no federal income tax expense is recorded by the Partnership.

Recent Accounting Pronouncements and Guidance:

As of May 13, 2011, there have been no recent accounting pronouncements and guidance, which were not effective for implementation at March 31, 2011, that we estimate would have a future material impact upon reporting the operations or financial position of the Partnership.

Segment Reporting:

The Partnership only has one reportable segment.

3.	Cash Distributions

The Partnership Agreement requires that cash available for distribution (cash flow from all sources less cash necessary for any obligations or capital improvements) be distributed at least quarterly.  During the three months ended March 31, 2011, we paid distributions to the limited and general partners totaling $1,440,000 ($36.00 per unit) and $499,000, respectively, as compared to $1,520,000 ($38.00 per unit) and $527,000, respectively, for the same period in 2010.  Future distribution rates may be adjusted to levels, which are supported by operating cash flow after provisions for capital improvements and any other obligations.

4.	Partners' Equity

PS and Hughes are general partners of the Partnership.  In 1995, Hughes contributed his ownership and rights to distributions from the Partnership to BWH Marina Corporation II, a corporation wholly-owned by Hughes.  As such, Hughes continues to act as a general partner but receives no direct compensation, or other consideration from the Partnership.

The general partners have a 1% interest in the Partnership.  In addition, the general partners have an 8% interest in cash distributions attributable to operations (exclusive of distributions attributable to sale and financing proceeds) until the limited partners recover all of their initial investment.  Thereafter, the general partners have a 25% interest in all cash distributions (including sale and financing proceeds).  In 1986, the limited partners recovered all of their initial investment.  All subsequent cash distributions are being made 25.75% (including the 1% interest) to the general partners and 74.25% to the limited partners.  Transfers of equity are made periodically to reconcile the partners’ equity accounts to the provisions of the Partnership Agreement.  These transfers have no effect on the results of operations or distributions to partners.

PUBLIC STORAGE PROPERTIES IV, LTD.
NOTES TO CONDENSED FINANCIAL STATEMENTS
(UNAUDITED)

5.	Related Party Transactions

Management Agreements and Shared Expenses with Affiliates

The Partnership has a management agreement (the “Management Agreement”) with PS pursuant to which PS operates the self-storage facilities for a fee equal to 6% of the facilities' gross revenue (as defined).  For the three months ended March 31, 2011 and 2010, the Partnership paid PS $165,000 and $162,000, respectively, under this Management Agreement.

The Management Agreement between the Partnership and PS provides that the Management Agreement may be terminated without cause upon 60 days written notice by the Partnership or six months notice by PS.

A real estate facility owned by the Partnership (the “Azusa Property”) is operated pursuant to a management and performance agreement (the “Performance Agreement”) with a subsidiary of PS (the “PS Sub”).  Following the commencement of the Performance Agreement in March 2001, the facility was initially expanded to include industrial space, and this industrial space was subsequently converted to self-storage space.  These improvements were funded entirely by the PS Sub.  During the term of the Performance Agreement, the Partnership is guaranteed to receive the same net operating income it received with respect to the Azusa Property prior to the effective date of the Performance Agreement, with an annual increase of the greater of a) 1% or b) the percentage increase in net operating income achieved at the self-storage facilities managed by PS in the market in which this facility is located (the “Guaranteed Amounts”).  The Performance Agreement expires on December 31, 2015, at which time the Partnership will commence collecting the actual net operating income currently earned by the PS Sub from operating the Azusa Property, and the Guaranteed Amounts will no longer apply.  The PS Sub recorded revenues of $523,000 and $509,000 in the three months ended March 31, 2011 and 2010, respectively, and costs of operations (excluding depreciation) of $156,000 and $163,000 in the three months ended March 31, 2011 and 2010, respectively, with respect to the operation of the Azusa Property.  There were no capital expenditures for the Azusa Property in the three months ended March 31, 2011 and 2010.  Average occupancy of the Azusa Property was 89.5% and 87.9% during the three months ended March 31, 2011 and 2010, respectively.  Included in the line item “revenues from affiliate under performance agreement” in the Partnership’s accompanying condensed statements of income, are the Guaranteed Amounts earned by the Partnership under the Performance Agreement.  The Partnership recorded a total of $336,000 and $333,000 in revenue with respect to the Performance Agreement for the three months ended March 31, 2011 and 2010, respectively.

The Partnership’s facilities, along with facilities owned by PS and its affiliates, are managed and marketed jointly by PS in order to take advantage of scale and other efficiencies.  Joint costs are allocated on a methodology meant to fairly allocate such costs based upon the related activities.  As a result, significant components of cost of operations, such as payroll costs, advertising and promotion, data processing and insurance expenses are shared and allocated among the properties using methodologies meant to fairly allocate such costs based upon the related activities.  The total of such expenses, substantially all of which are included in cost of operations in our accompanying condensed statements of income, amounted to $416,000 and $443,000 for the three months ended March 31, 2011 and 2010, respectively.  These expenses exclude amounts associated with the Azusa Property.

Ownership of Limited Partnership Interest by the General Partners

As of March 31, 2011 PS owns 11,671 Units, as to which PS has sole voting and dispositive power and Hughes owns 5,892 Units.

In addition, as of March 31, 2011, 7,299 Units are owned by PS Orangeco Partnerships, Inc., a corporation in which the Hughes Family owns approximately 48% of the voting stock, PS owns 46% and members of PS management and related individuals own approximately 6%.

PUBLIC STORAGE PROPERTIES IV, LTD.
NOTES TO CONDENSED FINANCIAL STATEMENTS
(UNAUDITED)

Captive Insurance Activities with PS

The Partnership has a 1.6% ownership interest in STOR-Re Mutual Insurance Corporation (“STOR-Re”), which was formed in 1994 as an association captive insurance company, and is controlled by PS.  The Partnership accounts for its investment in STOR-Re, which is included in other assets on our accompanying condensed balance sheets, on the cost method, and has received no distributions during the three months ended March 31, 2011 or 2010.

STOR-Re provides limited property and liability insurance coverage to the Partnership, PS, and affiliates for losses occurring before April 1, 2004.  STOR-Re was succeeded with respect to these activities for losses occurring after March 31, 2004 by PS Insurance Company - Hawaii, Ltd. (“PSICH”), a wholly-owned subsidiary of PS.

Premiums paid to PSICH for the three months ended March 31, 2011 and 2010 were $24,000 and $27,000, respectively.

Other Activities with PS

PSICH also reinsures insurance policies providing certain coverage for losses to goods stored by tenants in the Partnership’s and PS’ storage facilities.  PSICH receives the premiums and bears the risks associated with the re-insurance.  The Partnership receives a fee (an “Access Fee”) from PSICH in return for providing tenant listings.  This Access Fee is based on the number of spaces the Partnership has to rent.  Included in other income are Access Fees totaling $93,000 and $99,000 for the three months ended    March 31, 2011 and 2010, respectively.

A subsidiary of PS sells locks and boxes to the general public and tenants to be used in securing their spaces and moving their goods.  The subsidiary of PS receives the revenues and bears the cost of the activities, and pays the Partnership rent for any space it uses at the Partnership’s facilities in conducting its activities.  Included in rental income is rent received by the Partnership with respect to this space totaling $3,000 for each of the three months ended March 31, 2011 and 2010.

Due to Affiliate

At March 31, 2011, the Partnership owed $97,000 to an affiliate of PS.  This amount arose in March 2011 from the timing of the settlement of shared costs and was paid in April 2011.

6.	Commitments and Contingencies

Legal Matters

PS and the Partnership are a party to various claims, complaints, and other legal actions that have arisen in the normal course of business from time to time.  We believe that it is remote that the outcome of these pending legal proceedings including employment and tenant claims, individually or in the aggregate, will have a material adverse impact upon the results of our operations, financial position, or cash flows.

PUBLIC STORAGE PROPERTIES V, LTD.
CONDENSED BALANCE SHEETS

	March 31, 2011	December 31, 2010
	(Unaudited)
ASSETS

Cash and cash equivalents	$727,000	$332,000
Rent and other receivables	66,000	74,000

Real estate facilities, at cost:
Buildings and equipment	20,729,000	20,589,000
Land	4,484,000	4,484,000
	25,213,000	25,073,000
Less accumulated depreciation	(18,912,000)	(18,791,000)
	6,301,000	6,282,000

Other assets	94,000	76,000

Total assets	$7,188,000	$6,764,000

LIABILITIES AND PARTNERS’ EQUITY

Accounts payable and accrued liabilities	$394,000	$237,000
Due to affiliate	65,000	-
Deferred revenue	185,000	205,000
Total liabilities	644,000	442,000

Commitments and contingencies (Note 6)

Partners’ equity:
Limited partners’ equity, $500 per unit, 44,000 units authorized, issued and outstanding	4,859,000	4,694,000
General partners’ equity	1,685,000	1,628,000

Total partners’ equity	6,544,000	6,322,000

Total liabilities and partners’ equity	$7,188,000	$6,764,000

See accompanying notes.

PUBLIC STORAGE PROPERTIES V, LTD.
CONDENSED STATEMENTS OF INCOME
(UNAUDITED)

	Three Months Ended March 31,
	2011	2010
REVENUES:

Rental income	$2,436,000	$2,392,000
Other income	74,000	80,000

	2,510,000	2,472,000

COSTS AND EXPENSES:

Cost of operations	674,000	670,000
Management fees paid to affiliates	145,000	143,000
Depreciation	121,000	115,000
General and administrative	44,000	40,000

	984,000	968,000

NET INCOME	$1,526,000	$1,504,000

Allocation of Net Income:
Limited partners’ share of net income	$1,188,000	$1,123,000
General partners’ share of net income	338,000	381,000
	$1,526,000	$1,504,000

Limited partners’ share of net income per unit (44,000 units outstanding)	$27.00	$25.52

See accompanying notes.

PUBLIC STORAGE PROPERTIES V, LTD.
CONDENSED STATEMENT OF PARTNERS’ EQUITY
(UNAUDITED)

	Limited Partners’	General Partners’	Total Partners’ Equity

Balance at December 31, 2010	$4,694,000	$1,628,000	$6,322,000

Net income	1,188,000	338,000	1,526,000

Cash distributions	(968,000)	(336,000)	(1,304,000)

Equity transfer	(55,000)	55,000	-

Balance at March 31, 2011	$4,859,000	$1,685,000	$6,544,000

See accompanying notes.

PUBLIC STORAGE PROPERTIES V, LTD.
CONDENSED STATEMENTS OF CASH FLOWS
(UNAUDITED)

	For the Three Months Ended March 31,
	2011	2010
Cash flows from operating activities:

Net income	$1,526,000	$1,504,000

Adjustments to reconcile net income to net cash provided by operating activities:

Depreciation	121,000	115,000
Decrease in rent and other receivables	8,000	1,000
Increase in other assets	(18,000)	(3,000)
Increase in accounts payable and accrued liabilities	157,000	128,000
Increase (decrease) in due to affiliate	65,000	(228,000)
Decrease in deferred revenue	(20,000)	(10,000)
Total adjustments	313,000	3,000

Net cash provided by operating activities	1,839,000	1,507,000

Cash flows from investing activities:

Additions to real estate facilities	(140,000)	(14,000)

Net cash used in investing activities	(140,000)	(14,000)

Cash flows from financing activities:

Distributions paid to partners	(1,304,000)	(1,481,000)

Net cash used in financing activities	(1,304,000)	(1,481,000)

Net increase in cash and cash equivalents	395,000	12,000

Cash and cash equivalents at the beginning of the period	332,000	592,000

Cash and cash equivalents at the end of the period	$727,000	$604,000

See accompanying notes.

PUBLIC STORAGE PROPERTIES V, LTD.
NOTES TO CONDENSED FINANCIAL STATEMENTS
(UNAUDITED)

1.	Description of Partnership

Public Storage Properties V, Ltd. (the “Partnership”, “we” or “our”) is a publicly held limited partnership formed under the California Uniform Limited Partnership Act in May 1978.  The Partnership raised $22,000,000 in gross proceeds by selling 44,000 units of limited partnership interest ("Units") in an interstate offering, which commenced in March 1979 and completed in October 1979.  The general partners in the Partnership are Public Storage, formerly Public Storage, Inc., (herein referred to as “Public Storage” or “PS”) and B. Wayne Hughes (“Hughes”).

The Partnership was formed to engage in the business of developing and operating self-storage facilities which offer storage spaces for lease, generally on a month-to-month basis, for personal and business use.  The Partnership owns 14 operating facilities located in three states which are managed pursuant to a management agreement by PS under the “Public Storage” name.  A portion of one of the operating facilities was developed as a business park and is operated, pursuant to a management agreement, by PS Business Parks, L.P. (see Note 5).

2.	Summary of Significant Accounting Policies and Partnership Matters

Basis of Presentation:

The accompanying unaudited condensed financial statements have been prepared in accordance with U.S. generally accepted accounting principles (“GAAP”) as defined in the Financial Accounting Standards Board Accounting Standards Codification (the “Codification”), including the related guidance with respect to interim financial information, and in conformity with the instructions to Form 10-Q and Article 10 of Regulation S-X.  Accordingly, they do not include all of the information and notes required by GAAP for complete financial statements.  In the opinion of management, all adjustments (consisting of normal and recurring adjustments) considered necessary for a fair presentation have been reflected in these unaudited condensed financial statements.  Operating results for the three months ended March 31, 2011 are not necessarily indicative of the results that may be expected for the year ending December 31, 2011 due to seasonality and other factors.  The accompanying unaudited condensed financial statements should be read together with the financial statements and related notes included in the Partnership’s Annual Report on Form 10-K for the year ended December 31, 2010.

Use of Estimates:

The preparation of the condensed financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the amounts reported in the condensed financial statements and accompanying notes.  Actual results could differ from those estimates.

Financial Instruments:

We have estimated the fair value of financial instruments using available market information and generally accepted valuation methodologies.  Considerable judgment is required in interpreting market data to develop estimates of market value.  Accordingly, estimated fair values are not necessarily indicative of the amounts that could be realized in current market exchanges.

For purposes of financial statement presentation, we consider all highly liquid financial instruments such as short-term treasury securities, money market funds with daily liquidity and a rating of at least AAA by Standard and Poor’s, or investment grade (rated A1 by Standard and Poor’s) short-term commercial paper with remaining maturities of three months or less at the date of acquisition to be cash equivalents.

Due to the short maturity and the underlying characteristics of our cash and cash equivalents, other assets, accrued and other liabilities, and due to affiliate, we believe the carrying values as presented on the condensed balance sheets are reasonable estimates of fair value.

PUBLIC STORAGE PROPERTIES V, LTD.
NOTES TO CONDENSED FINANCIAL STATEMENTS
(UNAUDITED)

Financial assets that are exposed to credit risk consist primarily of cash and cash equivalents as well as rent and other receivables.  Cash and cash equivalents, as described above, are only invested in instruments with an investment grade rating.  Our receivables consist of small individual amounts.  Accordingly, credit risk on these assets as a whole is minimal.

Real Estate Facilities and Evaluation of Asset Impairment:

Real estate facilities are recorded at cost.  Costs associated with the development, construction, renovation and improvement of properties are capitalized.  Interest, property taxes, and other costs associated with development incurred during the construction period are capitalized as building cost.  Expenditures for repairs and maintenance are expensed when incurred.  Depreciation expense is computed using the straight-line method over the estimated useful lives of the buildings and improvements, which generally range from 5 to 25 years.  At March 31, 2011, all of the real estate facilities have been in service longer than 25 years, and accordingly the original development costs of such buildings are fully depreciated.

We evaluate our real estate for impairment on a quarterly basis.  We first evaluate these assets for indicators of impairment, and if any indicators of impairment are noted, we determine whether the carrying value of the real estate is in excess of the future estimated undiscounted cash flows attributable to the real estate.  If there is excess carrying value over such future undiscounted cash flows, an impairment charge is recorded for the excess of carrying value over the real estate’s estimated fair value.  Any real estate facility which we expect to sell or otherwise dispose of prior to its estimated useful life is stated at the lower of its estimated net realizable value (estimated fair value less cost to sell) or its carrying value.  No impairment was identified from our evaluations in any periods presented in the accompanying condensed financial statements.

Revenue and Expense Recognition:

Rental income, which is generally earned pursuant to month-to-month leases for storage space, as well as late charges and administrative fees, are recognized as earned.  Promotional discounts are recognized as a reduction to rental income over the promotional period, which is generally during the first month of occupancy.  Interest income is recognized as earned.

We accrue for property tax expense based upon actual amounts billed for the related time periods and, in some circumstances due to taxing authority assessment and billing timing and disputes of assessed amounts, estimates and historical trends.  If these estimates are incorrect, the timing and amount of expense recognition could be affected.

Cost of operations, general and administrative expense, as well as television, yellow page, and other advertising expenditures are expensed as incurred.

Allocation of Net Income:

The general partners' share of net income consists of amounts attributable to their 1% capital contribution and an additional percentage of cash flow (as defined) which relates to the general partners' share of cash distributions as set forth in the Partnership Agreement (Note 4).  All remaining net income is allocated to the limited partners.

Per unit data is based on the weighted average number of the limited partnership units (44,000) outstanding during the period.

PUBLIC STORAGE PROPERTIES V, LTD.
NOTES TO CONDENSED FINANCIAL STATEMENTS
(UNAUDITED)

Deferred Revenue:

Deferred revenue totaling $185,000 at March 31, 2011 ($205,000 at December 31, 2010), consists of prepaid rents, which are recognized as rental income when earned.

Environmental Cost:

Our policy is to accrue environmental assessments and/or remediation costs when it is probable that such efforts will be required and the related costs can be reasonably estimated.  Although there can be no assurance, we are not aware of any environmental contamination at any of our facilities, which, individually or in the aggregate, would be material to our overall business, financial condition or results of operations.

Income Taxes:

The Partnership is treated as a partnership for federal and state income tax purposes with the taxable income of the entity allocated to each partner in accordance with the Partnership Agreement.  Accordingly, no federal income tax expense is recorded by the Partnership.

Recent Accounting Pronouncements and Guidance:

As of May 13, 2011, there have been no recent accounting pronouncements and guidance, which were not effective for implementation at March 31, 2011, that we estimate would have a future material impact upon reporting the operations or financial position of the Partnership.

Segment Reporting:

The Partnership only has one reportable segment.

3.	Cash Distributions

The Partnership Agreement requires that cash available for distribution (cash flow from all sources less cash necessary for any obligations or capital improvements) be distributed at least quarterly.  During the three months ended March 31, 2011, we paid distributions to the limited and general partners totaling $968,000 ($22.00 per unit) and $336,000, respectively, as compared to $1,100,000 ($25.00 per unit) and $381,000, respectively, for the same period in 2010.  Future distribution rates may be adjusted to levels which are supported by operating cash flow after provisions for capital improvements and any other obligations.

4.	Partners' Equity

PS and Hughes are general partners of the Partnership.  In 1995, Hughes contributed his ownership and rights to distributions from the Partnership to BWH Marina Corporation II, a corporation wholly-owned by Hughes.  As such, Hughes continues to act as a general partner but receives no direct compensation, or other consideration from the Partnership.

The general partners have a 1% interest in the Partnership.  In addition, the general partners have an 8% interest in cash distributions attributable to operations (exclusive of distributions attributable to sale and financing proceeds) until the limited partners recover all of their initial investment.  Thereafter, the general partners have a 25% interest in all cash distributions (including sale and financing proceeds).  In 1987, the limited partners recovered all of their initial investment.  All subsequent cash distributions are being made 25.75% (including the 1% interest) to the general partners and 74.25% to the limited partners.  Transfers of equity are made periodically to reconcile the partners’ equity accounts to the provisions of the Partnership Agreement.  These transfers have no effect on the results of operations or distributions to partners.

PUBLIC STORAGE PROPERTIES V, LTD.
NOTES TO CONDENSED FINANCIAL STATEMENTS
(UNAUDITED)

5.	Related Party Transactions

Management Agreements and Shared Expenses with Affiliates

The Partnership has a management agreement (the “Management Agreement”) with PS pursuant to which PS operates the Partnership’s self-storage facilities for a fee equal to 6% of the facilities’ gross revenue (as defined).  The Partnership’s business park is managed by PS Business Parks, L.P. (“PSBP”) pursuant to a management contract, (the “PSBP Management Agreement”).  The PSBP Management Agreement between the Partnership and PSBP provides that the PSBP Management Agreement may be terminated (i) without cause upon 60 days written notice by the Partnership and upon seven years notice by PSBP and (ii) at any time by either party for cause.  PSBP, an affiliate of PS operates the Partnership’s business park for a fee equal to 5% of the facility’s gross income.  For the three months ended March 31, 2011 and 2010, the Partnership paid $145,000 and $143,000, respectively, under these Management Agreements.

The Management Agreement between the Partnership and PS provides that the Management Agreement may be terminated without cause upon 60 days written notice by the Partnership or six months notice by PS.

The Partnership’s facilities, along with facilities owned by PS and its affiliates, are managed and marketed jointly by PS in order to take advantage of scale and other efficiencies.  Joint costs are allocated on a methodology meant to fairly allocate such costs based upon the related activities.  As a result, significant components of cost of operations, such as payroll costs, advertising and promotion, data processing and insurance expenses are shared and allocated among the properties using methodologies meant to fairly allocate such costs based upon the related activities.  The total of such expenses, substantially all of which are included in cost of operations in our accompanying condensed statements of income, amounted to $312,000 and $295,000 for the three months ended March 31, 2011 and 2010, respectively.

Ownership of Limited Partnership Interest by the General Partners

As of March 31, 2011, PS owns 14,740 Units, as to which PS has sole voting and dispositive power and Hughes owns 4,852 Units.

In addition, as of March 31, 2011, 7,415 Units are owned by PS Orangeco Partnerships, Inc., a corporation in which the Hughes Family owns approximately 48% of the voting stock, PS owns 46% and members of PS management and related individuals own approximately 6%.

Captive Insurance Activities with PS

The Partnership has a 1.4% ownership interest in STOR-Re Mutual Insurance Corporation (“STOR-Re”), which was formed in 1994 as an association captive insurance company, and is controlled by PS.  The Partnership accounts for its investment in STOR-Re, which is included in other assets on our accompanying condensed balance sheets, on the cost method, and has received no distributions during the three months ended March 31, 2011 or 2010.

STOR-Re provides limited property and liability insurance coverage to the Partnership, PS, and affiliates for losses occurring before April 1, 2004.  STOR-Re was succeeded with respect to these activities for losses occurring after March 31, 2004 by PS Insurance Company - Hawaii, Ltd. (“PSICH”), a wholly-owned subsidiary of PS.

Premiums paid to PSICH for the three months ended March 31, 2011 and 2010 were $18,000 and $20,000, respectively.

PUBLIC STORAGE PROPERTIES V, LTD.
NOTES TO CONDENSED FINANCIAL STATEMENTS
(UNAUDITED)

Other Activities with PS

PSICH also reinsures insurance policies providing certain coverage for losses to goods stored by tenants in the Partnership’s and PS’ storage facilities.  PSICH receives the premiums and bears the risks associated with the re-insurance.  The Partnership receives a fee (an “Access Fee”) from PSICH in return for providing tenant listings.  This Access Fee is based on the number of spaces the Partnership has to rent.  Included in other income are Access Fees totaling $73,000 and $78,000 for the three months ended March 31, 2011 and 2010, respectively.

A subsidiary of PS sells locks and boxes to the general public and tenants to be used in securing their spaces and moving their goods.  The subsidiary of PS receives the revenues and bears the cost of the activities, and pays the Partnership rent for any space it uses at the Partnership’s facilities in conducting its activities.  Included in rental income is rent received by the Partnership with respect to this space totaling $2,000 for each of the three months ended March 31, 2011 and 2010.

Due to Affiliate

At March 31, 2011, the Partnership owed $65,000 to an affiliate of PS.  This amount arose in March 2011 from the timing of the settlement of shared costs and was paid in April 2011.

6.	Commitments and Contingencies

Legal Matters

PS and the Partnership are a party to various claims, complaints, and other legal actions that have arisen in the normal course of business from time to time.  We believe that it is remote that the outcome of these pending legal proceedings including employment and tenant claims, individually or in the aggregate, will have a material adverse impact upon the results of our operations, financial position, or cash flows.

Appendix A – Agreement and Plan of Reorganization dated as of June 30, 2011

Appendix B – Real Estate Appraisal Reports by Cushman & Wakefield Western, Inc. dated as of May 5, 2011

Appendix C – Opinions of Robert A. Stanger & Co., Inc., dated June 30, 2011

APPENDIX A
AGREEMENT AND PLAN OF REORGANIZATION

THIS AGREEMENT AND PLAN OF REORGANIZATION (“Agreement”) is entered into as of this 30th day of June, 2011, by and among Public Storage, a Maryland real estate investment trust (“PSA”), PS Orangeco Partnerships, Inc., a California corporation (“PSOP”), Public Storage Partners, Ltd., a California limited partnership (“PSP1”), Public Storage Partners II, Ltd., a California limited partnership (“PSP2”), Public Storage Properties, Ltd., a California limited partnership (“PSP3”), Public Storage Properties IV, Ltd., a California limited partnership (“PSP4”), Public Storage Properties V, Ltd., a California limited partnership (“PSP5”), Public Storage Partners Merger Co., Inc., a California corporation (“Sub1”), Public Storage Partners II Merger Co., Inc., a California corporation (“Sub2”), Public Storage Properties Merger Co., Inc., a California corporation (“Sub3”), Public Storage Properties IV Merger Co., Inc., a California corporation (“Sub4”) and Public Storage Properties V Merger Co., Inc., a California corporation (“Sub5”).  PSP1, PSP2, PSP3, PSP4 and PSP5 are sometimes individually referred to as a “Partnership” and collectively referred to as the “Partnerships”.  Sub1, Sub2, Sub3, Sub4 and Sub5 are sometimes individually referred to as a “Sub” and collectively referred to as the “Subs”.

A.      This Agreement provides for (1) the merger of PSOP with and into PSA in accordance with the provisions of Section 1113 of the California General Corporation Law, as amended (the “CGCL”) and the provisions of Section 501.1 of the Maryland REIT Law, Title 8 of the Corporations and Associations Article of the Annotated Code of Maryland, as amended (the “Maryland REIT Law”), and then (2) the mergers of the Subs with and into the Partnerships as more particularly described below in accordance with the applicable provisions of the CGCL and the California Uniform Limited Partnership Act of 2008, as amended (the “CULPA”).  Each of the Subs is a wholly-owned subsidiary of PSA.

B.      (1) The Board of Directors of PSOP and the Board of Trustees of PSA believe that it is in the best interests of PSOP and PSA to enter into and complete this Agreement and they have approved this agreement and the proposed merger of PSOP with and into PSA, and (2) the Board of Trustees of PSA, the Board of Directors of each Sub and the general partners of the Partnerships believe that it is in the best interests of PSA, each such Sub and the respective Partnerships to enter into and complete this Agreement and they have approved this Agreement and the proposed mergers of the Subs with and into the Partnerships.

C.      The Partnership Mergers (as defined in Section 3.1 below) shall immediately follow the PSOP Merger (as defined in Section 2.1 below).

D.      Public Storage is a general partner of all of the Partnerships and B. Wayne Hughes (“Hughes”) is a general partner of PSP3, PSP4 and PSP5.  Pursuant to a separate agreement, Hughes has agreed to resign as a general partner of PSP3, PSP4 and PSP5 immediately following the merger of the respective Sub with and into the respective Partnership.

E.      PSA and Hughes (and members of his family) collectively own more than 90% of the outstanding shares of each class of capital stock of PSOP and have approved the PSOP Merger.  PSA and Hughes (and members of his family) collectively own more than 50% of the Units (as defined in Section 3.3 below) in each of the Partnerships and have approved each of the Partnership Mergers.

NOW, THEREFORE, the parties agree as follows:

1.             Adoption of Plan.  The parties hereby adopt the Plan of Reorganization hereinafter set forth.

2.             The Merger of PSOP and PSA.

2.1           Completion of the Merger of PSOP and PSA.  Immediately preceding the initial Effective Time (as defined in Section 3.1 below), PSOP will be merged with and into PSA (the “PSOP Merger”) in accordance with the terms, conditions and provisions of this Agreement and the applicable provisions of the CGCL and the Maryland REIT Law. PSOP and PSA shall cause the PSOP Merger to be completed by filing (1) a Certificate of Merger in appropriate form with the Office of the California Secretary of State in accordance with the applicable provisions of the CGCL and (2) Articles of Merger in appropriate form with the Maryland State Department of Assessments and Taxation (the “Maryland SDAT”) in accordance with applicable provisions of the Maryland REIT Law (the “Maryland Articles” and, together with the Certificate of Merger referenced in clause (1), the “Merger Certificate”).  The PSOP Merger shall become effective on the time and date specified in the Merger Certificate.

2.2           Effect of the PSOP Merger.  Upon the effectiveness of the PSOP Merger:

2.2.1           PSOP and PSA.  The separate corporate existence of PSOP shall cease and PSA shall thereupon succeed, without other transfer, to all the rights and property of PSOP and shall be subject to all the debts and liabilities of PSOP in the same manner as if PSA had itself incurred them; all rights of creditors and all liens upon the property of PSOP and PSA shall be preserved unimpaired, provided that such liens upon property of PSOP shall be limited to the property affected thereby immediately prior to the effectiveness of the PSOP Merger; and any action or proceeding pending by or against PSOP may be prosecuted to judgment, which shall bind PSA, or PSA may be proceeded against or substituted in its place.

2.2.2.           Declaration of Trust and Bylaws; Management.  The declaration of trust and bylaws of PSA, and the composition of the Board of Trustees and officers of PSA, shall remain unchanged after the PSOP Merger.

2.2.3.           PSOP’s Partnership Ownership Ascribed to PSA.  The PSOP Merger will take place prior to the Partnership Mergers described below.  References below to interests in the Partnerships held by PSA include the interests that PSA will acquire from PSOP prior to the Partnership Mergers as a result of the PSOP Merger.

2.3           Conversion of Shares of PSOP.  Subject to Sections 2.4 and 2.5 hereof, upon the effectiveness of the PSOP Merger, each share of capital stock of PSOP (other than shares held by PSA and holders of Dissenting PSOP Shares (as defined in Section 2.4 below)) shall be converted into and shall represent the right to receive $32.38 in cash.  As soon as practicable after the effectiveness of the PSOP Merger, the registered holders of shares of capital stock of PSOP (other than shares held by PSA and holders of Dissenting PSOP Shares) shall be paid the cash to which they are entitled under this Agreement.

2.4           Dissenting PSOP Shares.  Shares of capital stock of PSOP held by a shareholder of PSOP who has demanded and perfected his right to appraisal of such shares in accordance with Section 1300 et seq. of the CGCL and who has not effectively withdrawn or lost his right to appraisal (“Dissenting PSOP Shares”) shall not be converted into or represent the right to receive cash, but the holder thereof shall be entitled only to such rights as are granted by Section 1300 et seq. of the CGCL.

2.5           Cancellation of PSOP Shares Held by PSA.  Upon the effectiveness of the PSOP Merger, shares of capital stock of PSOP held by PSA shall be cancelled and retired and no cash shall be exchangeable with respect thereto.

2.6           PSA Shares Unaffected.  The PSOP Merger shall effect no change in any of the outstanding shares of beneficial interest of PSA, and no cash or securities shall be exchangeable with respect to such shares.

3.             The Mergers of the Partnerships and the Subs.

3.1           Completion of the Partnership Mergers.  At the applicable Effective Time (as defined below), in accordance with the terms, conditions and provisions of this Agreement and the applicable Certificate of Merger: (1) Sub1 will be merged with and into PSP1, (2) Sub2 will be merged with and into PSP2, (3) Sub3 will be merged with and into PSP3, (4) Sub4 will be merged with and into PSP4 and (5) Sub5 will be merged with and into PSP5 (individually, a “Partnership Merger” and collectively, the “Partnership Mergers”).  Each Partnership Merger shall become effective at the time at which the Certificate of Merger in the form prescribed by the California Secretary of State as provided in Section 15911.14 of the CULPA (each, a “Certificate of Merger” and collectively, the “Certificates of Merger”) related to such Partnership Merger is filed with the California Secretary of State in accordance with the CULPA, except that if a Certificate of Merger specifies a date subsequent to the date of such filing on which such Partnership Merger is to become effective, such Partnership Merger shall become effective on such specified subsequent date (each time and date of effectiveness of a Partnership Merger, an “Effective Time”).  No Partnership Merger is conditioned on any other Partnership Merger, and the Effective Time of one Partnership Merger may, but need not, be the same as the Effective Time of any other Partnership Merger.

3.2           Effect of Each Partnership Merger.  At the applicable Effective Time:

3.2.1           Constituent Entities.  The separate corporate existence of the applicable merged Sub shall cease and the surviving Partnership shall thereupon succeed, without other transfer, to all the rights and property of such merged Sub and shall be subject to all the debts and liabilities of such merged Sub in the same manner as if the surviving Partnership had itself incurred them; all rights of creditors and all liens upon the property of each of the merged Sub and surviving Partnership shall be preserved unimpaired, provided that such liens upon property of the merged Sub shall be limited to the property affected thereby immediately prior to the Effective Time; and any action or proceeding pending by or against the merged Sub may be prosecuted to judgment, which shall bind the surviving Partnership, or the Partnership may be proceeded against or substituted in its place.

3.2.2           Partnership Agreements.  The partnership agreement of the surviving Partnership in effect at the Effective Time shall continue in full force and effect until amended or terminated as provided in such partnership agreement or as provided by law.

3.2.3           General Partners.  PSA shall remain as the general partner with the same interests in the Partnership that it owned immediately prior to the Effective Time. The economic rights relating to the general partnership interests in the Partnership not owned by PSA, in the case of the Partnership Mergers involving PSP3, PSP4 and PSP5, as applicable, shall be converted into and shall represent thereafter only the right to receive cash in respect of such interests in the following amounts:  PSP3 - $3,292,269, PSP4 - $5,820,580 and PSP5 - $4,339,909. As soon as practicable after the applicable Effective Time, the holders of such general partnership interests shall be paid the cash to which they are entitled hereunder in respect of such interests, less any applicable withholdings pursuant to Section 3.3.3 hereof.

3.3           Conversion of Partnership Units.  The manner of converting the outstanding units of limited partnership interest of the Partnerships (the “Units”), other than Units held by PSA, into cash or common shares ($.10 par value) of beneficial interest of PSA (the “PSA Shares”) shall be as follows:

3.3.1           Cash Election.  At the Effective Time, each Unit as to which a cash election has been made in accordance with the provisions of Section 3.5 hereof and has not been revoked, relinquished or lost pursuant to Section 3.5 hereof (each, a “Cash Election Unit” and, together, the “Cash Election Units”) shall be converted into and shall represent the right to receive cash in respect of such Unit in the following amounts:  PSP1 - $2,740.85, PSP2 - $4,187.08, PSP3 - $2,373.31, PSP4 - $2,097.95 and PSP5 - $1,422.06 (each such amount in respect of a particular Partnership, the “Cash Election Price”). As soon as practicable after the Effective Time, the registered holders of Cash Election Units shall be paid the cash to which they are entitled hereunder in respect of such Cash Election Units, less any applicable withholdings as provided in Section 3.3.3 hereof.

3.3.2           Share Exchange.  At each Effective Time, subject to Sections 3.4 and 3.5 hereof, each Unit (other than Cash Election Units and Units owned by PSA) shall be converted into the right to receive a number of PSA Shares equal to, rounded to the nearest thousandth, the quotient (the “Conversion Number”) derived by dividing the Cash Election Price by the average of the per share closing prices on the New York Stock Exchange, Inc. (the “NYSE”) of the PSA Shares during the 20 consecutive trading days ending on the fifth trading day prior to such Effective Time (the “Average PSA Share Price”). If, prior to any such Effective Time, PSA should split or combine the PSA Shares, or pay a share dividend, the Conversion Number will be appropriately adjusted to reflect such action.

3.3.3.           Withholding.  Notwithstanding anything to the contrary contained herein, PSA (or its designated affiliate) shall be entitled to deduct and withhold from any consideration payable in respect of any Unit in connection with any Partnership Merger or otherwise pursuant to this Agreement such amounts as PSA reasonably believes it is required to deduct and withhold with respect to the making of such payment under the Internal Revenue Code of 1986, as amended (the “Code”), or any other provision of federal, state, local or foreign tax law.

3.4           No Fractional Shares.  Notwithstanding any other term or provision of this Agreement, no fractional PSA Shares and no certificates or scrip therefor, or other evidence of ownership thereof, will be issued in the Partnership Mergers. In lieu of any such fractional share interests, each holder of Units in a particular Partnership who would otherwise be entitled to a fractional share with respect to a particular Partnership will be paid an amount in cash (without interest), rounded to the nearest $.01, determined by multiplying (1) the Average PSA Share Price for the applicable Partnership by (2) the fractional interest.

3.5           Procedure for Cash Election.  At the time of the mailing of the Information Statement provided for in Section 8.3 hereof, PSA will send to each holder of record of Units a cash or stock election form (the “Form of Election”) providing such holder with the option to elect to receive the Cash Election Price with respect to all of such holder’s Units.  A holder of Units may not make a cash election as to the less than all of the Units owned by such holder.  Any such election to receive the cash payment contemplated by Section 3.3.1 hereof shall have been properly made only if Computershare Trust Company, N.A. (the “Exchange Agent”) shall have received at its designated office, not later than 5:00 p.m., New York time, on the date specified therein (the “Cash Election Deadline”), and Form of Election properly completed in accordance with its terms. Any Form of Election may be revoked by the person submitting the same to the Exchange Agent only by written notice received by the Exchange Agent prior to the Cash Election Deadline. In addition, all Forms of Election in respect of a Partnership Merger shall automatically be revoked if the Exchange Agent is notified in writing by the parties hereto that such Partnership Merger has been abandoned. The Exchange Agent may determine whether or not elections to receive cash have been properly made or revoked pursuant to this Section 3.5, and any such determination shall be conclusive and binding. If the Exchange Agent determines that any election to receive cash was not properly or timely made, the Units covered thereby shall not be treated as Cash Election Units, and shall be converted into PSA Shares (together with cash in lieu of fractions thereof, if applicable) upon the Effective Time of the applicable Partnership Merger as provided in Sections 3.3.2 and 3.4 hereof. The Exchange Agent may, with the agreement of PSA and the Partnerships, establish such procedures, not inconsistent with this Section 3.5, as may be necessary or desirable to implement this Section 3.5.

3.6           Conversion of Shares of Subs.  At the applicable Effective Time, the shares of capital stock of Sub1, Sub2, Sub3, Sub4 and Sub5 shall be converted into an aggregate of 5,351 PSP1 Units, 9,890 PSP2 Units, 20,000 PSP3 Units, 40,000 PSP4 Units and 44,000 PSP5 Units, respectively.

3.7           Cancellation of Units Owned by PSA.  At the applicable Effective Time, any Units owned by PSA (other than Units acquired pursuant to Section 3.6 hereof) shall be cancelled and retired and no shares shall be issuable, and no cash shall be exchangeable, with respect thereto.

3.8           Delivery of PSA Shares.  As soon as practicable after the applicable Effective Time, each holder of Units that were converted into the right to receive PSA Shares pursuant to Section 3.3.2 shall be provided a certificate, or other appropriate evidence of ownership in electronic or other book-entry format, representing the number of whole PSA Shares into which such Units shall have been converted as provided in Section 3.3.2 hereof, together with cash payment in lieu of fractional share interests, if any, as provided in Section 3.4 hereof, less any applicable withholdings as provided in Section 3.3.3 hereof.

4.             Closing.

4.1           Time and Place of Closing.  Unless this Agreement shall have been earlier terminated or abandoned in respect of a particular merger, the closing of each such merger (the “Closing”) shall take place as promptly as practicable after the Cash Election Deadline and following the satisfaction or waiver of the last of the conditions set forth in Section 9 hereof at such time and place as PSA may designate. The date of the Closing shall be referred to as the “Closing Date.”

4.2           Execution and Filing of Certificates of Merger.  At or before the Closing, the applicable parties shall execute the applicable Certificates of Merger for filing with the California Secretary of State or the Maryland Articles for filing with the Maryland SDAT, as the case may be, pursuant to applicable provisions of California and Maryland law.

5.             Representations, Warranties and Agreements of PSOP.  PSOP represents, warrants and agrees with PSA that:

5.1         Authorization.  (1) The execution, delivery and performance of this Agreement by PSOP has been duly authorized and approved by all necessary action of PSOP, and (2) PSOP has the necessary power and authority to enter into this Agreement, to perform its obligations hereunder and to complete the transactions contemplated hereby.

5.2         Organization and Related Matters. PSOP is a corporation duly organized, existing and in good standing under the laws of the State of California with all requisite power and authority to own, lease and operate its properties and to carry on its business and is in good standing in each jurisdiction in which the property owned, leased or operated by it or the nature of the business carried on by it requires such qualification and where the failure to so qualify would have a material adverse effect on its business, properties, results of operations or financial condition.

5.3         Capital Stock.  PSOP has outstanding 15,340 voting and 1,448,798 nonvoting shares, all of which have been duly and validly authorized and issued, and are fully paid and nonassessable.  There are no options or agreements to which PSOP is a party or by which it is bound calling for or requiring the issuance of additional shares.

5.4         Consents and Approvals; No Violation. Neither the execution and delivery of this Agreement nor the consummation by PSOP of the transactions contemplated hereby will:  (i) conflict with or result in any breach of any provision of its articles of incorporation or bylaws; (ii) require any consent, waiver, approval, authorization or permit of, or filing with or notification to, any governmental or regulatory authority, except (A) pursuant to the applicable requirements of the federal securities laws and the rules and regulations promulgated thereunder, (B) the filing of the Certificate of Merger pursuant to the CGCL and the Maryland Articles pursuant to the Maryland REIT Law, (C) as may be required by any applicable state securities or takeover laws, or (D) where the failure to obtain such consent, approval, authorization or permit, or to make such filing or notification, would not in the aggregate have a material adverse effect on PSOP or adversely affect the ability of PSOP to consummate the transactions contemplated hereby; (iii) result in a violation or breach of, or constitute a default (or give rise to any right of termination, cancellation or acceleration) under any of the terms, conditions or provisions of any note, license, mortgage, agreement or other instrument or obligation to which PSOP is a party or any of its properties or assets may be bound, except for such violations, breaches and defaults which, in the aggregate, would not have a material adverse effect on PSOP or adversely affect the ability of PSOP to consummate the transactions contemplated hereby; or (iv) assuming the consents, approvals, authorizations or permits and filings or notifications referred to in this Section 5.4 are duly and timely obtained or made, violate any order, writ, injunction, decree, statute, rule or regulation applicable to PSOP or its properties or assets, except for violations which would not in the aggregate have a material adverse effect on PSOP or adversely affect the ability of PSOP to consummate the transactions contemplated hereby.

5.5          Litigation.  There is no litigation, proceeding or governmental investigation which, individually or in the aggregate, is or may be material and adverse, pending or, to the knowledge of PSOP, threatened against PSOP or involving any of its properties or assets.

5.6          S-4 Registration Statement and Information Statement.  None of the information supplied or to be supplied by PSOP for inclusion or incorporation by reference in the S-4 Registration Statement or the Information Statement (as such terms are defined in Section 8.3 below) will (i) in the case of the S-4 Registration Statement, at the time it becomes effective and at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading, or (ii) in the case of the Information Statement, at the time of the mailing of the Information Statement and at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

5.7           Insurance.  All material insurance of PSOP is currently in full force and effect and PSOP has reported all claims and occurrences to the extent required by such insurance.

5.8           Disclosure.  The representations and warranties by PSOP in this Agreement and any certificate or document delivered by it pursuant hereto do not and will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained herein or therein not misleading.

6.             Representations, Warranties and Agreements of the Partnerships.  Each of the Partnerships represents, warrants and agrees, as to itself and not as to any other Partnership, with PSA that:

6.1           Authorization.  (i) The execution, delivery and performance of this Agreement by the Partnership has been duly authorized and approved by all necessary action of the Partnership, and (2) the Partnership has the necessary power and authority to enter into this Agreement, to perform its obligations hereunder and to complete the transactions contemplated hereby.

6.2           Organization and Related Matters.  The Partnership is a limited partnership duly organized, existing and in good standing under the laws of the State of California with all requisite power and authority to own, lease and operate its properties and to carry on its business as and where now owned, leased, operated or carried on, as the case may be; and is duly qualified to do business and is in good standing in each jurisdiction in which the property owned, leased or operated by it or the nature of the business carried on by it requires such qualification and where the failure to so qualify would have a material adverse effect on its business, properties, results of operations or financial condition.

6.3           Units.  PSP1, PSP2, PSP3, PSP4 and PSP5 have 5,351, 9,890, 20,000, 40,000 and 44,000, outstanding Units, respectively.  All outstanding Units have been duly and validly authorized and issued, and are fully paid and nonassessable. There are no options or agreements to which the Partnership are parties or by which they are bound calling for or requiring the issuance of additional Units.

6.4           Consents and Approvals; No Violation.  Neither the execution and delivery of this Agreement nor the consummation by such Partnership of the transactions contemplated hereby will: (i) conflict with or result in any breach of any provision of its partnership agreement; (ii) require any consent, waiver, approval, authorization or permit of, or filing with or notification to, any governmental or regulatory authority, except (A) pursuant to the applicable requirements of the federal securities laws and the rules and regulations promulgated thereunder, (B) the filing of the applicable Certificate of Merger pursuant to the CULPA and the CGCL, (C) as may be required by any applicable state securities or takeover laws, or (D) where the failure to obtain such consent, approval, authorization or permit, or to make such filing or notification, would not in the aggregate have a material adverse effect on such Partnership or adversely affect the ability of such Partnership to consummate the transactions contemplated hereby; (iii) result in a violation or breach of, or constitute a default (or give rise to any right of termination, cancellation or acceleration) under any of the terms, conditions or provisions of any note, license, mortgage, agreement or other instrument or obligation to which such Partnership is a party or any of its properties or assets may be bound, except for such violations, breaches and defaults which, in the aggregate, would not have a material adverse effect on such Partnership or adversely affect the ability of such Partnership to consummate the transactions contemplated hereby; or (iv) assuming the consents, approvals, authorizations or permits and filings or notifications referred to in this Section 6.4 are duly and timely obtained or made, violate any order, writ, injunction, decree, statute, rule or regulation applicable to such Partnership or its properties or assets, except for violations which would not in the aggregate have a material adverse effect on such Partnership or adversely affect the ability of such Partnership to consummate the transactions contemplated hereby.

6.5           Litigation.  There is no litigation, proceeding or governmental investigation which, individually or in the aggregate, is or may be material and adverse, pending or, to the knowledge of the Partnership, threatened against such Partnership or involving any of its properties or assets.

6.6           SEC Reports.  Since January 1, 2008, each of PSP3, PSP4 and PSP5 has filed all forms, reports and documents with the Securities and Exchange Commission (“SEC”) required to be filed by it pursuant to the federal securities laws and the rules and regulations promulgated by the SEC thereunder, all of which complied in all material respects with all applicable requirements of the federal securities laws and such rules and regulations (collectively, the “Partnership SEC Reports”). None of the Partnership SEC Reports, including without limitation any financial statements or schedules included therein, at the time filed contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

6.7           Financial Statements.  The financial statements included in the Partnership SEC Reports complied, and the financial statements of each Partnership to be included in the S-4 Registration Statement and the Information Statement will comply, as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto.  The financial statements of the Partnership have been prepared in accordance with generally accepted accounting principles applied on a basis consistent with prior periods (except as otherwise noted therein), and present fairly the financial position of the Partnership as of their respective dates, and the results of operations of the Partnership for the periods presented therein (subject, in the case of the unaudited interim financial statements, to normal year-end adjustments).

6.8           Absence of Certain Changes or Events.  Since January 1, 2011, the business of the Partnership has been carried on only in the ordinary and usual course and, except as disclosed in the Information Statement (as such term is defined in Section 8.3 below), there has not been any material adverse change in its business, results of operations or financial condition, or any damage or destruction in the nature of a casualty loss, whether covered by insurance or not, that would materially and adversely affect its properties, business or results of operations.

6.9            S-4 Registration Statement and Information Statement.  None of the information supplied or to be supplied by the Partnership for inclusion or incorporation by reference in the S-4 Registration Statement or the Information Statement (as such terms are defined in Section 8.3 below) will (i) in the case of the S-4 Registration Statement, at the time it becomes effective and at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading, or (ii) in the case of the Information Statement, at the time of the mailing of the Information Statement and at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

6.10           Insurance.  All material insurance of the Partnership is currently in full force and effect and the Partnership has reported all claims and occurrences to the extent required by such insurance.

6.11          Disclosure.  The representations and warranties by the Partnership in this Agreement and any certificate or document delivered by it pursuant hereto do not and will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained herein or therein not misleading.

7.             Representations, Warranties and Agreements of PSA and the Subs.  PSA hereby represents, warrants and agrees with PSOP and the Partnerships that:

7.1           Authorization.  The execution, delivery and performance of this Agreement by PSA and each of the Merger Subs have been duly authorized and approved by all necessary action, and PSA and each of the Merger Subs have the necessary power and authority to enter into this Agreement, to perform its respective obligations hereunder and to complete the transactions contemplated hereby.

7.2           Organization and Related Matters.  PSA is a real estate investment trust duly organized, existing and in good standing under the laws of the State of Maryland and each of the Merger Subs is a corporation duly organized, existing and in good standing under the laws of the State of California with all requisite power and authority to own, lease and operate its properties and to carry on its business as and where now owned, leased, operated or carried on, as the case may be; and is duly qualified to do business as a foreign entity and is in good standing in each jurisdiction in which the property is owned, leased or operated by it or the nature of its business carried on by it requires such qualification and where the failure to so qualify would have a material adverse effect on its business, properties, results of operations or financial condition.

7.3           Authorized Shares.  The authorized shares of beneficial interest of PSA consist of (1) 650,000,000 common shares of beneficial interest ($.10 par value), 169,252,819 of which were issued and outstanding at December 31, 2010, (2) 100,000,000 equity shares of beneficial interest ($.01 par value), none of which were issued and outstanding at December 31, 2010 and (3) 100,000,000 preferred shares of beneficial interest ($.01 par value), 486,390 of which were issued and outstanding at December 31, 2010.  The authorized shares of each of the Merger Subs consist of 100 shares of common stock, all of which are issued and outstanding as of the date of this Agreement. All of the issued and outstanding common shares of beneficial interest, equity shares of beneficial interest and preferred shares of beneficial interest of PSA and all of the issued and outstanding shares of common stock of each of the Merger Subs have been duly and validly authorized and issued, and are fully paid and nonassessable. The issuance of the PSA Shares in the Partnership Mergers has been duly and validly authorized and, when issued and delivered as provided in this Agreement, the PSA Shares will have been duly and validly issued, fully paid and nonassessable; and the shareholders of PSA have no preemptive rights with respect to any shares of beneficial interest in PSA.

7.4           Consents and Approvals; No Violation.  Neither the execution and delivery of this Agreement nor the consummation by PSA or any of the Merger Subs of the transactions contemplated hereby will: (i) conflict with or result in any breach of any provision of the applicable declaration of trust, articles of incorporation or bylaws; (ii) require any consent, waiver, approval, authorization or permit of, or filing with or notification to, any governmental or regulatory authority, except (A) pursuant to the applicable requirements of the federal securities laws and the rules and regulations promulgated thereunder, (B) the filing of the Certificates of Merger pursuant to the CULPA in the case of the Partnership Mergers and the filing of the Certificate of Merger pursuant to the CGCL and the Maryland Articles pursuant to the Maryland REIT Law in the case of the PSOP Merger, (C) as may be required by any applicable state securities or takeover laws, or (D) where the failure to obtain such consent, approval, authorization or permit, or to make such filing or notification, would not in the aggregate have a material adverse effect on PSA or the applicable Merger Sub or adversely affect the ability of PSA or the applicable Merger Sub to consummate the transactions contemplated hereby; (iii) result in a violation or breach of, or constitute a default (or give rise to any right of termination, cancellation or acceleration) under any of the terms, conditions or provisions of any note, license, mortgage, agreement or other instrument or obligation to which PSA or the applicable Merger Sub is a party or any of its properties or assets may be bound, except for such violations, breaches and defaults which, in the aggregate, would not have a material adverse effect on PSA or the applicable Merger Sub or adversely affect the ability of PSA or the applicable Merger Sub to consummate the transactions contemplated hereby; or (iv) assuming the consents, approvals, authorizations or permits and filings or notifications referred to in this Section 7.4 are duly and timely obtained or made, violate any order, writ, injunction, decree, statute, rule or regulation applicable to PSA or the applicable Merger Sub or their properties or assets, except for violations which would not in the aggregate have a material adverse effect on PSA or the applicable Merger Sub or adversely affect the ability of PSA or the applicable Merger Sub to consummate the transactions contemplated hereby.

7.5           Litigation.  There is no litigation, proceeding or governmental investigation which, individually or in the aggregate, is or may be material and adverse, pending or, to the knowledge of PSA, threatened against PSA or the Merger Subs or involving any of their properties or assets.

7.6           SEC Reports.  Since January 1, 2008, PSA has filed all forms, reports and documents with the SEC required to be filed by it pursuant to the federal securities laws and the rules and regulations promulgated by the SEC thereunder, all of which complied in all material respects with all applicable requirements of the federal securities laws and such rules and regulations (collectively, the “PSA SEC Reports”). None of the PSA SEC Reports, including without limitation any financial statements or schedules included therein, at the time filed contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

7.7           Financial Statements.  The financial statements included in the PSA SEC Reports complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles applied on a basis consistent with prior periods (except as otherwise noted therein), and present fairly the financial position of PSA as of their respective dates, and the results of operations of PSA for the periods presented therein (subject, in the case of the unaudited interim financial statements, to normal year-end adjustments).

7.8           Absence of Certain Changes or Events.  Since January 1, 2011, the business of PSA and the Merger Subs have been carried on only in the ordinary and usual course and there has not been any material adverse change in their business, results of operations or financial condition, or any damage or destruction in the nature of a casualty loss, whether covered by insurance or not, that would materially and adversely affect their properties, business or results of operations.

7.9           S-4 Registration Statement and Information Statement.  None of the information supplied or to be supplied by PSA for inclusion or incorporation by reference in the S-4 Registration Statement or the Information Statement (as those terms are defined in Section 8.3 below) will (i) in the case of the S-4 Registration Statement, at the time it becomes effective and at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading, or (ii) in the case of the Information Statement, at the time of the mailing of the Information Statement and at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

7.10          Insurance.  All material insurance of PSA and the Merger Subs is currently in full force and effect and PSA and the Merger Subs have reported all claims and occurrences to the extent required by such insurance.

7.11          Disclosure.  The representations and warranties by PSA and the Merger Subs in this Agreement and any certificate or document delivered by it pursuant hereto do not and will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained herein or therein not misleading.

8.             Covenants and Agreements.

8.1           Ordinary Course.  Except as contemplated by this Agreement, during the period from the date of this Agreement to the Effective Time, each of PSA, PSOP and the Partnerships will carry on its business in the ordinary course in substantially the same manner as heretofore conducted and use all reasonable efforts to: (a) preserve intact its present business, organization and goodwill, (b) maintain all permits, licenses and authorizations required by applicable laws, and (c) keep available the services of its present employees and preserve its relationships with customers, suppliers, lenders, lessors, governmental entities and others having business or regulatory dealings with it. The Partnerships will not issue any Units or debt securities convertible into Units. PSOP will not issue any shares of capital stock or debt securities convertible into shares of capital stock.  PSA, PSOP and the Partnerships will promptly notify the others of any event or occurrence not in the ordinary and usual course of business which may have a material adverse effect on the properties or financial condition of such party.

8.2           Acquisition Proposals.  PSOP and the Partnerships will not initiate, solicit or encourage, directly or indirectly, any inquiries or the making of any proposal with respect to a merger, consolidation, share exchange or similar transaction involving PSOP and the Partnerships, or any purchase of all or any significant portion of their assets, or any equity interest in them, other than the transactions contemplated hereby (an “Acquisition Proposal”), or engage in any negotiations concerning, or provide any confidential information or data to, or have any discussions with, any person relating to an Acquisition Proposal; provided, however, that PSOP’s board of directors and the Partnerships’ general partners may furnish or cause to be furnished information and may participate in such discussions and negotiations through its representatives with persons who have sought the same if the failure to provide such information or participate in such negotiations and discussions might cause PSOP’s board of directors or the general partners of the Partnerships to breach their fiduciary duty to the shareholders of PSOP or the limited partners of the Partnerships, respectively, under applicable law as advised by counsel. PSOP and the Partnerships will notify PSA immediately if any such inquiries or proposals are received by, any such information is requested from, or any such negotiations or discussions are sought to be initiated or continued with PSOP and the Partnerships, and will keep PSA informed of the status and terms of any such proposals and any such negotiations or discussions.

8.3           Registration and Information Statement.  PSA will, as promptly as practicable, prepare and file with the SEC a registration statement on Form S-4 (the “S-4 Registration Statement”) containing an information statement, notice of action without a meeting and prospectus, in connection with the registration under the Securities Act of 1933, as amended (the “Securities Act”) of the PSA Shares to be issued to holders of Units in the Partnership Mergers (such information statement, notice of action without a meeting and prospectus, together with any amendments thereof or supplements thereto, in each case in the form or forms to be mailed to the limited partners of the Partnerships, being herein called the “Information Statement”). The Partnerships and PSOP will, as promptly as practicable furnish such information as PSA shall reasonably request in connection with preparing the S-4 Registration Statement.  PSA and the Partnerships will use their best efforts to have or cause the S-4 Registration Statement to be declared effective by the SEC as promptly as practicable, and also will take any other action required to be taken under federal or state securities laws, and the Partnerships will use their best efforts to cause the Information Statement and the Form of Election and related materials to be mailed to their limited partners at the earliest practicable date. Each of the Partnerships agrees that (i) if at any time prior to the applicable Effective Time any event with respect to Partnerships should occur which is required to be described in an amendment of, or a supplement to, the Information Statement or the S-4 Registration Statement, such event shall be so described, and such amendment or supplement shall be promptly filed with the SEC and, as required by law, disseminated to the limited partners of such Partnership and (ii) the Information Statement will (with respect to the Partnerships) comply as to form in all material respects with the requirements of the federal securities laws. PSA agrees that (i) if at any time prior to the Effective Time any event with respect to PSA should occur which is required to be described in an amendment of, or a supplement to, the Information Statement or the S-4 Registration Statement, such event shall be so described, and such amendment or supplement shall be promptly filed with the SEC and, as required by law, disseminated to the limited partners of the Partnerships and (ii) the Information Statement will (with respect to PSA) comply as to form in all material respects with the requirements of the federal securities laws.

8.4           Best Efforts.  Each of PSOP, the Partnerships and PSA shall: (i) promptly make its respective filings and thereafter make any other required submissions under all applicable laws with respect to the PSOP Merger and the Partnership Mergers and the other transactions contemplated hereby; and (ii) use its best efforts to promptly take, or cause to be taken, all other actions and do, or cause to be done, all other things necessary, proper or appropriate to consummate and make effective the transactions contemplated by this Agreement as soon as practicable.

8.5           Registration and Listing of PSA Shares.  PSA will use its best efforts to register the PSA Shares under the applicable provisions of the Securities Act and to cause the PSA Shares to be listed for trading on the NYSE upon official notice of issuance.

8.6           Distributions.  The Partnerships will not declare or pay any cash distributions to its partners, except the Partnerships will make (i) quarterly distributions consistent with the partnership agreements for each Partnership, and (ii) distributions to its partners of record immediately prior to the Effective Time of any increase in the Partnership’s Net Asset Value (as defined below) between March 31, 2011 and the Effective Time, which will be distributed as soon as practicable after the Effective Time among the partners in the same manner as regular quarterly distributions (i.e., 25% to the general partners and the balance among the partners in proportion to their capital contributions).  For this purpose, the Net Asset Value of a Partnership is the sum of (a) the fair market value as of March 31, 2011 of its properties, as determined by appraisal by Cushman & Wakefield, (b) the book value of its non-real estate assets as of the date of determination and less (c) its liabilities as of the date of determination.  The determination of book value and liabilities shall be from the Partnerships’ financial statements prepared in accordance with generally accepted accounting principles on a basis consistent with prior periods, except that for purposes of determining the Net Asset Value of a Partnership, (a) Stor-RE shall be valued by taking into account the closing price of PSA common shares on the New York Stock Exchange on the date of determination and (b) the book value of a Partnership’s non-real estate assets shall include an amount equal to 50% of the “Access Fees” (as defined in the Partnerships’ financial statements) paid by Public Storage’s tenant reinsurance subsidiary to the Partnership during the twelve months ended March 31, 2011. If a determination is to be made on other than the last day of a month, calculations will be made by prorating the relevant amounts as reported for the full month. PSOP will not, at any time prior to the PSOP Merger, declare of pay any distributions to its shareholders, except that PSOP will make such distributions as may be necessary to ensure that all of PSOP’s current and accumulated taxable income shall have been distributed through the date of the PSOP Merger.

9.             Conditions.

9.1           Conditions to Each Party’s Obligations.  The respective obligations of each party to consummate the transactions contemplated by this Agreement to which it is a party are subject to the fulfillment at or prior to the Closing of each of the following conditions, any or all of which may be waived in whole or in part, to the extent permitted by applicable law:

9.1.1           Notice to Limited Partner and Shareholders.  The limited partners of the Partnerships and the shareholders of PSOP shall have been provided such notice as may be required under applicable federal and state law and any applicable waiting periods under such laws shall have elapsed.

9.1.2           Governmental and Regulatory Consents.  All filings required to be made prior to the Effective Time with, and all consents, approvals, permits and authorizations required to be obtained prior to the Effective Time from, governmental and regulatory authorities in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, shall have been made or obtained (as the case may be) without material restrictions, except where the failure to obtain such consents, approvals, permits and authorizations could not reasonably be expected to have a material adverse effect on PSA, PSOP or the Partnerships, as applicable.

9.1.3           Litigation.  No court or governmental or regulatory authority of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, judgment, decree, injunction or other order (whether temporary, preliminary or permanent) or taken any action which prohibits the consummation of the transactions contemplated by this Agreement and no legal action challenging such transactions shall be pending.

9.1.4           Registration Statement.  The S-4 Registration Statement shall have been declared effective and no stop order suspending effectiveness shall have been issued, no action, suit, proceeding or investigation by the SEC to suspend the effectiveness thereof shall have been initiated and be continuing, and all necessary approvals under federal and state securities laws relating to the issuance or trading of the PSA Shares shall have been received.

9.1.5           Listing of PSA Shares on NYSE.  The PSA Shares shall have been approved for listing on the NYSE upon official notice of issuance.

9.1.6           Fairness Opinion.  The Partnerships shall have received the opinions of Robert A. Stanger & Co., Inc. in form and substance satisfactory to them to the effect that the consideration to be received by their limited partners (other than PSA and Hughes) in the Partnership Mergers is fair to such limited partners from a financial point of view, and such opinions shall not have been withdrawn or revoked.

9.2           Conditions to Obligations of PSA.  The obligations of PSA to consummate the transactions contemplated by this Agreement are subject to the fulfillment at or prior to the Closing of the following conditions, which may be waived in whole or in part by PSA to the extent permitted by applicable law:

9.2.1           Accuracy of Representations; Performance of Agreements.  Each of the representations and warranties of PSOP and the Partnerships contained in this Agreement shall be true and correct in all material respects at and as of the Closing Date as if made at and as of the Closing Date (except to the extent they relate to a particular date) and PSOP and the Partnerships shall have performed or complied with all agreements and covenants required by this Agreement to be performed or complied with by it at or prior to the Closing.

9.2.2           Certificate of General Partners.  PSA shall have received such certificates of the general partners of the Partnerships and of the officers of PSOP as PSA may reasonably request in connection with the Closing, to the effect that, to the best of their knowledge, all representations and warranties of the Partnerships contained in this Agreement are true and correct in all material respects at and as of the Closing Date as if made at and as of the Closing Date, and PSOP and the Partnerships have performed or complied with all agreements and covenants required by this Agreement to be performed or complied with by them at or prior to the Closing.

9.2.3           Title to Properties; Environmental Audits.  PSA in its sole discretion shall be satisfied as to the status of title to (including the existence and effect of liens and encumbrances), and the results of any environmental audit of, each of the real properties owned by the Partnerships.

9.2.4           Trading Price of PSA Shares.  The average of the per share closing prices of the PSA Shares on the NYSE during the 20 consecutive trading days ending on the fifth trading day prior to the applicable Effective Time (the “Average PSA Share Price”) shall be not less than $95.00.

9.3           Conditions to Obligations of PSOP.  The obligations of PSOP to consummate the PSOP Merger as contemplated by this Agreement are subject to the fulfillment at or prior to the Closing of the following conditions, which may be waived in whole or in part by PSOP to the extent permitted by applicable law:

9.3.1           Accuracy of Representations; Performance of Agreements.  Each of the representations and warranties of PSA contained in this Agreement shall be true and correct in all material respects at and as of the Closing Date as if made at and as of the Closing Date (except to the extent they relate to a particular date) and PSA shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it at or prior to the Closing.

9.3.2           Certificate of Officers.  PSOP shall have received such certificates of officers of PSA as PSOP may reasonably request in connection with the Closing, including upon request a certificate satisfactory to PSOP of the Chief Executive Officer and the Chief Financial Officer of PSA, to the effect that, to the best of their knowledge, all representations and warranties of PSA contained in this Agreement are true and correct in all material respects at and as of the Closing Date as if made at and as of the Closing Date, and PSA have performed or complied with all agreements and covenants required by this Agreement to be performed or complied with by them at or prior to the Closing.

9.4           Conditions to Obligations of the Partnerships.  The obligations of the Partnerships to consummate the respective Partnership Mergers contemplated by this Agreement are subject to the fulfillment at or prior to the Closing of the following conditions, which may be waived in whole or in part by the Partnerships to the extent permitted by applicable law:

9.4.1           Accuracy of Representations; Performance of Agreements.  Each of the representations and warranties of PSA contained in this Agreement shall be true and correct in all material respects at and as of the Closing Date as if made at and as of the Closing Date (except to the extent they relate to a particular date) and PSA shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it at or prior to the Closing.

9.4.2           Certificate of Officers.  The Partnerships shall have received such certificates of officers of PSA as the Partnerships may reasonably request in connection with the Closing, including upon request certificates satisfactory to the Partnerships of the Chief Executive Officer and the Chief Financial Officer of PSA, to the effect that, to the best of their knowledge, all representations and warranties of PSA contained in this Agreement are true and correct in all material respects at and as of the Closing Date as if made at and as of the Closing Date, and PSA have performed or complied with all agreements and covenants required by this Agreement to be performed or complied with by them at or prior to the Closing.

9.4.3           Closing of PSOP Merger.  The PSOP Merger shall have been completed in accordance with the terms set forth in this Agreement and the applicable Merger Certificates.

9.5           Partnership Mergers Not Cross-Conditioned.  Notwithstanding anything in this Agreement to the contrary, none of the Partnership Mergers is conditioned on the completion of any other Partnership Merger.

10.             Termination.

10.1           Termination by Mutual Consent.  This Agreement may be terminated and the PSOP Merger and any of the Partnership Mergers may be abandoned at any time prior to the Effective Time by the written consent of PSA, on the one hand, and PSOP or the applicable Partnership, on the other hand.

10.2           Termination by PSA, PSOP or the Partnerships.  This Agreement may be terminated and the PSOP Merger and any of the Partnership Mergers may be abandoned by action of the Board of Trustees of PSA or the Board of Directors of PSOP or by each general partner of a Partnership if (i) the PSOP Merger and the applicable Partnership Merger shall not have been consummated by March 31, 2012 (provided that the right to terminate this Agreement under this Section 10.2 shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of or resulted in the failure of the PSOP Merger or the applicable Partnership Merger, as the case may be, to occur on or before such date); or (ii) any court of competent jurisdiction in the United States or some other governmental body or regulatory authority shall have issued an order, decree or ruling or taken any other action permanently restraining, enjoining or otherwise prohibiting the PSOP Merger or the applicable Partnership Merger, as the case may be, and such order, decree, ruling or other action shall have become final and non-appealable.

10.3           Termination by PSA.  This Agreement may be terminated by PSA, and the PSOP Merger and any of the Partnership Mergers may be abandoned at any time prior to the applicable Effective Time, if (i) PSOP or any of the Partnerships shall have failed to comply in any material respect with any of the covenants, conditions or agreements contained in this Agreement to be complied with or performed by such party at or prior to such date of termination, which failure to comply has not been cured within five business days following notice to such party of such failure to comply, or (ii) any representation or warranty of PSOP or any of the Partnerships contained in this Agreement shall not be true in all material respects when made, which inaccuracy or breach (if capable of cure) has not been cured within five business days following notice to PSOP or the applicable Partnership of the inaccuracy or breach, or on and as of the Closing as if made on and as of the Closing Date.

10.4           Termination by PSOP.  This Agreement may be terminated by PSOP and the PSOP Merger may be abandoned at any time prior to the Effective Time if (i) PSA shall have failed to comply in any material respect with any of the covenants, conditions or agreements contained in this Agreement to be complied with or performed by PSA at or prior to such date of termination, which failure to comply has not been cured within five business days following notice to PSA of such failure to comply, or (ii) any representation or warranty of PSA contained in this Agreement shall not be true in all material respects when made, which inaccuracy or breach (if capable of cure) has not been cured within five business days following notice to PSA of the inaccuracy or breach, or on and as of the Closing as if made on and as of the Closing Date.

10.5           Termination by the Partnerships.  This Agreement may be terminated by any of the Partnerships and the applicable Partnership Merger may be abandoned at any time prior to the Effective Time, if (i) PSA shall have failed to comply in any material respect with any of the covenants, conditions or agreements contained in this Agreement to be complied with or performed by PSA at or prior to such date of termination, which failure to comply has not been cured within five business days following notice to PSA of such failure to comply, or (ii) any representation or warranty of PSA contained in this Agreement shall not be true in all material respects when made, which inaccuracy or breach (if capable of cure) has not been cured within five business days following notice to PSA of the inaccuracy or breach, or on and as of the closing as if made on and as of the Closing Date.

10.6           Effect of Termination and Abandonment.  In the event of termination of this Agreement and abandonment of the PSOP Merger or any of the Partnership Mergers pursuant to this Section 10, no party (or any trustees, directors, officers, employees, agents or representatives of any party) shall have any liability or further obligation to any other party or any person who controls a party within the meaning of the Securities Act, except as provided in Section 11 below and except that nothing herein will relieve any party from liability for any breach of this Agreement.

11.             Miscellaneous.

11.1           Payment of Expenses.  If the PSOP Merger or any of the Partnership Mergers is consummated, PSA shall pay all the expenses incurred by it and the parties to such consummated merger incident to preparing for, entering into and carrying out this Agreement and the consummation of such merger. If the PSOP Merger or any of the Partnership Mergers is not consummated, each of the parties to such unconsummated merger shall pay its own expenses, it being understood that any expenses incurred in connection with such unconsummated merger in connection with the printing of the S-4 Registration Statement and the Information Statement, the real estate appraisals, the fairness opinions and any environmental audits of the properties of the Partnerships and preparation for real estate closings, and any filing fees under the Securities Act and the Securities Exchange Act of 1934, as amended, shall be paid 50% by PSA and 50% by PSOP or the applicable Partnership or Partnerships (allocated pro rata based on the Partnerships’ respective Net Asset Values).

11.2           Survival of Representations, Warranties and Covenants.  The respective representations and warranties of PSA, PSOP and the Partnerships contained herein or in any certificate or document delivered pursuant hereto shall expire with and be terminated and extinguished by the effectiveness of the PSOP Merger and the Partnership Mergers and shall not survive the Effective Time. The sole right and remedy arising from a misrepresentation or breach of warranty, or from the failure of any of the conditions to be met, shall be the termination of this Agreement by the other party. This Section 11.2 shall not limit any covenant or agreement of the parties, which by its terms contemplates performance after the Effective Time.

11.3           Modification or Amendment.  The parties may modify or amend this Agreement by written agreement authorized by the Board of Directors of PSOP, the Board of Trustees of PSA and the general partners of the Partnerships and executed and delivered by the parties; provided, however, that after approval of this Agreement by the limited partners of the Partnerships, no amendment shall be made which changes any of the principal terms of the PSOP Merger or the Partnership Mergers or this Agreement, without the approval of such limited partners.

11.4           Waiver of Conditions.  The conditions to each of the parties’ obligations to consummate the PSOP Merger and the Partnership Mergers are for the sole benefit of such party and may be waived by such party in whole or in part to the extent permitted by applicable law.

11.5           Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of California, without giving effect to the principles of conflict of laws thereof.

11.6           Interpretation.  This Agreement has been negotiated by the parties and is to be interpreted according to its fair meaning as if the parties had prepared it together and not strictly for or against any party. Each of the capitalized terms defined in this Agreement shall, for all purposes of this Agreement (and whether defined in the plural and used in the singular, or vice versa), have the respective meaning assigned to such term in the Section in which such meaning is set forth. References in this Agreement to “parties” or a “party” refer to parties to this Agreement unless expressly indicated otherwise. At each place in this Agreement where the context so requires, the masculine, feminine or neuter gender includes the others and the singular or plural number includes the other. “Including” means “including without limitation.”

11.7           Tax Treatment.

  11.7.1      The PSOP Merger.  PSA and PSOP intend that the PSOP Merger be treated as a “reorganization” within the meaning of Section 368 of the Code, and neither PSA and PSOP will take any action or position inconsistent with such treatment.

  11.7.2      The Partnership Mergers.  The parties intend that each of the Partnership Mergers be treated for federal income tax purposes and pursuant to Revenue Ruling 99-6, as follows: (1) to each of the limited partners (other than PSA), as a sale of their respective interests in the relevant Partnership to PSA, and (2) to PSA, as if each such Partnership had made a liquidating distribution of all of its assets, followed by a purchase by PSA of the former assets of each such Partnership deemed to have been distributed as part of each such liquidating distribution to partners other than it.  No party shall take any action or position inconsistent with such treatment.

11.8             Headings.  The descriptive headings contained in the Sections and subsections of this Agreement are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

11.9             Parties in Interest.  This Agreement, and the rights, interests and obligations created by this Agreement, shall bind and inure to the benefit of the parties and their respective successors and permitted assigns, and shall confer no right, benefit or interest upon any other person, including shareholders of the respective parties.

11.10           Notices.  All notices or other communications required or permitted under this Agreement shall be in writing and shall be delivered personally or sent by U.S. mail, postage prepaid, addressed as follows or such other address as the party to be notified has furnished in writing by a notice given in accordance with this Section 11.10:

If to PSA or to Subs:

Public Storage
701 Western Avenue
Glendale, California 91201-2349
Attention: Legal Department

If to PSOP:

Public Storage
701 Western Avenue
Glendale, California 91201-2349
Attention: Legal Department

If to the Partnerships:

Public Storage Partners, Ltd.
c/o Public Storage
701 Western Avenue
Glendale, California 91201-2349
Attention: Legal Department

Public Storage Partners II, Ltd.
c/o Public Storage
701 Western Avenue
Glendale, California 91201-2349
Attention: Legal Department

Public Storage Properties, Ltd.
c/o Public Storage
701 Western Avenue
Glendale, California 91201-2349
Attention: Legal Department

Public Storage Properties IV, Ltd.
c/o Public Storage
701 Western Avenue
Glendale, California 91201-2349
Attention: Legal Department

Public Storage Properties V, Ltd.
c/o Public Storage
701 Western Avenue
Glendale, California 91201-2349
Attention: Legal Department

Any such notice or communication shall be deemed given as of the date of delivery, if delivered personally, or on the second day after deposit with the U.S. Postal Service, if sent by U.S. mail.

11.11           Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which shall be considered one and the same agreement.

11.12           Assignment.  No rights, interests or obligations of either party under this Agreement may be assigned or delegated without the prior written consent of the other parties.

11.13           Entire Agreement.  This Agreement embodies the entire agreement and understanding among the parties pertaining to the subject matter hereof, and supersedes all prior agreements, understandings, negotiations, representations and discussions, whether written or oral.

        11.14           Severable Provisions.  If any of the provisions of this Agreement may be determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions, and any partially enforceable provisions to the extent enforceable, shall nevertheless be binding and enforceable.

IN WITNESS WHEREOF, the parties have entered into this Agreement as of the date first above written.

PUBLIC STORAGE, a Maryland real estate investment trust

By:           /s/John Reyes
Name:      John Reyes
Its:           Senior Vice President

PS ORANGECO PARTNERSHIPS, INC., a California corporation

By:           /s/John Reyes
Name:      John Reyes
Its:           Senior Vice President

PUBLIC STORAGE PARTNERS, LTD., a California limited partnership

By:	Public Storage, a Maryland real estate investment trust
Its:	General Partner

By:           /s/John Reyes
Name:      John Reyes
Its:           Senior Vice President

PUBLIC STORAGE PARTNERS II, LTD., a California limited partnership

By:	Public Storage, a Maryland real estate investment trust
Its:	General Partner

By:           /s/John Reyes
Name:      John Reyes
Its:           Senior Vice President

PUBLIC STORAGE PROPERTIES, LTD., a California limited partnership

By:	Public Storage, a Maryland real estate investment trust
Its:	General Partner

By:           /s/John Reyes
Name:      John Reyes
Its:           Senior Vice President

By:	/s/B. Wayne Hughes
B. Wayne Hughes
Its:           General Partner

PUBLIC STORAGE PROPERTIES IV, LTD., a California limited partnership

By:	Public Storage, a Maryland real estate investment trust
Its:	General Partner

By:           /s/John Reyes
Name:      John Reyes
Its:           Senior Vice President

By:	/s/ B. Wayne Hughes
B. Wayne Hughes
Its:           General Partner

PUBLIC STORAGE PROPERTIES V, LTD., a California limited partnership
By:	Public Storage, a Maryland real estate investment trust
Its:	General Partner

By:           /s/John Reyes
Name:      John Reyes
Its:           Senior Vice President

By:	/s/B. Wayne Hughes
B. Wayne Hughes
Its:           General Partner

PUBLIC STORAGE PARTNERS MERGER CO., INC., a California corporation

By:           /s/John Reyes
Name:      John Reyes
Its:           Senior Vice President

PUBLIC STORAGE PARTNERS II MERGER CO., INC., a California corporation

By:           /s/John Reyes
Name:      John Reyes
Its:           Senior Vice President

PUBLIC STORAGE PROPERTIES MERGER CO., INC., a California corporation

By:           /s/John Reyes
Name:      John Reyes
Its:           Senior Vice President

PUBLIC STORAGE PROPERTIES IV MERGER CO., INC., a California corporation

By:           /s/John Reyes
Name:      John Reyes
Its:           Senior Vice President

PUBLIC STORAGE PROPERTIES V MERGER CO., INC., a California corporation

By:           /s/John Reyes
Name:      John Reyes
Its:           Senior Vice President

APPENDIX B

Cushman & Wakefield Western, Inc.
2020 Main Street, Suite 1000
Irvine, CA 92614
(949) 474-4004 Tel
(949) 474-0405 Fax
www.cushmanwakefied.com/valuation

May 5, 2011

Mr. John Reyes
Senior Vice President & Chief Financial Officer
Public Storage
701 Western Avenue
Glendale, CA 91201

Re:	PUBLIC STORAGE PARTNERS, LTD. – 3 SELF STORAGE PROPERTIES

Dear Mr. Reyes:

In fulfillment of our agreement as outlined in the Letter of Engagement, Cushman & Wakefield Western, Inc. (C&W) is pleased to transmit an aggregate roll-up of the Public Storage Partners, Ltd..  The roll-up is the aggregate summation of the individual “as is” market values of each property.  This summary of our conclusions must only be considered in connection with the individual self-contained appraisal reports dated April 5, 2011, completed on each property by Cushman & Wakefield, Inc. and Cushman & Wakefield Western, Inc.  Further, the aggregate market value does not portend to reflect any discounts or premiums that may or may not be applicable to, or derived from, the sale of the properties on a portfolio basis. The appraisal process included the following considerations and the analyses were based on the following definition of market value:

Market Value

Market value is one of the central concepts of the appraisal practice. Market value is differentiated from other types of value in that it is created by the collective patterns of the market. A current economic definition agreed upon by agencies that regulate federal financial institutions in the United States of America follows, taken from Advisory Opinion-22 of USPAP of The Appraisal Foundation:

The most probable price which a property should bring in a competitive and open market under all conditions requisite to a fair sale, the buyer and seller, each acting prudently and knowledgeably, and assuming the price is not affected by undue stimulus. Implicit in this definition are the consummation of a sale as of a specified date and the passing of title from seller to buyer under conditions whereby:

1.	Buyer and seller are typically motivated;

2.	Both parties are well informed or well advised, and acting in what they consider their own best interests;

3.	A reasonable time is allowed for exposure in the open market;

4.	Payment is made in terms of cash in US dollars or in terms of financial arrangements comparable thereto; and,

5.	The price represents the normal consideration for the property sold unaffected by special or creative financing or sales concessions granted by anyone associated with the sale.

Methodology

There are three generally accepted approaches to developing an opinion of value: Cost, Sales Comparison and Income Capitalization. We have considered each in this appraisal to develop an opinion of the market value of the subject property. In appraisal practice, an approach to value is included or eliminated based on its applicability to the property type being valued and the quality of information available. The reliability of each approach depends on the availability and comparability of market data as well as the motivation and thinking of purchasers.

The valuation process is concluded by analyzing each approach to value used in the appraisal. When more than one approach is used, each approach is judged based on its applicability, reliability, and the quantity and quality of its data. A final value opinion is chosen that either corresponds to one of the approaches to value, or is a correlation of all the approaches used in the appraisal.  We have considered each approach in developing our opinion of the market value of the subject property. We discuss each approach below and conclude with a summary of their applicability to the subject property.

Cost Approach

The Cost Approach is based on the proposition that an informed purchaser would pay no more for the subject than the cost to produce a substitute property with equivalent utility. This approach is particularly applicable when the property being appraised involves relatively new improvements which represent the Highest and Best Use of the land; or when relatively unique or specialized improvements are located on the site for which there are few improved sales or leases of comparable properties.  In the Cost Approach, the appraiser forms an opinion of the cost of all improvements, depreciating them to reflect any value loss from physical, functional and external causes. Land value, entrepreneurial profit and depreciated improvement costs are then added, resulting in an opinion of value for the subject property.

Sales Comparison Approach

The Sales Comparison Approach uses sales of comparable properties, adjusted for differences, to estimate a value for the subject property. This approach typically uses a unit of comparison such as price per square foot of building area or effective gross income multiplier. When developing an opinion of land value the analysis is based on recent sales of sites of comparable zoning and utility, and the typical units of comparison are price per square foot of land, price per acre, price per unit, or price per square foot of potential building area. In both cases, adjustments are applied to the unit of comparison from an analysis of comparable sales, and the adjusted unit of comparison is then used to derive an opinion of value for the subject property.

Income Capitalization Approach

The Income Capitalization Approach first determines the income-producing capacity of a property by using contract rents on existing leases and by estimating market rent from rental activity at competing properties for the vacant space. Deductions are then made for vacancy and collection loss and operating expenses. The resulting net operating income is divided by an overall capitalization rate to derive an opinion of value for the subject property. The capitalization rate represents the relationship between net operating income and value. This method is referred to as Direct Capitalization.

Related to the Direct Capitalization Method is the Discounted Cash Flow Method. In this method periodic cash flows (which consist of net operating income less capital costs) and a reversionary value are developed and discounted to a present value using an internal rate of return that is determined by analyzing current investor yield requirements for similar investments.

Summary

The appraisals employ the Sales Comparison Approach and the Income Capitalization Approach.  Based on our analysis and knowledge of the subject property type and relevant investor profiles, it is our opinion that the cost approach is not applicable to these properties.  Investors in the self storage asset class focus on cash flow characteristics of the property with secondary consideration given to the Sales Comparison Approach.  Therefore, only the Sales Comparison Approach and Income Capitalization Approach are considered meaningful and applicable in developing a credible value conclusion. Based on the analyses of the individual reports, the table below is the aggregate summation of the individual “as is” market values of each property of the Public Storage Partners, Ltd.:

PUBLIC STORAGE PARTNERS, LTD.

Public Storage Number	Property Address	City	State	Rentable SqFt	# of Units	Occupancy (SqFt)	Final Value 4/5/11
			Total	119,657	1,356	-	$19,950,000
			Avg	39,886	452	95.6%	-
101	2065 Placentia Ave	Costa Mesa	CA	33,630	406	97.1%	$5,700,000
102	15350 Oxnard Street	Van Nuys	CA	46,810	466	96.2%	$9,100,000
103	8551 Beverly Blvd	Pico Rivera	CA	39,217	484	93.6%	$5,150,000

Reference again is made to the individual property appraisals submitted for each property.  All value conclusions are subject to the Assumptions & Limiting Conditions contained therein.

Respectfully submitted,
CUSHMAN & WAKEFIELD WESTERN, INC.

/s/ R. Christian Sonne
R. Christian Sonne, MAI MRICS Senior Managing Director California Certified General Appraiser License No. AG004891 chris.sonne@cushwake.com (949) 474-4004 Office (949) 474-0405 Fax

Cushman & Wakefield Western, Inc.
2020 Main Street, Suite 1000
Irvine, CA 92614
(949) 474-4004 Tel
(949) 474-0405 Fax
www.cushmanwakefied.com/valuation

May 5, 2011

Mr. John Reyes
Senior Vice President & Chief Financial Officer
Public Storage
701 Western Avenue
Glendale, CA 91201

Re:	PUBLIC STORAGE PARTNERS II, LTD. – 4 SELF STORAGE PROPERTIES

Dear Mr. Reyes:

In fulfillment of our agreement as outlined in the Letter of Engagement, Cushman & Wakefield Western, Inc. (C&W) is pleased to transmit an aggregate roll-up of the Public Storage Partners II, Ltd..  The roll-up is the aggregate summation of the individual “as is” market values of each property.  This summary of our conclusions must only be considered in connection with the individual self-contained appraisal reports dated April 5, 2011, completed on each property by Cushman & Wakefield, Inc. and Cushman & Wakefield Western, Inc.  Further, the aggregate market value does not portend to reflect any discounts or premiums that may or may not be applicable to, or derived from, the sale of the properties on a portfolio basis. The appraisal process included the following considerations and the analyses were based on the following definition of market value:

Market Value

Market value is one of the central concepts of the appraisal practice. Market value is differentiated from other types of value in that it is created by the collective patterns of the market. A current economic definition agreed upon by agencies that regulate federal financial institutions in the United States of America follows, taken from Advisory Opinion-22 of USPAP of The Appraisal Foundation:

The most probable price which a property should bring in a competitive and open market under all conditions requisite to a fair sale, the buyer and seller, each acting prudently and knowledgeably, and assuming the price is not affected by undue stimulus. Implicit in this definition are the consummation of a sale as of a specified date and the passing of title from seller to buyer under conditions whereby:

1.	Buyer and seller are typically motivated;

2.	Both parties are well informed or well advised, and acting in what they consider their own best interests;

3.	A reasonable time is allowed for exposure in the open market;

4.	Payment is made in terms of cash in US dollars or in terms of financial arrangements comparable thereto; and,

5.	The price represents the normal consideration for the property sold unaffected by special or creative financing or sales concessions granted by anyone associated with the sale.

Methodology

There are three generally accepted approaches to developing an opinion of value: Cost, Sales Comparison and Income Capitalization. We have considered each in this appraisal to develop an opinion of the market value of the subject property. In appraisal practice, an approach to value is included or eliminated based on its applicability to the property type being valued and the quality of information available. The reliability of each approach depends on the availability and comparability of market data as well as the motivation and thinking of purchasers.

The valuation process is concluded by analyzing each approach to value used in the appraisal. When more than one approach is used, each approach is judged based on its applicability, reliability, and the quantity and quality of its data. A final value opinion is chosen that either corresponds to one of the approaches to value, or is a correlation of all the approaches used in the appraisal.  We have considered each approach in developing our opinion of the market value of the subject property. We discuss each approach below and conclude with a summary of their applicability to the subject property.

Cost Approach

The Cost Approach is based on the proposition that an informed purchaser would pay no more for the subject than the cost to produce a substitute property with equivalent utility. This approach is particularly applicable when the property being appraised involves relatively new improvements which represent the Highest and Best Use of the land; or when relatively unique or specialized improvements are located on the site for which there are few improved sales or leases of comparable properties.  In the Cost Approach, the appraiser forms an opinion of the cost of all improvements, depreciating them to reflect any value loss from physical, functional and external causes. Land value, entrepreneurial profit and depreciated improvement costs are then added, resulting in an opinion of value for the subject property.

Sales Comparison Approach

The Sales Comparison Approach uses sales of comparable properties, adjusted for differences, to estimate a value for the subject property. This approach typically uses a unit of comparison such as price per square foot of building area or effective gross income multiplier. When developing an opinion of land value the analysis is based on recent sales of sites of comparable zoning and utility, and the typical units of comparison are price per square foot of land, price per acre, price per unit, or price per square foot of potential building area. In both cases, adjustments are applied to the unit of comparison from an analysis of comparable sales, and the adjusted unit of comparison is then used to derive an opinion of value for the subject property.

Income Capitalization Approach

The Income Capitalization Approach first determines the income-producing capacity of a property by using contract rents on existing leases and by estimating market rent from rental activity at competing properties for the vacant space. Deductions are then made for vacancy and collection loss and operating expenses. The resulting net operating income is divided by an overall capitalization rate to derive an opinion of value for the subject property. The capitalization rate represents the relationship between net operating income and value. This method is referred to as Direct Capitalization.

Related to the Direct Capitalization Method is the Discounted Cash Flow Method. In this method periodic cash flows (which consist of net operating income less capital costs) and a reversionary value are developed and discounted to a present value using an internal rate of return that is determined by analyzing current investor yield requirements for similar investments.

Summary

The appraisals employ the Sales Comparison Approach and the Income Capitalization Approach.  Based on our analysis and knowledge of the subject property type and relevant investor profiles, it is our opinion that the cost approach is not applicable to these properties.  Investors in the self storage asset class focus on cash flow characteristics of the property with secondary consideration given to the Sales Comparison Approach.  Therefore, only the Sales Comparison Approach and Income Capitalization Approach are considered meaningful and applicable in developing a credible value conclusion. Based on the analyses of the individual reports, the table below is the aggregate summation of the individual “as is” market values of each property of the Public Storage Partners II, Ltd.:

PUBLIC STORAGE PARTNERS II, LTD.

Public Storage Number	Property Address	City	State	Rentable SqFt	# of Units	Occupancy (SqFt)	Final Value 4/5/11
			Total	382,263	3,762	-	$55,500,000
			Avg	95,566	941	92.9%	-
201	211 W Allen Ave	San Dimas	CA	53,500	536	94.4%	$6,600,000
202	4140 Cherry Ave	Long Beach	CA	159,739	1,521	94.8%	$21,000,000
203	4889 Valley Blvd	Los Angeles	CA	58,573	565	91.0%	$8,300,000
204	3810 Eagle Rock Blvd	Los Angeles	CA	110,451	1,140	91.6%	$19,600,000

Reference again is made to the individual property appraisals submitted for each property.  All value conclusions are subject to the Assumptions & Limiting Conditions contained therein.

Respectfully submitted,
CUSHMAN & WAKEFIELD WESTERN, INC.

/s/ R. Christian Sonne
R. Christian Sonne, MAI MRICS Senior Managing Director California Certified General Appraiser License No. AG004891 chris.sonne@cushwake.com (949) 474-4004 Office (949) 474-0405 Fax

Cushman & Wakefield Western, Inc.
2020 Main Street, Suite 1000
Irvine, CA 92614
(949) 474-4004 Tel
(949) 474-0405 Fax
www.cushmanwakefied.com/valuation

May 5, 2011

Mr. John Reyes
Senior Vice President & Chief Financial Officer
Public Storage
701 Western Avenue
Glendale, CA 91201

Re:	PUBLIC STORAGE PROPETIES, LTD.(III). – 9 SELF STORAGE PROPERTIES

Dear Mr. Reyes:

In fulfillment of our agreement as outlined in the Letter of Engagement, Cushman & Wakefield Western, Inc. (C&W) is pleased to transmit an aggregate roll-up of the Public Storage Propeties, Ltd.(III).  The roll-up is the aggregate summation of the individual “as is” market values of each property.  This summary of our conclusions must only be considered in connection with the individual self-contained appraisal reports dated April 5, 2011, completed on each property by Cushman & Wakefield, Inc. and Cushman & Wakefield Western, Inc.  Further, the aggregate market value does not portend to reflect any discounts or premiums that may or may not be applicable to, or derived from, the sale of the properties on a portfolio basis. The appraisal process included the following considerations and the analyses were based on the following definition of market value:

Market Value

Market value is one of the central concepts of the appraisal practice. Market value is differentiated from other types of value in that it is created by the collective patterns of the market. A current economic definition agreed upon by agencies that regulate federal financial institutions in the United States of America follows, taken from Advisory Opinion-22 of USPAP of The Appraisal Foundation:

The most probable price which a property should bring in a competitive and open market under all conditions requisite to a fair sale, the buyer and seller, each acting prudently and knowledgeably, and assuming the price is not affected by undue stimulus. Implicit in this definition are the consummation of a sale as of a specified date and the passing of title from seller to buyer under conditions whereby:

1.	Buyer and seller are typically motivated;

2.	Both parties are well informed or well advised, and acting in what they consider their own best interests;

3.	A reasonable time is allowed for exposure in the open market;

4.	Payment is made in terms of cash in US dollars or in terms of financial arrangements comparable thereto; and,

5.	The price represents the normal consideration for the property sold unaffected by special or creative financing or sales concessions granted by anyone associated with the sale.

Methodology

There are three generally accepted approaches to developing an opinion of value: Cost, Sales Comparison and Income Capitalization. We have considered each in this appraisal to develop an opinion of the market value of the subject property. In appraisal practice, an approach to value is included or eliminated based on its applicability to the property type being valued and the quality of information available. The reliability of each approach depends on the availability and comparability of market data as well as the motivation and thinking of purchasers.

The valuation process is concluded by analyzing each approach to value used in the appraisal. When more than one approach is used, each approach is judged based on its applicability, reliability, and the quantity and quality of its data. A final value opinion is chosen that either corresponds to one of the approaches to value, or is a correlation of all the approaches used in the appraisal.  We have considered each approach in developing our opinion of the market value of the subject property. We discuss each approach below and conclude with a summary of their applicability to the subject property.

Cost Approach

The Cost Approach is based on the proposition that an informed purchaser would pay no more for the subject than the cost to produce a substitute property with equivalent utility. This approach is particularly applicable when the property being appraised involves relatively new improvements which represent the Highest and Best Use of the land; or when relatively unique or specialized improvements are located on the site for which there are few improved sales or leases of comparable properties.  In the Cost Approach, the appraiser forms an opinion of the cost of all improvements, depreciating them to reflect any value loss from physical, functional and external causes. Land value, entrepreneurial profit and depreciated improvement costs are then added, resulting in an opinion of value for the subject property.

Sales Comparison Approach

The Sales Comparison Approach uses sales of comparable properties, adjusted for differences, to estimate a value for the subject property. This approach typically uses a unit of comparison such as price per square foot of building area or effective gross income multiplier. When developing an opinion of land value the analysis is based on recent sales of sites of comparable zoning and utility, and the typical units of comparison are price per square foot of land, price per acre, price per unit, or price per square foot of potential building area. In both cases, adjustments are applied to the unit of comparison from an analysis of comparable sales, and the adjusted unit of comparison is then used to derive an opinion of value for the subject property.

Income Capitalization Approach

The Income Capitalization Approach first determines the income-producing capacity of a property by using contract rents on existing leases and by estimating market rent from rental activity at competing properties for the vacant space. Deductions are then made for vacancy and collection loss and operating expenses. The resulting net operating income is divided by an overall capitalization rate to derive an opinion of value for the subject property. The capitalization rate represents the relationship between net operating income and value. This method is referred to as Direct Capitalization.

Related to the Direct Capitalization Method is the Discounted Cash Flow Method. In this method periodic cash flows (which consist of net operating income less capital costs) and a reversionary value are developed and discounted to a present value using an internal rate of return that is determined by analyzing current investor yield requirements for similar investments.

Summary

The appraisals employ the Sales Comparison Approach and the Income Capitalization Approach.  Based on our analysis and knowledge of the subject property type and relevant investor profiles, it is our opinion that the cost approach is not applicable to these properties.  Investors in the self storage asset class focus on cash flow characteristics of the property with secondary consideration given to the Sales Comparison Approach.  Therefore, only the Sales Comparison Approach and Income Capitalization Approach are considered meaningful and applicable in developing a credible value conclusion. Based on the analyses of the individual reports, the table below is the aggregate summation of the individual “as is” market values of each property of the Public Storage Propeties, Ltd.(III):

PUBLIC STORAGE PROPERTIES, LTD. (III)

Public Storage Number	Property Address	City	State	Rentable SqFt	# of Units	Occupancy (SqFt)	Final Value 4/5/11
			Total	492,650	4,369	-	$63,500,000
			Avg	54,739	485	94.0%	-
301	1240 N Lincoln Ave	Pasadena	CA	37,395	386	98.1%	$7,000,000
302	2050 Workman Mill Road	Whittier	CA	58,500	534	95.8%	$7,450,000
303	4444 Enterprise Street	Fremont	CA	53,295	456	93.2%	$6,300,000
304	1601 Watson Court	Milpitas	CA	39,460	368	90.4%	$5,200,000
305	501 E Pacific Coast Hwy	Wilmington	CA	132,625	1,084	93.3%	$16,600,000
306	9036 Glenoaks Blvd	Sun Valley	CA	53,050	477	90.5%	$7,000,000
307	1510 Pomona Road	Corona	CA	51,580	463	94.0%	$5,100,000
308	2567 Hamner Ave	Norco	CA	28,750	258	95.0%	$2,800,000
309	10810 Vanowen Street	North Hollywood	CA	37,995	343	95.3%	$6,050,000

Reference again is made to the individual property appraisals submitted for each property.  All value conclusions are subject to the Assumptions & Limiting Conditions contained therein.

Respectfully submitted,
CUSHMAN & WAKEFIELD WESTERN, INC.

/s/ R. Christian Sonne
R. Christian Sonne, MAI MRICS Senior Managing Director California Certified General Appraiser License No. AG004891 chris.sonne@cushwake.com (949) 474-4004 Office (949) 474-0405 Fax

Cushman & Wakefield Western, Inc.
2020 Main Street, Suite 1000
Irvine, CA 92614
(949) 474-4004 Tel
(949) 474-0405 Fax
www.cushmanwakefied.com/valuation

May 5, 2011

Mr. John Reyes
Senior Vice President & Chief Financial Officer
Public Storage
701 Western Avenue
Glendale, CA 91201

Re:	PUBLIC STORAGE PROPERTIES IV, LTD. – 17 SELF STORAGE PROPERTIES

Dear Mr. Reyes:

In fulfillment of our agreement as outlined in the Letter of Engagement, Cushman & Wakefield Western, Inc. (C&W) is pleased to transmit an aggregate roll-up of the Public Storage Properties IV, Ltd..  The roll-up is the aggregate summation of the individual “as is” market values of each property.  This summary of our conclusions must only be considered in connection with the individual self-contained appraisal reports dated April 5, 2011, completed on each property by Cushman & Wakefield, Inc. and Cushman & Wakefield Western, Inc.  Further, the aggregate market value does not portend to reflect any discounts or premiums that may or may not be applicable to, or derived from, the sale of the properties on a portfolio basis. The appraisal process included the following considerations and the analyses were based on the following definition of market value:

Market Value

Market value is one of the central concepts of the appraisal practice. Market value is differentiated from other types of value in that it is created by the collective patterns of the market. A current economic definition agreed upon by agencies that regulate federal financial institutions in the United States of America follows, taken from Advisory Opinion-22 of USPAP of The Appraisal Foundation:

The most probable price which a property should bring in a competitive and open market under all conditions requisite to a fair sale, the buyer and seller, each acting prudently and knowledgeably, and assuming the price is not affected by undue stimulus. Implicit in this definition are the consummation of a sale as of a specified date and the passing of title from seller to buyer under conditions whereby:

1.	Buyer and seller are typically motivated;

2.	Both parties are well informed or well advised, and acting in what they consider their own best interests;

3.	A reasonable time is allowed for exposure in the open market;

4.	Payment is made in terms of cash in US dollars or in terms of financial arrangements comparable thereto; and,

5.	The price represents the normal consideration for the property sold unaffected by special or creative financing or sales concessions granted by anyone associated with the sale.

Methodology

There are three generally accepted approaches to developing an opinion of value: Cost, Sales Comparison and Income Capitalization. We have considered each in this appraisal to develop an opinion of the market value of the subject property. In appraisal practice, an approach to value is included or eliminated based on its applicability to the property type being valued and the quality of information available. The reliability of each approach depends on the availability and comparability of market data as well as the motivation and thinking of purchasers.

The valuation process is concluded by analyzing each approach to value used in the appraisal. When more than one approach is used, each approach is judged based on its applicability, reliability, and the quantity and quality of its data. A final value opinion is chosen that either corresponds to one of the approaches to value, or is a correlation of all the approaches used in the appraisal.  We have considered each approach in developing our opinion of the market value of the subject property. We discuss each approach below and conclude with a summary of their applicability to the subject property.

Cost Approach

The Cost Approach is based on the proposition that an informed purchaser would pay no more for the subject than the cost to produce a substitute property with equivalent utility. This approach is particularly applicable when the property being appraised involves relatively new improvements which represent the Highest and Best Use of the land; or when relatively unique or specialized improvements are located on the site for which there are few improved sales or leases of comparable properties.  In the Cost Approach, the appraiser forms an opinion of the cost of all improvements, depreciating them to reflect any value loss from physical, functional and external causes. Land value, entrepreneurial profit and depreciated improvement costs are then added, resulting in an opinion of value for the subject property.

Sales Comparison Approach

The Sales Comparison Approach uses sales of comparable properties, adjusted for differences, to estimate a value for the subject property. This approach typically uses a unit of comparison such as price per square foot of building area or effective gross income multiplier. When developing an opinion of land value the analysis is based on recent sales of sites of comparable zoning and utility, and the typical units of comparison are price per square foot of land, price per acre, price per unit, or price per square foot of potential building area. In both cases, adjustments are applied to the unit of comparison from an analysis of comparable sales, and the adjusted unit of comparison is then used to derive an opinion of value for the subject property.

Income Capitalization Approach

The Income Capitalization Approach first determines the income-producing capacity of a property by using contract rents on existing leases and by estimating market rent from rental activity at competing properties for the vacant space. Deductions are then made for vacancy and collection loss and operating expenses. The resulting net operating income is divided by an overall capitalization rate to derive an opinion of value for the subject property. The capitalization rate represents the relationship between net operating income and value. This method is referred to as Direct Capitalization.

Related to the Direct Capitalization Method is the Discounted Cash Flow Method. In this method periodic cash flows (which consist of net operating income less capital costs) and a reversionary value are developed and discounted to a present value using an internal rate of return that is determined by analyzing current investor yield requirements for similar investments.

Summary

The appraisals employ the Sales Comparison Approach and the Income Capitalization Approach.  Based on our analysis and knowledge of the subject property type and relevant investor profiles, it is our opinion that the cost approach is not applicable to these properties.  Investors in the self storage asset class focus on cash flow characteristics of the property with secondary consideration given to the Sales Comparison Approach.  Therefore, only the Sales Comparison Approach and Income Capitalization Approach are considered meaningful and applicable in developing a credible value conclusion. Based on the analyses of the individual reports, the table below is the aggregate summation of the individual “as is” market values of each property of the Public Storage Properties IV, Ltd.:

PUBLIC STORAGE PROPERTIES IV, LTD.

Public Storage Number	Property Address	City	State	Rentable SqFt	# of Units	Occupancy (SqFt)	Final Value 4/5/11
			Total	947,728	8,824	-	$112,250,000
			Avg	55,749	519	92.8%	-
401	1350 Concord Ave	Concord	CA	51,549	519	91.9%	$6,900,000
402	14861 Franklin Ave	Tustin	CA	66,757	557	89.7%	$10,150,000
403	150 N Halstead Street	Pasadena	CA	36,900	336	91.5%	$7,200,000
404	791 S Azusa Ave	Azusa	CA	173,185	1,696	90.6%	$18,000,000
405	1781 Industrial Park Ave	Redlands	CA	63,200	575	98.0%	$4,900,000
406	2445 NW 38th Street	Miami	FL	28,690	269	96.4%	$3,400,000
407	10505 Marlin Road	Miami	FL	45,775	462	94.4%	$4,500,000
408	6379 Mission Blvd	Riverside	CA	44,550	390	95.0%	$3,300,000
409	6201 San Leandro Street	Oakland	CA	40,800	352	92.7%	$5,100,000
410	3235 Jacuzzi Street	Richmond	CA	34,782	349	93.5%	$6,600,000
411	630 Laurelwood Road	Santa Clara	CA	74,975	599	94.2%	$10,950,000
412	3080 Pembroke Road	Hallandale	FL	49,165	444	90.5%	$5,000,000
413	1480 NW 23rd Ave	Ft Lauderdale	FL	45,215	501	89.2%	$3,300,000
414	375 Shoreway Road	San Carlos	CA	51,250	458	94.7%	$9,050,000
415	1020 NW 23rd Ave	Ft Lauderdale	FL	56,195	558	86.3%	$4,600,000
416	1940 Howe Ave	Sacramento	CA	40,700	371	96.0%	$4,900,000
417	3961 W Capitol Ave	West Sacramento	CA	44,040	388	92.1%	$4,400,000

Reference again is made to the individual property appraisals submitted for each property.  All value conclusions are subject to the Assumptions & Limiting Conditions contained therein.

Respectfully submitted,
CUSHMAN & WAKEFIELD WESTERN, INC.

/s/ R. Christian Sonne
R. Christian Sonne, MAI MRICS Senior Managing Director California Certified General Appraiser License No. AG004891 chris.sonne@cushwake.com (949) 474-4004 Office (949) 474-0405 Fax

Cushman & Wakefield Western, Inc.
2020 Main Street, Suite 1000
Irvine, CA 92614
(949) 474-4004 Tel
(949) 474-0405 Fax
www.cushmanwakefied.com/valuation

May 5, 2011

Mr. John Reyes
Senior Vice President & Chief Financial Officer
Public Storage
701 Western Avenue
Glendale, CA 91201

Re:	PUBLIC STORAGE PROPERTIES V, LTD. – 14 SELF STORAGE PROPERTIES

Dear Mr. Reyes:

In fulfillment of our agreement as outlined in the Letter of Engagement, Cushman & Wakefield Western, Inc. (C&W) is pleased to transmit an aggregate roll-up of the Public Storage Properties V, Ltd..  The roll-up is the aggregate summation of the individual “as is” market values of each property.  This summary of our conclusions must only be considered in connection with the individual self-contained appraisal reports dated April 5, 2011, completed on each property by Cushman & Wakefield, Inc. and Cushman & Wakefield Western, Inc.  Further, the aggregate market value does not portend to reflect any discounts or premiums that may or may not be applicable to, or derived from, the sale of the properties on a portfolio basis. The appraisal process included the following considerations and the analyses were based on the following definition of market value:

Market Value

Market value is one of the central concepts of the appraisal practice. Market value is differentiated from other types of value in that it is created by the collective patterns of the market. A current economic definition agreed upon by agencies that regulate federal financial institutions in the United States of America follows, taken from Advisory Opinion-22 of USPAP of The Appraisal Foundation:

The most probable price which a property should bring in a competitive and open market under all conditions requisite to a fair sale, the buyer and seller, each acting prudently and knowledgeably, and assuming the price is not affected by undue stimulus. Implicit in this definition are the consummation of a sale as of a specified date and the passing of title from seller to buyer under conditions whereby:

1.	Buyer and seller are typically motivated;

2.	Both parties are well informed or well advised, and acting in what they consider their own best interests;

3.	A reasonable time is allowed for exposure in the open market;

4.	Payment is made in terms of cash in US dollars or in terms of financial arrangements comparable thereto; and,

5.	The price represents the normal consideration for the property sold unaffected by special or creative financing or sales concessions granted by anyone associated with the sale.

Methodology

There are three generally accepted approaches to developing an opinion of value: Cost, Sales Comparison and Income Capitalization. We have considered each in this appraisal to develop an opinion of the market value of the subject property. In appraisal practice, an approach to value is included or eliminated based on its applicability to the property type being valued and the quality of information available. The reliability of each approach depends on the availability and comparability of market data as well as the motivation and thinking of purchasers.

The valuation process is concluded by analyzing each approach to value used in the appraisal. When more than one approach is used, each approach is judged based on its applicability, reliability, and the quantity and quality of its data. A final value opinion is chosen that either corresponds to one of the approaches to value, or is a correlation of all the approaches used in the appraisal.  We have considered each approach in developing our opinion of the market value of the subject property. We discuss each approach below and conclude with a summary of their applicability to the subject property.

Cost Approach

The Cost Approach is based on the proposition that an informed purchaser would pay no more for the subject than the cost to produce a substitute property with equivalent utility. This approach is particularly applicable when the property being appraised involves relatively new improvements which represent the Highest and Best Use of the land; or when relatively unique or specialized improvements are located on the site for which there are few improved sales or leases of comparable properties.  In the Cost Approach, the appraiser forms an opinion of the cost of all improvements, depreciating them to reflect any value loss from physical, functional and external causes. Land value, entrepreneurial profit and depreciated improvement costs are then added, resulting in an opinion of value for the subject property.

Sales Comparison Approach

The Sales Comparison Approach uses sales of comparable properties, adjusted for differences, to estimate a value for the subject property. This approach typically uses a unit of comparison such as price per square foot of building area or effective gross income multiplier. When developing an opinion of land value the analysis is based on recent sales of sites of comparable zoning and utility, and the typical units of comparison are price per square foot of land, price per acre, price per unit, or price per square foot of potential building area. In both cases, adjustments are applied to the unit of comparison from an analysis of comparable sales, and the adjusted unit of comparison is then used to derive an opinion of value for the subject property.

Income Capitalization Approach

The Income Capitalization Approach first determines the income-producing capacity of a property by using contract rents on existing leases and by estimating market rent from rental activity at competing properties for the vacant space. Deductions are then made for vacancy and collection loss and operating expenses. The resulting net operating income is divided by an overall capitalization rate to derive an opinion of value for the subject property. The capitalization rate represents the relationship between net operating income and value. This method is referred to as Direct Capitalization.

Related to the Direct Capitalization Method is the Discounted Cash Flow Method. In this method periodic cash flows (which consist of net operating income less capital costs) and a reversionary value are developed and discounted to a present value using an internal rate of return that is determined by analyzing current investor yield requirements for similar investments.

Summary

The appraisals employ the Sales Comparison Approach and the Income Capitalization Approach.  Based on our analysis and knowledge of the subject property type and relevant investor profiles, it is our opinion that the cost approach is not applicable to these properties.  Investors in the self storage asset class focus on cash flow characteristics of the property with secondary consideration given to the Sales Comparison Approach.  Therefore, only the Sales Comparison Approach and Income Capitalization Approach are considered meaningful and applicable in developing a credible value conclusion. Based on the analyses of the individual reports, the table below is the aggregate summation of the individual “as is” market values of each property of the Public Storage Properties V, Ltd.:

PUBLIC STORAGE PROPERTIES V, LTD.

Public Storage Number	Property Address	City	State	Rentable SqFt	# of Units	Occupancy (SqFt)	Final Value 4/5/11
			Total	752,454	6,621	-	$83,700,000
			Avg	53,747	473	90.8%	-
501	3700 NW 29th Ave	Miami	FL	34,700	313	87.2%	$3,600,000
502	1795 Cobb Parkway S	Marietta	GA	68,300	543	87.0%	$4,350,000
503	6324 Florin Road	Sacramento	CA	70,346	575	89.5%	$4,700,000
504	1 Dairy Lane	Belmont	CA	46,500	442	92.4%	$8,300,000
507 $ 557	160 S Spruce Ave	So San Francisco	CA	61,614	367	91.8%	$9,800,000
508	39501 5th Street W	Palmdale	CA	56,204	461	95.8%	$4,250,000
509	1438 Montreal Road	Tucker	GA	57,275	463	84.0%	$2,750,000
510	888 S Fair Oaks Ave	Pasadena	CA	70,955	812	92.2%	$16,100,000
511	6536 Fair Oaks Blvd	Carmichael	CA	45,325	400	94.3%	$5,000,000
512	1734 E Carson Street	Carson	CA	42,300	383	97.0%	$6,000,000
513	965 Felipe Ave	San Jose	CA	52,460	454	92.3%	$5,300,000
514	15760 NW 27th Ave	Opa-Locka	FL	59,750	622	85.6%	$5,700,000
515	2380 Quimby Road	San Jose	CA	35,700	331	90.5%	$4,950,000
516	1844 Mtn Industrial Blvd	Tucker	GA	51,025	455	92.0%	$2,900,000

Reference again is made to the individual property appraisals submitted for each property.  All value conclusions are subject to the Assumptions & Limiting Conditions contained therein.

Respectfully submitted,
CUSHMAN & WAKEFIELD WESTERN, INC.

/s/ R. Christian Sonne
R. Christian Sonne, MAI MRICS Senior Managing Director California Certified General Appraiser License No. AG004891 chris.sonne@cushwake.com (949) 474-4004 Office (949) 474-0405 Fax

APPENDIX C
Robert A. Stanger & Co., Inc. Investment Banking	1129 Broad Street, Suite 201 Shrewsbury, New Jersey 07702-4314 (732) 389-3600 FAX: (732) 389-1751 (732) 544-0779
Public Storage
General Partner for:
Public Storage Partners, Ltd
Public Storage Partners II, Ltd.
Public Storage Properties, Ltd.
Public Storage Properties IV, Ltd.
Public Storage Properties V, Ltd.
701 Western Avenue, Suite 200
Glendale, CA  91201-2397

Gentlemen:

We have been advised that Public Storage Partners, Ltd., Public Storage Partners II, Ltd., Public Storage Properties, Ltd., Public Storage Properties IV, Ltd., and Public Storage Properties V, Ltd. (the “Partnerships”), all California Limited Partnerships, are each entering into a transaction (collectively, the "Transactions") in which each of the Partnerships will be merged with a subsidiary of Public Storage ("PS"), an affiliated, publicly traded real estate investment trust.  In the Transactions, the limited partners of each of the Partnerships (the “Limited Partners”) will be offered the option of converting their interests in the Partnerships (the “Units”) into the following amounts of cash per Unit or shares of PS Common Shares with an equivalent market value based upon the average closing price of the PS Common Shares on the New York Stock Exchange during the 20 consecutive trading days ending five trading days prior to the closing date of the Transaction (collectively for each Partnership, the “Consideration”):

Public Storage Partners, Ltd	$2,741 per Unit
Public Storage Partners II, Ltd.	$4,187 per Unit
Public Storage Properties, Ltd.	$2,373 per Unit
Public Storage Properties IV, Ltd.	$2,098 per Unit
Public Storage Properties V, Ltd.	$1,422 per Unit

We have been further advised that the Unit price offered to the Limited Partners of each Partnership is equivalent to the net asset value per Unit based on an independent appraisal of the respective Partnership’s properties. We also have been advised that additional distributions will be made to the Limited Partners of each Partnership prior to the consummation of the Transactions to the extent required to cause the respective Partnership’s net asset value per Unit as of the closing date of the Transaction to be substantially equivalent to the estimate of the Partnership's net asset value per Unit as contained in the Information Statement to be filed with the Securities and Exchange Commission.

Robert A. Stanger & Co., Inc.

The Partnerships have requested that Robert A. Stanger & Co., Inc. ("Stanger") provide its opinion to each of the individual Partnerships as to the fairness to the Limited Partners of that Partnership (excluding PSI and its affiliates), from a financial point of view, of the Consideration to be received in the Transaction.

In the course of our review to render this opinion, we have, among other things:

•
Reviewed a draft of the Information Statement related to the Transactions which the general partners have represented to be in substantially the form to be filed with the Securities and Exchange Commission (the "SEC") and provided to Limited Partners of each Partnership;

•
Reviewed the financial statements for Public Storage Partners, Ltd. and Public Storage Partners II, Ltd. for the years ending December 31, 2008, 2009, and 2010 and for the three months ended March 31, 2011, and the financial statements of Public Storage Properties, Ltd., Public Storage Properties IV, Ltd., Public Storage Properties V, Ltd. and PS contained in their respective Forms 10-K filed with the SEC for the years ending December 31, 2008, 2009, and 2010, and contained in Form 10-Q filed with the SEC for the three months ended March 31, 2011, which reports each Partnership’s management and PS’ management have indicated to be the most current financial statements available;

•	Reviewed the MAI-certified appraised value of the property portfolio owned by each Partnership as of April 5, 2011 prepared by Cushman & Wakefield Western, Inc. (the "Appraisal");

•
Reviewed information regarding purchases and sales of self-storage properties by PS or any affiliated entities and other information available relating to acquisition criteria for self-storage properties;

•
Reviewed internal financial analyses and forecasts prepared by each of the Partnerships, and based in part on the Appraisal of the current net liquidation value per Unit of such Partnership’s assets, and projections of cash flow from operations, cash flow distributions and going-concern values per Unit for each Partnership, including the Partnership’s calculation of the allocation of such values between the limited and general partners;

•
Discussed with certain members of management of each of the Partnerships and PS conditions in self-storage property markets, conditions in the market for sales/acquisitions of properties similar to those owned by each Partnership, current and projected operations and performance, and the financial condition and future prospects of each Partnership and PS;

•	Reviewed historical market prices, trading volume and dividends for PS Common Shares, and secondary market transactions and informal tender offers involving interests in each of the Partnerships; and

•	Conducted other studies, analyses, inquiries and investigations, as we deemed appropriate.

Robert A. Stanger & Co., Inc.

In conducting our review and in rendering this opinion, we have assumed with your consent that the definitive transaction documents will not, when executed, differ in any material respect from the drafts thereof which we have last reviewed, and that each of the Transactions will be consummated on the terms and conditions as described in the respective draft copies that we have last reviewed.

In rendering this fairness opinion, we have also, with your consent, relied upon and assumed, without independent verification, the accuracy and completeness of all financial and other information contained in the Information Statement or that was furnished or otherwise communicated to us by the Partnerships, the General Partners and PS.  We have not been asked to perform, and did not perform, an independent appraisal of the properties or the other assets and liabilities of PS or the Partnerships and have relied upon and assumed the accuracy of the appraisals performed by Cushman & Wakefield Western, Inc., any adjustments thereto, including but not limited to the amount and timing of any deferred maintenance items, and the other balance sheet value determinations for non-real estate assets and liabilities of the Partnerships.  We have also relied on the assurance of the Partnerships, the General Partners and PS that any pro forma financial statements, projections, budgets, estimates of deferred maintenance or environmental liability, or value estimates and the assumptions that form the bases thereof, contained in the Information Statement or otherwise provided to us, were reasonably prepared on bases consistent with actual historical experience and reflect the best currently available estimates and good faith judgments; that the allocation of Consideration to the Limited Partners of each Partnership has been determined by each Partnership in accordance with the provisions of the Partnership Agreement in the same manner they would be allocated upon the Partnership’s liquidation; that no material changes have occurred in the appraised value of the properties or the information reviewed between the date of the Appraisal or the date of the other information provided and the date of this letter; and that each of the Partnerships, the General Partners and PS are not aware of any information or facts that would cause the information supplied to us to be incomplete or misleading in any material respect. We have expressed no view as to the forecasts or projections provided to us or the assumptions on which they were based.  Such forecasts and projections were not prepared with the expectation of public disclosure and are based on numerous variables and assumptions that are inherently uncertain including, but not limited to, general economic, business, capital and real estate market conditions. Therefore, actual results could vary significantly from those set forth in such forecasts and projections.

We have not been requested to, and therefore did not:  (i) select the method of determining the Consideration offered in each of the Transactions; (ii) make any recommendation to the Limited Partners of the Partnerships as to whether to select the cash  option in the Transactions; (iii) solicit the interest of any other parties in pursuing any transaction with the Partnerships; or (iv) express any opinion or in any manner address in our opinion: (a) the business decision to proceed with or effect the Transactions or any alternatives to the Transactions; (b) the relative merits of each Transaction with those of any other transactions or business strategy; (c) Public Storage’s decision to acquire the Hughes Family interests; (d) the fairness of the amount or the nature of any compensation to any officers, trustees, directors, or employees of any parties to the Transactions, or any class of such persons relative to the Consideration to be received by the Limited Partners (other than PS and its affiliates) in the Transactions; (e) the value, price or possible future trading range of shares, or business prospects, of PS following the Transactions; (f) any legal, tax, regulatory or accounting matters, as to which we understand that each of the Partnerships have obtained such advice as it deemed necessary from qualified professionals; (g) any tax or other consequences that might result from any of the Transactions, or relating to PS’ continued qualification as a REIT; (h) the amounts or allocations of expenses associated with each of the Transactions, or (i) any terms of each Transaction other than the Consideration to be received by the Limited Partners of the Partnership.

Our opinion is based on business, economic, real estate and securities markets, and other conditions as they existed and could be evaluated as of the date of our analysis and addresses the Transactions in the context of information available as of the date of our analysis. Events occurring after that date may materially affect the value of the assets and the assumptions used in preparing this opinion.

Based upon and subject to the foregoing, and in reliance thereon, it is our opinion that as of the date of this letter the Consideration to be received in the Transactions is fair to the public Limited Partners of each of the Partnerships from a financial point of view.

The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. We have advised the General Partners and the Partnerships that our entire analysis must be considered as a whole and that selecting portions of our analysis and the factors considered by us, without considering all analyses and facts, could create an incomplete view of the evaluation process underlying this opinion.

Robert A. Stanger & Co., Inc.

We have acted as a fairness opinion provider to the Partnerships in connection with the Transactions and will receive a fee for our services, a portion of which is payable upon rendering this opinion. No portion of our fees is contingent upon the consummation of any of the Transactions or upon our findings with respect to fairness. In addition, the Partnerships have agreed to reimburse our expenses and indemnify us for certain liabilities that may arise in connection with our engagement. We have performed various consulting, valuation, investment banking and financial advisory services for PS and its affiliates in the past, and may perform such services in the future, and we have received and expect to receive customary fees for such services. During the past two years we have not provided any services to PS or its affiliates or the Partnerships.

This opinion, the issuance of which has been approved by our Fairness Opinion Committee, is for the use and benefit of the General Partner of each of the Partnerships and is rendered to the General Partner of each of the Partnerships in connection with the Transactions. This opinion is not intended to be and does not constitute a recommendation to the General Partners or the Partnerships to proceed with any of the Transactions, nor does it constitute a recommendation to any Limited Partner of any of the Partnerships as to whether it should elect the cash option  in connection with the Transactions.

Yours truly,

/s/ Robert A. Stanger & Co., Inc.

Robert A. Stanger & Co., Inc.
Shrewsbury, NJ
June 30, 2011

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20. Indemnification of Directors and Officers.

The Maryland REIT Law permits a Maryland real estate investment trust to include in its declaration of trust a provision limiting the liability of its trustees and officers to the trust and its shareholders for money damages except for liability resulting from (a) actual receipt of an improper benefit or profit in money, property or services or (b) active or deliberate dishonesty established in a judgment or other final adjudication to be material to the cause of action. Our declaration of trust contains a provision that limits the liability of our trustees and officers to the maximum extent permitted by Maryland law.

The Maryland REIT Law permits a Maryland real estate investment trust to indemnify and advance expenses to its trustees, officers, employees and agents to the same extent as permitted by the Maryland General Corporation Law (the “MGCL”) for directors and officers of Maryland corporations. The MGCL permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be a party by reason of their service in those or other capacities unless it is established that (a) the act or omission if the director or officer was material to the matter giving rise to the proceeding and (i) was committed in bad faith or (ii) was a result of active and deliberate dishonesty, (b) the director or officer actually received an improper personal benefit in money, property or services or (c) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. However, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right if the corporation or if the director or officer was adjudged to be liable to the corporation nor may a director be indemnified in circumstances in which the director is found liable for an improper personal benefit. In accordance with the MGCL and our bylaws, our bylaws require us, as a condition to advancement of expenses, to obtain (a) a written affirmation by the trustee or officer of his good faith belief that he has met the standard of conduct necessary for indemnification and (b) a written statement by or on his behalf to repay the amount paid or reimbursed by us if it shall ultimately be determined that the standard of conduct was not met.

Public Storage’s declaration of trust provides that it shall indemnify, to the maximum extent permitted by Maryland law in effect from time to time, any individual who is a present or former trustee or officer (including any individual who, at our request, serves or has served as an, officer, partner, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or any other enterprise) from and against any claim or liability to which such person may become subject by reason of service in such capacity. Public Storage has the power, with the approval of its board of trustees, to provide indemnification and advancement of expenses to a present or former trustee or officer who served a predecessor of Public Storage in any of the capacities described above and to any employee or agent of Public Storage or a predecessor of Public Storage. Maryland law requires Public Storage to indemnify a trustee or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he is made a party by reason of his service in that capacity.

Public Storage has also entered into indemnity agreements with our management and non-management trustees and executive officers.  Public Storage believes the indemnification agreements will assist us in attracting and retaining qualified individuals to serve as our trustees and executive officers.

Item 21. Exhibits and Financial Statement Schedules.

(a) The Exhibit Index filed herewith is incorporated herein by reference.

(b) Financial Statement Schedules:

 See Index to Financial Statement Schedules in registrant’s Annual Report on Form 10-K for the year ended December 31, 2010 and incorporated herein by reference.

            All other financial statement schedules are omitted since the required information is not present or not present in amounts sufficient to require submission of the schedule, or because the information required is included in the consolidated financial statements or the notes thereto.

Item 22.              Undertakings.

 The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

Provided, however, that subparagraphs (a)(1)(i) and (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)
That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the Securities being registered which remains unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

The undersigned registrant hereby further undertakes:

(1)
That for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(2)
To respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request;

(3)
To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

(4)
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue. the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Glendale, State of California, on July 1, 2011.

PUBLIC STORAGE

By:	/s/ Ronald L. Havner, Jr.
Ronald L. Havner, Jr. President & Chief Executive Officer

Each person whose signature appears below hereby authorizes John Reyes, Steven M. Glick and Stephanie G. Heim, and each of them, as attorney-in-fact, to sign on his/her behalf, individually and in each capacity stated below, any amendment, including post-effective amendments to this Registration Statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on  July  1, 2011.

Name	Title

/s/ Ronald L. Havner, Jr. Ronald L. Havner, Jr.	Vice Chairman of the Board, Chief Executive Officer, President and Trustee (principal executive officer)

/s/ B. Wayne Hughes B. Wayne Hughes	Chairman of the Board and Trustee

/s/ John Reyes John Reyes	Senior Vice President and Chief Financial Officer (principal financial officer and principal accounting officer)

/s/ Tamara Hughes Gustavson Tamara Hughes Gustavson	Trustee

/s/ Uri P. Harkham Uri P. Harkham	Trustee

/s/ B. Wayne Hughes, Jr. B. Wayne Hughes, Jr.	Trustee

/s/ Avedick B. Poladian Avedick B. Poladian	Trustee

/s/ Gary E. Pruitt Gary E. Pruitt	Trustee

/s/ Ronald P. Spogli Ronald P. Spogli	Trustee

/s/ Daniel C. Staton Daniel C. Staton	Trustee

EXHIBIT INDEX

Exhibit
Number                   Description of Exhibit

2.1
Agreement and Plan of Reorganization dated as of June 30, 2011, by and among Public Storage, PS Orangeco Partnerships, Inc., Public Storage Partners, Ltd., Public Storage Partners II, Ltd., Public Storage Properties, Ltd., Public Storage Partners IV, Ltd., Public Storage Partners V, Ltd., Public Storage Partners Merger Co., Inc., Public Storage Partners II Merger Co., Inc., Public Storage Properties Merger Co., Inc., Public Storage Partners IV Merger Co., Inc. and Public Storage Partners V Merger Co., Inc.

3.1
Articles of Amendment and Restatement of Declaration of Trust of Public Storage, a Maryland real estate investment trust.  Filed with the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2010 and incorporated by reference herein.

3.2	Bylaws of Public Storage, a Maryland real estate investment trust. Filed with the Registrant’s Current Report on Form 8-K dated May 11, 2010 and incorporated by reference herein.
3.3	Articles Supplementary for Public Storage 6.500% Cumulative Preferred Shares, Series W. Filed with the Registrant’s Current Report on Form 8-K dated June 6, 2007 and incorporated by reference herein.
3.4	Articles Supplementary for Public Storage 6.450% Cumulative Preferred Shares, Series X. Filed with the Registrant’s Current Report on Form 8-K dated June 6, 2007 and incorporated by reference herein.
3.5	Articles Supplementary for Public Storage 6.850% Cumulative Preferred Shares, Series Y. Filed with the Registrant’s Current Report on Form 8-K dated June 6, 2007 and incorporated by reference herein.
3.6	Articles Supplementary for Public Storage 6.250% Cumulative Preferred Shares, Series Z. Filed with the Registrant’s Current Report on Form 8-K dated June 6, 2007 and incorporated by reference herein.
3.7	Articles Supplementary for Public Storage 6.125% Cumulative Preferred Shares, Series A. Filed with the Registrant’s Current Report on Form 8-K dated June 6, 2007 and incorporated by reference herein.
3.8	Articles Supplementary for Public Storage 6.600% Cumulative Preferred Shares, Series C. Filed with the Registrant’s Current Report on Form 8-K dated June 6, 2007 and incorporated by reference herein.
3.9	Articles Supplementary for Public Storage 6.180% Cumulative Preferred Shares, Series D. Filed with the Registrant’s Current Report on Form 8-K dated June 6, 2007 and incorporated by reference herein.
3.10	Articles Supplementary for Public Storage 6.750% Cumulative Preferred Shares, Series E. Filed with the Registrant’s Current Report on Form 8-K dated June 6, 2007 and incorporated by reference herein.
3.11	Articles Supplementary for Public Storage 6.450% Cumulative Preferred Shares, Series F. Filed with the Registrant’s Current Report on Form 8-K dated June 6, 2007 and incorporated by reference herein.

3.12	Articles Supplementary for Public Storage 7.000% Cumulative Preferred Shares, Series G. Filed with the Registrant’s Current Report on Form 8-K dated June 6, 2007 and incorporated by reference herein.
3.13	Articles Supplementary for Public Storage 6.950% Cumulative Preferred Shares, Series H. Filed with the Registrant’s Current Report on Form 8-K dated June 6, 2007 and incorporated by reference herein.
3.14	Articles Supplementary for Public Storage 7.250% Cumulative Preferred Shares, Series I. Filed with the Registrant’s Current Report on Form 8-K dated June 6, 2007 and incorporated by reference herein.
3.15	Articles Supplementary for Public Storage 7.250% Cumulative Preferred Shares, Series K. Filed with the Registrant’s Current Report on Form 8-K dated June 6, 2007 and incorporated by reference herein.
3.16	Articles Supplementary for Public Storage 6.750% Cumulative Preferred Shares, Series L. Filed with the Registrant’s Current Report on Form 8-K dated June 6, 2007 and incorporated by reference herein.
3.17	Articles Supplementary for Public Storage 6.625% Cumulative Preferred Shares, Series M. Filed with the Registrant’s Current Report on Form 8-K dated June 6, 2007 and incorporated by reference herein.
3.18	Articles Supplementary for Public Storage 7.000% Cumulative Preferred Shares, Series N. Filed with the Registrant’s Current Report on Form 8-K dated June 28, 2007 and incorporated by reference herein.
3.19	Articles Supplementary for Public Storage 6.875% Cumulative Preferred Shares, Series O. Filed with the Registrant’s Current Report on Form 8-K dated April 8, 2010 and incorporated by reference herein.
3.20	Articles Supplementary for Public Storage 6.5% Cumulative Preferred Shares, Series P. Filed with the Registrant’s Current Report on Form 8-K dated October 6, 2010 and incorporated by reference herein.
3.21	Articles Supplementary for Public Storage 6.5% Cumulative Preferred Shares, Series Q. Filed with the Registrant’s Current Report on Form 8-K dated April 6, 2011 and incorporated by reference herein.
4.1	Master Deposit Agreement, dated as of May 31, 2007. Filed with the Registrant’s Current Report on Form 8-K dated June 6, 2007 and incorporated by reference herein.
5.1	Opinion of Hogan Lovells US LLP as to the legality of the shares being registered. To be filed by amendment.
8.1	Opinion of Hogan Lovells US LLP as to certain U.S. federal income tax matters. To be filed by amendment.
10.1
Amended Management Agreement between Registrant and Public Storage Commercial Properties Group, Inc. dated as of February 21, 1995.  Filed with Public Storage Inc.’s (“PSI”) Annual Report on Form 10-K for the year ended December 31, 1994 (SEC File No. 001-0839) and incorporated herein by reference.

10.2
Second Amended and Restated Management Agreement by and among Registrant and the entities listed therein dated as of November 16, 1995.  Filed with PS Partners, Ltd.’s Annual Report on Form 10-K for the year ended December 31, 1996 (SEC File No. 001-11186) and incorporated herein by reference.

10.3
Limited Partnership Agreement of PSAF Development Partners, L.P.  Filed with PSI’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 1997 (SEC File No. 001-0839) and incorporated herein by reference.

10.4
Agreement of Limited Partnership of PS Business Parks, L.P.  Filed with PS Business Parks, Inc.’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 1998 (SEC File No. 001-10709) and incorporated herein by reference.

10.5
Amended and Restated Agreement of Limited Partnership of Storage Trust Properties, L.P. (March 12, 1999).  Filed with PSI’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 1999 (SEC File No. 001-0839) and incorporated herein by reference.

10.6	Limited Partnership Agreement of PSAC Development Partners, L.P. Filed with PSI’s Current Report on Form 8-K dated November 15, 1999 (SEC File No. 001-0839) and incorporated herein by reference.
10.7
Agreement of Limited Liability Company of PSAC Storage Investors, L.L.C.  Filed with PSI’s Current Report on Form 8-K dated November 15, 1999 (SEC File No. 001-0839) and incorporated herein by reference.

10.8
Amended and Restated Agreement of Limited Partnership of PSA Institutional Partners, L.P.  Filed with PSI’s Annual Report on Form 10-K for the year ended December 31, 1999 (SEC File No. 001-0839) and incorporated herein by reference.

10.9
Amendment to Amended and Restated Agreement of Limited Partnership of PSA Institutional Partners, L.P.  Filed with PSI’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2000 (SEC File No. 001-0839) and incorporated herein by reference.

10.10
Second Amendment to Amended and Restated Agreement of Limited Partnership of PSA Institutional Partners, L.P.  Filed with PSI’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2004 (SEC File No. 001-0839) and incorporated herein by reference.

10.11
Third Amendment to Amended and Restated Agreement of Limited Partnership of PSA Institutional Partners, L.P.  Filed with PSI’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2004 (SEC File No. 001-0839) and incorporated herein by reference.

10.12
Limited Partnership Agreement of PSAF Acquisition Partners, L.P.  Filed with PSI’s Annual Report on Form 10-K for the year ended December 31, 2003 (SEC File No. 001-0839) and incorporated herein by reference.

10.13
Credit Agreement by and among Registrant, Wells Fargo Bank, National Association and Wachovia Bank, National Association as co-lead arrangers, and the other financial institutions party thereto, dated March 27, 2007.  Filed with PSI’s Current Report on Form 8-K on April 2, 2007 (SEC File No. 001-0839) and incorporated herein by reference.

10.14*
Post-Retirement Agreement between Registrant and B. Wayne Hughes dated as of March 11, 2004.  Filed with Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2009 and incorporated herein by reference.

10.15*
Shurgard Storage Centers, Inc. 1995 Long Term Incentive Compensation Plan. Incorporated by reference to Appendix B of Definitive Proxy Statement dated June 8, 1995 filed by Shurgard (SEC File No. 001-11455).

10.16*
Shurgard Storage Centers, Inc. 2000 Long-Term Incentive Plan. Incorporated by reference to Exhibit 10.27 Annual Report on Form 10-K for the year ended December 31, 2000 filed by Shurgard (SEC File No. 001-11455).

10.17*
Shurgard Storage Centers, Inc. 2004 Long Term Incentive Compensation Plan. Incorporated by reference to Appendix A of Definitive Proxy Statement dated June 7, 2004 filed by Shurgard (SEC File No. 001-11455).

10.18*
Public Storage, Inc. 1996 Stock Option and Incentive Plan.  Filed with PSI’s Annual Report on Form 10-K for the year ended December 31, 2000 (SEC File No. 001-0839) and incorporated herein by reference.

10.19*	Public Storage, Inc. 2000 Non-Executive/Non-Director Stock Option and Incentive Plan. Filed with PSI’s Registration Statement on Form S-8 (SEC File No. 333-52400) and incorporated herein by reference.
10.20*	Public Storage, Inc. 2001 Non-Executive/Non-Director Stock Option and Incentive Plan. Filed with PSI’s Registration Statement on Form S-8 (SEC File No. 333-59218) and incorporated herein by reference.
10.21*	Public Storage, Inc. 2001 Stock Option and Incentive Plan (“2001 Plan”). Filed with PSI’s Registration Statement on Form S-8 (SEC File No. 333-59218) and incorporated herein by reference.
10.22*
Form of 2001 Plan Non-qualified Stock Option Agreement.  Filed with PSI’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2004 (SEC File No. 001-0839) and incorporated herein by reference.

10.23*
Form of 2001 Plan Restricted Share Unit Agreement.  Filed with PSI’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2004 (SEC File No. 001-0839) and incorporated herein by reference.

10.24*
Form of 2001 Plan Non-Qualified Outside Director Stock Option Agreement.  Filed with PSI’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2004 (SEC File No. 001-0839) and incorporated herein by reference.

10.25*
Public Storage, Inc. Performance-Based Compensation Plan for Covered Employees.  Filed with PSI’s Current Report on Form 8-K dated May 11, 2005 (SEC File No. 001-0839) and incorporated herein by reference.

10.26*
Public Storage 2007 Equity and Performance-Based Incentive Compensation Plan.  Filed as Exhibit 4.1 to Registrant’s Registration Statement on Form S-8 (SEC File No. 333-144907) and incorporated herein by reference.

10.27*	Form of 2007 Plan Restricted Stock Unit Agreement. Filed with Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2007 and incorporated herein by reference.
10.28*	Form of 2007 Plan Stock Option Agreement. Filed with Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2007 and incorporated herein by reference.

10.29*	Form of Indemnity Agreement. Filed with Registrant’s Amendment No. 1 to Registration Statement on Form S-4 (SEC File No. 333-141448) and incorporated herein by reference.
10.30*.	Amendment to Form of Trustee Stock Option Agreement. Filed Exhibit 10.30 to Registrant’s Annual Report on Form 10-K for the year ended December 31, 2010 and incorporated herein by reference.
10.31*	Revised Form of Trustee Stock Option Agreement. Filed Exhibit 10.31 to Registrant’s Annual Report on Form 10-K for the year ended December 31, 2010 and incorporated herein by reference.
12
Statement Re: Computation of Ratio of Earnings to Fixed Charges and Preferred Stock Dividends.  Previously filed as Exhibit 12 to Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2011 and incorporated herein by reference.

21	List of Subsidiaries. Filed as Exhibit 21 to Registrant’s Annual Report on Form 10-K for the year ended December 31, 2010 and incorporated herein by reference.
23.1	Consent of Ernst & Young LLP. Filed herewith.
23.2	Consent of Hogan Lovells US LLP (to be included in Exhibit 5.1).
23.3	Consent of Hogan Lovells US LLP (to be included in Exhibit 8.1).
23.4	Consent of Cushman & Wakefield Western, Inc. Filed herewith.
23.5	Consent of Robert A. Stanger & Company, Inc. Filed herewith
24	Power of Attorney. Included on signature page hereto.
99.1	Form of Election. To be filed by amendment.